Exhibit 10 Z

* Material has been omitted pursuant to a request for confidential treatment and such omitted portion has been filed separately with the Securities and Exchange Commission.

CITY NATIONAL BANK

OFFICE LEASE

by and between

TPG PLAZA INVESTMENTS, LLC,

a Delaware limited liability company

(“Landlord”),

and

CITY NATIONAL BANK,

a national banking association

(“Tenant”)

525 S. Figueroa Street,

555 S. Figueroa Street,

Los Angeles, California 90071

NOVEMBER 19, 2003

City National Lease

i

ii

GLOSSARY OF DEFINED TERMS

AAA
Abatement Event
Abatement Event Termination Date
Abatement Event Termination Notice
ACM
ACM Notice
ACM Operations and Maintenance Program
Actual Costs
Added Hold Space
Additional Rent
Additional Validations
Adjustment Date
Adjustment Factors
Affected Area
Affiliate
After Hours HVAC
After Hours HVAC Rate
Aggregate Project Rentable Area
A-Level
A-Level ATM Area
A-Level Parking Reduction Notice
A-Level Valet Privileges
Alterations
Arbitration Notice
Arbitrator
Article 28 Rights
ATM Rights
ATMs
Attorneys’ Fees
Available for Lease
Available Space Acceptance Notice
Available Space Commencement Date
Available Space Construction Period
Available Storage Space
Award
Bank Directional Signs
Bank Space Option
Base Building
Base Rate Standard
Base Rent
Base Rent Rate
B-Level
Block of Space
BofA
BofA Lease
BOMA
Brokers
Building Structure
Building Systems
Buildings
Business Customers
Business Hours
CalSTRS
Capital Items
Casualty Damage
Central Fountain
Claims, Damages and Expenses
C-Level
CNB Inscription Visual Impact
CNB Project Inscription
Collective Obligations
Commission Agreement
Common Areas
Comparable Buildings
Comparable Transactions
Confirmation Variables
Consent Alterations
Consent Transfer
Contemplated Transfer Date
Contemplated Transfer Space
Contiguity Condition
Control
Cost Pool
Cost Savings Device
Customary CGL Policy
Customer Free Validations
Damage Termination Date
Damage Termination Notice
Default Rate
Delay Portion
Delivery Period
Delivery Window
Delivery Windows
Demising Work
Design Problem
Designated Eight Year Expansion Floor
Designated Eleven Year Expansion Floor
Designated Five Year Expansion Floor
Designated Secondary Signage
Designated Tenant Signage Field
Directory Inscription Rights
Disputed Items
Domestic Government Use
Effective Date
Eight Year Expansion Remainder Space
Eight Year Expansion Space
Eighth Floor Hold Space
Election A
Election B
Election C
Electric Service
Electricity Consumption Standard
Electronic South Tower Directory
Eleven Year Expansion Remainder Space
Eleven Year Expansion Space
Eligibility Period
Emergency
Environmental Laws
Estimated Expense Statement
Event of Default
Excess Electrical Requirements
Exclusive Signage Occupancy Requirement
Exclusive Terms
Existing Comparable Governmental Tenant
Existing Identity Tenant
Existing Lines
Existing Security Instrument
Expansion Designation Notice
Expansion Exercise Notice
Expansion Option
Expansion Options
Expansion Period
Expansion Rent
Expansion Space
Expansion Space Commencement Date
Expansion Space Construction Period
Expense Records
Expense Year
Expiration Date
Express Removal Items
Extension Option
Extension Option Leasing Requirement
Extension Premises
Extension Term
Extension Term Annual Base Rent
Extension Term Annual Base Rent Notice
Eyebrow Sign Relocation Notice
Eyebrow Sign Relocation Period
Finish Work
First Addressee
First Expansion Option
First Increment Commencement Date
First Increment Delivery Penalty Date
First Increment Delivery Window
First Increment Office Space
First Offer Rent
First Reduction Date
First Reduction Option
Five Year Expansion Remainder Space
Five Year Expansion Space
Flower Street Eyebrow Sign
Flower Street Eyebrow Sign Relocation Right
FMRR
Force Majeure
Force Majeure Delays
Foreign Government Use
Fourth Increment Commencement Date
Fourth Increment Delivery Penalty Date
Fourth Increment Delivery Window
Fourth Increment Office Space
Free Rent Credit
Full Pylon Substitute

i

Future Pylon Signs
Generator
Generator Space
Governmental Approvals and Entitlements
Handle
Handled
Handling
Hazardous Materials
High Consumption Equipment
Hold Space
Hold Space Commencement Date
Hold Space Option
Holidays
HVAC
HVAC Service
Identity Rights Termination Notice
Immediate Superior Right
Improvements
Increment of Space
Initial After Hours HVAC Rate
Initial Bank Location
Initial Expansion Notice
Initial Occupancy Requirement
Initial Premises
Initial Reduction Notice
Initial Reduction Option
Initial Reduction Space
Institutional Landlord Member
Institutional Owner Practices
Intention to Transfer Consent Notice
Interest Rate
J-2 Available Privileges
J-2 Parking Annex
J-2 Unreserved Parking Reduction Notice
J-2 Unreserved Privileges
Judgment
Landlord
Landlord Bank Space Recapture Right
Landlord Contribution
Landlord Parties
Landlord’s Insurance
Landlord’s Lease Undertakings
Landlord’s Project Signage Consultant
Landlord’s Statement
Late Charge
Late Charge Delinquency
Laws
Lease
Lease Documents
Lease Year
Leased RFO Space
Liens and Notices
LL Permitted Foreign GUse Premises
LL Permitted GUse Premises
Lost CNB Inscriptions
Management Space
Material Default
Maximum Electrical Amount
Memorandum of Lease
Nine Month Period
Non-Business Hours
Non-Renewal Space
North Eyebrow Sign
North Tower
Notice and Certification of Non Occupancy
Notice of Availability
Notices
Objectionable Name
Occupies
Occupy
Occupying
Offensive and Objectionable Entity
Offered Available Space
Operating Expenses
Operative Amendment
Other Improvements
Other Installations Items
Other Project Signs
Other Rent
Other Tenant Discussions
Other Tenant Lease
Other Tenant Prior Rights
Other Tenants
Outside Agreement Date
Outside Occupancy Threshold Date
Overlap Period
Owner Parties
Owner Party
Parking Facilities
Parking Fees
Parking Privileges
Parking Taxes
Partial CNB Set Pylons
Partial Extension Premises
Partial Floor Hold Space
Partial Floor Hold Space Floor
Partial Floor Size
Partial Lease Month Rent
Partial Pylon Sign Substitute
Partial Renewal Right
Pay Back Period
Permitted Assignee
Permitted Domestic Governmental Use
Permitted Foreign Governmental Use
Permitted Governmental Lease
Permitted Ground Floor Lobby Tenant
Permitted Other Reason
Permitted Parking Transferees
Permitted Plaza Building First Class Tenant
Permitted Plaza Building First Class Use
Plaza Area
Plaza Building
Plaza Building Commencement Date
Plaza Building Delivery Penalty Date
Plaza Building Delivery Window
Plaza Building Operating Requirement Failure
Plaza Building Parapet
Plaza Building Sign
Plaza Building Space
Plaza Extension Term Annual Base Rent
Plaza Trees
Possession Date
Possessory Interest Taxes
Potential First Offer Space
Premises
Prior Tenants’ Project Identity Rights Termination
Prohibited Uses
Project
Project Exterior Signage Program
Project Name
Project Name Rights
Project Upgrades
Property Taxes
Proposition 13 Protection Amount
Proposition 13 Purchase Price
Prospective Identity Tenant
Prospective North Eyebrow Sign Location
Protected Reassessment
Protected Sale
Protected Tax Increase
Protection Period
Public Entity
Qualifying Partial Floor
Qualifying Plaza Subtenant
Real Property Taxes
Reassessment
Recognition Agreement
Reduced Operating Amount
Reduced Operating Amount Credit
Reduction Amount
Reduction Date
Reduction Fee
Reduction Notice
Reduction Option
Reduction Space
Reimbursements
Relocated Bank Space
Remainder Space
Remaining Space
Remeasured RSF Notice
Remeasurement Notice
Remeasuring Party
Renewal Notice

ii

Renovation Work
Rent
Rent Concessions
Rentable Area
Request for Notice of Availability
Requesting Party
Required A-Level Privileges
Required J-2 Privileges
Reserved Parking Privileges
Responding Party
Restoration
Restore
Review Expenses
Revised Available Space Acceptance Notice
Revised Notice of Availability
RFO Rights
Riser
RSF Objection Notice
Rules and Regulations
Sale
Scheduled Available Space Commencement Date
Scheduled Expansion Designation Date
Scheduled Hold Space Delivery Date
Scheduled Offered Available Space Delivery Date
Scheduled Rent
Second Expansion Option
Second Increment Commencement Date
Second Increment Delivery Penalty Date
Second Increment Delivery Window
Second Increment Office Space
Second Parking Reduction Option
Second Reduction Date
Second Reduction Option
Secured Areas
Securities/Investment Firms
Security Instruments
Seventh Floor Hold Space
SNDAA
South Eyebrow Sign
South Side Space
South Tower
South Tower Building Envelope
South Tower Directory
South Tower Entrance Signs
South Tower Extension Premises
South Tower Extension Term Annual Base Rent
South Tower Eyebrow Signs
South Tower Occupancy Requirement
South Tower Premises
South Tower Signs
South Tower Top Signs
Special Risks
Standard Lease Provisions
Statutory Written Notices or Complaints
Storage Premises
Storage Premises Commitment Notice
Storage Rent
Subject Space
Sublease
Sublease Space
Subsequent Premises
Subsequent Sales
Substitute Credit Enhancements
Substitute J&C Contractor
Substitute Parking Area
Subtenant
Subterranean Garage
Subterranean Space
Successor
Superior Mortgagees
Superior Right
Superior Right Holders
Taking
Taking Date
Target Delivery Date
Target First Increment Commencement Date
Target Fourth Increment Commencement Date
Target Plaza Building Commencement Date
Target Second Increment Commencement Date
Target Third Increment Commencement Date
Tasteful
Telecommunications Equipment
Tenant
Tenant Competitor
Tenant CPA
Tenant Entity
Tenant Maintained Signs
Tenant Parties
Tenant Plaza Building Identification Rights
Tenant Project Identification Rights
Tenant Responsible Work
Tenant’s Additional ATM Right
Tenant’s Area Request
Tenant’s ATM Right
Tenant’s B-Level ATM Location
Tenant’s Contribution
Tenant’s Exterior Signs
Tenant’s Occupants
Tenant’s Occupants’ Maximum Amount
Tenant’s Percentage Share
Tenant’s Plaza Building ATM Location
Tenant’s Security System
Term
Third Expansion Option
Third Increment Commencement Date
Third Increment Delivery Penalty Date
Third Increment Delivery Window
Third Increment Office Space
Tower Name Rights
Transfer
Transfer Consent Notice
Transfer Costs
Transfer Profits
Transferee
Unfinished Space
Unoccupied Space
Upgrade Milestone
Usable Area
Useful Life
Utility Connections
Variable Expenses
worth at the time of award

iii

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made and entered into by and between TPG PLAZA INVESTMENTS, LLC, a Delaware limited liability company (“Landlord”) and the Tenant described in Item 1 of the Basic Lease Provisions as of November 19, 2003 (the “Effective Date”).

BASIC LEASE PROVISIONS

1.	Tenant: CITY NATIONAL BANK, a national banking association (“Tenant”).

2.	Description of Premises/Building/Project:

2.1 Premises:

The “Premises” shall consist of, subject to the provisions of Section 1.1.2 of the Standard Lease Provisions, approximately 310,055 square feet of Rentable Area (defined in Item 2.2 of the Basic Lease Provisions below), consisting of the First Increment Office Space, the Second Increment Office Space, the Plaza Building Space, the Third Increment Office Space and the Fourth Increment Office Space, as follows:

(i)

The “First Increment Office Space,” containing approximately 101,986 square feet of Rentable Area, and consisting of all of floors 21, 19, 18, and 16 of the South Tower (defined in Item 2.3 of the Basic Lease Provisions below) as more specifically shown in Exhibit “A” attached hereto;

(ii)

The “Second Increment Office Space” containing approximately 51,062 square feet of Rentable Area, and consisting of all of floors 20 and 22 of the South Tower (with the parties hereto agreeing that floor 20 and floor 22 each contain 25,531 square feet of Rentable Area) as more specifically shown in Exhibit “A” attached hereto;

(iii)

The “Plaza Building Space,” containing, subject to the provisions of Section 1.1.2 of the Standard Lease Provisions, approximately 6,644 square feet of Rentable Area on the north side of the ground floor of the Plaza Building (defined in Item 2.3 of the Basic Lease Provisions below) as more specifically shown cross hatched in Exhibit “A” attached hereto (the “Initial Bank Location”);

(iv)

The “Third Increment Office Space,” containing approximately 50,447 square feet of Rentable Area, and consisting of all of floors 17 and 13 of the South Tower as more specifically shown in Exhibit “A”  attached hereto; and

(v)

The “Fourth Increment Office Space,” containing approximately 99,916 square feet of Rentable Area, and consisting of all floors 9, 10, 11 and 12 of the South Tower as more specifically shown in Exhibit “A” attached hereto.

That portion of the Premises contained in the South Tower is sometimes referred to herein as the “South Tower Premises.”

Each of the five (5) increments of space described above (in subparagraphs (i), (ii), (iii), (iv) and (v) above, respectively) is referred to herein as an “Increment of Space.”

	2.2 Rentable Area of the Premises:	Approximately 310,055 square feet of Rentable Area, subject to the provisions of Section 1.1.2 of the Standard Lease Provisions.

2.3 Buildings:

The building commonly known as and located at 555 South Flower Street, Los Angeles, California 90071 (the “South Tower”) and the three (3) level building commonly known as and located at 525 South Flower Street, Los Angeles, California 90071 (the “Plaza Building”) (collectively, the “Buildings”).

	2.4 Project:	That certain project more particularly described in Section 1.5 of the Standard Lease Provisions.

	2.5 Rentable Area of the Project:	Approximately 2,648,920 square feet of Rentable Area.

3.	Term:

3.1 Initial Term:

The Initial Term shall be the period commencing on the First Increment Commencement Date (defined in Item 3.4(i) of the Basic Lease Provisions, below) and expiring on the last day of the calendar month in which the date that is one hundred eighty (180) calendar months after the Third Increment Commencement Date (defined in Item 3.4(iv) of the Basic Lease Provisions below) occurs (the “Expiration Date”);

3.2 Options to Extend the Term:

Four (4) options, each to extend the Lease for five (5) years (sixty (60) months) in accordance with Section 2.4 of the term of the Standard Lease Provisions, which, subject to certain restrictions, allows Tenant to extend the term of the Lease with respect to less than the entire Premises.

3.3 Delivery Windows:

	(i)	First Increment Office Space: Not before January 15, 2004 and not later than February 15, 2004 (“First Increment Delivery Window”).

	(ii)	Second Increment Office Space: Not before January 15, 2004 and not later than March 15, 2004 (“Second Increment Delivery Window”).

	(iii)	Plaza Building Space: Not before July 15, 2004 and not later than January 29, 2005 (“Plaza Building Delivery Window”).

	(iv)	Third Increment Office Space: Not before August 15, 2004 and not later than October 15, 2004 (“Third Increment Delivery Window”).

	(v)	Fourth Increment Office Space: Not before May 15, 2006 and not later than June 15, 2006 (“Fourth Increment Delivery Window”).

The First Increment Delivery Window, the Second Increment Delivery Window, the Plaza Building Delivery Window, the Third Increment Delivery Window and the Fourth Increment Delivery Window may hereinafter be referred to collectively as “Delivery Windows” or each individually as a “Delivery Window.”

3.4 Commencement Date:

(i)

First Increment Office Space:                               The “First Increment Commencement Date” shall be the earlier to occur of (a) the date that is six (6) months following the later of the first day of the First Increment Delivery Window or the date on which Landlord delivers actual possession of the First Increment Office Space to Tenant in Delivery Condition (as defined in Section 1.1.1 of the Work Letter), which date shall be subject to extension for Commencement Date Delays (as defined in Section 5.1.1 of the Work Letter) incurred by Tenant in designing, permitting, constructing or moving into such Increment of Space or (b) the first date Tenant on which commences business occupancy of any portion of the First Increment Office Space.  The “Target First Increment Commencement Date” shall be July 15, 2004.  February 15, 2004 shall be the “First Increment Delivery Penalty Date”; provided, however, that notwithstanding the foregoing, the First Increment Delivery Penalty Date shall be extended one (1) day for each day of Force Majeure Delay (defined in Section 5.1.2 of the Work Letter) or Tenant Delay (defined in Section 5.5 of the Work Letter) suffered by Landlord (and/or Landlord’s contractor) in obtaining possession of the First Increment Office Space or designing, permitting and completing construction of the Minimum Base Building Work (as defined in Schedule 1-C attached to the Work Letter) to be performed therein.

(ii)

Second Increment Office Space:                   The “Second Increment Commencement Date” shall be the earlier to occur of (a) the date that is six (6) months following the later of the first day of the Second Increment Delivery Window or the date on which Landlord delivers actual possession of the Second Increment Office Space to Tenant in Delivery Condition, which date shall be subject to extension for Commencement Date Delays incurred by Tenant in designing, permitting, constructing or moving into such Increment of Space or (b) the first date on which Tenant commences business occupancy of any portion of the Second Increment Office Space.  The “Target Second Increment Commencement Date” shall be August 15, 2004. March 15, 2004 shall be the “Second Increment Delivery Penalty Date”; provided however, that the Second Increment Delivery Penalty Date shall be extended one (1) day for each day of Force Majeure Delay or Tenant Delay suffered by Landlord (and/or Landlord’s contractor) in obtaining possession of the Second Increment Office Space or in designing permitting and completing construction of the Minimum Base Building Work to be performed therein.

(iii)

Plaza Building Space:                         The “Plaza Building Commencement Date” shall be the earlier to occur of (a) the date that is six (6) months following the later of the first day of the Plaza Building Delivery Window or the date on which Landlord delivers actual possession of the Plaza Building Space to Tenant in Delivery Condition, which date shall be subject to extension for Commencement Date Delays incurred by Tenant in designing, permitting, constructing or moving into such Increment of Space or (b) the first date Tenant on which commences business occupancy of any portion of the Plaza Building Space. The “Target Plaza Building Commencement Date” shall be March 15, 2005.  January 29, 2005 shall be the “Plaza Building Delivery Penalty Date;” provided, however, that the Plaza Building Delivery Penalty Date shall be extended one (1) day for each day of Force Majeure Delay or Tenant Delay suffered by Landlord (and/or Landlord’s contractor) in obtaining possession of the Plaza Building Space (and/or the Plaza Building) or in designing, permitting and completing construction of the Minimum Base Building Work to be performed therein.

(iv)

Third Increment Office Space:                           The “Third Increment Commencement Date” shall be the earlier to occur of (a) the date that is five (5) months following the later of the first day of the Third Increment Delivery Window or the date on which Landlord delivers actual possession of the Third Increment Office Space to Tenant in Delivery Condition, which date shall be subject to extension for Commencement Date Delays incurred by Tenant in designing, permitting, constructing or moving into such Increment of Space or (b) the first date on which Tenant commences business occupancy of any portion of the Third Increment Office Space.  The “Target Third Increment Commencement Date” shall be March 15, 2005. October 15, 2004 shall be the “Third Increment Delivery Penalty Date”; provided, however that the Third Increment Delivery Penalty Date shall be extended one (1) day for each day of Force Majeure Delay or Tenant Delay suffered by Landlord (and/or Landlord’s contractor) in obtaining possession of the Third Increment Office Space or in designing, permitting and/or completing construction of the Minimum Base Building Work to be performed therein.

(v)

Fourth Increment Office Space:                     The “Fourth Increment Commencement Date” shall be the earlier to occur of (a) the date that is five (5) months following the later of the first day of the Fourth Increment Delivery Window or the date on which Landlord delivers actual possession of the Fourth Increment Office Space to Tenant in Delivery Condition, which date shall be subject to extension for Commencement Date Delays incurred by Tenant in designing, permitting, constructing or moving into such Increment of Space or (b) the first date on which Tenant commences business occupancy of any portion of the Fourth Increment Office Space.  The “Target Fourth Increment Commencement Date” shall be November 15, 2006.  June 15, 2006 shall be the “Fourth Increment Delivery Penalty Date”; provided, however that the Fourth Increment Delivery Penalty Date shall be extended one (1) day for each day of Force Majeure Delay or Tenant Delay suffered by Landlord (and/or Landlord’s contractor) in obtaining possession of the Fourth Increment Office Space or in designing, permitting and/or completing construction of the Minimum Base Building Work to be performed therein.

4.                                       Base Rent (Article 3):   The “Base Rent” shall be the sum of the First Increment Office Space Base Rent, the Second Increment Office Space Base Rent, the Plaza Building Space Base Rent, the Third Increment Office Space Base Rent and the Fourth Increment Office Space Base Rent (as such terms are defined below) as follows:

4.1         First Increment Office Space Base Rent:*

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year (“First Increment Base Rent Rate”)
*

The reference to “applicable months” in this Item 4.1 of the Basic Lease Provisions shall be measured from the First Increment Commencement Date.

*      Notwithstanding the foregoing, in the event that pursuant to Section 1.6.1.7 of the Standard Lease Provisions, Tenant shall exercise the Initial Reduction Option (defined in Section 1.6.1.1, below) so as to eliminate from the Premises two (2) full floors of space from the Premises (either the ninth (9th) and thirteenth (13th) floors or the ninth (9th) and tenth (10th) floors of the South Tower), effective upon the Fourth Increment Commencement Date (and for the remainder of the Term thereafter), the Base Rent rental rate (expressed as the amount of annual Base Rent per square foot of Rentable Area per year payable at any particular time during the Term) (“Base Rent Rate”) for that portion of the Premises attributable to the twenty-first (21st) floor of the South Tower (which the parties hereto stipulate contains 25,531 square feet of Rentable Area) shall be increased from the First Increment Base Rent Rate to equal the Fourth Increment Base Rent Rate (which is set forth in the fourth column of Item 4.5 of the Basic Lease Provisions, and is the Base Rent Rate which would have been applicable for the same time period with respect to the ninth (9th) floor of the South Tower had such floor not been eliminated from the Premises pursuant to Tenant’s exercise of the Initial Reduction Option as to said floor), and (b) accordingly, that portion of the monthly Base Rent payable under this Lease for any particular month during the Term following the Fourth Increment Commencement Date which is attributable to the twenty-first (21st) floor of the South Tower shall be increased to equal (i) the product of (A) 25,531 (the Rentable Area of the Twenty-First (21st) Floor) and (B) the Fourth Increment Base Rent Rate applicable to the month in question, (ii) divided by the number twelve (12)).  The parties acknowledge that in the event that Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises two (2) full floors, there shall also be an adjustment to the Base Rent Rate of the twenty-second (22nd) floor in accordance with the provisions of Item 4.2.

4.2   Second Increment Office Space Base Rent:

(i)    Base Rent For Twentieth (20th) Floor.

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year (“20th Floor Base Rent Rate”)

*	*

The reference to “applicable months” in this Item 4.2(i) of the Basic Lease Provisions, to the extent that months are referred to by number, shall be measured from the Fourth Increment Commencement Date.

(ii)   Base Rent For Twenty-Second (22nd) Floor.*

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year (“22nd Floor Base Rent Rate”)

*	*

ate

The reference to “applicable months” in this Item 4.2(ii) of the Basic Lease Provisions (to the extent that months are referred to by number) shall be measured from the First Increment Commencement Date.

*      Notwithstanding the foregoing, in the event that pursuant to Section 1.6.1 of the Standard Lease Provisions, Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises either two (2) full floors of space from the Premises (either the ninth (9th) and thirteenth (13th) floors or the ninth (9th) and tenth (10th) floors of the South Tower) or only one full floor of space (either the ninth (9th) floor or the thirteenth (13th) floor):

(a)   in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises only the thirteenth (13th) floor of the South Tower, effective upon the Third Increment

Commencement Date (and for the remainder of the Term thereafter), the Base Rent Rate for that portion of the Premises attributable to the twenty-second (22nd) floor of the South Tower (which the parties hereto stipulate contains 25,531 square feet of Rentable Area) shall be increased from the 22nd Floor Base Rent Rate to equal the Third Increment Base Rent Rate (which is set forth in the fourth (4th) column of Item 4.4 of the Basic Lease Provisions, and is the Base Rent which would have been applicable for the same time period with respect to the thirteenth (13th) floor of the South Tower had such floor not been eliminated from the Premises pursuant to Tenant’s exercise of the Initial Reduction Option as to said floor), and accordingly, that portion of the monthly Base Rent payable under this Lease for any particular month during the Term following the Third Increment Commencement Date which is attributable to the twenty-second (22nd) floor of the South Tower shall be increased to equal (i) the product of (A) 25,531 (the Rentable Area of the twenty-second (22nd) floor) and (B) the Third Increment Base Rent Rate applicable to the month in question, (ii) divided by the number twelve (12));

(b)   in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises only the ninth (9th) floor of the South Tower, effective upon the Fourth Increment Commencement Date (and for the remainder of the Term thereafter), the Base Rent Rate for that portion of the Premises attributable to the twenty-second (22nd) floor of the South Tower (which the parties hereto stipulate contains 25,531 square feet of Rentable Area) shall be increased from the 22nd Floor Base Rent Rate to equal the Fourth Increment Base Rent Rate (which is set forth in the fourth (4th) column of Item 4.5 of the Basic Lease Provisions, and is the Base Rent Rate which would have been applicable for the same time period with respect to the ninth (9th) floor of the South Tower had such floor not been eliminated from the Premises pursuant to Tenant’s exercise of the Initial Reduction Option as to said floor), and accordingly, that portion of the monthly Base Rent payable under this Lease for any particular month during the Term following the Fourth increment Commencement Date which is attributable to the twenty-second (22nd) floor of the South Tower shall be increased to equal (i) the product of (A) 25,531 (the Rentable Area of the twenty-second (22nd) floor) and (B) the Fourth Increment Base Rent Rate applicable to the month in question, (ii) divided by the number twelve (12));

(c)   in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the ninth (9th) floor and the thirteenth (13th) floor of the South Tower, effective upon the Third Increment Commencement Date (and for the remainder of the Term thereafter): (a) the Base Rent Rate for that portion of the Premises attributable to the twenty-second (22nd) floor of the South Tower (which the parties hereto stipulate contains 25,531 square feet of Rentable Area) shall be increased from the 22nd Floor Base Rent Rate to equal the Third Increment Base Rent Rate (which is set forth in the fourth (4th) column of Item 4.4 of the Basic Lease Provisions, and is the Base Rent Rate which would have been applicable for the same time period with respect to the thirteenth (13th) floor of the South Tower had such floor not been eliminated from the Premises pursuant to Tenant’s exercise of the Initial Reduction Option as to said floor), and accordingly, that portion of the monthly Base Rent payable under this Lease for any particular month during the term following the Third Increment Commencement Date which is attributable to the twenty-second (22nd) floor of the South Tower shall be increased to equal (i) the product of (A) 25,531 (the Rentable Area of the Twenty-Second (22nd) Floor) and (B) the Third Increment Base Rent Rate applicable to the month in question, (ii) divided by the number twelve (12); and

(d)   in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the ninth (9th) floor and the tenth (10th) floor of the South Tower, effective upon the Fourth Increment Commencement Date (and for the remainder of the Term thereafter): (a) the Base Rent Rate for that portion of the Premises attributable to the twenty-second (22nd) floor of the South Tower (which the parties hereby stipulate contains 25,531 square feet of Rentable Area) shall be increased from the 22nd Floor Base Rent Rate to equal the Fourth Increment Base Rent Rate (which is set forth in the fourth column of Item 4.5 of the Basic Lease Provisions, and is the Base Rent Rate which would have been applicable for the same time period with respect to the tenth (10th) floor of the South Tower had such floor not been eliminated from the Premises pursuant to Tenant’s exercise of the Initial Reduction Option as to said floor), and accordingly, that portion of the monthly Base Rent payable under this Lease for any particular month during the Term following the Fourth Increment Commencement Date which is attributable to the twenty-second (22nd) floor of the South Tower shall be increased to equal (i) the product of (A) 25,531 (the Rentable Area of the Twenty-Second (22nd) Floor) and (B) the Fourth Increment Base Rent Rate applicable to the month in question, (ii) divided by the number twelve (12).

4.3   Plaza Building Space Base Rent:

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year

*	*

The reference to “applicable months” in this Item 4.3 of the Basic Lease Provisions shall be measured from the Plaza Building Commencement Date.

4.4   Third Increment Office Space Base Rent:

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year (“Third Increment Base Rent Rate”)

*

The reference to “applicable months” in this Item 4.4 of the Basic Lease Provisions shall be measured from the Third Increment Commencement Date.

4.5   Fourth Increment Office Space Base Rent:

Applicable Months	Monthly Base Rent	Annual Base Rent	Base Rental Rate Per RSF Per Year (“Fourth Increment Base Rent Rate”)

*

The reference to “applicable months” in this Item 4.5 of the Basic Lease Provisions shall be measured from the Fourth Increment Commencement Date.

5.             Tenant’s Percentage Share: (Section 4.2)

5.1	Premises:	11.70%

5.2	First Increment Office Space:	3.85%

5.3	Second Increment Office Space:	1.93%

5.4	Plaza Building Space:	0.25%

5.5	Third Increment Office Space:	1.90%

5.6	Fourth Increment Office Space:	3.77%

6.             Security Deposit:  None (Article 6)

7.             Parking Privileges:  (Article 20)

7.1	A-Level Valet Privileges:

Subject to the provisions of Article 20 of the Standard Lease Provisions. *
Subterranean [ILLEGIBLE] *
Provisions, below) for every full floor of the South Tower leased by Tenant as follows:  (a) Commencing on the First Increment Commencement Date:  *
(b)  commencing on the Second Increment Commencement Date: *

7.2	J-2 Unreserved Privileges:

Subject to the provisions of Article 20, commencing on the First Increment, Commencement Date, *

*
Standard Lease Provisions, below) for every 1,000 square feet of Rentable Area contained within the entire Premises) as follows: (a) with respect to the First Increment Office Space: *

unreserved spaces in the J-2 Parking Annex; (c) with respect to the

Plaza Building Space: * Parking Annex: (d) with [ILLEGIBLE] increment office Space *

7.3	Validation Privileges:	Landlord shall provide, for each of Tenant’s customers who are visiting the Premises for the purpose of conducting business therein. *

Validations may be used for parking on any particular calendar day (and any Customer * Validations not used on a particular calendar day shall not be usable on any other calendar day), (ii) Customer * Validations shall only be usable by Tenant’s customers visiting the Premises for the purpose of conducting business therein, and (iii) the Customer * Validations may not be used by Tenant’s employees, agents or visitors, or any other persons (other than Tenant’s customers visiting the Premises for the purpose of conducting business therein). *

*

customers and visitors to its Premises (and the parties hereto agree that, for purposes of application of this sentence only (but without application to Customer * Validations), Tenant’s visitors to the Premises shall include employees of Tenant who do not have offices (of an exclusive or shared basis) at the Project).

8.             Tenant’s Broker is and notices to Tenant’s Broker shall be sent to :      Cushman & Wakefield of California, Inc. 601 South Figueroa Street, 47th Floor, Los Angeles, California 90017, Attn. Lynn A. Williams, representing Tenant exclusively.

Landlord’s Broker:             Thomas Partners, Inc., representing Landlord exclusively.

Tenant’s Broker and Landlord’s Broker are referred to herein collectively as “Brokers.”(Article 27)

9.             Permitted Use:     (Section 7.1)

9.1	South Tower Premises:	General office use consistent with a first class high-rise office project (and any other use of the South Tower Premises permitted by Article 7 of the Standard Lease Provisions).

9.2	Plaza Building Space:

The operation of a retail banking branch office open to the general public, and for no other use with respect to Tenant; provided, however, that if Tenant subleases the Plaza Building Space to an independent third party subtenant in accordance with the provisions of Article 15 of the Standard Lease Provisions (and Landlord does not elect to recapture the Plaza Building Space by exercising its recapture rights under Section 15.2.4 of the Standard Lease Provisions with respect to such Transfer (defined in Section 15.1 of the Standard Lease Provisions, below)), such subtenant shall be permitted to use the Plaza Building Space for any “Permitted Plaza Building First Class Use” (defined in Section 28.9.3 of the Standard Lease Provisions, below) provided that such subtenant satisfies the requirements of being a “Permitted Plaza Building First Class Tenant” (defined in Section 28.9.3 of the Standard Lease Provisions, below).

10.           Addresses for Notices (Article 26):

To:          Tenant

Prior to the Commencement Date:	After the Commencement Date:

City National Bank	City National Bank
606 S. Olive Street	606 S. Olive Street
Suite 1100	Suite 1100
Los Angeles, CA 90014	Los Angeles, California 90014
Attn: Senior Vice President and Manager of Corporate Premises	Attn: Senior Vice President and Manager of Corporate Premises

(the “First Addressee”)	(the “First Addressee”)

With a copy to:

City National Bank

400 N. Roxbury Drive

Beverly Hills, CA 90210

Attn: General Counsel

And with a copy to:

*

And with a copy to:

Cushman & Wakefield of California, Inc.

601 South Figueroa Street, 47th Floor

Los Angeles, CA 90017

Attn: Lynn A. Williams

To: Landlord

TPG Plaza Investments, LLC

c/o Thomas Properties Group, LLC

515 South Flower Street

6th Floor

Los Angeles, California 90071

Attn: John Sischo

With a copy to:

*

And with a copy to:

11.           Address for Payments:  All payments payable to Landlord under this Lease shall be sent to the following address or to such other address as Landlord may designate, or by wire transfer.

(a)           Address for Payment of Monthly Base Rent:

TPG Plaza Investments, LLC

*

If By Wire Transfer:

:

*

(b)           Address for Payment of Rent for Parking Privileges:

TPG Plaza Investments, LLC

*

This Lease shall consist of the foregoing Basic Lease Provisions, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Articles 1 through 30 which follow) and Exhibits “A” through “QQ” inclusive, all of which are incorporated herein by this references as of the Effective Date.  In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.  Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

STANDARD LEASE PROVISIONS

ARTICLE 1 - PREMISES

1.1           Lease of Premises.

1.1.1        Generally.  Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, subject to and upon all of the terms, covenants and conditions contained in this Lease.

1.1.2        Relocation of the Plaza Building Space.

1.1.2.1     Landlord shall have the option (the “Bank Space Option”), exercisable at Landlord’s sole option, to relocate the location of the Plaza Building Space from the Initial Bank Location to a comparable location on the south side of the ground floor of the Plaza Building (“South Side Space”), as depicted on Exhibit “A-1”, attached hereto.  The Plaza Building Space as so relocated is referred to herein as the “Relocated Bank Space.”  The parties agree that the South Side Space shall have the dimensions and configuration shown on Exhibit “A-1”, except that in all cases the dimensions along the demising wall that is perpendicular to and closest to Figueroa Street shall be adjusted, as appropriate such as to provide an amount equal to 5,783 square feet of Usable Area (defined in Section 1.3.2, below) to be contained within the South Side Space.

1.1.2.2     Landlord and Tenant hereby approve the location, configuration and Rentable Area of the South Side Space, as depicted on Exhibit A-1.

1.1.2.3     The Bank Space Option shall be exercised by delivery of written notice of exercise by Landlord to Tenant no later than January 1, 2004.

1.1.2.4     In the event Landlord duly elects to exercise the Bank Space Option, the parties shall execute an amendment of this Lease reflecting the substitution of the Relocated Bank Space for the Initial Bank Location.

1.2           Acceptance of Premises.  Tenant acknowledges that (i) Landlord has not made any representation or warranty with respect to the condition of the “Premises” (as that term is defined in Item 2.1 of the Basic Lease Provisions), the Buildings or the Project with respect to the suitability or fitness of any of the same for the conduct of Tenant’s Permitted Use, its business or for any other purpose (provided, however, that such acknowledgement by Tenant shall not release Landlord from any of its obligations to Tenant under any covenants made by Landlord under this Lease, or otherwise decrease Landlord’s obligations under any such covenants) and (ii) the purpose of Exhibit “A” (and Exhibit “A-1”) is to show the approximate location of the Premises in the “Buildings,” as that term is defined in Item 2.3 of the Basic Lease Provisions, only, and that such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area or the specific location of the “Common Areas,” as that term is defined in Section 1.4, below, or the elements thereof, or of the accessways to the Premises (or any portion thereof) or the “Project,” as that term is defined in Section 1.5, below.

1.3           Measurement of the Rentable Area of Premises and the Building.

1.3.1        For purposes of this Lease, subject to the provisions of this Section 1.3, the parties hereby stipulate that the number of square feet of Rentable Area (defined in Section 1.3.2, below) contained within (a) the Initial Premises (defined in Section 1.9.1, below) is as set forth in Item 2.2 of the Basic Lease Provisions, and (b) subject to Section 1.1.2, within each Increment of Space, is as set forth in Items 2.1(i), 2.1(ii), 2.1(iii), 2.1(iv) and 2.1(v), respectively of the Basic Lease Provisions.

1.3.2        Each of Landlord and Tenant hereby acknowledge and agree that (a) the area in rentable square feet (the “Rentable Area”) and the area in usable square feet (the “Usable Area”) of each of the floors of the South Tower (on a full floor occupancy basis) is as set forth on Exhibit “BB” attached hereto and that the specification therein of such full floor Rentable Area (for each such floor) shall be binding upon Landlord and Tenant, and shall not be subject to re-measurement, and (b) the Usable Area of any Relocated Bank Space shall also be measured in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI 265.1-1996 (“BOMA”).

1.3.3        In the event Tenant shall lease a partial floor of the South Tower pursuant to the Hold Space Option, any Expansion Option or the RPO Rights (as defined in Sections 1.6, 1.7 and 1.8, respectively, below), the parties shall (i) determine the Rentable Area of such partial floor by measuring the Usable Area of the space on such partial floor so leased by Tenant and the Usable Area of all other tenant spaces on such floor, in each case in accordance with BOMA (but shall not include as tenant space any space to be contained in the Common Area corridors on such floor) and (ii) determine the Rentable Area of such partial floor space so leased by Tenant by multiplying (A) the Rentable Area of such floor (on a full floor occupancy basis), as set forth on Exhibit “BB”, by (B) a fraction, the numerator of which is the Usable Area of such partial floor space so leased by Tenant (determined in accordance with BOMA), and the denominator of which is the total Usable Area of all tenant spaces on such floor (excluding Common Area corridors and other Common Areas), such that, when all rentable space on such floor has been leased, the total Rentable Area leased on such floor shall not exceed the Rentable Area on such floor if such floor had been leased to a single floor tenant.

1.3.4        Within sixty (60) days after Landlord’s delivery to Tenant of any Hold Space, Expansion Space or First Offer Space, Landlord and/or Tenant (the “Remeasuring Party”) shall each have the right, at its option, upon notice (the “Remeasurement Notice”) to the other party, to remeasure such space in accordance with the foregoing standards set forth in Sections 1.3.2, or 1.3.3, as applicable, and to deliver notice (the “Remeasured RSF Notice”) of the results thereof to the non-Remeasuring Party.  In the event that such remeasurement shall indicate a rentable or usable square footage which is different than that set forth in the amendment governing Tenant’s lease of the applicable space (the “Operative Amendment”), then the non-Remeasuring Party may, at its option, upon notice

(the “RSF Objection Notice”) to the Remeasuring Party within ten (10) business days following receipt of the Remeasured RSF Notice, object to the results set forth in such notice, in which event, the usable square footage and rentable square footage of the Hold Space, Expansion Space or First Offer Space (or the application portion thereof), as the case may be, shall be measured (in accordance with the provisions of this Section 1.3) by a qualified consultant or architect mutually selected by Landlord and Tenant, and the result of such remeasurement shall be binding upon both Landlord and Tenant.  In the event that a Remeasurement Notice is not timely delivered, the Rentable and Usable Area of the subject space shall be set forth in the Operative Amendment and shall not be subject to remeasurement or modification.  Further, in the event an RSF Objection Notice is not timely delivered, the Rentable and Usable Area shall be as set forth in the Remeasured RSF Notice and shall not be subject to remeasurement or modification.  In the event the Rentable Area or Usable Area of any Hold Space, Expansion Space or First Offer Space (or the applicable portion thereof), as the case may be, determined pursuant to the terms of this Section 1.3.4 shall be different from that set forth in the Operative Amendment, all amounts, percentages and figures appearing or referred to in the applicable Operative Amendment based upon such incorrect Rentable or Usable Area (including, without limitation, the amount of Tenant’s Percentage Share (defined in Section 4.2.5, below) with respect to such Hold Space, Expansion Space or First Offer Space as the case may be, the amount of any Tenant Improvement Allowance (defined in Section 2.1 of the Work Letter) or other allowance, and the amount of the Base Rent) shall be modified in accordance with such determination.

1.4                                 Common Areas.

1.4.1                        Common Areas Generally. “Common Areas” shall mean those portions of the Project now designated as such by Landlord (but subject to such additions, modifications and/or deletions thereto as Landlord shall make from time to time in accordance with the provisions of this Section 1.4), including the lobbies, plaza and sidewalk areas, accessways, Subterranean Garage, J-2 Parking Annex and the area on individual floors of each Building devoted to corridors, fire vestibules, elevators, escalators, foyers, multi-tenant lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor’s closets, and other similar facilities for the benefit of multiple or all tenants and invitees, and shall also mean those areas of the Buildings devoted to mechanical and service rooms servicing the Buildings or portions thereof.  The Common Areas shall be subject to the exclusive management and control of Landlord (provided that Landlord may, at its option, delegate operation and management of portions of the Common Area (such as the Parking Facilities (defined in Section 20.1, below)) from time to time), and Tenant shall comply with all Rules and Regulations (defined in Article 21, below) pertaining to the Common Areas.

1.4.2                        Contemplated Changes to the Common Areas.

1.4.2.1               The Plaza Area.  Tenant acknowledges that Landlord is presently considering substantial modification to the area of the Project located on the Land depicted as the “Plaza Area” (the “Plaza Area”) on Exhibit “DD” attached hereto, including, without limitation, (i) modification, enhancement and/or elimination of the trees, monument signs, landscaping and hardscape in the “Curb Area” of the Plaza Area (the location of which is depicted on Exhibit “DD”); (ii) enhancement, reduction, redesign, modification, renovation of the central fountain (“Central Fountain”) area now located in the Plaza Area; (iii) erection, construction, modification, placement, and/or installation of trees, landscaping, canopies, kiosks, internet connections, tables, chairs, benches, raised dining and/or audience platforms, outdoor dining and/or cafes and related improvements over large portions of the Plaza Area on all sides of the Central Fountain and approaching each of the South Tower, North Tower (defined in Section 1.5.1, below) and Plaza Building, (iv) installation of new fountains, in the Curb Area and/or in other areas of the Plaza Area, and (v) various other improvements.  For illustrative purposes only, the parties have attached hereto as Exhibit “DD” certain elevations and artists’ renderings of certain proposed improvements to the Plaza Area now being considered (which Landlord may or may not install, as determined by Landlord in its sole discretion).

1.4.2.2               The Plaza Building.  Currently, the Plaza Building is configured and constructed for occupancy by a single tenant, occupying all three floors of the Plaza Building and having additional operations on the “B” Level (defined in Section 1.5.1, below), with one main entrance on the Plaza Area level and one main entrance on the Figueroa Street level, and an interior escalator connecting the Figueroa Street level to the Plaza Area level.  To accommodate Tenant’s occupancy in the Plaza Building (which will be only in a portion of the Plaza level of the Plaza Building), Landlord will be redesigning and reconfiguring the Plaza Building to accommodate demising of the Plaza Building Space for the benefit of Tenant as well as for the creation of other tenant spaces within the interior of the Plaza Building (and/or immediately outside of the Plaza Building), which redesign and reconfiguration may include the alteration of the Plaza Area entrance to the Plaza Building, creation of a new Plaza Area entrance(s) into the Plaza Building and/or the Plaza Building Space and other modifications to the common elements and functions of the Plaza Building.

1.4.2.3               The Tower Ground Floor Lobbies.  Tenant also acknowledges that Landlord is currently considering: (i) conversion to leasable tenant spaces (or to other uses, other than use as Common Area) of all or portions of the lobby spaces contained in the ground floor lobbies of the South Tower and North Tower shown on Exhibits “EE” and “FF” attached hereto (which areas currently constitute Common Areas), and (ii) conversion to leasable tenant spaces (or to uses other than Common Areas) of all or portions of the Common Areas immediately adjacent to the South and North Towers (which are not within such Buildings) and which are shown on Exhibits “EE” and “FF” attached hereto.

1.4.2.4               The “B” Level.  Tenant also acknowledges that Landlord is also considering substantial renovation and/or redesign of all areas located on the “B” Level (including the Common Areas located on the “B” Level), which renovation and/or redesign may (but is not required to) include: (i) filling in the central open air and staircase area of the “B” Level (and eliminating such stairway access to the “C” Level (defined in Section 1.5.1, below)), (ii) redirection and redesign of public pedestrian passageways located on the “B” Level and (iii) reconfiguration and/or modification of both tenant spaces and Common Areas on the “B” Level.

1.4.2.5               The “C” Level.  Tenant also acknowledges that Landlord is also considering redirecting, modifying, adding to and/or deleting the use, design, tenant spaces and Common Areas on the “C” Level, including, without limitation, (i) consolidation of existing tenant spaces and Common Areas into a higher concentration of tenant spaces, (ii) elimination of stairway access to the “B Level”, (iii) redirection or elimination of retail and/or service tenancies, and/or (iv) conversion of some or all of the “C” Level to reserved, valet and/or unreserved parking.

1.4.2.6               Tenant Consent and Approval.  Subject to the provisions of this Section 1.4.2.6, in addition to the covenants and consents set forth elsewhere in this Section 1.4, Tenant hereby consents to and approves of (and agrees that Landlord may implement) such changes, additions, deletions modifications, reductions, relocations and changes in use with respect to the Project Common Areas generally as Landlord shall, from time to time during the Term, desire in good faith (and Tenant specifically consents as to all such changes, modifications, reductions, relocations and changes in use as are described as under consideration, possible, or otherwise contemplated by Sections 1.4.2.1 through 1.4.2.5 inclusive), so long as:

(i)                                     Landlord shall continue to provide (subject to interruptions due to casualty, condemnation, temporary construction and Force Majeure) for generally unobstructed pedestrian passage from and to Flower Street to and from the Building entrances specifically identified on Exhibit “GG” attached hereto over the passageways shown on Exhibit “GG” (or such commercially reasonable substitutions for such passageways as Landlord may implement form time to time);

(ii)                                  Landlord shall continue to provide (subject to interruptions due to casualty, condemnation, temporary construction and Force Majeure) for generally unobstructed pedestrian passage from and to Figueroa Street to and from the Building entrances specifically identified on Exhibit “HH” attached hereto over the passageways shown on Exhibit “HH”, which passageways, in part, involve the use of the staircases shown on Exhibit “HH” (or such commercially reasonable substitutions for such passageways as Landlord may implement form time to time).

(iii)                               Commercially reasonable (consistent with Institutional Owner Practices (defined in Section 4.3.2, below)) passageways in those areas of the ground floor lobbies of the North and South Towers shown as “Continuing Lobby Areas” on Exhibit “H” attached hereto shall continue to be maintained by Landlord (subject to interruptions due to casualty, condemnation, temporary construction, and Force Majeure and further subject to such access control measures as Landlord shall adopt and/or implement form time to time, consistent with Institutional Owner Practices);

(iv)                              Commercially reasonable access facilities (reasonably equivalent to the access facilities in existence on the Effective Date) providing pedestrian passage with access to and from the B-Level and the Subterranean Garage from and to and the ground floor lobbies of the South Tower and the North Tower shall continue to be maintained by Landlord (subject to interruptions due to casualty, condemnation, temporary construction and Force Majeure, and further subject to such access control measures as Landlord shall adopt and/or implement from time to time, consistent with Institutional Owner Practices;

(v)                                 The essential nature of the Plaza Area as an outdoor area is maintained as an open area, and the parties hereto agree that the installation of uses such as outdoor dining areas, sitting areas or incidental outdoor retail uses, all with or without canopies, shall be deemed to be consistent with the maintenance of the Plaza Area as an open area; and

(vi)                              All such improvements and modifications to the Common Areas shall be made in a first-class manner consistent with Institutional Owner Practices, and once commenced, shall be diligently prosecuted to completion.

1.4.2.7               General Rights of Modification.  Subject to the provisions of this Section 1.4.2, as to the Common Areas generally (not including the Common Areas described in Sections 1.4.2.1 through 1.4.2.5, inclusive, Landlord shall have the right to reasonably (in accordance with Institutional Owner Practices) designate, add to, delete, modify, relocate and/or limit the use of, particular areas or portions of the Project which are, or will be, designated as Common Areas.

1.5                                 Project.

1.5.1                        The Project Generally.  The “Project” consists of: (i) the South Tower, (ii) the Plaza Building (iii) the building commonly known as and located at 515 South Flower Street, Los Angeles, California 90071 (the “North Tower”), (iv) subject to Section 1.4, certain subterranean retail and office areas including, but not limited to, space on the B-Level (defined in this Section 1.5, below) and on the C-Level (defined in this Section 1.5, below) (the “Subterranean Space”), (vi) the Subterranean Garage (defined in Section 20, below), (vii) the J-2 Parking Annex (defined in Section 20, below); and (viii) the Land (which is improved with landscaping and other improvements) upon which the South Tower, the North Tower, the Plaza Building, the Subterranean Garage, the Subterranean Space, the J-2 Parking Annex and the Common Areas are located.  The “A-Level” shall mean that level that is one (1) level below the ground floors of the South Tower and the North Tower.  The “B-Level” shall mean that level that is two (2) levels below the ground floors of the South Tower and the North Tower.  The “C-Level” shall mean that level that is three (3) levels below the ground floors of the South Tower and the North Tower.

1.5.2                        Project Upgrades.  Landlord is currently planning to construct, install and/or implement the upgrades to the Project described on Exhibit “CC” attached hereto (the “Project Upgrades”).  The Project Upgrades are only in the conceptual planning phase and actual implementation, construction and/or installation of each such Project Upgrade will be dependent on the successful confirmation by Landlord, as reasonably determined by Landlord, of the following factors (the “Confirmation Variables”): (i) confirmation, through additional analysis, design, engineering, testing and/or research, of the need for each particular Project Upgrade, (ii) confirmation, through reasonable and efficacious solution to the Project need described in clause (i) above, (iii) confirmation, through additional analysis, design, engineering, testing and/or research, that each proposed Project Upgrade is technically feasible, (iv) confirmation, through design, engineering, preparation of plans and specifications, submission of written applications, submissions, plans and specifications for issuance of required zoning amendments, variances, conditional use permits, building permits and other governmental approvals and/or entitlements (collectively, “Governmental Approvals and Entitlements”), processing, negotiation and procurement of Governmental Approvals and Entitlements, that each proposed Project Upgrade can be implemented, constructed and/or installed in accordance with all Laws (defined in Section 7.2.1, below), without material adverse modification and/or restriction of the Project, the existing operation of the Project and/or the existing access, use and other rights of Landlord and its tenants, (v) confirmation, through review of existing leases and other contractual obligations of the Project and/or of Landlord and negotiation of modifications of such obligations, as appropriate, that each Proposed Upgrade can be implemented, constructed and/or installed without violation of Landlord’s contractual and/or lease obligations or material adverse modification of Landlord’s rights, and (vi) as to those Project Upgrades which are designed to upgrade the aesthetic environments of the Project or otherwise may have a material impact on the aesthetics of the Project, the Common Areas or portions thereof, confirmation, through further design, engineering, analysis and/or research, that each such Project Upgrade shall have a reasonably effective positive impact on the aesthetics of the Project, taking into account the cost thereof and all other reasonably relevant factors. Landlord shall use commercially reasonable efforts, subject to successful confirmation of the Confirmation Variables, as reasonably determined by Landlord, to construct, implement and/or install, as appropriate, each such Project Upgrade within the time frame described on Exhibit “CC” attached hereto for such Project Upgrade; provided, however, that notwithstanding the foregoing, (a) Landlord specifically reserves the right to (1) modify the nature, design, scope, objective, and/or engineering of each Project Upgrade to reflect such determinations as Landlord shall reasonably make to reflect its review, analysis, and consideration of the Confirmation Variables from time to time and (2) modify the time frames provided in Exhibit “CC” for implementation, construction and/or installation of the Project Upgrades to reflect Landlord’s review, analysis and consideration of the Confirmation Variables (and any modifications to the Project Upgrades effected under Clause (1) above), as well as input received by Landlord from time to time from Landlord’s architects, engineers, consultants and contractors as to the feasibility of and timing required for implementation, construction and installation of the Project Upgrades and (b) in all cases (notwithstanding the provisions of the immediately preceding clauses) Landlord shall implement Project Upgrades (and/or other improvements and/or upgrades to the Building Systems (defined in Section 10.2. below) or the Building Structure (defined in the Section 9.2 below)) and having an aggregate cost to Landlord of not less than * which is December 31, 2008 (provided, further, however, that in the event that Landlord shall incur Force Majeure Delays (and/or Tenant Delays) in implementing such Project Upgrades, the Upgrade Milestone shall be extended one (1) day for each day of Force Majeure Delay or Tenant Delay incurred by Landlord in so implementing such Project Upgrades; provided, further, however that Project Upgrades shall in no case include any work directly pertaining to the abatement or treatment of ACM (expect as expressly permitted by Exhibit “CC”), the J-2 parking Annex, Base Building restrooms or work that is generally considered to be tenant improvement work.

1.6                                 Initial Right to Reduce or Expand Premises.

1.6.1                        Reduction of Premises.

1.6.1.1               Generally.  Tenant or any Qualified Tenant (defined in this Section 1.6.1, below) shall have the one-time right (the “Initial Reduction Option”) to reduce the Premises by deleting, at Tenant’s election (a) all of the thirteenth (13th) floor of the South Tower or all of the ninth (9th) floor of the South Tower, (b) all of the thirteenth (13th) floor of the South Tower and all of the ninth (9th) floor of the South Tower, or (c) all of the ninth (9th) and tenth (10th) floors of the South Tower; provided, however, that Tenant’s right to delete (under either clause (a) or (b) above) the thirteenth (13th) floor of the South Tower from the Premises shall be conditional upon Tenant’s delivery of an Initial Reduction Notice (defined in this Section 1.6.1, below) identifying the thirteenth (13th) floor of the South Tower as the Initial Reduction Space (defined in this Section 1.6.1, below) (or part of the Initial Reduction Space) (and exercising the Initial Reduction Option as to the same) on or before June 15, 2004.  Subject to the provisions of the immediately preceding sentence, the Initial Reduction Option may be exercised by Tenant only by the delivery by Tenant to Landlord, at any time on or before January 1, 2005, of written notice of exercise (the “Initial Reduction Notice”), which Initial Reduction Notice shall specifically reference this Section 1.6.1 and shall specifically identify the floor (or floors) of the South Tower Premises, which Tenant is electing to delete from the Premises pursuant to the provisions of this Section 1.6.1 (the “Initial Reduction Space”).

1.6.1.2               Effect of Reduction.  In the event that Tenant timely delivers the Initial Reduction Notice, (a) this Lease shall automatically be amended so as to delete the Initial Reduction Space from the Premises, which deletion from the Premises of the Initial Reduction Space shall be effective upon Landlord’s receipt of the Initial Reduction Notice, and (b) all amounts, percentages and figures appearing or referred to in this Lease based upon the number of square feet of Rentable Area contained within the Premises (and within the Third Increment Office Space or the Fourth Increment Office Space, as applicable) (including, without limitation, the amount of the Tenant Improvement Allowance and the Base Rent) shall be appropriately and immediately reduced; provided, however, that notwithstanding any provision of this Lease to the contrary, for purposes of calculating Base Rent payable by Tenant hereunder:

(i)                                     in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the ninth (9th) floor of the South Tower only, for purposes of calculating the Base Rent payable for the Fourth Increment Office Space (which commences on the Fourth Increment Commencement Date), the ninth (9th) floor (and the Rentable Area of the ninth (9th) floor) shall be deleted from the Fourth Increment Office Space; provided, however, as of the Fourth Increment Commencement Date, the Base Rent attributable to the twenty-second (22nd) floor of the South Tower shall be adjusted as provided in Item 4.2 of the Basic Lease Provisions;

(ii)                                  in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the thirteenth (13th) floor of the South Tower only, for purposes of calculating the Base Rent payable for the Third Increment Office Space (which commences on the Third Increment Commencement Date), the thirteenth (13th) floor (and the Rentable Area of the thirteenth (13th) floor) shall be deleted from the Third Increment Office Space; provided, however, as of the Third Increment Commencement Date, the Base Rent attributable to the twenty-second (22nd) floor of the South Tower shall be adjusted as provided in Item 4.2 of the Basic Lease Provisions;

(iii)                               in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the ninth (9th) and thirteenth (13th) floors of the South Tower, (A) for purposes of calculating the Base Rent payable for the Third Increment Office Space (which commences on the Third Increment Commencement Date), the thirteenth (13th) floor (and the Rentable Area of the thirteenth (13th) floor) shall be deleted from the Third Increment Office Space; provided, however, as of the Third Increment Commencement Date, the Base Rent attributable to the twenty-second (22nd) floor of the South Tower shall be adjusted as provided in Item 4.2 of the Basic Lease Provisions, and (B) for purposes of calculating the Base Rent payable for the Fourth Increment Office Space (which commences on the Fourth Increment Commencement Date), the ninth (9th) floor (and the Rentable Area of the ninth (9th) floor) shall be deleted from the Fourth Increment Office Space; provided, however, as of the Fourth Increment Commencement Date, the Base Rent attributable to the twenty-first (21st) floor of the South Tower shall be adjusted as provided in Item 4.1 of the Basic Lease Provisions; and

(iv)                              in the case where Tenant shall exercise the Initial Reduction Option so as to eliminate from the Premises the ninth (9th) and tenth (10th) floors of the South Tower, (A) for purposes of calculating the Base Rent payable for the Fourth Increment Office Space (which commences on the Fourth Increment Commencement Date), the tenth (10th) floor (and the Rentable Area of the tenth (10th) floor) shall be deleted from the Fourth Increment Office Space; provided, however, as of the Fourth Increment Commencement Date, the Base Rent attributable to the twenty-second (22nd) floor of the South Tower shall be adjusted as provided Item 4.2 of the Basic Lease Provisions, and (B) for purposes of calculating the Base Rent payable for the Fourth Increment Office Space (which commences on the Fourth Increment Commencement Date), the ninth (9th) floor (and the Rentable Area of the ninth (9th) floor) shall be deleted from the Fourth Increment Office Space; provided, however, as of the Fourth Increment Commencement Date, the Base Rent attributable to the twenty-first (21st) floor of the South Tower shall be adjusted as provided in Item 4.1 of the Basic Lease Provisions.

1.6.2                        Hold Space Option.

(i)                                     Hold Space.  As used in this Section 1.6.2 and elsewhere in this Lease, the term “Hold Space” shall mean, at Tenant’s election; (i) all or, subject to the provisions of this Section 1.6.2, any portion of the area on the eighth (8th) floor of the South Tower that equals at least fifth percent (50%) of the Rentable Area on the eighth (8th) floor of the South Tower (the “Eighth Floor Hold Space”); (ii) all or, subject to the provisions of this Section 1.6.2, any portion of the area on the seventh (7th) floor of the South Tower which equals at least fifty percent (50%) of the Rentable Area on the seventh (7th) floor of the South Tower (the “Seventh Floor Hold Space”); or (iii) any combination of such Eighth Floor Hold Space and the Seventh Floor Hold Space; provided, however that, in connection with its exercise of its rights to lease Hold Space pursuant to this Section 1.6.2: (a) Tenant shall be required to lease Hold Space consisting of one hundred percent (100%) of the Rentable Area on the eighth (8th) floor of the South Tower before leasing any Hold Space on the seventh (7th) floor of the South Tower, (b) Tenant shall have no right to lease less than fifty percent (50%) of the Rentable Area on either the eighth (8th) or the seventh (7th) floor of the South Tower, and (c) in the event that Tenant delivers an Initial Expansion Notice (defined in Section 1.6.2(ii), below) indicating that Tenant elects to lease less than one hundred percent (100%) of the Rentable Area on either the eighth (8th) or the seventh (7th) floor of the South Tower (any such space, the “Partial Floor Hold Space”), Landlord shall have the right: (i) to require that Tenant leave no less than eight thousand (8,000) square feet of Rentable Area not leased by Tenant on the floor on which such Partial Floor Hold Space is located (the “Partial Floor Hold Space Floor”) (which shall be either the eighth (8th) or the seventh (7th) floor of the South Tower), and (ii) to vary the size of the Hold Space to be leased by Tenant on the Partial Floor Hold Space Floor by up to two thousand (2,000) square feet of Rentable Area (so long as Landlord does not reduce the Rentable Area of the Partial Floor Hold Space to less than one-half of the Rentable Area on the Partial Floor Hold Space Floor).  In the case where Tenant shall exercise the Hold Space Option with respect to any Partial Floor Hold Space (either on the eighth (8th) or the seventh (7th) floor of the South Tower), Tenant shall reasonably designate the configuration of such Partial Floor Hold Space so leased; provided, however, that any such Partial Floor Hold space so designated by Tenant shall include only one elevator lobby entrance and shall be configured in a manner such that all of the space on the Partial Floor Hold Space Floor that is not leased by Tenant shall be of a commercially reasonable configuration.

(ii)                                  Right to Lease Hold Space.  Any Qualified Tenant shall (subject to the all of the conditions and restriction of this Section 1.6, including, but not limited to Section 1.6.2(i), above) have the one-time right (the “Hold Space Option”), exercisable by delivering written notice (the “Initial Expansion Notice”) to Landlord at any time on or before January 1, 2005, to expand the Premises by the addition of the Eighth Floor Hold Space and/or the Seventh Floor Hold Space.  After January 1, 2005, Tenant shall have no right to lease any portion of the Hold Space pursuant to this Section 1.6.  In the event that Tenant elects to lease any Hold Space that includes any Partial Floor Hold Space, Landlord shall, at Landlord’s sole cost and expense, construct all walls and make all other alterations required to demise (the “Demising Work”) such Partial Floor Hold Space.

(iii)                               Initial Expansion Notice.  The Initial Expansion Notice, if delivered by Tenant, shall specifically indicate that Tenant is exercising its right to expand the Premises pursuant to this Section 1.6.2 (and shall specifically reference this Section 1.6.2) and shall specifically identify the Hold Space (i.e., the portion (expressed in approximate Rentable Area) located on the eighth (8th) and/or seventh (7th) floors in the South Tower) which Tenant is electing to lease.  The delivery by Tenant wishes to lease that does not conform to the conditions specified in Section 1.6.2(i) above shall, at the election of Landlord, exercised by notice to Tenant given within ten (10) business days of Landlord’s receipt of the Initial Expansion Notice, be rendered null and void and of no force or effect.

(iv)                              Terms of Lease Applicable to Hold Space.  Subject to the provisions of this Section 1.6, in the event that Tenant timely delivers an Initial Expansion Notice complying with the requirements of this Section 1.6.2, this Lease shall automatically be amended to add the Hold Space which Tenant has elected to lease pursuant to such Initial Expansion Notice (the “Added Hold Space”), which lease shall, expect as specifically specified to the contrary herein, be on the identical terms and conditions as Tenant’s lease of the Fourth Increment Office Space except that: (1) the monthly Base Rent payable for the Added Hold Space shall (at each point during the Term hereof after the Hold Space Commencement Date) be an amount equal to the product of the Rentable Area of such Added Hold Space and monthly Base Rental Rate (per square foot of Rentable Area per month) equal to the Third Increment Base Rental Rate as specified in the fourth (4th) column of Item 4.4 of the Basic Lease Provisions

(i.e., the same rate payable for the same month for the Third Increment of Office Space), (2) all amounts, percentages and figures appearing or referred to in this Lease based upon the Rentable Area of the Premises shall be appropriately adjusted and (3) the amount of the Tenant Improvement Allowance for such Added Hold Space shall be equal to the product of. *

(v)                                 Hold Space Delivery and Commencement Date.  Landlord shall use commercially reasonable efforts to deliver possession of any Added Hold Space to Tenant in Delivery Condition on or before the date that is the later to occur of (1) the date sixty (60) days after the date on which Tenant delivers the Initial Expansion Notice with respect thereto (the “Scheduled Hold Space Delivery Date”) and (2) the date thirty (30) days after the date on which the BofA Lease (defined in Exhibit “Y”, attached hereto) terminates and the Added Hold Space in question is vacated by all prior occupants; provided, however, without Tenant’s prior written consent the Delivery Date for any such Added Hold Space shall not occur prior to the date that is sixty (60) days following the date that Tenant delivers to Landlord the Initial Expansion Notice with respect thereto.  The Commencement Date for such Added Hold Space (the “Hold Space commencement Date”), shall be the earlier to occur of: (A) the date that is six (6) months following the date possession of such Added Hold Space in Delivery Condition is delivered to Tenant, as such date shall be extended on a day for day basis for each day of Commencement Date Delay suffered by Tenant in designing, permitting and constructing Tenant Improvements in the Added Hold Space (and in moving into such Added Hold Space) or (B) the date on which Tenant first commences business occupancy in such Added Hold Space.  Landlord shall use commercially reasonable efforts to deliver possession of any Added Hold Space to Tenant in the Delivery Condition required by the Work Letter for such Added Hold Space on or before the Scheduled Hold Space Delivery Date; provided, however, that in the event such delivery of possession of any portion of the Added Hold Space (in Delivery Condition) is delayed for any reason, this Lease shall not be void or voidable (or terminable by Tenant) in whole, in part or with respect to any part or portion of the Added Hold Space or the Premises, the Term of this Lease shall not be extended, and Landlord shall not (if and to the extent it has used commercially reasonable efforts to deliver the Added Hold Space to Tenant in Delivery Condition on or before the Scheduled Hold Space Delivery Date) be liable to Tenant for any loss or damage resulting from such delay or from the failure of the delivery of possession of such Added Hold Space (in Delivery Condition) to occur on any particular date; provided, further, however, that for purposes of this Section 1.6.2(v), “commercially reasonable efforts” shall include (x) appointment of a specific member of Landlord’s construction management staff to specifically monitor and supervise all efforts of Landlord in (A) coordinating with existing tenants who currently occupy any portion of any Increment of Space in question in order to facilitate the timely vacation of such occupied space by such tenants on a timely basis, (B) performing all Minimum Base Building Work, as that term is defined in the Work Letter so as to facilitate a timely completion of such work and (C) coordinating with Tenant to facilitate Tenant’s commencement of construction of tenant improvements in each such Added Hold Space and (y) the commencement and diligent prosecution of unlawful detainer proceedings against any holdover tenant or tenants holding over in any such Added Hold Space if any such holdover continues for more than sixty (60) days after the Scheduled Hold Space Delivery Date; provided, finally, however, that Landlord’s obligation to so commence and pursue unlawful detainer litigation shall be subject to compliance with the provisions, if any, in the lease or leases of any such holdover tenants which restrict or otherwise limit Landlord’s rights to pursue unlawful detainer litigation against such holdover tenants.

1.6.3                        No Right to Expand and Reduce.  Tenant shall have no right to deliver both an Initial Expansion Notice and an Initial Reduction Notice, and upon Tenant’s delivery of either such notice, Tenant shall be deemed to have waived its rights to deliver the other type of notice and such rights shall terminate and be of no further force or effect.

1.6.4                        Amendment to Lease.  If Tenant timely delivers an Initial Expansion Notice or an Initial Reduction Notice, Landlord and Tenant shall, within a reasonable period of time after Tenant’s delivery of any such notice, execute an amendment to this Lease (a) confirming either (i) the addition of the Added Hold Space to the Premises or (ii) the deletion of the Initial Reduction Space from the Third Increment Office Space or the Fourth Increment Office Space, as applicable, and (b) making any other modifications to this Lease which are appropriate under the circumstances (which shall, without limitation, in the event that Tenant shall exercise the Initial Reduction Option, include the conversion of the Base Rental Rate for one floor of space from the First Increment Office Space or the Second Increment Office Space, as applicable for each floor of space deleted from Premises pursuant to Tenant’s exercise of the Initial Reduction Option from the Base Rental Rate for the First Increment Office Space (as set forth in the fourth (4th) column of Item 4.1 of the Basic Lease Provisions), or Second Increment Office Space (as set forth in the fourth (4th) column of Item 4.2 of the Basic Lease Provisions) as applicable to the Third Increment Base Rent Rate (as set forth in the fourth (4th) column of Item 4.4 of the Basic Lease Provisions) or the Fourth Increment Base Rent Rate (as set forth in the fourth (4th) column of Item 4.5 of the Basic Lease Provisions)), as applicable.

1.7                                 Expansion Space.  Landlord hereby grants to Original Tenant, any Qualified Tenant or any Permitted Assignee (as defined in Section 2.4.1, below), the right to lease additional space (“Expansion Space”) in the South Tower upon the terms and conditions set forth in this Section 1.7.

1.7.1                        Right to Lease Expansion Space.  Original Tenant, a Qualified Tenant or a Permitted Assignee only (and not any other assignee, sublessee or other Transferee (as defined in Section 15.1, below) of Tenant’s interest in this Lease) is hereby granted three (3) options (“Expansion Option” or “Expansion Options”) to lease Expansion Space (as that term is defined in Section 1.7.2, below), at the times set forth in Section 1.7.2, and in the manner (and subject to the conditions) set forth in this Section 1.7.  The time period during which Landlord shall deliver any Expansion space to Tenant shall be referred to as the “Delivery Period.”

1.7.2                        Expansion Space/Delivery Periods.  As used herein, the term “Expansion Space” shall refer, individually or collectively, as the context may require, to the Five Year Expansion Space, the Eight Year Expansion Space, and the Eleven Year Expansion Space, as those terms are defined below in Sections 1.7.2.1, 1.7.2.2 and 1.7.2.3, respectively.

1.7.2.1               Five Year Expansion Space.  The space in the South Tower which shall be the subject of the First Expansion Option (defined in Section 1.7.4, below), and which is to be leased upon exercise by Tenant of such option (the “Five Year Expansion space”):

(i)                                     shall, in the event that: (A) Tenant shall have exercised its Hold Space Option or shall have exercised its RFO Rights as to only a portion of a floor, and at the time of Tenant’s exercise of the First Expansion Option, a portion of such floor shall remain unleased (“Five Year Expansion Remainder Space”) and (B) Tenant shall exercise the First Expansion Option as to a portion but not all of the then Designated Five Year Expansion Floor (defined in Section 1.7.2.1(iv) below), unless either: (1) such Five Year Expansion Remainder Space is not contiguous to another floor in the Premises or (2) some other tenant of the Project is then leasing space on the floor on which such Five Year Expansion Remainder Space is located, include all such Five Year Expansion Remainder Space

(ii)                                  may, in addition to including, if Section 1.7.2.1(i) shall be applicable, all Five Year Expansion Remainder Space, include, at the election of Tenant (which election shall be set forth in Tenant’s Expansion Exercise Notice (defined in Section 1.7.4. below)), either: (A) all of the then Designated Five Year Expansion Floor (defined in Section 1.7.2.1(iv), below) or (B) fifty percent (50%) or more of the Designated Five Year Expansion Floor; provided, however, that if in Tenant’s Expansion Exercise Notice, Tenant elects to exercise the First Expansion Option as to less than all of the Designated Five Year Expansion Floor, Landlord shall have the right:

(A)                              to require that not less than eight thousand (8,000) square feet of Rentable Area be left unleased by Tenant on the Designated Five Year Expansion Floor; and

(B)                                if the Five Year Expansion Space is to be on the Designated Five Year Expansion Floor, Landlord shall have the right to specify the exact size of the Five Year Expansion Space to be leased on such floor (so long as it is not more than two thousand (2,000) square feet of Rentable Area larger or smaller than the Partial Floor Size (defined in Section 1.7.4, below) specified by Tenant in its Expansion Exercise Notice (provided that Landlord may never specify space which is less than one half of such Designated Five Year Expansion Floor).

(iii)                               In all cases where Tenant’s exercise of the First Expansion Option will leave space unleased on a floor, subject to Sections 1.7.2.1(i) and (ii), Tenant shall reasonably designate the configuration of the space on such floor to be so leased by Tenant: provided, however, that any such space so designated by Tenant shall include only one elevator lobby entrance and shall be configured in a manner such that all of the space on such floor not leased by Tenant shall be of a commercially reasonable configuration.

(iv)                              “Designated Five Year Expansion Floor” shall mean any floor in the South Tower which is designated by Landlord as the Five Year Expansion Space in an Expansion Designation Notice (defined in Section 1.7.5, below) and which must be contiguous to the Premises either (A) as it existed as of the Effective Date, (B) as it existed as of the date immediately following any exercise of the Hold Space Option or the Initial Reduction Option, (C) as of the date on which Landlord delivers the applicable Expansion Designation Notice, (D) as of any date on which Tenant shall exercise any of its RFO Rights, or (E) any of floors 8,7, 6 or 5 in the South Tower; provided, however, unless such floor is selected by virtue of clauses (A) through (D) above, such floor shall be at the time of designation in an Expansion Designation Notice the most contiguous of such of floors 8, 7, 6 and 5 which is also then unencumbered by leases or expansion or other rights of other tenants.

1.7.2.2               Eight Year Expansion Space.  The space in the South Tower which shall be the subject of the Second Expansion Option (defined in Section 1.7.4, below) and which is to be leased upon exercise by Tenant of such option (the “Eight Year Expansion Space”):

(i)                                     shall in the event that: (A) Tenant shall have exercised its Hold Space Option, its RFO Rights and/or its First Expansion Option with respect to only a portion of any floor in the South Tower such that, at the time of its exercise of the Second Expansion Option, Tenant shall be leasing only a portion of a floor in the South Tower, and a portion of such floor shall remain unleased (“Eight Year Expansion Remainder Space”) and (B) Tenant shall exercise the Second Expansion Option as to a portion, but not all, of the then Designated Eight Year Expansion Floor (defined in Section 1.7.2.2(iv) below), unless either: (1) such Eight Year Expansion Remainder Space is not contiguous to another floor in the Premises or (2) some other tenant of the Project is then leasing space on the floor on which such Eight Year Remainder Space is located, include all such Eight Year Expansion Remainder Space;

(ii)                                  may, in addition to including, if Section 1.7.2.2(i) shall be applicable, all Eight Year Expansion Remainder Space, include, at the election of Tenant (which election shall be set forth in Tenant’s Expansion Exercise Notice), either: (A) all of the then Designated Eight Year Expansion Floor or (B) fifty percent (50%) or more of the Designated Eight Year Expansion Floor; provided, however, that if in Tenant’s Expansion Exercise Notice, Tenant elects to exercise the Second Expansion Option as to less than all of the Designated Eight Year Expansion Floor, Landlord shall have the right:

(A)                              to require that not less than eight thousand (8,000) square feet of Rentable Area be left unleased by Tenant on the Designated Eight Year Expansion Floor; and

(B)                                if the Eight Year Expansion space is to be on the Designated Eight Year Expansion Floor, Landlord shall have the right to specify the exact size of the Eight Year Expansion Space to be leased on such floor (so long as it is not more than two thousand (2,000) square feet of Rentable Area larger or smaller than the Partial Floor Size specified by Tenant in its Expansion Exercise Notice) (provided that in no case shall Landlord specify space that is less than one-half of the floor in question).

(iii)                               In all cases where Tenant’s exercise of the Second Expansion Option will leave space unleased on a floor, subject to Sections 1.7.2.2(i) and (ii).  Tenant shall reasonably designate the configuration of the space on such floor to be so leased by Tenant; provided, however, that any such space so designated by Tenant shall include only one elevator lobby entrance and shall be configured in a manner such that all of the space on such floor not leased by Tenant shall be of a commercially reasonable configuration.

(iv)                              “Designated Eight Year Expansion Floor” shall mean any floor in the South Tower which is designated by Landlord as the Eight Year Expansion Space in an Expansion Designation Notice and which must be contiguous to the Premises either (A) as it existed as of the Effective Date, (B) as it existed as of the date immediately following Tenant’s exercise of the Hold Space Option or the Initial Reduction Option, (C) as of the date on which Landlord delivers the applicable Expansion Designation Notice, (D) as of any date on which Tenant shall exercise its RFO Rights, or (E) as of the date on which Tenant shall exercise its First Expansion Option.

1.7.2.3               Eleven Year Expansion Space.  The space in the South Tower which shall be the subject of the Third Expansion Option (defined in Section 1.7.4, below), and which is to be leased upon exercised by Tenant of such option (the “Eleven Year Expansion Space”):

(i)                                     shall, in the event that: (A) Tenant shall have exercised its Hold Space Option, its RFO Rights, its First Expansion Option and/or its Second Expansion Option with respect to only a portion of any floor in the South Tower such that, at the time of its exercise of the Third Expansion Option (defined in Section 1.7.4, below), Tenant shall be leasing only a portion of a floor in the South Tower and a portion of such floor shall remain unleased (“Eleven Year Expansion Remainder Space”) and (B) Tenant shall exercise the Third Expansion Option as to a portion, but not all, of the then Designated Eleven Year Expansion Floor (defined in Section 1.7.2.3(iv)), unless either: (1) such Eleven Year Expansion Remainder space is not contiguous to another floor in the premises or (2) some other tenant of the Project is then leasing space on the floor on which such Eleven Year Remainder Space is located, include all such Eleven Year Expansion Remainder Space;

(ii)                                  may, in addition to including, if Section 1.7.2.3(i) shall be applicable, all Eleven Year Expansion Remainder Space, include, at the election of Tenant (which election shall be set forth in Tenant’s Expansion Exercise Notice), either (A) all of then Designated Eleven Year Expansion Floor or (B) fifty percent (50%) or more of the Designated Eleven Year Expansion Floor; provided, however, that if in Tenant’s Expansion Executive Notice, Tenant elects to exercise the Third Expansion Option as to less than all of the Designated Eleven Year Expansion Floor, Landlord shall have the right:

(A)                              to require that not less than eight thousand (8,000) square feet of Rentable Area be left unleased by Tenant on the Designated Eleven Year Expansion Floor; and

(B)                                if the Eleven Year Expansion Space is to be on the Designated Eleven Year Expansion Floor, Landlord shall have the right to specify the exact size of the Eleven Year Expansion Space to be leased on such floor (so long as it is not more than two thousand (2,000) square feet of Rentable Area larger or smaller than the Partial Floor Size specified by Tenant in its Expansion Exercise Notice), provided that in no case shall Landlord specify space which is less than one-half of the floor in question.

(iii)                               In all cases where Tenant’s exercise of the Third Expansion Option will leave space unleased on the floor in question, subject to Sections 1.7.2.3(i) and (ii), Tenant shall reasonably designate the configuration of the space on such floor to be so leased by Tenant; provided, however, that any such space so designated by Tenant shall include only one elevator lobby entrance and shall be configured in a manner such that all of the space on such floor not leased by Tenant shall be of a commercially reasonable configuration.

(iv)                              “Designated Eleven Year Expansion Floor” shall mean any floor in the South Tower which is designated by Landlord as the Eleven Year Expansion Space in an Expansion Designation Notice and which must be contiguous to the Premises either (A) as it existed as of the Effective Date, (B) as it existed as of the date immediately following Tenant’s exercise of the Hold Space Option or the Initial Reduction Option, (C) as of the date on which Landlord delivers the applicable Expansion Designation Notice, (D) as of any date on which Tenant shall exercise its RFO Rights, (E) as of the date on which Tenant shall exercise its First Expansion Option, or (F) as of the date on which Tenant shall exercise its Second Expansion Option.

1.7.3                        Expansion Space Delivery Dates.

(i)                                     The target delivery date (“Target Delivery Date”) for the Five Year Expansion Space shall be the first day of the sixth (6th) Lease Year (provided, that, notwithstanding anything to the contrary herein, for purposes of this Section 1.7.3(i), the first Lease Year shall commence on the Third Increment Commencement Date and shall end on the last day of the twelfth (12th) month thereafter, and the second Lease Year (and each succeeding Lease Year thereafter) shall commence on the first day of the next calendar month); provided, however, that Landlord shall have the right (but not the obligation) to change such Target Delivery Date to any date during the fifth (5th) or sixth (6th) Lease Year (with the first Lease Year commencing on the Third Increment Commencement Date) by delivery of written notice of such change to Tenant (so long as such notice is not delivered less than thirteen (13) months prior to the new Target Delivery Date described in such notice).

(ii)                                  The Target Delivery Date for the Eight Year Expansion Space shall be the first day of the ninth (9th) Lease Year (provided, that, notwithstanding anything to the contrary herein, for purposes of this Section 1.7.3(ii), the first Lease Year shall commence on the Third Increment Commencement Date and shall end on the last day of the twelfth (12th) month thereafter, and the second Lease Year (and each succeeding Lease Year thereafter) shall commence on the first day of the next calendar month; provided, however, that Landlord shall have the right (but not the obligation) to change such Target Delivery Date to any date during the eighth (8th) or ninth (9th) Lease Year (with the first Lease Year commencing on the Third Office Increment Commencement Date) by delivery of written notice of such change to Tenant (so long as such notice is not delivered less than thirteen (13) months prior to the new Target Delivery Date described in such notice).

(iii)                               The Target Delivery Date for the Eleven Year Expansion Space shall be the first day of the twelfth (12th) Lease Year (provided, that, notwithstanding anything to the contrary herein, for purposes of this Section 1.7.3(iii), the first Lease Year shall commence on the Third Increment Commencement Date and shall end on the last day of the twelfth (12th) month thereafter, and the second Lease Year (and each succeeding Lease Year thereafter) shall commence on the first day of the next calendar month; provided, however, that Landlord shall have the right (but not the obligation) to change such Target Delivery Date to any date during the eleventh (11th) or twelfth (12th) Lease Year (with the first Lease Year commencing on the Third Office Increment Commencement Date) by delivery of written notice of such change to Tenant (so long as such notice is not delivered less than thirteen (13) months prior to the new Target Delivery Date described in such notice).

1.7.4                        Method of Exercise.  If Tenant desires to exercise (i) its Expansion Option with respect to the Five Year Expansion Space (the “First Expansion Option”), (ii) its Expansion Option with respect to the Eight Year Expansion Space (the “Second Expansion Option”), or (iii) its Expansion Option with respect to the Eleven Year Expansion Space (the “Third Expansion Option”), as set forth in this Section 1.7, Tenant shall, after Landlord delivers an Expansion Designation Notice with respect to such Expansion Space, and not less than nine (9) months and not more than twelve (12) months before the then effective Target Delivery Date (“Expansion Period”) for such Expansion Space specified by Landlord pursuant to Section 1.7.3, deliver written notice to Landlord (an “Expansion Exercise Notice”).  Tenant’s Expansion Exercise Notice: (i) shall expressly reference this Section 1.7 and indicate that Tenant is exercising its First Expansion Option, Second Expansion Option, or Third Expansion Option, as the case may be, (ii) shall specify and identify the Expansion Space which Tenant is electing to lease pursuant to its applicable Expansion Option, and (iii) in the event that such Expansion Space does not include all of the Rentable Area on the Designated Five Year Expansion Floor, Designated Eight Year Expansion Floor or Designated Eleven Year Expansion Floor, as applicable, shall identify the Rentable Area of the partial floor space (the “Partial Floor Size”) which Tenant is seeking to lease pursuant to its exercise of such Expansion Option (which Partial Floor Size shall include no less than fifty percent (50%) of the Rentable Area on any such floor) and shall otherwise be subject to the provisions of Section 1.7.2.1, Section 1.7.2.2, or Section 1.7.2.3, as applicable.  Any Expansion Exercise Notice delivered to Landlord by Tenant that does not comply with each of conditions (i), (ii) and (iii) above shall, at the election of Landlord, exercised by delivery of notice to Tenant within ten (10) business days of Landlord’s receipt of Tenant’s Expansion Exercise Notice, be null, void and of no force or effect.  If Tenant fails to deliver the Expansion Exercise Notice with respect to a particular Expansion Space within the time period specified above, Tenant shall have no further right to lease such Expansion Space pursuant to this Section 1.7.  If, within sixty (60) days after the date Tenant delivers an Expansion Exercise Notice to Landlord, Landlord and Tenant have not mutually agreed upon the Expansion Rent (as defined in Section 1.7.7, below) for the applicable Expansion Space, then the parties shall follow the procedure, and the Expansion Rent for such Expansion Space shall be determined as, set forth in Section 2.4.5 of this Lease.

1.7.5                        Designation of Expansion Space.  Landlord shall, on or before the date which is thirteen (13) months before the Target Delivery Date set forth in Section 1.7.3 hereof (the “Scheduled Expansion Designation Date”), with respect to the Five Year Expansion Space, Eight Year Expansion Space or the Eleven Year Expansion Space, as the case may be, deliver notice to Tenant (“Expansion Designation Notice”), which Expansion Designation Notice shall: (a) identify the Five Year Remainder Space, the Eight Year Remainder Space, or the Eleven Year Remainder Space, as the case may be, if any, (b) identify the Designated Five Year Expansion Floor, the Designated Eight Year Expansion Floor or the Designated Eleven Year Expansion Floor, as the case may be, (c) specify Landlord’s revision, if any, of the Target Delivery Date with respect to such Expansion Space, and (d) identify the Rentable Area of such Expansion Space (which Rentable Area shall have been determined by Landlord in accordance with Section 1.3 above), and (e) identify the applicable three (3) month Expansion Period.

1.7.6                        Delivery of Expansion Space.  Landlord shall use commercially reasonable, good faith efforts to deliver to Tenant (consistent with the requirements of Section 1.7.8) each Expansion Space upon the applicable Target Delivery Date; provided, however, that in the event that Landlord is not in a position to so deliver such Expansion Space because of a holdover in all or a portion of such Expansion Space by a prior tenant of such space or because of any Permitted Other Reason (defined in this Section 1.7.6, below), Landlord shall not be in breach under this Lease (and otherwise shall have no liability to Tenant), as long as with respect to (i) any delay in delivery of possession due to a holdover tenant, Landlord shall use commercially reasonable efforts to regain full possession of such Expansion Space (including, without limitation, if a holdover continues for more than sixty (60) days beyond the Target Delivery Date, filing of an unlawful detainer action against such holdover tenant) and (ii) any other form of delay in delivery of possession, Landlord uses commercially reasonable and good efforts to deliver such Expansion Space as soon as reasonably possible (and the parties hereto agree that Landlord shall be deemed not to have used commercially reasonable and good faith efforts to deliver any Expansion Space upon the applicable Target Delivery Date if Landlord shall fail to deliver any Expansion Space on such date because Landlord has leased such space to any other person (other than any prior lease where the prior tenant is a holdover tenant on such date)).  “Permitted Other Reason” shall mean any reason which is not within Landlord’s control; provided, however, that for purposes of the application and interpretation of this Section 1.7.6, any nonperformance of a reputable contractor engaged by Landlord shall be deemed to be a “Permitted Other Reason.”

1.7.7                        Expansion Rent.  The annual Base Rent (as defined in Item 4 of the Basic Lease Provisions), payable by Tenant for each Expansion Space leased by Tenant (the “Expansion Rent”) shall be equal to ninety-five percent (95%) of the FMRR (as defined in Section 2.4.3, below) as of the Target Delivery Date for such Expansion Space; provided, however, that in the case of an exercise of an Expansion Option by any Permitted Assignee (defined in Section 2.4.1, below) that is not a Qualified Tenant, the Expansion Rent shall be equal to one hundred percent (100%) of the FMRR as of the Target Delivery Date for such Expansion Space.  In addition to Base Rent, Tenant shall pay Additional Rent (defined in Section 3.2, below) for each Expansion Space as set forth in Article 4 of this Lease.

1.7.8                        Construction In Expansion Space.  Landlord shall deliver each Expansion Space to Tenant in accordance with the terms of Section 1.1.2 of the Work Letter.  The amount of any improvement allowance with respect to each Expansion Space leased by Tenant shall be determined as part of the FMRR for each such Expansion Space.

1.7.9                        Amendment to Lease.  If Tenant timely exercises its Expansion Option for a particular Expansion Space as set forth herein, then, reasonably promptly thereafter, Landlord and Tenant shall execute an amendment to this Lease adding such Expansion Space to the Premises upon the same terms and conditions as shall then apply to the Initial Premises, except as otherwise set forth in this Section 1.7.  All provisions of the Lease which vary based upon the rentable square footage and the usable square footage of the Premises shall be adjusted to reflect the addition of such Expansion Space to the Premises.  Subject to Section 1.3.4, the Rentable Area of any such Expansion Space shall be as specified in the applicable Expansion Designation Notice.  Tenant shall commence payment of the Expansion Rent to Landlord and the term of this Lease as to each Expansion Space shall commence upon that date (the “Expansion Space Commencement Date”) which is the earlier to occur of (i) the first date Tenant commences business occupancy of any portion of such Expansion Space, or (ii) the date that falls on the last day of the Expansion Space Construction Period (defined in this Section 1.7.9, below).  For purposes of this Lease, the “Expansion Space Construction Period” shall be the later to end of the period of: (a) one hundred twenty (120) days from the date on which Landlord actually delivers the Expansion Space to Tenant and (b) one hundred eighty (180) days from the date on which Landlord delivers to Tenant the Expansion Designation Notice with respect to such Expansion Space; provided, however, that in each case, the applicable Expansion Space Construction Period shall be extended on a day for day basis for each day of Force Majeure Delay or Landlord Delay (as defined in Section 5.1.3 of the Work Letter) incurred by Tenant in designing or achieving Substantial Completion (defined in Section 5.3 of the Work Letter) of the Expansion Space Improvements (as defined in Section 2.5 of the Work Letter) to be constructed by Tenant in such Expansion Space. *

1.7.10                  No Material Default; Termination of Expansion Rights.  The rights contained in this Section 1.7 shall be personal to Qualified Tenants and may only be exercised by a Qualified Tenant or a Permitted Assignee (and not by any other assignee, sublessee or other Transferee (as defined in Section 15.1, below), of Tenant’s interest in this Lease) on the condition (which condition may be waived by Landlord) that: (i) during the fifteen (15) month period preceding the date on which Tenant (or a Qualified Tenant or Permitted Assignee) delivers an Expansion Exercise Notice, Tenant (or the Qualified Tenant or Permitted Assignee) shall not have exercised any termination or space reduction right (including but not limited to, pursuant to Section 1.9, below) set forth in this Lease and (ii) as of the date on which Tenant (or a Qualified Tenant or Permitted Assignee) delivers an Expansion Exercise Notice, and as of the scheduled delivery date for the applicable Expansion Space, (a) there shall exist no uncured Event of Default by Tenant hereunder and (b) this Lease shall not have been otherwise terminated.

1.8                                 Right of First Offer.

1.8.1                        First Offer Space.  Subject to Section 1.8.3.2 below, Tenant or a Qualified Tenant only (and not any other Transferee) shall have a continuing right of first offer

1.8.2                        Subordination to Superior Rights.  Notwithstanding the foregoing, all RFO Rights of Tenant set forth in this Section 1.8 shall be subordinate to (a) all expansion and/or renewal rights of any type which are set forth in all leases of space in the Project as of the Effective Date and (b) all expansion and/or renewal rights (which, for purposes of application of this clause (b) only, shall not include any rights of first offer) granted to any tenant leasing any space in the Project following the Effective Date (each such expansion and/or renewal right to which the RFO Rights of Tenant under this Section 1.8 shall be subordinate is referred to herein as a “Superior Right”); provided, however, that an extension of the term or expansion of the premises subject to a particular lease of another tenant shall be deemed both properly exercised and a “Superior Right” if: (i) there is an express grant of an expansion or renewal right (of any type) in the lease of such other tenant and due exercise thereof occurs, or (ii) an extension of the term or expansion of the premises of such other tenant is agreed to by Landlord and such other tenant in lieu of (or in substitution for) exercise of an express right to extent or expand (of any type) set forth in the lease of such other tenant in a binding document, prior to the date thirty (30) days following the deadline for exercise of the express right in question, without regard to whether (a) such Superior Right is exercised pursuant to an express written expansion or renewal provision in such existing lease, or (b) such extension or expansion is consummated pursuant to a lease amendment or a new lease.  The holders of such Superior Rights are referred to herein collectively, as the “Superior Right Holders.”  Tenant’s RFO Rights shall be on the terms and conditions set forth in this Section 1.8.  As of Effective Date, the Superior Rights and the Superior Right Holders with respect to the Potential First Offer Space are only as set forth in Exhibit “F” attached hereto.

1.8.3                        Procedure for Offer and Acceptance.

1.8.3.1               Tenant’s Request For Notice of Availability.  At any time during the Term of this Lease, but not more frequently than (subject to Section 1.8.3.4) once during any six (6) month period.  Tenant may deliver to Landlord a written request (“Request for Notice of Availability”), which request shall: (i) expressly reference this Section 1.8 and Landlord’s requirement to respond in writing to such request within thirty (30) days of receipt as provided below; (ii) designate: (x) the number of floors of new office space requested by Tenant in full floor increments and/or (y) if Tenant desires less than a full floor, designate the amount (in approximate Rentable Area) so requested by Tenant (which in no case shall be less than fifty percent (50%) of the Rentable Area of a floor) (“Qualifying Partial Floor”) (“Tenant’s Area Request”); and (iii) request that Landlord identify all Potential First Offer Space that is Available for Lease (defined in this Section 1.8.3.1, below) in accordance with this Section 1.8.  Any Request for Notice of Availability delivered by Tenant that does not comply with each of conditions (i), (ii) and (iii) above shall, at the election of Landlord, exercised by notice given to Tenant by Landlord within ten (10) business days after Landlord’s receipt of Tenant’s Request for Notice of Availability, be rendered null, void and of no force or effect.  Potential First Offer Space shall be “Available for Lease” if, as of the date of Landlord’s Notice of Availability (defined in Section 1.8.3.2, below) (or Revised Notice of Availability (defined in Section 1.8.3.4, below)); (a) such space is either: (1) vacant (as a result of scheduled expiration or unscheduled termination of the lease previously encumbering such space or otherwise) and is not subject to any Superior Right which either: (A) requires that such Superior Right be satisfied prior to offering a lease of such space to Tenant (either specifically or to tenants or other third parties generally) or (B) contemplates occupancy of the space in question by the Superior Right Holder within twenty four (24) months of such date (an “Immediate Superior Right”) or (2) scheduled to become vacant within twelve (12) months of such date (as a result of the scheduled expiration of the term of the lease then currently encumbering such space) and is not subject to any Immediate Superior Right, and (b) such space is not then subject to Other Tenant Discussions (as defined in this Section 1.8.3.1). “Other Tenant Discussions” means ongoing discussions between Landlord and a prospective tenant, as evidenced by at least three (3) written communications (including at least one (1) communication from each party) delivered by one such party to the other (which must be in the form of a proposal, term sheet, lease draft, letter of intent, request for proposal or comparable document) (i.e., the sequence of delivery of a request for proposal by the prospective tenant, delivery of a proposal by the Landlord, and delivery of a proposal response or counterproposal by the prospective tenant would qualify as Other Tenant Discussions).

1.8.3.2               Landlord’s Notice of Availability.  Within thirty (30) days of Landlord’s receipt from Tenant of a Request for Notice of Availability, Landlord shall, subject to the provisions of this Section 1.8.3.2, through delivery of a written notice delivered to Tenant (a “Notice of Availability”);

(i)                                     Subject to paragraphs (ii) and (iii) below, offer to lease to Tenant all blocks of space (“Block of Space”) within the Potential First Offer Space that both (a) conform to Tenant’s Area Request (or are not more than two thousand (2,000) square feet of Rentable Area larger or smaller in size than Tenant’s Area Request specified in Tenant’s Request for Notice of Availability, but if smaller, are not less than one-half (1/2) of a floor and (b) are, as of the date of Landlord’s Notice of Availability, Available for Lease (each such offered Block of Space is referred to herein as “Offered Available Space,” and each Offered Available Space shall be only in any configuration in which Landlord is, at such time, in Landlord’s sole and absolute discretion, willing to lease such space; provided, however, that if Tenant requests any full floor of space in a Request for Notice of Availability and if Landlord has any full floor Available for Lease at such time, Landlord’s Notice of Availability must include one (1) full floor Block of Space as Offered Available Space);

(ii)                                  Notwithstanding any provision of this Lease to the contrary, in the event that (a) Tenant’s Area Request is for less than a full floor, and (b) as of the date of Landlord’s Notice of Availability, Tenant shall be leasing less than all of the Rentable Area on any floor within the South Tower, (c) a portion of such floor shall remain unleased (“Remaining Space”) and (d) Tenant is the only tenant leasing space on such floor, Landlord may require (but shall not be obligated to require) Tenant to lease all of such Remaining Space prior to leasing any additional space pursuant to this Section 1.8;

(iii)                               If Landlord has more than one (1) Block of Space in the South Tower below the fortieth (40th) floor of the South Tower which is approximately the same size as (not more than two thousand (2,000) square feet of Rentable Area larger or smaller than) Tenant’s Area Request specified in Tenant’s Request for Notice of Availability, Landlord shall be entitled to offer just one of such Blocks of Space (selected by Landlord in its sole and absolute discretion) as the Offered Available Space to Tenant in its Notice of Availability (in satisfaction of its obligation to offer space under this Section 1.8.3.2); provided, however, if any such Blocks of Space are encumbered by Superior Rights (which are not Immediate Superior Rights) Landlord shall not offer to Tenant a Block of Space that is encumbered with more (or less favorable) Superior Rights than the other Block or Blocks of Space otherwise Available for Lease.

If Landlord’s Notice of Availability offers to Tenant any Offered Available Space (or Offered Available Spaces), subject to the provisions of this Section 1.8, such Notice of Availability shall also; (a) state the First Offer Rent (defined in Section 1.8.4, below), (b) state the lease term, (c) provide a general description of the other material terms upon which Landlord is willing to lease each such Offered Available Space to Tenant, (d) identify the estimated delivery date for each such Offered Available Space (each a “Scheduled Offered Available Space Delivery Date”), and (e) identify each such Superior Right that is then applicable to such space.

1.8.3.3               Acceptance by Tenant.  Tenant shall have right, by delivering to Landlord a written notice (“Available Space Acceptance Notice”) within ten (10) business days after Landlord’s delivery of a Notice of Availability, to lease the Offered Available Space (or Offered Available Spaces) identified in such Notice of Availability on the terms contained in such notice (subject to the provisions of this Section 1.8) and subject to the Superior Rights applicable to each such space.  During such ten (10) business day period, Tenant shall have the right to reasonably inspect (at times and in a manner reasonably agreed between Landlord and Tenant) the Offered Available Spaces.  If, in any Available Space Acceptance Notice, Tenant notifies Landlord that it does not, at its option, accept the First Offer Rent set forth in the Notice of Availability, the parties shall follow the procedure, and the First Offer Rent shall be determined as set forth in Section 2.4.5 of this Lease.  In the event that Tenant does not deliver an Available Space Acceptance Notice to Landlord within such ten (10) business day period, Tenant shall be deemed to have waived its right to lease any of the Offered Available Spaces identified in the applicable Notice of Availability (provided, however, that any such Offered Available Space or Offer Available Spaces identified in any such Notice of Availability shall, at any time which is six (6) months after the expiration of such ten (10) day period, once again become Potential First Offer Space with respect to which Tenant may deliver a Request for Notice of Availability), and, subject to Section 1.8.3.4, below, Landlord shall be free to lease the spaces described in the Notice of Availability (and all other Potential First Offer Space) to anyone to whom Landlord desires on any terms Landlord desires, and any such tenant or occupant to whom Landlord leases such space shall be a Superior Right Holder, and any such lease, together with any renewal or expansion rights granted therein, shall be a Superior Right.  In the event that Tenant elects to lease any Offered Available Space that is a Qualifying Partial Floor, Landlord shall perform all required Demising Work with respect to such Offered Available Space, and Tenant shall, within thirty (30) days of receipt of Landlord’s request therefor, reimburse Landlord for Tenant’s pro-rata share of Landlord’s actual costs and expenses of performing such Demising Work (with Tenant’s pro rata share being equal to a fraction, the numerator of which is the Rentable Area within the applicable Offered Available Space and the denominator of which is the total Rentable Area of the floor on which such Offered Available Space is located).

1.8.3.4               Revised Notice of Availability.  In the event that: (i) any Notice of Availability identifies only an Offered Available Space (or Offered Available Spaces) that is (or are) larger than (by more than two thousand (2,000) square feet of Rentable Area) the space that was requested by Tenant in its corresponding Request for Notice of Availability, (ii) Tenant does not lease any of such spaces pursuant to Section 1.8.3.3 and, (iii) within six (6) months following Landlord’s delivery of such Notice of Availability, Landlord determines that it will divide any Offered Available Space identified in such Notice of Availability into smaller blocks of space, Landlord shall, with respect to the first such break up of such space (and only the first such break up) deliver to Tenant a new notice (a “Revised Notice of Availability”) identifying the smaller blocks of space into which such Offered Available Space has been divided (and each such space shall be an Offered Available Space) and offering to lease such spaces to Tenant as Offered Available Space.  Subject to the provisions of this Section 1.8, any such Revised Notice of Availability shall also: (a) state the First Offer Rent, (b) state the lease term, (c) provide a general description of the other material terms upon which Landlord is willing to lease such Offered Available Spaces to Tenant, (d) identify the Scheduled Offered Available Space Delivery Date for each such Offered Available Space, and (e) provide all other information required for a Notice of Availability under Section 1.8.3.2).  Tenant shall have the right, by delivering to Landlord a written notice (“Revised Available Space Acceptance Notice”) within five (5) business days after Landlord’s delivery of a Revised Notice of Availability, to lease any Offered Available Space identified in the Revised Notice of Availability on the terms contained in such notice (subject to the provisions of this Section 1.8).  During such five (5) business day period, Tenant shall have the right to reasonably inspect (at times and in a manner reasonably agreed between Landlord and Tenant) each Offered Available Space that is being offered by such notice.  If, in any Revised Available Space Acceptance Notice, Tenant notifies Landlord that it does not, at its option, accept the First Offer Rent set forth in the Revised Notice of Availability, the parties shall follow the procedure, and the First Offer Rent shall be determined as, set forth in Section 2.4.5 of this Lease.  In the event that Tenant does not deliver a Revised Available Space Acceptance Notice to Landlord within such five (5) business day period, Tenant shall be deemed to have waived for six (6) months following the expiration of such five (5) business day period its right to lease any Offered Available Space identified in the applicable Revised Notice of Availability, and Landlord shall be free to lease the space described in the Revised Notice of Availability (and all other Potential First Offer Space) to anyone to whom Landlord desires on any terms Landlord desires, and any such tenant or occupant to whom Landlord leases such space shall be a Superior Right Holder, and any such lease, together with any renewal or expansion rights granted therein, shall be a Superior Right, and Tenant shall have no right to deliver any new Request for Notice of Availability for six (6) months following the expiration of such five (5) business day period

1.8.4                        First Offer Rent.  The base rent (the “First Offer Rent”) payable by Tenant for each Offered Available Space leased by Tenant pursuant to this Section 1.8 (“Leased RFO Space”) shall be

*

1.8.5                        Term.  The term of any lease with respect to any Leased RFO Space leased by Tenant pursuant to this Section 1.8 shall commence on the Available Space Commencement Date (defined in Section 1.8.7, below) with respect to such Leased RFO Space and shall expire on the earlier of: (a) the Expiration Date or (b) the date that Landlord reasonably determines it needs to require possession of such space be returned by Tenant to Landlord in order to deliver such Leased RFO Space to a Superior Right Holder (assuming such Superior Right Holder duly exercises its Superior Right and Tenant was correctly advised of such Superior Right at the time Tenant exercised its RFO Rights with respect to such Leased RFO Space); provided, however, that if the Scheduled Available Space Commencement Date (defined in Section 1.8.7, below) is less than sixty (60) months before the Expiration Date, Landlord may, at Landlord’s option, require that any lease by Tenant of such Offered Available Space be for a term of sixty (60) months, in which case, the term of the lease with respect to such Leased RFO Space shall expire on the date that is sixty (60) months after the Available Space Commencement Date with respect to such space.

1.8.6                        Construction in Leased RFO Space.  Tenant shall lease each Leased RFO Space in its “As Is,” “with all faults” condition, and the construction of improvements in the Leased RFO Space shall comply with the terms of Article 10 of this Lease.  The condition of any Leased RFO Space as of the delivery of such space to Tenant shall be a consideration in the determination of the FMRR for such space.  In the event that Landlord fails to deliver to Tenant possession of a particular portion of any Leased RFO Space within six (6) months after the Scheduled Offered Available Space Delivery Date for such Leased RFO Space (as identified in the Notice of Availability applicable to such space), Tenant shall have the option, by delivering written notice to Landlord within ten (10) business days after the end of such six (6) month period, to terminate Tenant’s lease of such particular Leased RFO Space.  If Tenant does not elect to terminate its lease of such Leased RFO Space during such ten (10) business day period, and Landlord fails to deliver the applicable Leased RFO Space during the calendar month following the end of such ten (10) business day period, then until such time as Landlord does deliver the applicable Leased RFO Space, Tenant shall continue to have the option, by delivering written notice to Landlord within ten (10) business days after the end of such first calendar month and of each successive calendar month thereafter, to terminate Tenant’s election (pursuant to this Section 1.8) to lease such particular Leased RFO Space.  Provided that Landlord uses commercially reasonable efforts to deliver any Leased RFO Space to Tenant in a timely manner, Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord’s failure to deliver possession of such Leased RFO Space on any particular date; provided, however, that for purposes of this Section 1.8.6. “commercially reasonable efforts” shall include the commencement and diligent prosecution of unlawful detainer proceedings against any holdover tenants of such Leased RFO Space if any such holdover continues for more than sixty (60) days after the date on which any such tenants’ rights to occupy (pursuant to a lease or otherwise) any such Leased RFO Space expire; provided, further, however.  Landlord’s obligation to so commence and pursue unlawful detainer litigation shall be subject to compliance with the Provisions, if any, of the lease or leases of any such holdover tenants which restrict or otherwise limit Landlord’s rights to pursue unlawful detainer litigation against such holdover tenants (and the parties hereto agree that Landlord shall be deemed not to have used commercially reasonable efforts to deliver any Leased RFO Space in a timely manner if Landlord shall fail to deliver such Expansion Space because Landlord has leased such Leased RFO Space to another person at any time after Tenant delivers the applicable Request for Notice of Availability (other than any prior lease where the prior tenant is a holdover tenant on the Scheduled Offered Available Space Delivery Date).

1.87                           Amendment to Lease.  If Tenant timely exercise Tenant’s RFO Rights with respect to any particular Leased RFO Spaces as set forth herein, Landlord and Tenant shall reasonably promptly thereafter execute an amendment to this Lease for such Leased RFO Space upon the terms and conditions as set forth in the First Offer Notice, subject to the provisions of this Section 1.8.  Tenant shall commence payment of Rent for the Leased RFO Space in question, and the term of the lease of such Leased RFO Space shall commence upon the date (the “Available Space Commencement Date”) which is the earlier to occur of : (i) the first date on which Tenant commences business occupancy of any portion of such Leased RFO Space, or (ii) the date that falls on the last day of the Available Space Construction Period (defined in this Section 1.8.7, below).  For purposes of this Lease, “Available Space Construction Period” shall be the later to end of the period of: (a) one hundred eighty (180) days from the date of Tenant’s receipt of Landlord’s Notice of Availability or (b) one hundred twenty (120) days from the date on which Landlord delivers possession of the Leased RFO Space to Tenant (and the scheduled Available Space Commencement Date (“Scheduled Available Space Commencement Date”) with respect to any such space shall be one hundred twenty (120) days after the Scheduled Offered Available Space Delivery Date with respect to such space set forth in the applicable Notice of Availability); provided, however, that in each case the applicable Available Space Construction Period shall be extended on a day for day basis for each day of Force Majeure Delay or Landlord Delay incurred by Tenant in designing or achieving Substantial Completion of the Improvements (defined in Section 11.2.2, below) to be constructed by Tenant in any Leased RFO Space).  The Available Space Construction Period shall be a consideration in determining the FMRR of such Leased RFO Space incurred by Tenant in designing or achieving Substantial Completion of the tenant improvements to be constructed by Tenant in such Leased RFO Space.

1.8.8                        Termination of Right of First Offer.  The rights contained in this Section 1.8 shall be personal to Original Tenant and any Qualified Tenants and may only be exercised by Original Tenant or a Qualified Tenant (and not any other assignee, sublessee or other Transferee of Tenant’s interest in this Lease) on the condition (which condition may be waived by Landlord) that: (i) during the fifteen (15) month period preceding the date on which Tenant (or any Qualified Tenant) delivers a Request for Notice of Availability, Tenant (or any Qualified Tenant) shall not have exercised any termination or space reduction right (including but not limited to, pursuant to Section 1.9 below), (ii) unless Tenant shall have exercised an Extension Option (defined in Section 2.4.1, below) on or before the date on which Tenant (or any Qualified Tenant) delivers a Request for Notice of Availability, the Scheduled Available Space Commencement Date shall not occur on a date that is less than twenty-four (24) months before the Expiration Date and (iii) as of the date on which Tenant (or any Qualified Tenant) delivers a Request for Notice of Availability, and as of the Scheduled Offered Available Space Delivery Date for the applicable Leased RFO Space, (a) this Lease shall not have been terminated and (b) there shall exist no uncured Event of Default by Tenant.

1.9                                 Options to Reduce South Tower Space.

1.9.1                        Subject to the provision of the Section 1.9, Tenant or any Qualified Tenant only (and not any other assignee, sublessee or other Transferee of Tenant’s interest in this Lease) shall have two (2) separate options (each a “Reduction Option”) to reduce the area of the Premises by deleting from the Premises one full floor of space in the South Tower (i.e., one South Tower full floor per each Reduction Option), as of: (i) in the case of the first Reduction Option (the “First Reduction Option”), the first day of the sixty-first (61st) calendar month of the Lease Term following the Third Increment Commencement Date (“First Reduction Date”), and (ii) in the case of the second Reduction Option (the “Second Reduction Option”), the first day of the ninety-seventh (97th) calendar month of the Lease Term following the Third Increment Commencement Date (the “Second Reduction Date”); provided, however, that the exercise and effectiveness of each such Reduction Option shall be subject to full compliance with the following terms and conditions, each of which shall be a condition precedent to Tenant’s right to exercise a Reduction Option:

(i)                                     Notice.  Not less than nine (9) and not more than twelve (12) months prior to the First Reduction Date or the Second Reduction Date, as the case may be, Tenant shall deliver to Landlord written notice (a “Reduction Notice”) specifically referencing this Section 1.9 and stating that Tenant is exercising the First Reduction Option or the Second Reduction Option, as the case may be, and specifically identifying the floor within the South Tower which Tenant is deleting from the Premises (the “Reduction Space”) pursuant to its exercise of such Reduction Option.

(ii)                                  Requirement for Contiguity of Remaining Space in Premises.  Following deletion of any Reduction Space from the Premises pursuant to this Section 1.9, the remainder of the Premises situated in the South Tower (the “Remainder Space”) must be comprised entirely of contiguous floors within the South Tower (the “Contiguity Condition”); provided, however, that: (a) any such Remainder Space shall be deemed to comply with the Contiguity Condition notwithstanding the presence between any floors included within the Remainder Space of any floors in the South Tower containing mechanical equipment and (b) if Tenant leases hereunder any South Tower Premises (“Subsequent Premises”) in addition to those portions of the Premises identified in Items 2.1(i), (ii), (iii), (iv) and (v) of the Basic Lease Provisions (collectively, “Initial Premises”), Tenant may select the Reduction Space from: (1) a portion of the Subsequent Premises, in which case Tenant shall not be required to comply with the Contiguity Condition or (2) the Initial Premises, in which case, the Subsequent Premises may, at Tenant’s option, be disregarded for purposes of determining compliance with the Contiguity Condition.  Any attempt by Tenant to exercise a Reduction Option by delivering a Reduction Notice identifying any Reduction Space that creates a Remainder Space that does not comply with the requirements of this Section 1.9.1 (ii) shall, at the election of Landlord, exercised by notice given to Tenant by Landlord within five (5) business days after Landlord’s receipt of any Reduction Notice, be null and void and of no force or effect; provided, however, in such case, Tenant shall be permitted an additional five (5) day period to cure any such noncompliance.

(iii)                               Reduction Fee.  In the case where Tenant shall exercise a particular Reduction Option, Tenant shall pay to Landlord prior to the applicable Reduction Date in question (First Reduction Date, or Second Reduction Date, as the case may be), an amount (the “Reduction Fee”) equal to the unamortized portion (as of the First Reduction Date or the Second Reduction Date, as applicable) of the sum of: (a) the Tenant Improvement Allowance (as defined in Section 2.1 of the Work Letter) allocable to the Reduction Space in question and (b) all amounts paid as commissions to the Brokers (both Tenant’s Broker and Landlord’s Broker) (as defined in Item 8 of the Basic Lease Provisions) allocable to the Reduction Space in question, For purposes of this Section 1.9.1, amortization of such amounts shall be determined (based upon the actual Base Rent previously paid by Tenant) utilizing an interest rate of nine percent (9%) per annum and a typical “mortgage rate” amortization of such amounts over the Initial Term of the Lease utilizing equal monthly payments of interest and principal.

(iv)                              No Default.  There shall be, as of the date on which Tenant delivers a Reduction Notice and as of the date of the First Reduction Date or the Second Reduction Date, as the case may be, no uncured Event of Default by Tenant under this Lease.

1.9.2                        Effect of Exercise of Space Reduction Option.  Upon delivery by Tenant of a Reduction Notice:

(i)                                     As of the First Reduction Date or the Second Reduction Date, as the case may be, and with respect to the Reduction Space identified in such Reduction Notice (but only with respect to such Reduction Space): (a) all of Tenant’s rights to Lease such Reduction Space pursuant to this Lease (including, without limitation, pursuant to Section 2.4 below) shall be cancelled and terminated, (b) the terms of this Lease shall be of no further force or effect, and (c) cash of Landlord and Tenant shall be relieved of the respective obligations under this Lease, except for those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all amounts owed by Tenant (including Additional Rent) under this Lease, and the return to Tenant of any overpayments of Additional Rent pursuant to Article 4, up to and including the First Reduction Date or the Second Reduction Date, as the case may be; provided, however, that notwithstanding any provision of this Lease to the contrary, for purposes of determining the reduction of Base Rent (payable by Tenant under this Lease) which shall be effected through exercise of any Reduction Option, such reduction shall equal, for each month during the remainder of the Term, an amount equal to the product of (A) the Rentable Area of the Reduction Space in question, multiplied by (B) the First Increment Base Rental Rate, as specified in the fourth (4th) column of Item 4.1 of the Basic Lease Provisions.

(ii)                                  Tenant shall be deemed to have waived all of its rights to expand the Premises, including without limitation, its right to expand the Premises pursuant to Section 1.7 and/or Section 1.8 above for the period beginning on the date on which Tenant delivers any Reduction Notice and ending on the date that is fifteen (15) months following the First Reduction Date or the Second Reduction Date, as the case may be, and during any such period, (a) Tenant shall have no right to expand the Premises pursuant to this Lease and (b) all such expansion rights, including but not limited to, pursuant to Section 1.7 and/or Section 1.8 above, shall be null, void and of no force or effect.

1.10                           Tenant’s Right to Operate Automatic Teller Machines at Project.

1.10.1                  Grant of Tenant’s ATM Right.  Subject to the provisions of this Section 1.10, on the condition that, and for so long as Original Tenant (or a Successor of Original Tenant) shall continue to satisfy the Plaza Building Operating Requirement (as defined in Section 28.5.4(ii) below), and subject to Section 1.10.4, below, (a) Tenant shall have the right (“Tenant’s ATM Right”), to install, operate and maintain: (i) two (2) Automatic Teller Machines (“ATMs”) on the exterior of the east wall of the Plaza Building in the location indicated on Exhibit “G” attached hereto (“Tenant’s Plaza Building ATM Location”) and (ii) two (2) ATMs on the B-Level in the location indicated on Exhibit “H” attached hereto (“Tenant’s B-Level ATM Location”) and (b) such rights to locate ATMs shall be the only rights granted by Landlord to operate an ATM on the B-Level or in the Plaza Building, subject to any rights to do so on the Plaza Building or on the B-Level under any leases of space affecting the Project in effect as of the Effective Date; provided, however, that Landlord shall be permitted from time to time to permit retail, restaurant or other tenants located on the B-Level to operate ATMs within their respective premises (so long as such ATMs are not accessible by the public without entry into such tenant premises).

1.10.2                  Installation.  Tenant agrees to install (in operating condition), and to commence operation of, its two (2) ATMs on the B-Level and its two (2) ATMs on the Plaza Building prior to or on the date of its commencement of business operations in the Plaza Building Space.  *

installing maintaining, operating, repainting, replacing and removing each such ATM subject to the ATM Rights, including, without limitation, all taxes or assessments in any manner related to the existence, installation, income and/or operation of such ATMs and the cost of all utility services used in connection with the operation of the same.  The size, design, configuration and aesthetics of each such ATM shall be subject to the reasonable prior written consent of Landlord, which consent shall not be withheld, or conditioned if: (i) Tenant satisfies all of the requirements of Article 10 applicable to Consent Alterations (defined in Section 10.2, below) and (ii) the ATM in question conforms to Tenant’s then current design criteria for ATMs and is otherwise consistent with institutional custom and practice in the retail banking industry.  Once Tenant installs a particular ATM, Tenant shall continuously maintain such ATM, consistent with best practices in the retail banking industry and otherwise in clean and neat conditions.  Notwithstanding any provision of this Lease to the contrary, (a) upon termination of Tenant’s rights hereunder to operate a particular ATM at a particular location (and receipt by Tenant of Landlord’s request to remove such ATM), or in any event prior to the expiration or sooner termination of this Lease), Tenant shall, at its sole cost and expense, remove the ATM in question and restore the area of the Project affected by the ATM (and its removal) to a reasonable condition, and (b) Tenant shall comply, at Tenant’s sole cost and expense, with all Laws applicable to the installation, alteration or operation of any ATM installed by Tenant anywhere in the Project.

1.10.4                  Termination of Tenant’s ATM Right.  Subject to the provisions of Section 1.10.5, in the event that, at any time during the Term, Tenant ceases to satisfy the Plaza Building Operating Requirement, Tenant’s ATM Right pursuant to Section 1.10.1 and all of Tenant’s rights pursuant to Section 19.3, below shall be deemed to automatically terminate and to be of no further force or effect, and Landlord shall have the right to grant to any other tenant or occupant of the Project (or any other third party) the right to install, operate and maintain one or more ATMs in any location in the Project, including, but not limited to, in Tenant’s Plaza Building ATM Location and/or Tenant’s B-Level ATM Location.  Additionally, in the event that, at any time during the Term, Tenant ceases to operate any of its ATMs located at either: (a) Tenant’s Plaza Building ATM Location or (b) Tenant’s B-Level ATM Location, Landlord may, upon five (5) days written notice to Tenant, terminate Tenant’s ATM Right under Section 1.10.1 with respect to such ATM (or ATMs, if both ATMs at such location are not so operated) at such location and grant to any other tenant or occupant of the Project (or to any other third party), the right to install, operate and maintain an ATM at such location (or two ATMs at such location, if Tenant has ceased to operate both ATMs at such location).

1.10.5      Special Exceptions.  Notwithstanding any provision of Section 1.10.4 to the contrary, on the condition that and so long as Tenant continues to satisfy the South Tower Occupancy Requirement (as defined in Section 28.5.4, below), Tenant shall have the right (“Tenant’s Additional ATM Right”), but not the obligation, to install, operate and maintain one (1) ATM in that portion of the A-Level below the South Tower (the “A-Level ATM Area”) shown on Exhibit “JJ” attached hereto (and in a specific location mutually and reasonably agreed to by Landlord and Tenant).  Subject to Section 1.10.5, so long as Tenant continues to satisfy the South Tower Occupancy Requirement, such rights to locate an ATM in the A-Level ATM Area shall be the only rights granted by Landlord in such A-Level ATM Area.  In the event that at any time during the Term: (a) Tenant ceases to satisfy the South Tower Occupancy Requirement, Tenant’s Additional ATM Right pursuant to this Section 1.10.5 (and all other rights under this Section 1.10.5) shall be deemed to automatically terminate and to be of no further force or effect, Landlord shall have the right to require Tenant, at Tenant’s sole cost and expense, to immediately remove all ATMs installed pursuant to this Section 1.10 (and restore all areas of the Project affected by such installation and/or removal to their condition existing immediately before the installation of the ATMs in question, and Landlord shall have the right to grant to any third party the right to install, operate and maintain ATMs in such location (or anywhere on A-Level) and (b) if Tenant subleases the Plaza Building Space to an independent third party bank (and if Landlord shall not exercise its Section 15.2.4 Recapture Right (defined in Section 15.2.4, below), notwithstanding anything herein to the contrary, such bank subtenant of Tenant shall be permitted to install, maintain and operate (or continue to install, maintain and operate a maximum of two (2) ATMs located in the wall of the Plaza Building at the location shown on Exhibit “G” attached hereto (or another location in or on the Plaza Building proximate to the Plaza Building Space).  In the event that Landlord grants any other tenant of the Project or any third party any right to install and operate an ATM or ATMs in that portion of the ground floor lobby of the North Tower shown on Exhibit “KK” attached hereto, Tenant shall have a right to install an ATM or ATMs in the corresponding portion of the ground floor lobby of the South Tower shown on Exhibit “LL” attached hereto on the same terms and conditions as granted to such other tenant or person with respect to installation and operation of an ATM or ATMs in the ground floor lobby of the North Tower.

1.10.6      Bank of America Rights.  Notwithstanding any provision of this Lease to the contrary, each and all of Tenant’s rights under this Section 1.10 shall be subordinate to the rights of Bank of America, NTSA (“BofA”) under that certain lease between Landlord’s predecessor-in-interest, and BofA, as described in Exhibit “Y”, attached hereto (the “BofA Lease”), until BofA’s occupancy in the Project under such lease shall terminate (and such lease shall terminate), and until such time, none of Tenant’s rights under this Section 1.10 shall be effective; provided, however, that Landlord agrees that Landlord will not amend the BofA Lease in any manner, or otherwise agree to an extension of the BofA Lease, which will extend any right of BofA with respect to the Project in any manner that will further delay the commencement of Tenant’s rights under this Section 1.10.  The BofA Lease is scheduled, by its terms, to expire on September 15, 2004.

ARTICLE 2 - TERM

2.1           Term.

2.1.1        Initial Term; Term.  Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 3.1 of the Basic Lease Provisions.  As used herein, “Term” shall refer to the Initial Term and any Extension Term(s) (as defined in Section 2.4, below) duly exercised by Tenant.

2.1.2        Lease Year.  For purpose of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the First Increment Commencement Date and shall end on the last day of the twelfth (12th) month thereafter, and the second Lease Year (and each succeeding Lease Year thereafter) shall commence on the first day of the next calendar month.

2.2           Commencement.

The Term shall commence on the First Increment Commencement Date as defined in Item 3.4 of the Basic Lease Provisions; provided, however, that in the event the Term with respect to any Increment of Space shall commence on a day other than (following the Commencement Date for each Increment of Space) the first day of any calendar month, for purposes of calculating all scheduled increases in Base Rent during the Term with respect to such Increment of Space, the First Increment Commencement Date, the Second Increment Commencement Date, the Plaza Building Commencement Date, the Third Increment Commencement Date or the Fourth Increment Commencement Date, as applicable, shall be deemed to occur on the first day of the calendar month following such Commencement Date for such Increment of Space.  This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term of this Lease.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set in Exhibit “B” attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) days of receipt thereof; provided that if such notice is not factually correct, then Tenant shall make such changes as are necessary to make such notice factually correct and shall thereafter return such notice to Landlord with said fifteen (15) day period.

2.3           Delay in Delivery.

2.3.1        Generally.  Landlord shall use commercially reasonable efforts to deliver possession of each floor within each Increment of Space to Tenant in the Delivery Condition required by the Work Letter for such Increment of Space during the Delivery Window for such Increment of Space as specified in Item 3.3 of the Basic Lease Provisions; provided, however, that in the event such delivery of possession of any floor within any Increment of Space is delayed for any reason, this Lease shall not be void or voidable (or terminable by Tenant) in whole, in part or with respect to any part or portion of the Increment of Space or the Premises, the Term of this Lease shall not be extended, and subject to the provisions of Sections 2.3.2 through 2.3.6 inclusive, Landlord shall not be liable to Tenant for any loss or damage resulting from such delay or from the failure of the delivery of possession of such Increment of Space to occur on any particular date; provided, however, that for purposes of this Section 2.3, “commercially reasonable efforts” shall include: (i) appointment of a specific member of Landlord’s construction management staff to specifically monitor and supervise all efforts of Landlord in: (A) coordinating with existing tenants who currently occupy any portion of any Increment of Space in question in order to facilitate the timely vacation of such occupied space by such tenants on a timely basis, (B) performing all Base Building Work, as that term is defined in the Work Letter so as to facilitate a timely completion of such work, and (C) coordinating with Tenant to facilitate Tenant’s commencement of construction of tenant improvements in each such Increment of Space and (ii) the commencement and diligent prosecution of unlawful detainer proceedings against any holdover tenant or tenants holding over in any such Increment of Space if any such holdover continues for more than sixty (60) days after the commencement of a particular Delivery Window; provided, however, that Landlord’s obligation to so commence and pursue unlawful detainer litigation shall be subject to compliance with the provisions, if any, of the lease or leases of any such holdover tenants which restrict or otherwise limit Landlord’s rights to pursue unlawful detainer litigation against such holdover tenants.

2.3.2        First Increment Office Space.  Notwithstanding anything to the contrary set forth in Section 2.3.1, above, in the event that Landlord shall fail to deliver possession of any floor of space within the First Increment Office Space on or prior to the First Increment Delivery Penalty Date, which First Increment Delivery Penalty Date shall be extended on a day for day basis for each day or partial day of Force Majeure Delay and/or Tenant Delay incurred by Landlord in obtaining possession such floor or completing the Minimum Base Building Work (or otherwise achieving Delivery Condition) with respect thereto.  *

2.3.3        Second Increment Office Space.  Notwithstanding anything to the contrary set forth in Section 2.3.1, above, in the event that Landlord shall fail to deliver possession of any floor of space within the Second Increment Office Space on or prior to the Second Increment Delivery Penalty Date, which Second Increment Delivery Penalty Date shall be extended on a day for day basis for each day or partial day of Force Majeure Delay and/or Tenant Delay incurred by Landlord in obtaining possession of such floor or completing the Minimum Base Building Work (or otherwise achieving Delivery Condition) with respect thereto.  *

2.3.4        Plaza Building Space.  Notwithstanding anything to the contrary set forth in Section 2.3.1, above, in the event that Landlord shall fail to deliver possession of the Plaza Building Space on or prior to the Plaza Building Delivery Penalty Date, which Plaza Building Delivery Penalty Date shall be extended on a day for day basis for each day or partial day of Force Majeure Delay and/or Tenant Delay incurred by Landlord in obtaining possession of the Plaza Building Space or in completing the Minimum Base Building Work (or otherwise achieving Delivery Condition) with respect thereto, *

2.3.5        Third Increment Office Space.  Notwithstanding anything to the contrary set forth in Section 2.3.1, above, in the event that Landlord shall fail to deliver possession of any floor of space within the Third Increment Office Space on or prior to the Third Increment Delivery Penalty Date, which Third Increment Delivery Penalty Date shall be extended on a day for day basis for each day or partial day of Force Majeure Delay and/or Tenant Delay incurred by Landlord in obtaining possession of such floor or completing the Minimum Base Building Work (or otherwise achieving Delivery Condition) with respect thereto, *

2.3.6        Fourth Increment Office Space.  Notwithstanding anything to the contrary set forth in Section 2.3.1, above, in the event that Landlord shall fail to deliver possession of any floor of space within the Fourth Increment Office Space on or prior to the Fourth Increment Delivery Penalty Date, which Fourth Increment Delivery Penalty Date shall be extended on a day for day basis for each day or partial day of Force Majeure Delay and/or Tenant Delay incurred by Landlord in obtaining possession of such floor or completing the Minimum Base Building Work (or otherwise achieving Delivery Condition) with respect thereto, *

2.4           Options to Extend.

2.4.1        Grant of Options.  Subject to the provisions of this Section 2.4, Landlord hereby grants to Tenant, for exercise only by the Original Tenant or a Permitted Assignee (defined in this Section 2.4.1, below), four (4) options to extend the Term (each an “Extension Option”) for a period of sixty (60) months in each case (each, an “Extension Term”) with respect to the Premises subject to this Lease immediately prior to such Extension Term.  Each such Extension Option shall be exercisable by written notice (a “Renewal Notice”) delivered by Tenant to Landlord as provided in Section 2.4.4, provided that, as of the date of delivery of such Renewal Notice, there is not then outstanding a Material Default (defined in this Section 2.4.1. below) by Tenant, which remains uncured.  Subject to the provisions of this Lease, upon the exercise of an Extension Option, the Term, as it applies to the Premises being extended pursuant to such exercise (“Extension Premises”), shall be extended for a period of sixty (60) months.  The rights contained in this Section 2.4 shall be personal to the Original Tenant and any Permitted Assignee, and may not be exercised by any other assignee, sublessee or transferee of Tenant’s interest in this Lease and then only if Original Tenant or such Permitted Assignee then Occupies (defined in this Section 2.4.1, below) at least four (4) full floors of the South Tower.  Any attempted exercise of any Extension Option under any other circumstances shall, at the election of Landlord, exercised by notice to Tenant given within ten (10) business days after Landlord’s receipt of a Renewal Notice, be null and void and of no force or effect.  In connection with Tenant’s exercise of each Extension Option, Tenant shall have the right (the “Partial Renewal Right”), at Tenant’s sole option, to reduce the size of the Premises, by deleting from the Premises then subject to this Lease, all of and/or a portion of the South Tower Premises and/or all of the Plaza Building Space for such Extension Term (and for all subsequent Extension Terms), in accordance with the terms of (and to the extent permitted by) Section 2.4.4.2 below.  As used in this Section 2.4, a “Material Default” shall mean any Event of Default under Sections 16.1.1 or 16.1.2 of this Lease or any material Event of Default under Section 16.1.3 of this Lease.  For Purposes of this Lease, a “Permitted Assignee” shall mean any assignee of all of Tenant’s interest in the Lease which is either properly approved by Landlord in accordance herewith, or is otherwise the subject of an assignment which is permitted without the approval of Landlord in accordance with, the terms of Section 15.8, below.  For purposes of this Lease, “Occupy,” “Occupies,” and “Occupying” shall mean, as to each part or portion of the Premises, that as of a particular date: (i) Tenant shall have leased such portion of the Premises, (ii) Tenant shall not have assigned this Lease or any part thereof to anyone other than a Successor or Affiliate of Tenant and (iii) Tenant shall not then be subleasing such portion of the Premises (so that, for example, in the case of the South Tower Occupancy Requirement set forth in Section 28.5.4(i), below.  *

2.4.2        Extension Term Annual Base Rent.

2.4.2.1     South Tower Premises.  The annual base rent payable for the South Tower Extension Premises (defined in this Section 2.4.2.1, below) during any Extension Term (the “South Tower Extension Term Annual Base Rent”) shall be equal to: (i) in the case of an exercise of an Extension Option by Tenant or any Qualified Tenant, the Rentable Area of the South Tower Expansion Premises, multiplied by * *  or the South Tower Extension Premises as of the first day of the applicable Extension term (each an “Adjustment Date”), as determined in accordance with this Section 2.4 or (ii) in the case of an exercise of an Extension Option by any Permitted Assignee that is not a Qualified Tenant, the Rentable Area of the South Tower Extension Premises then subject to this Lease, multiplied by *  (for the South Tower Extension Premises as of the applicable Adjustment Date. The “South Tower Extension Premises” shall mean, with respect to any particular Extension Option, that portion of the South Tower Premises (as the same exists on the date of exercise of such Extension Option) as to which such Extension Option is exercised by Tenant.

2.4.2.2     Plaza Building Space.  The annual base rent payable for the Plaza Building Space during any Extension Term (the “Plaza Extension Term Annual Base Rent”) shall be equal to: (a) in the case of exercise of any Extension Option by Tenant or any Qualified Tenant, the Rentable Area of the Plaza Building Space multiplied by *  for the Plaza Building Space as of the applicable Adjustment Date, as determined in accordance with this Section 2.4, or (b) in the case of the exercise of an Extension Option by a Permitted Assignee that is not a Qualified Tenant, the Rentable Area of the Plaza Building Space, multiplied by *  for the Plaza Building Space as of the applicable Adjustment Date, as determined in accordance with this Section 2.4.

2.4.3        Definition of FMRR.

(a)           The “FMRR” of the South Tower Extension Premises for a particular Extension Term (or with respect to any Expansion Space or Leased RFO Space) shall be equal to the annual base rental rate per square foot of Rentable Area at which willing sophisticated tenants and willing sophisticated landlords are leasing, as of a particular time in arms-length transactions, non-sublease, non-encumbered, non-equity, non-expansion (unless pursuant to a comparable definition of FMRR), non-renewal space (unless pursuant to a comparable definition of FMRR) comparable in size (or, with respect to the determination of the South Tower Extension Term Annual Base Rent only, transactions of between 100,000 and 300,000 rentable square feet of space), location, floor height and quality to the South Tower Extension Premises, Expansion Space or Leased RFO Space (or other premises) in question, as the case may be, with a commencement date not more than fourteen (14) months prior to the Commencement Date, as applicable (the “Comparable Transactions”) in the Project or, if there are not sufficient Comparable Transactions in the Project, in the Comparable Buildings (as defined in this Section 2.4.3, below), with appropriate adjustments to account for differences in the Adjustment Factors (defined in this Section 2.4.3, below) and all other factors reasonably relevant to a fair market rent determination.  In any determination of FMRR, appropriate consideration should be given to any reasonably relevant factor (or difference in the subject transaction or Comparable Transactions used for purposes of comparison), including, without limitation, the following factors (the “Adjustment Factors”): (a) monthly base rental rates per rentable square foot, (b) abatement provisions reflecting free rent during the lease term (but in connection with determining the Extension Term Annual Base Rent (defined in Section 2.4.5, below) only, not including construction time preceding the commencement of business by tenants in the Comparable Transactions); (c) the size, location and floor height of the premises being leased; (d) the condition and market value of the existing tenant improvements, if any, (and accompanying base building condition) from a general market perspective to a business office user (and without regard to their value, usability or function to Tenant (or to any tenant in any Comparable Transaction)) (and without regard to the fact that Tenant is occupying the Premises), and the existence and amount of any tenant improvement or comparable allowance; (e) the existence and amount of any other cash payment or other equivalent concession including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable the value thereof) and any comparable tenant inducement; (f) the existence of favorable expansion and/or extension options, and the value thereof; (g) any special parking rights, rates or concessions; (h) whether the lease transaction in question grants to the tenant any protection from increases in any component or all of real property taxes, and operating expenses (or alternatively the exposure to increases in the same), and if so, the amount, value or cost associated therewith; and (i) in connection with determination of the South Tower Extension Term Annual Base Rent only, the existence, extent and value of, to the extent still retained by Tenant, (1) exterior signage and Building and/or Project identity rights and (2) any exclusive use provisions or other protections granted vis-à-vis the competitors of the tenant in question.  Notwithstanding any contrary provision hereof, in determining the FMRR for the South Tower Extension Premises, no consideration shall be given to whether Landlord or other landlords are or are not paying tenant broker brokerage commissions in any transaction hereunder or in the Comparable Transactions.  If it is determined that in the Comparable Transactions used to determine FMRR, free rent or cash allowances has been granted (collectively, “Rent Concessions”), Landlord may elect either to: (A) grant some or all of such concessions in cash (“Election A”), (B) to adjust the installments of monthly Base Rent during the term of the transaction hereunder in question to be an effective rental rate which takes into consideration and reduces monthly rent by the amortized amount of the total dollar value of such Rent Concessions, amortized (with an interest factor, equal to the Interest Rate plus one percent (1%) over such term (in which case the Rent Concessions so amortized shall not be granted to Tenant) (“Election B”), or (C) provide such concessions or the equivalent thereof via combination of Election A and Election B (“Election C”).  During each Extension Term, Tenant shall pay Additional Rent in accordance with the terms of Article 4, below. “Comparable Buildings” shall mean all comparable, high-rise office projects containing 650,000 or more square feet of Rentable Area located in that portion of the downtown Los Angeles Central Business District depicted on Exhibit “MM” attached hereto, as determined by the Arbitrator (as defined in Section 14.2, below) as of the date of a particular FMRR determination to be reasonably comparable to the Project in terms of attractiveness and functional utility to a sophisticated tenant of a size (in terms of Rentable Area) comparable to that of Tenant.

2.4.3.2     The “FMRR” of the Plaza Building Space for a particular Extension Term shall be equal to the annual base rental rate per square foot of Rentable Area at which willing sophisticated tenants and willing sophisticated landlords are leasing, as of a particular time, in arm’s-length transactions, non-sublease, non-encumbered, non-equity, non-expansion, non-renewal (unless pursuant to a comparable definition of FMRR), non-restaurant ground floor retail space comparable in size and quality to the Plaza Building Space in the Project, or if there are not sufficient comparable transactions, in the Comparable Buildings, with appropriate adjustments to account for differences in the Adjustment Factors and all other factors reasonably relevant to a fair market rent determination, as applied to the Plaza Building Space.  The provisions of this Section 2.4.3 concerning: (i) application of the Adjustment Factors (with appropriate adjustments for the difference in types of space and difference in signage and identity rights attaching to the South Tower Premises, as opposed to the Plaza Building Space), (ii) the lack of consideration of the presence or absence of brokerage commissions, and (iii) the adjustments and Landlord elections as to Rent Concessions shall also be applicable to a FMRR determination with respect to the Plaza Building Space.

2.4.4        Exercise of Option.

2.4.4.1     In General.  Each Extension Option contained in this Section 2.4 shall be exercised by Tenant, if at all, only by Original Tenant or any Permitted Assignee, as the case may be, delivering a Renewal Notice to Landlord not more than twenty (20) months nor less than fifteen (15) months prior to the then scheduled expiration of the Term.  Not later than the fourteenth (14th) month prior to the scheduled expiration of the Term, Landlord shall deliver to Tenant notice (the “Extension Term Annual Base Rent Notice”) setting forth its proposed Extension Term Annual Base Rent (defined in Section 2.4.5, below) (with separate FMRR amounts for the South Tower Extension Premises, and if applicable, the Plaza Building Space).  Within thirty (30) days thereafter, if Tenant does not notify Landlord, that it accepts the Extension Term Annual Base Rent set forth in the Extension Term Annual Base Rent Notice, the parties shall follow the procedure, and the Extension Term Annual Base Rent shall be determined, as set forth below in Section 2.4.5.

2.4.4.2     Partial Renewal.  Tenant may exercise the Partial Renewal Right, by delivering to Landlord an Option Exercise Notice which specifically indicates such election (and references this Section 2.4.4.2, and that specifies the portion of the then existing Premises with respect to which Tenant is interested in extending the Term of the Lease (the “Partial Extension Premises”) and the portion of the then existing Premises not included within the Partial Extension Premises (the “Non-Renewal Space”); provided, however, that Tenant shall have no right to exercise the Partial Renewal Right with respect to any Partial Extension Premises that includes: (a) any space on any floor of the South Tower that includes less than all of the Rentable Area of the Premises on such floor, (b) any non-contiguous floors on the South Tower (provided, however, that any two (2) floors separated by any floor in the South Tower including only mechanical equipment and not including any Rentable Area shall be deemed contiguous for purposes of this Section 2.4.4.2), (c) any block of contiguous floors that does not include either the lowest or the highest floor in the Premises as of the date on which Tenant delivers a Renewal Notice, (d) less than four (4) full, above ground floors in the South Tower (“Extension Option Leasing Requirement”), or (e) any space in the Plaza Building that is less than one hundred percent (100%) of the Plaza Building Space (i.e., there shall be no Partial Renewal Right with respect to the Plaza Building Space).  If Tenant elects to exercise the Partial Renewal Right, then each of Landlord and Tenant shall be relieved of all of their respective obligations under this Lease with respect to the applicable Non-Renewal Space as of the first (1st) day of the applicable Extension Term, except for all of those obligations under this Lease with respect to the Non-Renewal Space that specifically survive the expiration or earlier termination of this Lease, including, without limitation, the payment by Tenant of all accrued but unpaid amounts owed by Tenant under this Lease (including, but not limited to, Additional Rent) and all refunds owed to Tenant under Article 4 and the other provisions of this Lease, through the day immediately preceding the first (1st) day of the applicable Extension Term.  In the event that Tenant fails to vacate, and surrender and deliver to Landlord exclusive possession of any of the Non-Renewal Space, free of all subleases, and otherwise in the condition required pursuant to the terms of this Lease, prior to the first (1st) day of the applicable Extension Term, then the provisions of Article 25 of this Lease shall apply to such Non-Renewal Space.

2.4.4.3     Plaza Building.  Notwithstanding anything to the contrary contained herein, Tenant shall have no right to extend the Term of this Lease with respect to the Plaza Building Space except on the condition that, as of the date on which Tenant delivers a Renewal Notice, and on the date on which an Extension Term commences: (a) Tenant shall satisfy the Extension Option Leasing Requirement and (b) Tenant shall be Occupying (or a subtenant of Tenant shall be Occupying) and shall be operating a retail bank branch office in and from one hundred percent (100%) of the Rentable Area in the Plaza Building Space.

2.4.5        Determination of FMRR.  The FMRR for each of the South Tower Extension Premises and, if applicable, the Plaza Building Space shall be determined separately.  For purposes of application of this Section 2.4.5, each shall be considered a separate form of “Extension Term Annual Base Rent.” In the event Tenant does not accept the Expansion Rent pursuant to Section 1.7.6, above, or the First Offer Rent pursuant to Section 1.8.3 of this Lease or the Extension Term Annual Base Rent set forth in the Extension Term Annual Base Rent Notice, Landlord and Tenant shall attempt to agree upon the Expansion Rent, First Offer Rent or Extension Term Annual Base Rent, as the case may be, using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant’s objection to the Expansion Rent, First Offer Rent or Extension Term Annual Base Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Expansion Rent, First Offer Rent or Extension Term Annual Base Rent, as the case may be, within five (5) business days of the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2.4.5(i) through 2.4.5(vii) below.

(i)            Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in the downtown Los Angeles, California area, exclusive of any broker or lawyer any brokerage firm or law firm currently representing (or who has previously represented within the preceding two (2) year period) either party.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Expansion Rent, First Offer Rent or Extension Term Annual Base Rent, as the case may be, is the closest to the actual Expansion Rent, First Offer Rent or Extension Term Annual Base Rent, as the case may be, as determined by the arbitrators, taking into account the requirements of Section 2.4.3 of this Lease.  Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(ii)           The two arbitrators so appointed shall, within ten (10) days of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth in Section 2.4.5(i), above for qualification of the initial two (2) arbitrators.

(iii)          The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Expansion Rent, First Offer Rent or Extension Term Annual Base Rent, as the case may be, and shall notify Landlord and Tenant thereof.

(iv)          The decision of the majority of the three (3) arbitrators shall be binding upon each of Landlord and Tenant.

(v)           If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)          If the two (2) arbitrators appointed by Landlord and Tenant shall fail to agree upon and appoint a third arbitrator, or if both parties shall fail to appoint an arbitrator, then the appointment of the third arbitrator, or of any arbitrator, shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 2.4.5.

(vii)         The cost of arbitration shall be paid by the party whose determination of the FMRR is not selected.

2.4.6        Lease Terms for Extended Term.  On each occasion in which Tenant exercises an Extension Option as set forth in Section 2.4.4 of this Lease, Landlord and Tenant shall execute an amendment reflecting the terms and conditions set forth in this Section 2.4, including without limitation, that except as otherwise provided in Section 2.4, the Lease Term shall be extended on the same terms and conditions as applicable immediately preceding the commencement of such Extension Term.

2.4.7        Conditions to Exercise of Each Option.  Notwithstanding any provision of this Section 2.4 to the contrary, at the election of Landlord, any attempted exercise by Tenant of an Extension Option shall be invalid and ineffective if, on the date of such attempted exercise of the Extension Term or on the date on which the Extension Term is scheduled to commence; (a) there is an uncured Event of Default by Tenant under this Lease (which has not been waived in writing by Landlord) or (b) Tenant does not satisfy the Extension Option Leasing Requirement.  If Tenant does not timely send the Extension Notice for an Extension Option pursuant to the provisions of this Section 2.4 within the applicable time period, time being of the essence, then, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable Expiration Date shall terminate and shall be of no further force or effect.

ARTICLE 3 - RENT; LATE CHARGES

3.1           Base Rent; Rent.

3.1.1        Tenant shall pay, except as expressly provided to the contrary herein, during each Lease Year of the Term of this Lease as Base Rent (as defined in Item 4 of the Basic Lease Provisions) for the Premises (as defined in Item 2.1 of the Basic Lease Provisions) the sums shown for such periods specified in Item 4 of the Basic Lease Provisions.

3.1.2        Except as expressly provided to the contrary herein, Annual Base Rent shall be payable in equal consecutive monthly installments, in advance, without abatement, deduction or offset, commencing on the

First Increment Commencement Date and continuing thereafter throughout the Term on the first (1st) day of each calendar month thereafter.  If the First Increment Commencement Date (or the Second Increment Commencement Date, the Plaza Building Commencement Date, the Third Increment Commencement Date or the Fourth Increment Commencement Date) is a day other than the first (1st) day of the calendar month, then the Base Rent for the partial Lease month (the “Partial Lease Month Rent”) for the Premises (or such Increment of Space) shall be calculated on a per diem basis determined by dividing the initial Monthly Base Rent shown in Item 4 of the Basic Lease Provisions by the actual number of days in the subject calendar month and multiplying such amount by the number of remaining days of such month from and including the First Increment Commencement Date (or the Second Increment Commencement Date, the Plaza Building Commencement Date, the Third Increment Commencement Date or the Fourth Increment Commencement Date).  Base Rent, all forms of Additional Rent (defined in Section 3.3, below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant: (i) shall each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) except as otherwise set forth in this Lease, shall be payable to Landlord when due without any prior notice or demand therefor in lawful money of the United States and without any abatement, offset or deduction whatsoever and (iii) shall be payable to Landlord at the address of Landlord described in Item 11 of the Basic Lease Provisions or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant.

3.2           Late Charge: Interest.  If any monthly installment of Base Rent, Parking Fees (defined in Section 20.3, below), or estimated monthly installments of Tenant’s Percentage Share of Operating Expenses (defined in Section 4.2.3, below) and Property Taxes (defined in Section 4.2.2, below) for the Project hereunder (collectively “Scheduled Rent”) any other form of Rent hereunder (“Other Rent”) is not received by Landlord (or Landlord’s designee) when due, and such Scheduled Rent or Other Rent shall remain unpaid for three (3) business days after Landlord notifies Tenant that such Rent is past due (collectively, a “Late Charge Delinquency”), Tenant shall pay to Landlord a late charge (“Late Charge”) equal to *  [ILLEGIBLE] amount of Rent (Scheduled Rent or Other Rent, as the case may be) then delinquent (which Late Charge shall be due and payable to Landlord within five (5) days of Landlord’s demand therefore).  In addition, in the event that any Late Charge Delinquency shall continue uncured for thirty (30) days, all forms of Rent then delinquent under this Lease shall automatically bear interest (payable to Landlord within five (5) days of Landlord’s demand therefor) at an annual interest rate equal to * * ).  The Late Charge (and any interest on any overdue amount payable pursuant to this Section 3.2) shall be deemed Additional Rent hereunder and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

3.3           Additional Rent.  For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute additional rent (“Additional Rent”) hereunder.

ARTICLE 4 - ADDITIONAL RENTAL

4.1           Payment of Tenant’s Percentage Share of Operating Expenses and Property Taxes.

4.1.1        Payment of Operating Expenses.  Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year (defined in Section 4.2.1, below) Tenant shall also pay as Additional Rent under this Lease, Tenant’s Percentage Share (defined in Section 4.2.5, below) of Operating Expenses (defined below) for the Project allocable hereunder to such Expense Year.

4.1.2        Payment of Property Taxes.  Subject to the provisions of this Lease, in addition to paying Base Rent pursuant to Article 3 of this Lease, with respect to each Expense Year, Tenant shall also pay as Additional Rent, Tenant’s Percentage Share of Property Taxes (defined in Section 4.2.2, below) for the Project allocable hereunder to such Expense Year.

4.2           Definitions.

4.2.1        Expense Year.  “Expense Year” shall mean each calendar year in which any portion of the Term of this Lease falls, through and including the calendar year in which the Term of this Lease expires.

4.2.2        Property Taxes.  “Property Taxes” shall mean, subject to the exclusions set forth in this Section 4.2.2, below, all real property taxes, assessments, fees, charges, or impositions and other similar governmental or quasi-governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer of any and every type, kind, category or nature, whether direct or indirect, general or special, ordinary or extraordinary, and all taxes, assessments, fees, charges or similar impositions imposed in lieu or substitution (partially or totally) of the same including, without limitation, all taxes, assessments, levies, charges or impositions: (i) on any interest of Landlord or (pursuant to a law enacted after September 1, 2003) on any interest of any mortgage of Landlord in the Project, the Buildings, the Premises or in this Lease, or on the occupancy or use of space in the Project, the Building or the Premises; (ii) on the gross or net rentals or income from the Project, Buildings and/or the Premises, including, without limitation, any excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; (iii) on any transit taxes or charges, Metrorail assessments, business or license fees or taxes, annual or periodic license or use fees, park and/or school fees, arts charges, parks charges, housing fund charges; (iv) imposed for street, refuse, police, sidewalks, fire protection and/or similar services and/or maintenance, whether previously provided without charge or for a different charge, whether provided by governmental agencies or private parties, and whether charged directly or indirectly through a funding mechanism designed to enhance or augment benefits and/or services provided by governmental or quasi-governmental agencies; (v) on any possessory taxes charged or levied in lieu of real estate taxes; and (vi) any costs or expenses incurred or expended by Landlord consistent with Institutional Owner Practices (as defined in Section 4.3.2, below) in investigating, calculating, protesting, appealing or otherwise attempting to reduce or minimize such taxes.  Notwithstanding anything to the contrary contained herein, there shall be excluded from Property Taxes: (a) all capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s gross income or profits unless the same is specifically included within the definition of Property Taxes above or to the extent otherwise imposed in lieu of any form of real estate taxes or other ad valorem taxes,  (b) any assessments assessed against the Project pursuant to an assessment district under circumstances where (1) participation in the assessment district is wholly voluntary and no assessments would be payable with respect thereto had Landlord (or its predecessor in interest) not voluntarily elected to participate, and (2) the assessments imposed under the assessment district are primarily used to finance (or reimburse Landlord for) capital improvements to the Project which would not be recoverable (through amortization or otherwise) as Operating Expenses pursuant to the provisions of this Lease (with Tenant agreeing that any taxes or assessments under any existing or future “Business Improvement District” are not covered by this clause (b) (and thus shall be includable under Property Taxes)) (c) all Property Taxes allocable to the J-2 Parking Annex and (iv) all state and federal income taxes.  Notwithstanding the foregoing, at all times that the Project is owned by a state public retirement system, the State of California, any local public entity, or any entity in which any of the same hold an interest (collectively, “Public Entity”); (A) this Lease and the Tenant’s interest hereunder may constitute a possessory interest subject to property taxation and as a result may be subject to the payment of property taxes levied on such interest (“Possessory Interest Taxes”), (B) such property taxes shall be based upon the full cash value of the possessory interest which will equal the greater of (1) the full cash value of the possessory interest or (2) if Tenant has leased less than all of the Project, Tenant’s Percentage Share of the full cash value which would have been enrolled if the entire Project had been subject to property tax upon acquisition by the entity and (C) in the event possessory interest taxes are applicable, Landlord shall have the right to make such adjustments to the foregoing as Landlord shall determine in good faith from time to time are required to most closely approximate the amount of Property Taxes which would be payable hereunder under circumstances where the Project is not owned by a Public Entity; provided, however, notwithstanding the foregoing, in no case shall any such Possessory Interest Taxes include (x) any taxes or assessments that are in excess of the amount of Property Taxes which would have been assessed if the Project were not owned in whole or in a part by a Public Entity or (y) any Possessory Interest Taxes not actually assessed or paid by or on behalf of Landlord.

4.2.3        Operating Expenses.  “Operating Expenses”  shall mean, subject to Section 4.2.4 below, all costs, fees, amounts, disbursements and expenses of every kind and nature paid or incurred by Landlord with respect to any Expense Year, on an accrual basis and without duplication (with each other or with Property Taxes), in connection with the operation, ownership, maintenance, insurance, restoration, management, replacement or repair of the South Tower, the Plaza Building, the Common Areas or the Project in a first class manner, including, without limitation, any amounts paid or incurred with respect to:

(i)            Premiums for property, casualty, liability, rent interruption, earthquake, terrorism flood or other types of insurance carried by Landlord from time to time, and all amounts actually paid by Landlord with respect to the Project or any portion thereof (or any costs or Restoration (defined in Section 12.1, below) thereof or any liabilities with respect to the Project) to cover deductibles under any such insurance; provided, however, that the maximum amount of deductible under any earthquake and/or terrorism insurance in force with respect to the Project which shall be includable in Operating Expenses for the Project for any calendar year shall be an amount equal to (a) *  b) the number or square feet of Rentable Area contained in the Project.

(ii)           Salaries, wages and other amounts paid or payable for personnel (including, without limitation, the Project manager, superintendent, operation and maintenance staff, the Parking Facilities manager, concierge (if any) and other employees of Landlord) involved in the maintenance and operation of the Buildings or the Project, including contributions and premiums towards fringe benefits, unemployment taxes and insurance, social security taxes, disability and worker’s compensation insurance, pension plan contributions and similar premiums and contributions which may be levied on such salaries, wages, compensation and benefits and the total charges of any independent contractors or property managers engaged in the operation, repair, care, maintenance and cleaning of any portion of the Buildings or the Project; provided, however, in the case where such amounts are included (on an accrual basis) if and to the extent such salaries, wages and other amounts are not paid within the next twelve (12) months following the conclusion of such subsequent Expense Year, then to such extent such salaries, wages and other amounts were included within such prior Expense Year (on the basis of being payable (but not paid) (any such amount, is referred to herein as the “Reduction Amount”), the same shall be deducted from Operating Expenses for such Expense Year; provided, however, that if the Lease shall have been previously terminated, Landlord shall issue Tenant a check in the amount of Tenant’s Percentage Share of the Reduction Amount.

(iii)          Cleaning expenses, including without limitation, janitorial services, window cleaning, and garbage and refuse removal.

(iv)          Landscaping and hardscape expenses, including without limitation, irrigating, trimming, mowing, fertilizing, seeding, and replacing plants, trees and hardscape.

(v)           The cost of fuel, gas, electricity, water, sewer, telephone, steam and other utility services provided to the Project.

(vi)          The cost of maintaining, operating, restoring, renovating, managing, repairing and replacing components of equipment or machinery, including, without limitation, heating, refrigeration, ventilation, electrical, plumbing, mechanical, elevator, escalator, sprinklers, fire/life safety, security and energy management systems, including service contracts, maintenance contracts, supplies and parts with respect thereto.

(vii)         The costs of access control and/or security for, and supervision of, the Project.

(viii)        Rental, supplies and other costs with respect to the operation of the management office for the Project and all Project Management storage areas.

(ix)           All cost and fees for licenses, certificates, permits and inspections, and the cost incurred in connection with the implementation of a transportation system management program or similar program.

(x)            The cost of replacement, repair, acquisition, installation and modification of: (A) materials, tools, supplies and equipment purchased by Landlord which are used in the maintenance, operation and repair of the Project (and do not exceed, on an aggregate basis each year, * ), and (B) any other form of improvements, additions, repairs, or replacements to the Project or the equipment or machinery used in connection with the Project; provided, however, that with respect to the items described in clauses (A) and (B) above which constitute a capital item, replacement, repairs, addition or improvement (collectively “Capital Items”) under sound accounting and property management principles consistently applied, in each case the cost of such Capital Items shall be amortized (with interest at the Interest Rate (defined in this Section 4.2.3(x), below) over the useful life (the “Useful Life”) of such Capital Item, as determined in accordance with sound accounting and property management principles consistently applied; provided, further, however, that with respect to Capital Items described in clause (B) above only, such items shall be included in Operating Expenses only if the implementation of such items is intended to reduce Operating Expenses or to effect other economies in the operation or maintenance of the Project (a “Cost Savings Device”), or is required under any Law (defined in Section 7.2.1, below) enacted after the date on which Landlord delivers the First Increment Office Space to Tenant; provided, finally, however, that the cost of any Cost Savings Device shall be amortized (with interest at the Interest Rate) over the lesser of (x) the Useful Life of such Capital Item or (y) the Pay Back Period (defined below) associated with such Cost Savings Device.  The “Pay Back Period” shall be the period of time within which the projected aggregate annual savings in Operating Expenses resulting from the installation of a particular Cost Savings Device will equal the cost of the Cost Savings Device, as determined by the Landlord in accordance with sound accounting principles consistently applied.

*

(xi)           Attorneys’, accountants’ and consultants’ fees and expenses in connection with the management, operation, administration, maintenance and repair of the Project (consistent with Institutional Owner Practices), including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of Property Taxes, or components thereof, or the costs of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses.

(xii)          Fees for the property management of the Project in an amount equal to three percent (3%) of the gross revenues of the Project (which shall be grossed up by Landlord to reflect ninety-five percent (95%) occupancy of the entire Project on an annual basis), without regard to whether actual fees so paid are greater or less than such amount.

(xiii)         Sales, use and excise taxes on goods and services purchased by Landlord for the management, maintenance, administration or operation of the Project.

(xiv)        Fees for local civic organizations and dues for professional trade associations.

(xv)         Payments under any declarations, covenants, conditions and restrictions or instruments pertaining to the operation of the Project or the maintenance of any easement, license or operating agreement or similar instrument which affects the Project (and any of the same pertaining to the sharing of costs by the Project) to the extent listed on Exhibit “O?” (or otherwise approved by Tenant, which approval Tenant shall not unreasonably withhold, condition or delay).

(xvi)        Subject to Sections 4.2.4 (xxvi) and (xxix), costs and expenses of investigating, testing, documenting, monitoring, responding to, abating and remediating Hazardous Materials (defined in Section 7.3.3, below), other than abatement and remediation costs with respect to Hazardous Materials actually known by Landlord (on the Effective Date) to require abatement and/or remediation under applicable Laws (defined in Section 7.2.1, below).

(xvii)       The cost of providing insurance which is not unique to a parking garage (such as garage keepers insurance) and the cost of any access control services provided with respect to the Parking Facilities.

(xviii)      The cost of maintenance and replacements of curbs, walkways and security barriers at the Project.

(xix)         The cost of contesting any governmental enactments which may affect Operating Expenses.

(xx)          Any costs, fees, amounts, disbursements and expenses which are generally included within Operating Expenses under Institutional Owner Practices.

4.2.4        Operating Expenses Exclusions.  Notwithstanding any provision of this Lease to the contrary, for purposes of this Lease, Operating Expenses shall not include:

(i)            Property Taxes;

(ii)           any costs relating to the design and construction of tenant improvements to the Premises or to the premises of other tenants;

(iii)          except as specifically set forth in Section 4.2.3 above, depreciation, amortization, interest, principal and other payments on mortgages and any other form of monetary encumbrance or any form of financing of Landlord relating to the Project, and any other cost or expenses relating or required pursuant to or on account of any such mortgage, encumbrance or financing, if any;

(iv)          any marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees and expenses incurred in connection with the original development, subsequent improvement, or original or future leasing, financing or sale of the Project; or in connection with any assignment, sublease, renewal, expansion or similar transactions in the Project;

(v)           any costs for which the Landlord is reimbursed by insurance by its carrier or any tenant’s carrier or by anyone else; Landlord shall use commercially reasonable, good faith efforts to obtain the foregoing reimbursements;

(vi)          any bad debt loss, rent loss, or any reserves for bad debts or rent loss, or similar losses;

(vii)         any expense relating to services or other benefits provided to other tenants in the Project at no cost which are made available to Tenant at a charge or which are not available to Tenant;

(viii)        any cost associated with the operation of the business of the partnership or entity which constitutes the Landlord (or of which Landlord is a direct or indirect subsidiary, parent or Affiliate (defined in Section 15.8, below)), as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the same are directly attributable to the actions of the Tenant and such actions are in violation of this Lease), costs of selling, syndicating, financing, mortgaging or hypothecating any interest in the Project or any porting thereof, and costs incurred in connection with any disputes between Landlord and its partners and/or Landlord affiliates, between Landlord and its employees, between Landlord and any other owner or interest holder in the Project or any adjacent landowner, between constituent partners of Landlord, between Landlord and Project management or its employees, or between Landlord and other tenants or occupants;

(ix)           any wages, benefits or related expenses of any employee who does not devote substantially all of his or her employed time to the management, operation or maintenance of the Project unless such wages, benefits and expenses are reasonably and equitably prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project (and such proration is consistent throughout the Lease Term); provided however, that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of Project manager;

(x)            any penalties and, except as specifically set forth in Section 4.2.3(x), above, interest;

(xi)           any amount paid as ground rental for the Project or any portion thereof;

(xii)          any costs, including, without limitation, permit, license and inspection costs, incurred with respect to the installation of improvements for the exclusive use or benefit of a tenant or tenants in the Project or otherwise incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(xiii)         expenses in connection with services or other benefits which are provided to another tenant or occupant of the Project (of the same area of the Project as Tenant (i.e., the South Tower or the Plaza Building)), and for which such other tenant or occupant is not charged directly, and that are not offered to Tenant in any portion of its Premises or for which Tenant is charged a separate charge;

(xiv)        any expense related to all items and services (the cost of which would otherwise be includable in Operating Expenses) for which Landlord seeks reimbursement from Tenant or any other tenant in the Project to the extent of the reimbursement billings Landlord delivers to Tenant or such other tenants;

(xv)         any payments paid to Landlord (or any member, manager, partner or other constituents thereof) or to subsidiaries or Affiliates thereof for goods or services (including utility services) in the Project to the extent the same exceeds the cost of such goods or services if rendered on a competitive basis by qualified, first-class unaffiliated third parties;

(xvi)        any compensation paid to clerks, attendants or other persons in commercial concessions operated or subsidized by Landlord or operated by others in the Project (including people collecting parking fees, performing valet services, performing parking attendant duties, washing or otherwise servicing vehicles in, on or in connection with the Parking Facilities);

(xvii)       any rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, which if purchased, the cost of which would be excluded from Operating Expenses as a capital cost, except for reasonable amounts of equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project, but only to the extent required in connection with such emergency;

(xviii)      any costs of electric power or other services for which any tenant directly contracts with the local public service or utility company or other provider;

(xix)         any cost, interest or tax penalty incurred as a result of Landlord’s negligence, inability or unwillingness to make tax payments (or to file tax filings or returns) when due;

(xx)          any costs of acquisition or maintenance of signs in or on the Buildings or the Project identifying other tenants (provided that costs of maintaining signs identifying the Project shall not be excluded from Operating Expenses pursuant to this Section 4.2.4(xx));

(xxi)         any costs incurred by Landlord due to the violation by Landlord or any affiliate thereof of the terms and conditions of any lease of space in the Project;

(xxii)        any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(xxiii)       any rent or related expenses for any office space occupied by Project management personnel above the Project Manager’s level (“Management Space”) to the extent (1) the size of such office space exceeds the size of the Management Space as of the First Increment Commencement Date or (2) the rental rate applicable to such space exceeds the fair market rental value of the Management Space or (3) such office space is used to market or lease the Project or any portion thereof;

(xxiv)       any expenses relating to the general corporate overhead and the general and administrative expenses of Landlord or any Landlord affiliate;

(xxv)        any cost or expenses incurred in connection with disputes with past, present or prospective tenants or other occupants of the Project;

(xxvi)       any cost or expenses arising from the gross negligence or willful misconduct of Landlord;

(xxvii)      costs incurred: (a) to comply with Laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Buildings or on the Project on the Effective Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Buildings or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; (b) to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Buildings or ?nto the project after the date hereof by Landlord or one or more of Landlord’s agents, employees or contractors, and is of such a nature that, at that time, a federal, state or municipal governmental authority, if it then had knowledge of the presence of such hazardous material in the state and under the conditions that then existed in the Buildings or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(xxviii)     any costs arising from any charitable or political contributions in excess of *  in any Expense Year;

(xxix)       any costs or expenses incurred in connection with the management, existence, monitoring, reporting, containment, remediation, or removal or abatement of ACM (as defined in Section 7.3.3 below) from the Project or any portion thereof;

(xxx)        any reserves of any kind, including, without limitation, replacement reserves, operating reserves, reserves required by lenders or partners, reserves for bad debts or lost rent or any similar charge;

(xxxi)       any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations in excess of *  any Expense Year;

(xxxii)      any costs or expenses incurred in removing and storing the property of former tenants or occupants of the Project;

(xxxiii)     any costs or expenses of installing, operating and maintaining any, broadcasting facility, luncheon club, spa, athletic or recreational club or child-care facility;

(xxxiv)     any Landlord’s work or comparable work performed in connection with improvements for other tenants or prospective tenants;

(xxxv)      any advertising expenditures;

(xxxvi)     any costs or expenses reimbursed to Landlord under any warranty, rebate, guarantee or service contract (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

(xxxvii)    any costs or expenses arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to the business of Landlord, or the ownership or title to the Buildings or the Project or any portion thereof (including, without limitation, attorneys’ fees, settlements, judgments or payments in lieu thereof);

(xxxviii)   any entertainment and travel costs or expenses of Landlord, any Affiliate of Landlord, any management agent of Landlord and their respective employees, agents, partners and Affiliates (except for travel costs (not to exceed *  ) in any Expense Year) required for training of Landlord’s management personnel);

(xxxix)      except as set forth in Section 4.2.3(i) and 4.2.3(x) above, costs of capital repairs, replacements and alterations, capital additions, capital improvements and equipment, as determined in accordance with sound real estate accounting principles, consistently applied;

(xi)           assessments and related charges relating to the City of Los Angeles Fire Safety Improvements Assessment District created pursuant to LA Municipal Ordinance 91.8604;

(xii)          any costs or expenses related to any governmental, quasi governmental, utility company or similar program or plan for waste, traffic, hazardous waste, environmental or handicapped access management, mitigation, enhancement or remediation in which participation is voluntary;

(xiii)         the cost of furnishing and installing non-Project standard replacement bulbs and ballasts in tenant spaces;

(xiiii)        “takeover” costs or expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project;

(xiiv)       any payments under any declarations, covenants, conditions and restrictions pertaining to the Project or any easement, license or operating agreement or similar instrument which affects the Project, other than any amounts expressly included in Operating Expenses under Section 4.2.3(xv);

(xiv)        any Operating Expenses or Property Taxes specifically relating to the J-2 Parking Annex, other than any Operating Expenses expressly included in Operating Expenses under Section 4.2.3(xvii);

(xivi)       any items expressly excluded from Operating Expenses pursuant to Article 5; or

(xivii)      any costs of: (a) rec?lking the perimeter walls of the Project and/or replacing or repairing exterior windows or the skin of the Building, and (b) major refurbishment to, or replacement of, air handlers (inclusive of coils, condensate plates, vibration isolation, and mister), chilled water pipes, and heating equipment (inclusive of heat exchangers and piping, cooling towers clutters and central pumping system), but only to the extent that all such costs described in this Section 4.2.4(xivii) exceed in the aggregate, *  *  ) in any Expense Year; provided, however, that any costs expressly authorized to be included within Operating Expenses under Section 4.2.3(x) shall not be subject to the provisions of this Section 4.2.4(xivii) and shall not be taken into account in determining whether there are any costs covered by this Section 4.2.4(xivii) *  per Expense Year threshold described above.

Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services (the cost of which is includable in Operating Expenses) in connection with the operation of the Project.  Landlord will not collect or be entitled to collect for any Expense Year Operating Expenses or Property Taxes from all of its tenants (whether as a portion of such tenants’ payments of base rent as a result of such tenants’ base year or expense stop amount or otherwise) in an amount which is in excess of one hundred percent (100%) of the Operating Expenses and Property Taxes actually paid by Landlord in connection with the operation of the Project for (and allocable to) such Expense Year.

4.2.5        Tenant’s Percentage Share.  “Tenant’s Percentage Share” shall mean, with respect to the Premises, the percentage set forth in Item 5.1 of the Basic Lease Provisions; and with respect to each of the First Increment Office Space, the Second Increment Office Space, the Plaza Building Space, the Third Increment Office Space and the Fourth Increment Office Space, the percentages set forth in Items 5.2, 5.3, 5.4, 5.5, and 5.6 respectively, of the Basic Lease Provisions (and each such percentage is equal to a fraction, which has as its numerator the Rentable Area of the applicable Increment of Space and as its denominator, the Aggregate Project Rentable Area (defined in this Section 4.2.5, below), with each such fraction expressed as a percentage).  With respect to each of the Hold Space, the Expansion Space and/or the First Offer Space, Tenant’s Percentage Share shall mean a fraction which has as its numerator the Rentable Area of the applicable Hold Space, Expansion Space or First Offer Space, as the case may be, and which has as its denominator the Aggregate Project Rentable Area, and expressing such quotient in the form of a percentage.  For purposes of this Lease, the parties hereto stipulate that the “Aggregate Project Rentable Area” shall mean 2,648,920 square feet of Rentable Area.

4.3           Calculation Methods and Adjustments.

4.3.1        Gross Up of Variable Expenses.  The variable components of Operating Expenses (“Variable Expenses”) for all or any portion of any Expense Year during which actual occupancy of all of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project (as if all tenants are paying full rent, as contrasted with free rent, half rent and the like such that those Variable Expenses which are dependent on the amount of rent payable are fully grossed up) shall be adjusted by Landlord on a basis consistent with Institutional Owner Practices, applying sound accounting and property management principles (and the provisions of this Lease) to reflect ninety-five percent (95%) occupancy of the Rentable Area of the Project (as if all tenants are paying full rent, as contrasted with free rent, half rent and the like such than Variable Expenses which are dependent on the amount of rent payable are fully grossed up) during such period.

4.3.2        Cost Pools; Reimbursements.  Subject to the provisions of this Section 4.3, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses or Property Taxes shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with the practices of the majority of the institutional owners of Comparable Buildings (“Institutional Owner Practices”).  Landlord shall have the right to equitably allocate some or all of Operating Expenses and Property Taxes among particular classes or groups of tenants or occupants in the Project (for example, retail tenants and office tenants) (each such group a “Cost Pool”) to reflect Landlord’s good faith determination, consistent with Institutional Owner Practices, that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon different Cost Pools.  Subject to the provisions of this Section 4.3, from time to time Landlord shall have the right to expand or contract the amount, scope, level or types of services, work, items or benefits, the cost of which is included within Operating Expenses, so long as Landlord’s treatment of the same for purposes of the calculation of Operating

Expenses is generally consistent with Institutional Owner Practices.  All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Operating Expenses or Property Taxes received by Landlord in a particular Expense Year shall be deducted from Operating Expenses or Property Taxes in the Expense Year the same are received, unless the Reimbursement (or a group of related Reimbursements) shall total in excess of $50,000 in any particular Expense Year, in which case such Reimbursements shall be applied to the Expense Year in which they were charged.  If deduction or application of Reimbursements hereunder shall result in credits in favor of Tenant, the same shall be credited against Rents next due and payable under this Lease, or if this Lease has been terminated, paid to Tenant within thirty (30) days of receipt by Landlord.  All assessments, premiums and other amounts of Operating Expenses or Property Taxes which can be paid by Landlord in periodic installments shall be paid by Landlord in the maximum number of periodic installments permitted by Law; provided, however, that if the then prevailing Institutional Owner Practice is to pay such assessments or premiums on a different basis, then except as expressly prohibited in this Lease, Landlord may utilize such different basis of payment.

4.3.3        Separately Billed Expenses.  If in any Expense Year, Landlord elects to or is required by Law to bill separately from Operating Expenses, one or more utility services provided to tenants in the Project, Tenant shall pay to Landlord, within ten (10) days of delivery of Landlord’s invoice therefor, Landlord’s charges for such utility services provided to Tenant (which charges shall be calculated by Landlord reasonably and in good faith on a basis consistent with Institutional Owner Practices), and in such case, there shall be excluded from Operating Expenses all such utility services so billed separately (provided to all spaces which are leased, or available for leasing, to other tenants, or prospective tenants in the Project).  Subject to applicable Laws, Landlord shall solely determine all decisions with respect to the method and manner by which all utility services, including, without limitation, electricity, fuel, gas, water and sewerage services, shall be billed and provided in the Project, which determinations shall be made by Landlord in good faith and on a basis consistent with Institutional Owner Practices (including, without limitations, the right to allocate utility expenses based upon studies which allocate utility usages among the tenants or occupants of the Project based upon the estimated use by the respective tenants).

4.3.4        If, not less than thirty (30) days prior to an entire calendar month, Tenant has given to Landlord a factually correct notice (“Notice and Certification of Non-Occupancy”) certifying that:  (i) Tenant has ceased to occupy (but still leases) one or more full floors of the Building (or the entire Premises, which in all events shall comprise not less than one full floor of the Building) (“Unoccupied Space”), (ii) there are no occupants (including without limitation, Tenant’s employees, subtenants and Tenant’s Occupants) occupying the Unoccupied Space, then for each such entire calendar month occurring during an Expense Year, Landlord shall make a determination, in the exercise of its good faith judgment, of the net Actual Costs (defined in Section 8.1.9, below) of electricity, janitorial service, and HVAC (defined in Section 10.2, below) (taking into account any administrative or other costs actually incurred by Landlord as a result of the application of this Section 4.3.4) which actually were not incurred by Landlord as a result of such non-occupancy of the Unoccupied Space by Tenant during such calendar month and which is includable in Operating Expenses (“Reduced Operating Amount”).  At the conclusion of each Expense Year during which Tenant shall deliver to Landlord a Notice and Certification of Non-Occupancy for one or more months during such Expense Year, Landlord shall calculate the total of Reduced Operating Amounts for such month or months during such Expense Year (which total is referred to herein as the “Reduced Operating Amount Credit”) and, Landlord shall, at Landlord’s option, either:  (A) give Tenant a credit in the amount of the Reduced Operating Amount Credit for such Expense Year against Tenant’s Percentage Share of Operating Expenses otherwise payable by Tenant to Landlord for such Expense Year (or give Tenant a credit in the amount of such Reduced Operating Amount Credit against Tenant’s Percentage Share of Operating Expenses for the subsequent Expense Year), or (B) issue a check payable to Tenant in an amount equal to the Reduced Operating Amount Credit (which Landlord must do if the Lease has been previously terminated).  Tenant acknowledges that, by virtue of the operation of Section 4.3.1 (and with all Unoccupied Space under Section 4.3.1), Operating Expenses corresponding to the Reduced Operating Amount Credit shall continue to be included in Operating Expenses for the Expense Year in question for purposes of calculation of Tenant’s Percentage Share of Operating Expenses.  The provisions of this paragraph shall not preclude Landlord from including in the leases of other tenants of the Project the Reduced Operating Amount Credit in accordance with any gross up provision, and Tenant specifically acknowledges and agrees that any other Rent credits or deductions (or other payments) given to any other Tenant in the Project under any comparable provision shall automatically be included in any gross-up of Variable Expenses hereunder.

4.4           Payment Procedure; Estimates.  Tenant’s Percentage Share of Property Taxes and Operating Expenses payable under Section 4.1 shall be determined and paid as follows:

4.4.1        Estimates.  During each Expense Year, Landlord shall give Tenant written notice (on a line-item by line-item primary category basis) of its reasonable and good faith estimate of Tenant’s Percentage Share of Operating Expenses and Property Taxes for that Expense Year (“Estimated Expense Statement”).  On or before the first (1st) day of each calendar month during such Expense Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that Tenant may elect;  (i) to pay Tenant’s Percentage Share of estimated ad valorem property taxes levied by the Los Angeles County Tax Assessor (“Real Property Taxes”) specified in any Estimated Expense Statement on a biannual basis on the condition that:  (a) Landlord has not notified Tenant in writing that its financing for the Project requires periodic impounds of Real Property Taxes that are inconsistent with a biannual payment schedule by Tenant and (b) each such biannual installment of fifty percent (50%) of Tenant’s Percentage Share of estimated Real Property Taxes shall be paid to Landlord (and received by Landlord) not less than twenty (20) days before the delinquency date for the corresponding payment of a Real Property Tax installment by Landlord and (ii) to pay Tenant’s Percentage Share of the cost of Landlord’s Insurance (defined in Section 11.3, below) upon demand therefor from Landlord, on the condition that each such payment by Tenant of Tenant’s Percentage Share of the cost of Landlord’s Insurance shall be paid to Landlord (and received by Landlord) no later than ten (10) days after Landlord’s delivery of its demand for payment for such amount from Tenant.  Not more often than once per year, Landlord may, by written notice to Tenant, revise its estimates for Operating Expenses and Property Taxes (including, but not limited to Real Property Taxes) for such Expense Year, and all subsequent payments under this Section 4.4 by Tenant for such Expense Year shall be based upon such revised estimate (provided that any such revised estimate shall set forth in reasonable detail the basis of any material increase in any primary Property Tax or Operating Expense category).

4.4.2        Landlord’s Statement.  Landlord shall employ commercially reasonable efforts to deliver to Tenant within one hundred fifty (150) days after the close of each Expense Year, or as soon thereafter as is practicable, a statement (which statement shall be reasonably detailed on a line-item by line-item basis) of that year’s Property Taxes and Operating Expenses, and Tenant’s Percentage Share of actual Property Taxes and actual Operating Expenses payable for such Expense Year pursuant to Section 4.1, as determined by Landlord in accordance with the terms of this Lease (the “Landlord’s Statement”).  Landlord’s Statement shall be binding upon Landlord and Tenant, except as provided in Section 4.5.  If the amount of Tenant’s Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is more than the estimated payments with respect thereto made by Tenant for such Expense Year, Tenant shall pay the deficiency to Landlord, together with interest thereon at the Interest Rate, within thirty (30) days after Landlord’s delivery of Landlord’s Statement.  If the amount of Tenant’s Percentage Share of actual Property Taxes and Operating Expenses for any Expense Year is less than the estimated payments for such Expense Year made by Tenant, any such excess, together with interest thereon at the Interest Rate, shall be credited against Rent next payable by Tenant under this Lease or, if the Term of this Lease has expired, any such excess, together with interest thereon at the Interest Rate, shall be paid to Tenant within thirty (30) days after Landlord’s delivery of Landlord’s Statement.  No delay in providing any Landlord’s Statement described in this Section 4.4.2 shall act as a waiver of Landlord’s right to receive payment from Tenant under Section 4.1 above with respect to Tenant’s Percentage Share of Property Taxes and/or Operating Expenses for the period covered thereby (provided that in the event that any such failure continues for a period in excess of six calendar months following Landlord’s receipt of notice of such failure from Tenant, Tenant may elect to seek specific performance).  Notwithstanding anything contained in this Article 4 to the contrary, in no event shall Tenant be obligated to pay any Property Taxes or Operating Expenses which are first billed to Tenant more than two (2) years following the delivery by Landlord of Landlord’s Statement for the Expense Year to which such amounts relate, except to the extent the same relates to Property Taxes and utilities, which may be billed to Tenant at a later date (but in no event later than four (4) years after the Expiration Date or any earlier date of termination of this Lease).

4.4.3        Proration of Partial Years.  If this Lease shall expire or terminate on a day other than the end of a calendar year, the amount of Tenant’s Percentage Share of actual Property Taxes and actual Operating Expenses payable under Section 4.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis that the number of days from January 1st of such calendar year to the Expiration Date or termination date, as the case may be, bears to the number three hundred sixty-five (365).  The expiration or early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 4.4 that are to be performed after such expiration or early termination.

4.5           Review of Landlord’s Statement.

4.5.1        Upon Tenant’s written request, given not more than thirty-six (36) months after Tenant’s receipt of Landlord’s Statement for a particular Expense Year, and provided that there does not then exist any uncured Event of Default (after applicable notice and cure periods) under this Lease by Tenant, Tenant shall have the right to conduct a review of the Landlord’s Statement and of Landlord’s books and records with respect to Tenant’s Percentage Share of Operating Expenses and Tenant’s Percentage Share of Property Taxes allocable to the Expense Year covered by such Landlord’s Statement.  In connection with the foregoing review, Landlord shall provide Tenant with access to Landlord’s books and records relevant thereto (“Expense Records”) within thirty (30) days after Tenant’s written request therefor.  Subject to the provisions of this Section 4.5, the right of Tenant under this Section 4.5 to review the Expense Records covered by, and dispute particular amounts billed under, a Landlord’s Statement may only be exercised once for each Expense Year covered by any Landlord’s Statement, and Tenant’s failure to dispute (by delivery of a written notice) the amount of Tenant’s Percentage Share of Operating Expenses and/or Property Taxes for a particular Expense Year set forth in a particular Landlord’s Statement within thirty-six (36) months of Tenant’s receipt of such Landlord’s Statement shall be deemed to be Tenant’s approval of such Landlord’s Statement, and each and all of Tenant’s rights (under this Section 4.5 or otherwise) to review the Expense Records for the Expense Year covered by such Landlord’s Statement, to dispute any amount billed to Tenant pursuant to (or otherwise described in) such Landlord’s Statement, or to otherwise make any claim with respect to the calculation of Operating Expenses or Property Taxes in such Landlord’s Statement shall automatically be deemed forever waived by Tenant.  Tenant shall hire an independent, nationally, regionally or locally recognized certified public accounting firm (“Tenant CPA”) which Tenant CPA shall:  (i) be paid on a non-contingency fee basis, (ii) not be an ex-employee of Landlord or any affiliate of Landlord, to conduct Tenant’s review of Landlord’s Statement and the Expense Records (provided that Tenant may alternatively use its own personnel to perform such review).  Following any review of Landlord’s Expense Records by the Tenant CPA, the Tenant CPA shall provide Landlord with a comprehensive, written list of any disputed items or issues (“Disputed Items”).  In the event that the parties are unable to resolve any dispute concerning Tenant’s obligation to pay Tenant’s Percentage Share of Operating Expenses and/or Property Taxes within six (6) months after the end of Tenant’s review as set forth above, either party shall have the right to submit the dispute to binding arbitration in accordance with the terms of Article 14, below; provided, however, that any such dispute submitted to arbitration shall be specifically limited to the Disputed Items.  Any amount of Operating Expenses or Property Taxes determined to have been overpaid by Tenant shall be promptly returned to Tenant, together with interest thereon at the Interest Rate, (or at Landlord’s election, if this Lease has not terminated, credited against Rent thereafter coming due hereunder), and any amounts determined to have been underpaid by Tenant shall be paid to Landlord, together with interest thereon at the Interest Rate within ten (10) days.  If it is determined that the Operating Expenses and Property Taxes for any Expense Year in dispute, collectively, have been overstated by more than three percent (3%), then all of Tenant’s reasonable costs in connection with such review, dispute and the arbitration shall be paid for by Landlord within thirty (30) days of receipt of the arbitration award or other conclusion of such dispute; in all cases where it is determined that the Operating Expenses and Property Taxes for the Expense Year in dispute have not been overstated, Tenant shall be liable for and shall reimburse Landlord for, all of Landlord’s actual fees, costs and expenses incurred in connection with such review, dispute and arbitration, within thirty (30) days of receipt of the arbitration award or other conclusion of such dispute.

4.5.2        Tenant acknowledges and agrees that any Expense Records of Landlord reviewed under this Section 4.5 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by the Tenant CPA, to anyone other than the Tenant CPA performing the review, Tenant’s lawyers and consultants, Tenant’s subtenants and the principals of Tenant who receive the results of the review (and that, as a condition of commencement of any review of Landlord’s Expense Records, Landlord may require each of Tenant, the Tenant CPA, Tenant’s lawyers and consultants and each of Tenant’s subtenants to whom Tenant desires to disclose the results of such review, to execute and deliver to Landlord, a commercially reasonable confidentiality agreement).

4.6           Proposition 13 Protection.

4.6.1        Defined Terms

4.6.1.1     “Sale” means a sale or other conveyance of the Project constituting a “change in ownership” of the Project for purposes of the California Revenue and Taxation Code (in effect as of the Effective Date) or any successor California statute.

4.6.1.2     “Reassessment” means a reassessment of the Project for real property tax purposes by the appropriate governmental authority.

4.6.1.3     “Protected Sale” means each Sale during the Protection Period (defined in Section 4.6.1.4, below).

4.6.1.4     “Protected Reassessment” means each Reassessment of the Project as a result of a Protected Sale.

4.6.1.5     “Protection Period” means the period commencing on the First Increment Commencement Date and expiring on the date that is sixty (60) calendar months after the First Increment Commencement Date.

4.6.1.6     “Protected Tax Increase” means as to each Expense Year, all or part of which occurs during the Protection Period, that portion of the Property Taxes for that portion of the Expense Year within the Protection Period which is attributable solely to (and would not otherwise be applicable but for) a Protected Reassessment, if any; provided, however, that notwithstanding any provision of this Section 4.6 to the contrary, Protected Tax Increase shall in no event include any Property Taxes which:

(a)           would have been assessed in any case in the Expense Year in question (even under circumstances where there had not been any Sale);

(b)           are attributable to assessments pending immediately prior to the applicable first Reassessment which were included in the applicable Protected Reassessment or any assessments which were rendered unnecessary by or following the applicable First Reassessment; or

(c)           are attributable to the annual inflationary increase in real property taxes (excluding that portion of any increase attributable to the incremental increase in the assessed value of the Project solely resulting from the applicable Protected Reassessment) provided by Law.

4.6.2        Protection.

(i)            This Section 4.6.2 shall apply only if a Protected Sale occurs during the Protection Period.  If no Protected Sale occurs during the Protection Period, this Section 4.6 shall have no force or effect.  In all cases, this Section 4.6.2 shall expire and shall be of no force or effect on the date that is sixty (60) calendar months after the First Increment Commencement Date.

(ii)           If a Protected Sale occurs during the Protection Period then, in connection with any Protected Reassessment, during and with respect to the Protection Period, Tenant shall not be obligated to pay any portion of any Protected Tax Increase allocable to the Premises.

4.6.3        Impact of Subsequent Sales.

(i)            During the Protection Period.  In the event that following the first Protected Sale, there is one or more subsequent Protected Sales(s) (“Subsequent Sales”) during the Protection Period, which result(s) in a Reassessment of the Project at a value higher than the first Protected Reassessment this Section 4.6.3 shall continue to apply as to each Protected Tax Increase.

(ii)           After the Protection Period.  Tenant shall, commencing on the date that is sixty (60) months after the First Increment Commencement Date and continuing for the remainder of the Term (including any applicable Extension Term), pay the full amount of Tenant’s Percentage Share of all Property Taxes for the Project.

4.6.4        Landlord’s Right to Purchase the Proposition 13 Protection Amount.  The amount of Tenant’s Percentage Share of Property Taxes which, as of any particular date during the Protection Period, Tenant shall not be obligated to pay with respect to the remainder of the Protection Period pursuant to the provisions of this Section 4.6 shall be referred to herein as the “Proposition 13 Protection Amount.”  Landlord shall have the right to purchase (and to eliminate) all or any portion of any Proposition 13 Protection Amount at any time prior to the date that is twenty-four (24) months after any Protected Reassessment by paying to Tenant an amount equal to the Proposition 13 Purchase Price (defined in this Section 4.6.4, below) with respect thereto.  As used herein, “Proposition 13 Purchase Price”  shall mean the present value of the Proposition 13 Protection Amount then remaining (or if less than all of the same is to be purchased by Landlord, the portion to be so purchased) as of the date of payment (by Landlord to Tenant) of the Proposition 13 Purchase Price, as determined by Landlord utilizing a discount rate equal to the Interest Rate.

ARTICLE 5 - ADDITIONAL TAXES

In addition to the Base Rent and all other forms of Additional Rent payable by Tenant hereunder, Tenant shall reimburse Landlord within ten (10) days of Landlord’s demand therefor, as Additional Rent, for any and all taxes, impositions or similar fees or charges (other than any of the same actually included by Landlord in Property Taxes with respect to the Expense Year in question) payable by or imposed or assessed upon Landlord upon or with respect to (or measured by or otherwise attributable to the cost or value of): (i) any fixtures, equipment or other personal property located in or about the Premises; (ii) any leasehold improvements made in or to the Premises by or for Tenant (without regard to ownership of such improvements if and to the extent the original cost, replacement cost or value thereof * foot or Rentable Area contained in the Premises; (iii) the Rent payable hereunder, including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority; (iv) the leasing or use of Tenant’s parking privileges in accordance with the terms of this Lease; (vii) any rights to signage and/or identity rights held from time to time by Tenant under this Lease; or (viii) Tenant’s installation, operation or maintenance of ATMs at the Project pursuant to the ATM Rights.  Landlord shall enforce the provisions of this Article 5 in a nondiscriminatory manner, and to the extent Landlord requires Tenant to pay directly (pursuant and this Article 5) a particular type or category of Property Tax, Landlord shall not include in Property Taxes or Operating Expenses any Property Taxes of the same type of category during the same Expense Year attributable to the same activities of any other tenant or attributable to any other premises in the Project which are then leased or available for lease.

ARTICLE 6 - SECURITY DEPOSIT

[Intentionally omitted].

ARTICLE 7 -  USE OF PREMISES

7.1           Tenant’s Permitted Use.

7.1.1        General.  Subject to the provisions of this Section 7, Tenant shall use:  (a) the South Tower Premises only for Tenant’s Permitted Use as set forth in Item 9.1 of the Basic Lease Provisions (and for training rooms, in-house kitchen, cafeteria and food service operations and reproduction facilities, if and to the extent the same are only incidental to Tenant’s business operations in the Premises and are not to be used, in any material way, for the provision of training, food and/or reproduction of goods and/or services to the public) and shall not use the South Tower Premises or permit the South Tower Premises to be used for any other purpose and (b) the Plaza Building Space only for Tenant’s Permitted Use set forth in Item 9.2 of the Basic Lease Provisions and shall not use the Plaza Building Space (or permit the Plaza Building Space to be used) for any other purpose.  Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect all governmental licenses, approvals and permits required to allow Tenant to conduct Tenant’s Permitted Use for each of the South Tower Premises and the Plaza Building Space.  Landlord disclaims any warranty that the Premises (including the South Tower Premises and the Plaza Building Space) are suitable for Tenant’s use, and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard; provided, however, that nothing contained in this Section 7.1.1 shall reduce Landlord’s obligation to deliver the Plaza Building Space to Tenant in the condition specified in Section 1.2 of the Work Letter.  In no case shall Tenant use any portion of the Premises for: (i) offices of any division, agency or bureau of the United States or any state or local government (“Domestic Government Use”), (ii) offices of any division, agency or bureau of any foreign government or subdivision thereof, (“Foreign Government Use”), (iii) offices of any health care professionals or for the provision of any health care services, (iv) any school, educational, or other training facility, (v) any retail or restaurant uses (provided, that during such periods as Tenant is permitted to use the Plaza Building Space for a Permitted Plaza Building First Class Use by a Permitted Plaza Building First Class Tenant if and to the extent a retail of restaurant use shall qualify as a Permitted Plaza Building First Class Tenant, this restriction shall not apply to the Plaza Building Space, (vi) any residential use, (vii) any operational offices for communications uses (such as broadcasting radio and/or television stations), (viii) “executive suite” type uses where office suites are maintained for individual rental, (ix) temporary employment agencies (except and where exclusively used for hiring for Tenant) or (x) any use of the Premises or any portion thereof for any occupancy density which is greater than the average occupancy density associated with the occupancies of the other tenants of the Project (collectively, “Prohibited Uses”); provided, however, that: (a) if at any point during the Term of this Lease Landlord has, within the five (5) year period prior to such date, entered into a direct lease (a “Permitted Governmental Lease”) with a tenant which is a governmental entity expressly permitting such governmental tenant to use its premises (the “LL Permitted GUse Premises”) for a Domestic Government Use, and such LL Permitted GUse Premises is actually used for a period in excess of one hundred eighty (180) consecutive days for such Domestic Government Use, Tenant may then convert a portion of the South Tower Premises to a Domestic Government Use; provided, further, however, that Tenant’s rights to convert (and use) a portion of the South Tower Premises for a Domestic Government Use shall be strictly limited in all cases to a Domestic Governmental Use which; (1) is not larger in Rentable Area than the LL Permitted GUse Premises and (2) in Landlord’s good faith and reasonable judgment is not more intrusive upon (in comparison to the Domestic Government Use permitted in the LL Permitted GUse Premises) and/or more in conflict with Landlord’s objectives (in comparison to the Domestic Government Use permitted in the LL Permitted GUse Premises) as to the nature, size, intensity, reputation and/or impacts upon security, use of Common Areas, reputation of the Project and/or desirability of the Project to other tenants (and all other reasonably relevant characteristics specified by Landlord with respect to the Domestic Government Use (a “Permitted Domestic Governmental Use”) and (b) if at any point during the Term of this Lease Landlord has, within the five (5) year period prior to such date, entered into a Permitted Governmental Lease with a tenant which is a foreign governmental entity expressly permitting such foreign governmental tenant to use its premises (the “LL Permitted Foreign GUse Premises”) for a Foreign Government Use, and such LL Permitted Foreign GUse Premises is actually used for a period in excess of one hundred eighty (180) consecutive days for such Foreign Government Use, Tenant may then convert a portion of the South Tower Premises to a Foreign Government Use; provided, further, however, that Tenant’s rights to convert (and use) a portion of the South Tower Premises for a Foreign Government Use shall be strictly limited in all cases to a Foreign Governmental Use which: (1) is not larger in Rentable Area than the LL Permitted Foreign GUse Premises and (2) in Landlord’s good faith and reasonable judgment is not more intrusive upon (in comparison to the Foreign Government Use permitted in the LL Permitted Foreign GUse Premises) and/or more in conflict with Landlord’s objectives (in comparison to the Foreign Government Use permitted in the LL Permitted Foreign GUse Premises) as to the nature, size, intensity, reputation and/or impacts upon security, use of Common Areas, reputation of the Project and/or desirability of the Project to other tenants (and all other reasonably relevant characteristics specified by Landlord with respect to the Foreign Government Use (a “Permitted Foreign Governmental Use”).  For example, if the LL Permitted GUse Premises is a premises of two thousand (2,000) square feet of Rentable Area, is an office for executives and/or legal staff for a governmental agency and is reasonably viewed by the public (and other tenants) as being comparable to the other first class tenants in the Building, Tenant’s rights to a government use in the Premises would be limited only to government uses of two thousand (2,000) square feet of Rentable Area or less of a comparable nature to such Domestic Government Use.

7.1.2        Landlord’s Right to Recapture Plaza Building Space.  In the event that Tenant shall fail to use and operate the Plaza Building Space as a retail bank for any period in excess of sixty (60) consecutive days, and such failure shall continue (other than due to good faith construction activities following casualty or a condemnation event or for remodeling purposes) for a period of thirty (30) days following delivery of written notice of Landlord’s intent to recapture such portion of the Premises, Landlord shall have the right, upon five (5) days written notice to Tenant, to recapture the Plaza Building Space from Tenant (through termination of this Lease as to the Plaza Building Space, effective as of the date of such notice) (“Landlord Bank Space Recapture Right”), and following such recapture, to lease such space to any other entity in Landlord’s sole and absolute discretion (provided in all such cases, such other entity shall be a retail bank or a Permitted Plaza Building First Class Tenant).  In the event that Landlord shall exercise the Landlord Bank Space Recapture Right: (a) this Lease shall automatically be amended to delete the Plaza Building Space from the Premises, and all amounts, percentages and figures appearing or referred to in this Lease based upon the square footage of the Premises (including, without limitation, the amount of the Rent) shall be appropriately and immediately reduced, (b) all of Tenant’s Tenant Plaza Building Identification Rights (defined in Section 28.5.4(ii), below) and all of Tenant’s rights under Section 28.9.3 shall terminate and shall be of no further force or effect and (c) Landlord and Tenant shall, within a reasonable period of time thereafter, execute an amendment to this Lease that shall: (i) confirm the deletion of the Plaza Building Space from the Premises, (ii) confirm the termination of all of Tenant’s Tenant Plaza Building Identification Rights and all of Tenant’s rights under Section 28.9.3, below, and (iii) make any other necessary and appropriate modification to this Lease.

7.2           Compliance With Laws and Other Requirements.

7.2.1        Subject to the provisions of this Section 7.2.1, Tenant shall not do anything in or about the Premises, the Buildings or the Project which will in any way conflict with any law, statute, ordinance or other governmental or judicial rule, regulation requirement or order now in force or which may hereafter be enacted, promulgated or ordered (collectively, “Laws”).  Subject to the provisions of the Work Letter and this Section 7.2.1, Tenant shall, at its sole cost and expense, comply with all Laws which relate to: (i) Tenant’s use of the Premises, (ii) the Alterations (as defined in Section 10.2) or the Improvements (as defined in Section 11.2.2), (iii) the Base Building (defined in this Section 7.2.1, below), but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s non-general office Alterations, non-general office Improvements, or non-general office use of the Premises and (iv) Other Installations Items (defined in Section 9.1, below).  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply with such standards or regulations, provided that, in no event, shall Tenant be required to comply with Laws with respect to the Base Building as a result of such occupational, health or safety standards except to the extent required pursuant to the second sentence of this Section 7.2.1.  Landlord shall comply with all Laws relating to the Base Building (including the Base Building in the Common Areas) if and to the extent (a) each such compliance with Laws obligation is not the responsibility of Tenant under the second sentence of this Section 7.2.1, and otherwise is not required as the result of the misconduct, breach, fault or negligence of Tenant or of any Tenant Party, and (b) Landlord’s failure to comply with such Laws would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or the operation of Tenant’s business or would create a significant health hazard for Tenant’s employees.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 7.2.1 to the extent consistent with the terms of Section 4.2 above.  The “Base Building” shall include the Building Structure and the Building Systems.

7.2.2        Tenant shall not use the Premises, or permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises, which:  (i) violates or conflicts with any applicable Law; (ii) causes or is reasonably likely to cause material damage to the Project, any Building, any portion of the Premises or the Building Systems; (iii) violates a requirement or condition of any policy of insurance covering the Project, the Buildings, and/or the Premises, or increases the cost of such policy unless Tenant agrees in a writing reasonably satisfactory to Landlord to pay for all such increased costs (provided that in no event shall the terms of this item (iii) prohibit Tenant’s use of the South Tower Premises for general office purposes or prohibit Tenant’s use of the Plaza Building Space for operation of a retail bank branch office); (iv) constitutes or is reasonably likely to constitute a substantial nuisance, annoyance or inconvenience to other tenants or occupants of any building or the Project or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located in the Project; or (vi) violates the Rules and Regulations described in Article 21.

7.3           Hazardous Materials.

7.3.1        No Hazardous Materials (defined in Section 7.3.2, below) shall be Handled (defined in Section 7.3.3, below) upon, about, in, at, above or beneath the Premises or any portion of the Buildings or the Project by or on behalf of Tenant, its subtenants or its assignees, or their respective contractors, clients, officers, directors, employees, agents, or invitees (each, a “Tenant Entity”).  Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and normal office cleaning supplies) may be used and stored at the Premises without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined in Section 7.3.1, below) and in a manner consistent with Institutional Owner Practices.

7.3.2        “Environmental Laws” shall mean and include all now and hereafter existing Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

7.3.3        “Hazardous Materials” shall mean and include:  (a) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, and are defined, or become defined by any Environmental Law.

7.3.4        “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

7.4           Existence of Asbestos.

7.4.1        Pursuant to the provisions of Exhibit “I” attached hereto (the “ACM Notice”), a copy of which Tenant acknowledges it has read, Landlord has notified Tenant of the presence of ACM in or about portions of the Premises and other portions of the Project.

7.4.2        Landlord has established, and shall maintain during the Term, an ACM operations and maintenance program (the “ACM Operations and Maintenance Program”) consistent with Institutional Owner Practices with respect to the existence of ACM in the Project.  Tenant shall comply with all requirements of the ACM Notice and Landlord’s ACM Operations and Maintenance Program.  In addition, during the Term, Tenant shall comply with all disclosure, notification (with respect to its employees, contractors, subtenants and others) and other matters relating to the existence of ACM in or about the Project or the Premises imposed on employers and tenants by applicable federal state or local Laws.

ARTICLE 8 - UTILITIES AND SERVICES

8.1           Building Services.  Landlord agrees to furnish or cause to be furnished, subject to the provisions of this Lease, as part of Operating Expenses, the following utilities and services, twenty-four (24)-hours per day, three hundred sixty-five (365) days per year (unless otherwise stated below), subject to the conditions and standards set forth herein:

8.1.1        Subject to all Laws, Landlord shall provide HVAC to the Premises (“HVAC Service”) for the comfortable use and occupancy of the Premises (and shall operate the Project HVAC Service so as to operate on a basis substantially consistent with the operational criteria therefor set forth on Exhibit “NN” attached hereto) from 8:00 a.m. to 6:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturdays (collectively, the “Business Hours”), except for the date of observation of New Year’s Day, Presidents’ Day, Martin Luther King Day Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day (collectively, the “Holidays”); provided, however, that if Tenant desires to use HVAC during hours (“Non-Business Hours”) other than Business Hours (“After Hours HVAC”), Tenant shall provide Landlord with prior fax or email notice of Tenant’s desired After Hours HVAC use.  In all cases, Tenant shall pay to Landlord the “After Hours HVAC Rate” for all After Hours HVAC ordered or requested by Tenant or any Tenant Party, within thirty (30) days of receipt of a reasonably detailed bill therefor.  “After Hours HVAC Rate” shall mean, as of the First Increment Commencement Date, Eighty-Five Dollars ($85.00) (the “Initial After Hours HVAC Rate”) per floor, per hour of After Hours HVAC requested or ordered by Tenant; provided, however, that (a) Landlord shall have the right to increase the After Hours HVAC Rate following the First Increment Commencement Date to reflect any increase in the cost of utility service and/or the cost of labor related to the provision of After Hours HVAC experienced by Landlord from and after the First Increment Commencement Date and (b) if at any time the actual cost (without inclusion of any administrative overhead or profit or cost for wear and tear or depreciation) of utility services and/or the labor and materials related to the provision of After Hours HVAC actually experienced by Landlord shall be less than the Initial After Hours HVAC Rate, Landlord shall appropriately reduce the Initial After Hours HVAC Rate to reflect such lower cost.  Notwithstanding the foregoing, the After Hours HVAC Rate shall not include a start-up charge or minimum usage requirement (other than the fact that After Hours HVAC is provided on a full floor basis only).

8.1.2        Electricity.

8.1.2.1     At all times, Landlord shall provide electric current as required for Building standard lighting and fractional horsepower office machines and adequate electrical wiring and facilities for connection to the lighting fixtures and incidental use equipment of Tenant (“Electric Service”); provided, however, that notwithstanding any provision of this Lease to the contrary the total connected electrical load for all of the lighting and incidental use equipment located in the Premises shall in no case exceed eight (8) watts per rentable square foot of the Premises (the “Maximum Electrical Amount”).  Without Landlord’s consent, Tenant shall not install, or permit the installation in the Premises of any computers, word processors, electronic data processing equipment or other type of equipment or machines which will increase Tenant’s use of electric current in excess of that which Landlord is obligated to provide pursuant to this Section 8.1.2 (“Excess Electrical Requirements”).  If Tenant shall desire to utilize electric current in excess of the Maximum Electrical Amount, Tenant’s request for changes in the Maximum Electrical Amount shall be treated as a request for a Base Building Change under Section 3.7 of the Work Letter; provided, however, that Landlord may condition its consent upon Tenant’s payment in advance of Landlord’s total, direct, out-of-pocket costs of designing, permitting, installing, maintaining and providing any additional facilities reasonably and in good faith determined by Landlord to be required to satisfy such Excess Electrical Requirements (or otherwise related to the additional wear and tear on Building Systems associated therewith);

8.1.2.2     If Tenant’s actual electricity consumption for any portion of the Premises (excluding therefrom electricity consumption related to HVAC), as determined on a nondiscriminatory basis in good faith by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of submeters and/or pulse meters, electrical surveys and/or engineer’s estimates (provided, however, that Landlord shall use commercially reasonable efforts to use all other commercially reasonable estimating or measurement techniques before utilizing submeters)), exceeds the Electricity Consumption Standard (defined in this Section 8.1.2.2, below) for any reasonable calculation period determined by Landlord, Tenant shall pay to Landlord, as Additional Rent, the sum of:  (a) Landlord’s actual direct cost of supplying such excess consumption, including, without limitation, all taxes thereon and (b) all of Landlord’s actual costs of monitoring and measuring such excess consumption; provided, however, that notwithstanding any provision of this Lease to the contrary, in the event that Tenant shall install and/or operate in the Premises any equipment: (X) which is equipment which has an electrical consumption higher than the electrical consumption of equipment used for general office use (including without limitation, high volume copying equipment and Tenant HVAC equipment), (Y) which, consistent with Institutional Owner Practices applied by Landlord in a non discriminatory manner, is considered high electricity consumption equipment, or (Z) which is any other equipment with the potential for consuming similar quantities of electricity (collectively, “High Consumption Equipment”), Landlord shall have the right to separately bill Tenant for and receive reimbursement (within ten (10) days of Landlord’s written demand therefor) (utilizing such electrical consumption measurement and/or estimating methods as Landlord shall in good faith adopt) for all of Landlord’s actual costs (including utility charges and taxes) relating to electricity usage by all such High Consumption Equipment.  The “Electricity Consumption Standard” shall mean the greater of: (i) the monthly electrical power consumption that would exist if Tenant consumed an average of four (4) watts per square foot of Rentable Area during Business Hours and (ii) the monthly electrical power consumption that would exist if Tenant’s average electrical power consumption during Business Hours was equal to Landlord’s reasonable estimate of 107% of an average project tenant’s (averaging all tenants in the Project) consumption of electricity during Business Hours (expressed on a watt per square foot of Rentable Area basis).

8.1.2.3     If Tenant’s increased electrical requirements described in Section 8.1.2.1 will materially affect the temperature level in the Premises or any Building, Landlord’s consent may be conditioned upon Tenant’s payment of all direct, actual costs of installation and operation of any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including, but not limited to, the cost of modifications to the Building Systems.  Subject to the provisions of Section 16.8.2, below, Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity, quality or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.

8.1.3        Landlord shall provide reasonably sufficient amounts of cold and tepid city water to the Premises from the regular outlets in the Buildings for drinking, lavatory, toilet, kitchen and other purposes consistent with office use.

8.1.4        Landlord shall provide full, nonexclusive, non-attended automatic passenger elevator service to and from the South Tower Premises during the Business Hours in a manner and at a level consistent with Institutional Owner Practices (and the standards of the Comparable Buildings) and from not less than four (4) elevators serving the South Tower Premises at all times, provided, however, that during such times as Landlord shall be servicing, repairing and/or refurbishing the elevators serving the South Tower Premises, Landlord shall only be required to provide elevator service to the South Tower Premises from not less than two (2) elevators.

8.1.5        Landlord shall provide at all times and at no cost to Tenant, nonexclusive freight elevator service to and from the South Tower Premises, which service shall be subject to service of conflicting demands of the other tenants in the Building on a reasonable and nondiscriminatory basis.

8.1.6        Janitorial and Cleaning.

8.1.6.1     Landlord shall provide reasonable janitorial and cleaning services conforming to the specifications set forth in Exhibit “J” (or such janitorial specification as Landlord shall adopt from time to time consistent with the standards of the Comparable Buildings) and window washing in a manner and with such frequency as is consistent with window washing at the Comparable Buildings (but in no event less than three (3) times per year).  Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mailroom, or for a lavatory (other than the Common area lavatory rooms) other than normal “light” janitorial services such as emptying of waste containers, standard vacuuming, mopping and sweeping.  Landlord shall not be responsible for more extensive lunch room cleaning such as the washing of dishware or cleaning any refrigerator located therein.  In all events, Tenants shall pay to Landlord the cost of removal of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish attendant to normal office usage.

8.1.6.2     Subject to the requirements of this Section 8.1.6.2, at any time during the Term, upon thirty (30) days prior notice to Landlord, Tenant may elect to have Landlord cease providing janitorial and cleaning services to its Plaza Building Space and/or to its Premises in the South Tower.  In such event, Tenant shall retain the services of another qualified janitorial and cleaning contractor (“Substitute J&C Contractor”), to provide janitorial and cleaning services of a scope and quality not less than that then being provided by Landlord to tenants in the Project generally.  Each Substitute J&C Contractor shall be subject to Landlord’s approval, which approval shall not to be unreasonably withheld, delayed or conditioned; provided, however, that Tenant shall have no right to (and shall not) employ or engage (or otherwise contract with) as a Substitute J&C Contractor, any contractor that shall not be providing all of its services within the Project as a union contractor (and the parties hereto agree that it shall not be unreasonable for Landlord to refuse to approve any Substitute J&C Contractor proposed by Tenant that is a non-union contractor).  To the extent that Tenant so elects to provide such janitorial and cleaning services to its Premises under this Section 8.1.6.2, Tenant shall receive a credit against Tenant’s Percentage Share of Operating Expenses, for each Expense Year during which Tenant (for one of more calendar months) provides janitorial and cleaning services to the Premises under this Section 8.1.6.2, equal to the difference between: (i) the Actual Costs that would have been incurred by Landlord in providing janitorial and cleaning services to the Premises and at the Project during such Expense Year had Tenant not so elected to provide such janitorial and cleaning services to the Premises and (ii) the Actual Costs that were actually incurred by Landlord in providing janitorial and cleaning services at the Project during such Expense Year.

8.1.7        Landlord shall provide reasonable access control services for the South Tower and in the J-2 Parking Annex seven (7) days per week, twenty-four (24) hours per day, in a manner consistent with Comparable Buildings.  Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion of any person from any Building or the Project.  Tenant may, at its own cost and expense, install its own security system (including, without limitation, any card key access system regulating elevator assisted entry into the Premises) (“Tenant’s Security System”) in the Premises (and the elevators serving the Premises) pursuant to the terms of Article 9, below and Landlord shall reasonably cooperate with Tenant, at no charge to Tenant, to allow Tenant, at Tenant’s sole cost and expense, to have Tenant’s Security System interface with Landlord’s security system; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system and/or with the Building Systems, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and/or with the Building Systems, Tenant shall not be entitled to have the Tenant’s Security System interface with Landlord’s security system, but so long as and to the extent that the same shall; (i) have no negative impacts on the operation of Landlord’s security system or fire/life safety system (or other Building Systems) or on the operation and management of the Project and (ii) shall fully comply with all Laws, Tenant may have such aspects of Tenant’s Security System operate independently from Landlord’s security system.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, maintenance, repair and removal at the expiration or sooner termination of this Lease of Tenant’s Security System.  Subject to availability (which shall be consistent with the standards of the Comparable Buildings) and upon request from Tenant, between the hours of 8:30 p.m. and 5:30 a.m.  Landlord’s access control personnel will accompany any employee or visitor of Tenant from the South Tower to the vehicle of such employee or visitor at the level of the J-2 Parking Annex.

8.1.8        At all times during the Term, Landlord shall provide to Tenant free of charge; (i) a reasonable quantity of riser space (not inclusive of new conduit, such that Tenant may elect to use Landlord’s existing conduit or may elect to have Landlord remove existing conduit so as to allow Tenant to install new conduit at Tenant’s sole expense) in the riser (“Riser”) for the South Tower and the Plaza Building (free and clear of other claims) for Tenant’s use for Tenant’s telecommunications and data lines (including Tenant’s “T-1” data lines, voice lines and other fiber lines) and (ii) the use of copper wire and other telecommunications, data and voice lines (if any) presently existing in the Riser (“Existing Lines”); provided, however, that: (a) Tenant shall pay all third-party costs, fees, expenses or charges in connection with the use of Existing Lines which are not owned by Landlord and (b) Tenant shall pay (or cause its service provider to pay) to Landlord all nondiscriminatory Riser access fees required to be charged by Landlord (by the California Public Utilities Commission or any successor thereto) in connection with installation and placement by a telecommunications or data service provider not currently providing such services in the South Tower and/or the Plaza Building of new telecommunications and data lines installed or placed at Tenant’s direction in a separate conduit placed in the Riser.  Tenant acknowledges that Landlord has made no representations or warranties as to the adequacy or reliability (for any purpose) of the Existing Lines or the Riser.

8.1.9        Whatever Tenant requires utilities and/or services (in excess of that which Landlord is otherwise obligated to provide as set forth in this Lease) which are generally made available to tenants by the landlords of the Comparable Buildings (and is generally made available by Landlord to its tenants in the Project) (which utilities and services or construction management services Landlord and Tenant stipulate shall not include architectural, design, engineering or general contracting services or construction management services), Landlord shall provide such excess services and utilities at a cost which is equal to the incremental out of pocket costs paid to third parties without a markup for administration, profit, overhead or depreciation (“Actual Costs”); provided, however, that the foregoing shall not apply to the After Hours HVAC Rate or any other service or utility for which an express cost (or cost formula) is provided in this Lease.

Any amounts which Tenant is required to pay to Landlord pursuant to this Section 8.1 shall be payable within thirty (30) days following written demand by Landlord and shall constitute Additional Rent.  From time to time during the Term, Landlord shall have the right to modify the services provided to Tenant hereunder (excluding, however, the standards for HVAC service, HVAC specifications, electric service, the Maximum Electrical Amount and standards specified in Section 8.1.7, above, none of which shall be modified, other than as required by applicable Laws); provided such modified services are consistent with Institutional Owner Practices for ground floor bank branch space in the Comparable Buildings (to the extent applicable to the Plaza Building Space) and for general office use (to the extent applicable to the South Tower Premises).

8.2           Interruption of Services.  Landlord shall not be liable for any failure to furnish, stoppage of, interruption of, or other problem related to furnishing any of the services or utilities described in Section 8.1 when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Base Rent and Additional Rent required under this Lease (except as specifically set forth in this Lease) or constitute or be construed as a constructive or other eviction of Tenant.  In the event any governmental or quasi-governmental authority or public utility promulgates or revises any Law or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such Law or mandatory control without affecting Tenant’s obligations hereunder.  Notwithstanding any provision of this Agreement to the contrary, under no circumstances shall Landlord be responsible for, and Tenant waives any and all of its rights and remedies with respect to any death, bodily injury or property damage or loss suffered by Tenant (or any agent, employee, invitee, visitor or customer of Tenant) on account of any criminal activity occurring in or around the Premises or any portion of the Project, without regard to the adequacy or sufficiency of any security or access control services or system provided or implemented by Landlord from time to time and notwithstanding any negligence, gross negligence or other form of negligence on the part of Landlord or any Agent, employee or contractor thereof.  Landlord acknowledges that the foregoing waiver shall not waive the rights of parties other than Tenant; provided, however, that Tenant acknowledges and agrees that Landlord has not undertaken any duty whatsoever (hereunder or otherwise) with respect to such other parties.  Landlord makes no representation with respect to the adequacy or fitness of the Project’s HVAC system to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment.

ARTICLE 9 - MAINTENANCE AND REPAIRS

9.1          Tenant Repairs.  Tenant shall, at Tenant’s sole cost and expense, pursuant to the terms of this Lease, including without limitation, Article 10 hereof, keep the Improvements in the Premises, and all other Alterations, tenant fixtures and furnishings in the Premises (except the Base and Building) and all Other Installation Items (defined in this Section 9.1. below), in good order, repair and condition at all times during the Lease Term, subject to reasonable wear and tear, and (subject to Article 12, below) damage by casualty event or the negligence or misconduct of Landlord or any Landlord Party.  Except as specifically set forth in Section 9.3, below, Tenant hereby waives the right to make repairs and any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law now or hereafter in effect.  Otherwise, except as provided in this Lease, there shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury to, or damage suffered by Tenant, including without limitation, any incovenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Buildings or the Project.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.  For purposes of this Lease, “Other Installations Items” means any installation, equipment, tangible personal property or fixture owned or erected by Tenant outside the Premises (such as signs, security systems ATMs, generators, etc.) pursuant to the provisions of this Lease.

9.2          Landlord Repairs.  Landlord shall operate and maintain in a first class manner in accordance with Institutional Owner Practices and otherwise shall comply with all Laws (if and to the extent Landlord is required to do so under the provisions of Section 7.2.1 above) applicable to: (i) the structural portions of the Premises, Buildings and Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs (except internal stairways installed within the Premises), parking areas, landscaping, fountains, elevator cabs, plazas, Common Areas, art work and sculptures, public men’s and women’s washrooms (collectively, the “Building Structure”), (ii) the Building Systems, and (iii) the Common Areas (including, without limitation, the Parking Facilities).

9.3          Tenant’s Right to Make Repairs.  Notwithstanding the provisions of Section 9.1, above, in the event that Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required:  (i) pursuant to Section 9.2 of this Lease, (ii) in connection with Landlord’s obligations to provide utilities or services in accordance with the terms of Section 8.1. of this Lease, or (iii) in connection with Landlord’s compliance with law obligations under Section 7.2.1 of this Lease, and such required action relates to any full floor of the South Tower Premises or all of the Plaza Building Space, and Landlord fails to commence to provide the required action within a reasonable period of time, given the circumstances, after the receipt of such notice, but not in any event later than twenty-one (21) days after receipt of such notice (or within two (2) business days in the case of an Emergency (defined in this Section 9.3, below)), Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice (or one (1) business day notice in the event of an Emergency) to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action, together with interest on such amount at the Interest Rate, from the date such costs are expended by Tenant to the date of payment of such amount by Landlord.  In the event Tenant takes such action, and such work will affect the Building Systems, or the structural integrity of the South Tower or the Plaza Building, Tenant shall use only those contractors used by Landlord in the Project for work on the Building Systems or Building Structure unless (after not less than five (5) business days written notice to Landlord) such contractors are unwilling or unable to perform such work at a commercially reasonable rate, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in the Comparable Buildings.  Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after Landlord’s receipt of an invoice from Tenant of its costs of taking action, which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice, together with interest at the Interest Rate on such amount, from the date such costs are expended by Tenant through the date of such deduction from Rent.  If, however, Landlord delivers to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant’s sole remedy, Tenant may submit such dispute to arbitration in accordance with the terms of Article 14, below.  If Tenant prevails in the Arbitration and receives an award in its favor (with all awards to the prevailing party to include an award of attorneys’ fees), Tenant shall be permitted to deduct the amounts of the award, together with interest at the Interest Rate on its then unpaid repair costs, computed from the date of expenditure to the date of offset or payment from Rents next due and owing under this Lease.  As used in this Section 9.3, an “Emergency” shall be a situation in which there is an immediate and material threat to life, safety, or to operation of Tenant’s business in the Premises.

ARTICLE 10 - ALTERATIONS, ADDITIONS AND

IMPROVEMENTS

10.1        Landlord’s Work.   Except as otherwise expressly set forth in this Lease, and except with respect to Landlord’s repair and maintenance obligations under this Lease, Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit “C”.

10.2        Landlord’s Consent; Conditions.  Tenant may, without the need to obtain the consent or approval of Landlord, make any improvements, alterations, additions or changes to the South Tower Premises or the Plaza Building Space (collectively, the “Alterations”) desired by Tenant which do not require a Permit (as defined in Section 3.5 of the Work Letter) and which are minor or purely cosmetic Alterations, such as painting, installation or replacement of floor and wall coverings, hanging of pictures, cabinets and the like (“Finish Work”), by providing Landlord with written notice not less than ten (10) days prior to the proposed commencement thereof.  Except for such Finish Work, Tenant shall not make any Alterations to the South Tower Premises or the Plaza Building Space (collectively, “Consent Alterations”), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be withheld or conditioned by Landlord for any reason which is not a Design Problem (defined in this Section 10.2, below).  For purposes of this Lease, a “Design Problem” shall be deemed to exist if any portion of any Alterations (including, but not limited to the Tenant Improvements (as defined in the Preamble to the Work Letter)); (i) affects the exterior appearance of the Project or of any Building in the Project (except with respect to signage and antennae which shall be subject to separate criteria under this Lease), (ii) affects the exterior appearance of any of the Common Areas or any views from any of the Common Areas (but not including views from; (A) the Common Areas through the exterior windows of the Plaza Building Space of customary, temporary, non-electrified retail bank signage in the interior of the Plaza Building Space that is comparable to that located in retail bank branch offices of other first-class banks located in the ground floors of Comparable Buildings in the downtown Los Angeles Central Business District or (B) the interior of South Tower elevator cabs, or the views from Common Area corridors on multi-tenant South Tower floors into the Premises), (iii) materially and adversely affects the Building Systems or the Building Structure, (iv) requires Landlord to provide additional services (above and beyond those normally provided) to the Premises or to any other portion of the Project, or otherwise creates special maintenance problems at the Project (but, in each case, only to the extent Tenant is unwilling to agree (in a written agreement reasonably satisfactory to Landlord) to pay all incremental costs incurred by Landlord as a result thereof), (v) only in the context of Base Building Changes (as defined in Section 3.7 of the Work Letter) outside of the Premises, could result in a higher frequency of (or more severe) injuries to persons and/or damage to property, (vi) fails to comply with any Laws, or (vii) unreasonably interferes with the normal or customary business office operations of any other business office tenant or occupant of the South Tower or North Tower or with the normal or customary operations of any other tenant or occupant of the Plaza Building.  In the event Tenant proposes to make any Consent Alterations, shall include the plans and specifications for such proposed Alterations.  Landlord shall grant or withhold its consent to any Consent Alterations so requested within fifteen (15) business days of receipt of Tenant’s notice (provided that, if Landlord grants its consent to any such Consent Alteration, Landlord, concurrently with such grant of its consent shall notify Tenant whether Landlord requires (but only to the extent that Landlord has the right, pursuant to Section 10.6.2, below, to require Tenant to remove such Consent Alterations) Tenant, on or before the expiration or earlier termination of this Lease, to remove such Consent Alterations, at Tenant’s sole cost and expense, and otherwise in accordance with the provisions of Section 10.6).  Landlord’s failure to respond within such fifteen (15) business day period shall conclusively be deemed to evidence Landlord’s approval with respect to such Consent Alteration if Landlord shall continue to fail to respond after three (3) business days’ additional written notice delivered by Tenant at any time after the twelfth (12th) business day following Tenant’s original submission for such approval.  For purposes of this Lease, “Building Systems” shall mean all basic electrical, mechanical, heating, ventilation and air conditioning (“HVAC”) systems, security, plumbing, fire/life safety, telecommunications, elevator, escalator and sprinkling systems and equipment serving the Buildings and/or the Project, other than any supplemental systems or equipment over and above the Buildings’ (or the Project’s) primary electrical, mechanical, HVAC, telecommunications, plumbing, life safety, elevator and sprinklering systems, which may be installed by or at Tenants’ request in the Premises to service Tenant’s special needs.  All Alterations shall be subject to; (a) Landlord’s prior written approval (pursuant to a nondiscriminatory standard consistent with Institutional Owner Practices) of the time or times when the Alterations are to be performed; (b) Landlord’s prior written approval (pursuant to a standard consistent with Institutional Owner Practices) of the contractors and subcontractors performing work in connection with the Alterations; (c) Tenant’s receipt of all necessary permits and approvals from all governmental authorities having jurisdiction over the Premises prior to the construction of the Alterations; (d) Tenant’s written notice of whether the Alterations include the Handling of any Hazardous Materials, pursuant to Section 7.3; (e) Tenant’s delivery to Landlord of such insurance as Landlord shall customarily require, provided that the same shall be consistent with Institutional Owner Practices; (f) Tenant’s payment to Landlord, within thirty (30) days of Landlord’s delivery of a written invoice therefore, of all out-of-pocket costs and expenses actually incurred in good faith by Landlord in connection with any matter which requires review by or consultation with third party consultants; and (g) Tenant’s (and Tenant’s contractors’) compliance with such nondiscriminatory construction rules and regulations and building standards as Landlord may promulgate from time to time (and which are consistent with Institutional Owner Practices), including, but not limited to those Contractor Rules and Regulations attached to the Work Letter as Schedule ”5”, as such Contractor Rules and Regulations may be amended from time to time.

10.3        Performance of Alterations Work.  Landlord may impose as a condition to its approval of any proposed Consent Alteration, the requirement that, subject to the provisions of Section 10.6.2, upon Landlord’s request, Tenant shall, at Tenant’s sole cost and expense, remove such Consent Alteration upon the expiration of or any early termination of the Term.  Subject to the provisions of Section 7.2.1, Tenant shall construct all Alterations in a first-class, good and workmanlike manner, in conformance with any and all applicable Laws and, where the same is required pursuant to applicable Laws with respect to such Alteration, pursuant to and in conformance with a valid building permit issued by the City of Los Angeles.  Subject to the provisions of Section 7.2.1 and the provisions of Section 2 of Schedules 1-B and 1-D of the Work Letter, in the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant’s sole cost and expense (to the extent of Landlord’s actual cost in connection therewith), promptly make such changes to the Base Building; provided, however, that in such case, at Tenant’s request, Landlord shall use commercially reasonable efforts to expedite the performance of any such changes so as to not delay any efforts by Tenant to quickly commence and complete such Alterations.  In performing the work of any Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct or interfere with access to any portion of the Project, by any other tenant or occupant of the Project, and so as not to unreasonably obstruct or disturb the business of other tenants or occupants in the Project.  Provided Landlord enforces such requirement on non-discriminatory basis among all tenants in the Project (and itself acts consistently with such requirement), Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.  Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and except as to Finish Work, within a reasonable period following completion of particular Alterations. Tenant shall deliver to the Project management office a copy of the “as built” drawings of the Alterations with respect to those portions of the Premises affected (or at Tenant’s election, a copy of Tenant’s plans or drawings for such Alterations, with field changes shown thereon).  All work shall be performed by Tenant at Tenant’s sole cost and expense and shall be prosecuted to completion in a diligent, first-class manner and so as not to unreasonably interfere with any other tenants or occupants of the Project.  Subject to the provisions of Sections 2.5 and 3.1.3 of the Work Letter (which shall apply to all Alterations) without Landlord’s prior written consent, which shall not be unreasonably (based upon Institutional Owner Practices) withheld, Tenant shall not use any portion of the Common Areas (or any area of the Project outside of the Premises) in connection with the making of any Alterations, and Tenant shall not modify or alter any improvements or components of the Project outside of the Premises.  If Tenant (in its sole and absolute discretion) orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage to be established on a uniform basis for the Buildings and/or Project) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work.

10.4        Construction Insurance.  Prior to the commencement of any Alterations, Tenant shall provide Landlord with reasonable evidence that Tenant carries “Builder’s All Risk” (or comparable) insurance in a commercially reasonable amount covering the construction of such Alterations to the extent customarily required given the scope of such Alterations, it being understood and agreed that all such Alterations shall be insured by Tenant pursuant to Article 11 of this Lease immediately upon completion thereof.  In addition, Tenant shall cause to be carried by its contractors and subcontractors Workers’ Compensation insurance (if and to the extent required to be so carried by such contractors and subcontractors under applicable laws) in connection with the construction of any Alterations.

10.5        Liens.  Tenant shall pay when due all costs for work performed and materials supplied to the Premises.  If the Premises, the Buildings and the Project are levied or otherwise encumbered by any liens, stop notices and/or violation notices (collectively, “Liens and Notices”) relating to any Alterations or any other work performed for, materials furnished to or obligations incurred by, Tenant (collectively, “Tenant Responsible Work”), to the extent such Liens and Notices are not the result of the misconduct of Landlord (or any agent of Landlord), then Tenant shall indemnify, defend and hold harmless Landlord, the Premises and the Project from and against any and all claims, actions, losses, damages, liabilities, obligations, fines, penalties, interest, costs and expenses, including, without limitation, attorneys fees, court costs, and litigation consultant fees and expenses (whether incurred prior to, during or after, trail and any appeal) (collectively, “Claims, Damages and Expenses”) asserted or incurred in connection with, arising out of, or related to any and all such Liens and Notices.  Tenant shall give Landlord not less than seven (7) business days prior written notice before commencing any Alterations in or about the Premises to permit Landlord to post appropriate notices of non-responsibility.  Tenant shall satisfy or otherwise discharge or bond over all liens, stop notices or other claims or encumbrances related to Tenant Responsible Work (to the extent the same are not the result of the misconduct of Landlord or its agents) within ten (10) days after Landlord notifies Tenant in writing that any such lien, stop notice, claim or encumbrance has been filed.  If Tenant fails to pay and remove or bond over such lien, claim or encumbrance within such ten (10) day period, Landlord, at its election, may (but shall not be obligated to) pay and satisfy the same, and in such event the sums so paid by Landlord, with interest thereon from the date of payment at the Interest Rate, shall be deemed to be Additional Rent due and payable by Tenant within ten (10) days following demand therefor.

10.6        Surrender.

10.6.1      Subject to the provisions of this Lease, all Alterations, improvements, fixtures, equipment and/or appurtenances which may be affixed to the Premises, from time, to time, shall be at the sole cost and expense of Tenant and shall be and become the property of Landlord at the expiration or sooner termination of this Lease, except that Tenant shall have the right to remove any such Alterations, improvements, fixtures and/or equipment which are not permanently installed in the Premises, provided that Tenant fully repairs any damage to the Premises, the Buildings and/or the Project caused by such removal.  Furthermore, (i) subject to the provisions of this Lease, if Landlord, as a condition to Landlord’s consent to any Consent Alteration or to any initial Tenant Improvement (as defined in the Work letter), shall notify Tenant that Landlord requires Tenant to remove such Alterations upon the expiration of or early termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove such Consent Alteration or Initial Tenant Improvement and (ii) on or before the expiration or earlier termination of this Lease, Tenant shall (except as provided in Section 10.6.2, below) remove each improvement or feature installed by or on behalf of Tenant in the Premises specifically required to be so removed on or before the expiration or sooner termination of this Lease by the express provisions of this Lease (including without limitation Tenant’s Security System, Other Installations Items, and those other improvements or features which are Alterations which do not meet all of the requirements of Section 10.6.2, below) (“Express Removal Items”), and in all such cases, Tenant shall repair any damage to the Premises, the Buildings and/or the Project caused by such removal and return the affected portion of the Premises, the Buildings and/or the Project to:  (a) substantially the same condition as existed prior to  the installation of such Consent Alterations or Tenant Improvements, reasonable wear and tear excepted or (b) building standard condition.  All business and trade fixtures, machinery and equipment, furniture, movable partitions and items of personal property owned by Tenant or installed by Tenant at its expense in the Premises shall be and shall remain the property of Tenant, and upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all such items from the Premises and the Project and shall repair any damage to the Premises, the Buildings and/or the Project caused by such removal.  If Tenant fails to remove any such items upon the expiration or earlier termination of this Lease and such failure continues for five (5) business days after receipt of notice thereof from Landlord, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant’s sole cost and expense (and Tenant shall pay Landlord the cost thereof within ten (10) days after Landlord’s demand therefor), or may appropriate the same for itself, and/or sell the same in its discretion, with no liability to Tenant.

10.6.2.     Notwithstanding any provision of this Lease to the contrary, except for Other Installations Items (which Tenant shall always be required to remove at Tenant’s sole cost and expense unless Landlord shall specifically notify Tenant to the contrary in writing), in no case and at no time (including, without limitation, upon the expiration or the early termination of this Lease) shall Landlord have the right to require Tenant to remove or restore (and Tenant shall be entitled to leave the same in place in the Premises at the expiration or early termination of this Lease) any Alteration which both: (i) constitutes an improvement which is normal and customary for general business use in a first-class office building, and (ii) is not an internal stairway, fountain, waterfall, aquarium, raised computer flooring or other non-typical tenant improvement.

ARTICLE 11 - INDEMNIFICATION AND INSURANCE

11.1         Waiver of Liability and Indemnification.

11.1.1      Waiver.  Tenant hereby assumes all risk of damage to personal property or injury to persons in or upon the Premises or the Storage Premises (defined in Article 29, below), from any cause whatsoever and agrees that Landlord, its constituent direct or indirect partners, managers, members, and/or interest holders and their respective officers, directors, managers, agents, servants, and employees (collectively, the “Landlord Parties”) shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of Landlord.

11.1.2      Indemnity.

11.1.2.1           Tenant Indemnity.  Tenant shall indemnify, defend, protect, and hold harmless Landlord and the Landlord Parties from any and all Claims, Damages and Expenses asserted or incurred in connection with or arising from or relating to: (1) any cause in or on the Premises or Storage Premises during the Lease Term or any holdover period (to the extent covered by Tenant’s insurance policies carried pursuant to the terms of Section 11.2, below), (2) any negligent acts or omissions or willful misconduct of Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, the “Tenant Parties”), in or on or about the Premises, the Storage Premises, the Common Areas, or the Project, during the Lease Term, any construction period or any holdover period, or any other period of Tenant’s occupancy of the Premises, or (3) Tenant’s Telecommunications Equipment (defined in Section 30.31, below) or Other Installations Items, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims, Damages and Expenses arise from the negligent acts (except with respect to Tenant’s Telecommunications Equipment or Other Installations Items) or willful misconduct of the Landlord Parties in connection with the Landlord Parties’ activities in, on or about the Project, including the Premises. Notwithstanding the foregoing, because Tenant must carry property insurance pursuant to Section 11.2.2, below to cover its personal property and all office furniture, trade fixtures, office equipment and merchandise within the Premises and the Storage Premises and the Tenant Improvements and Alterations within the Premises, Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from any Claims, Damages and Expenses with respect to any such property (and the Tenant Improvements and Alterations) within the Premises, to the extent such Claims Damages and Expenses are covered by Tenant’s property insurance, even if resulting from the negligence or willful misconduct of any of Landlord or the Landlord Parties.

11.1.2.2           Landlord Indemnity.  Landlord shall indemnify, defend, protect, and hold harmless Tenant and the Tenant Parties from any Claims, Damages and Expenses asserted or incurred in connection with, arising from or relating to the negligent acts or omissions or willful misconduct of any of the Landlord Parties in, on, or about the Premises or Storage Premises (subject to the terms of the last sentence of Section 11.1.2, above), the Common Areas or the Project, either prior to, during, or after the expiration of the Lease Term, provided that, except as set forth below, the terms of the foregoing indemnity shall not apply to the extent such Claims, Damages or Expenses arise from the negligence or willful misconduct of any of the Tenant Parties in connection with the Tenant Parties’ activities in, on, or about the Project. Notwithstanding the foregoing indemnity shall not apply to the extent such Claims, Damages or Expenses arise from the negligence or willful misconduct of any of the Tenant Parties in connection with the Tenant Parties’ activities in, on, or about the Project. Notwithstanding the foregoing, because Landlord is required to maintain pursuant to the terms of Section 11.3, below, property damage insurance on the Building and Project, Landlord hereby agrees to protect, defend, indemnify and hold Tenant harmless from any Claims, Damages and Expenses with respect to the Project (including the Base Building) and the Building Systems (other than tenant improvements or any form of personal property) to the extent such Claims, Damages and Expenses are covered by Landlord’s property damage insurance, even if resulting from the negligent acts or willful misconduct of any of Tenant or the Tenant Parties.

11.1.3      The provisions of this Section 11.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

11.2         Tenant’s Insurance.  Tenant shall maintain the following coverages in the following amounts:

11.2.1      Standard ISO Commercial General Liability Insurance (in a form customarily available from time to time) covering the insured (and all additional insureds) against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and covering Tenant’s contractual obligations under this Lease owed to Landlord with respect to tort liability for bodily injury or property damage (to the extent the same is customarily covered under a then standard commercial general liability insurance policy) (collectively, a “Customary CGL Policy”) hereunder, for limits of liability not less than: *

*

11.2.2      Physical Damage Insurance covering: (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all improvements, alterations (including, but not limited to, any Alterations and the Tenant Improvements) and additions to the Premises (other than the Base Building) (collectively, the “Improvements”). Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

11.2.3      Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required of Tenant pursuant to all applicable state and local statutes and regulations. Provided that each such requirement is commonly imposed on comparable tenants in Comparable Buildings and is non-discriminatorily applied to all tenants in the Project, Tenant shall, at Tenant’s expense, comply with all reasonable insurance company requirements pertaining to the use the Premises, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. If Tenant’s nongeneral office conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase or discontinue such conduct.

11.2.4      Tenant Self-Insurance. Tenant shall have the right to elect to self-insure all or any portion of its insurance obligations under this Lease (other than its obligations under Section 11.2.3, above), on the condition that, and so long as Tenant: [ILLEGIBLE] satisfaction that Tenant initially has a net worth in excess of * and holds cash reserves in excess of five (5) times the self-insurance amount (and all of Tenant’s other self-insurance requirements), (b) shall have executed and delivered to Landlord Landlord’s form of Self-Insurance Undertaking, (c) shall have delivered to Landlord annually (on the first day of each Expense Year) annual, audited financial statements and a certificate certifying to Landlord that, as of such date, Tenant has a net worth in excess of * holds cash reserves in excess of five (5) times the self-insurance amount (and all of Tenant’s other self-insurance requirements), and (d) shall, at the request of Landlord following the announcement of any material event relating  to Tenant, have delivered to Landlord within thirty (30) days of Landlord’s request therefor, evidence reasonably satisfactory to Landlord and a certificate certifying to Landlord that, as of the date of such certificate, Tenant has a net worth in excess of * cash reserves in excess of five (5) times the self-insurance amount (and all of Tenant’s other self-insurance requirements).

11.3         Landlord’s Insurance.  Landlord shall carry commercial general liability insurance with respect to the Project during the Lease Term, and shall further insure the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damages and special extended coverage (“Landlord’s Insurance”). Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine; provided, however, that in all cases Landlord shall be permitted to utilize any self-insurance and/or self-insured retention program as shall be consistent with Institutional Owner Practices given the risks involved and the financial and/or credit backing involved. Additionally, at the option of Landlord, such insurance coverage may include and the risks of earthquakes, terrorism and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Project, or any portion thereof, or the ground lessors or underlying lessors of the Project, or any portion thereof or any other form of insurance or endorsement required to be carried under the requirements of any institutional publicly held or pension fund which holds directly or indirectly a fifty percent (50%) or more membership or other interest in Landlord (“Institutional Landlord Member”). Notwithstanding the foregoing provisions of this Section 11.3, the coverage and amounts of insurance carried by Landlord in connection with the Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, provided that in no event shall Landlord be required to carry earthquake or terrorism insurance.

11.4         Form of Policies.  Subject to the express provisions of the Lease, the minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (other than that described in Sections 11.2.2 and 11.2.3): (i) name as an additional insured Landlord, and any other party the Landlord so specifies, including Landlord’s managing agent, if any; (ii) be issued by an [ILLEGIBLE] thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form content reasonably acceptable to Landlord; and (vi) provide that said insurer shall give not less than thirty (30) days prior written notice to Landlord and any mortgagee of Landlord of any cancellation or reduction in the amount of coverage. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the First Increment Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within two (2) business days after written notice of such failure to Tenant, Landlord may, at its option, procure such policies on the account of Tenant, and the cost thereof shall be paid by Tenant to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

11.5         Subrogation.  Landlord and Tenant intend that their respective property damage loss risks shall be borne by their respective insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective property damage insurance carriers in the event of a property loss to the extent that such coverage is agreed to be insured hereunder. As long as such waivers of subrogation are reasonably available, the parties each hereby waive all rights and claims against each other for such losses, waive all rights of subrogation of their respective property damage insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 11, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

11.6         Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Term, at Tenant’s sole cost and expense, such increased amounts of the insurance required to be carried by Tenant pursuant to this Article 11 and such other types of insurance coverage in such amounts covering the Premises and Tenant’s operations therein, as may be non-discriminatorily requested by Landlord in a manner consistent with Institutional Owner Practices; provided, however, that notwithstanding any provision of the foregoing to the contrary, (i) Landlord shall not be permitted to increase the scope or amount of insurance to be carried by Tenant hereunder more than once during any one (1) year period, and (ii) any new requirements imposed by Landlord shall be required by Landlord’s first lender or be consistent with respect to the insurance required of comparably sized tenants by the owners of the Comparable Buildings.

11.7         Failure to Insure.  If Tenant fails to maintain any insurance which Tenant is required to maintain pursuant to this Article 11, Tenant shall be liable to Landlord for any loss or cost resulting from such failure to maintain. Landlord shall have the right, in its sole discretion, to procure and maintain such insurance which Tenant is required to maintain hereunder and the cost thereof shall be deemed Additional Rent due and payable by Tenant. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder.

11.8         Miscellaneous.  Landlord makes no representation that the insurance coverage specified to be carried by Tenant pursuant to this Article 11 is adequate to protect Tenant against Tenant’s undertaking under the terms of this Lease of otherwise, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its sole cost and expense, such additional insurance as Tenant deems adequate. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises, the Buildings or the Project. If any of Landlord’s insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee, subtenant, licensee or invitee of Tenant and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, or threatened reduction of coverage, within forty-eight (48) hours after notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall pay the cost thereof to Landlord as Additional Rent within ten (10) days of Landlord’s demand therefor. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. Tenant shall not do or permit to be done any act or things upon or about the Premises, the Buildings or the Project, which will: (i) result in the assertion of any defense by any insurer of any claim under (ii) invalidate or be in conflict with, the insurance policies of Landlord or Tenant covering the Project, the Buildings or the Premises or the Tenant Improvements or personal property therein, or (iii) increase the rate of fire insurance applicable to the Buildings or the Project to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon or about the Premises or the Buildings or the Project which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property. If, as a result of any act or omission by or on the part of Tenant or violation of this Lease, whether or not Landlord has consented to the same, the rate of “All Risk” or other type of insurance maintained by Landlord on or with respect to the Buildings or the Project and fixtures and property therein, shall be increased to an amount higher than it otherwise would be, Tenant shall, within ten (10) days after delivery of written demand therefor by Landlord, reimburse Landlord for all increases of Landlord’s insurance premiums so caused. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rates for the Project or the Premises issued by the body making fire insurance rates or established by any insurance carrier providing coverage for the Project, the Buildings or the demised premises shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the “All Risk” insurance rate then applicable to the Project, the Buildings or the Premises.

11.9         Insurance Not Available On A Commercially Reasonably Basis.  To the extent, and for such periods of time, that the insurance required to be obtained by Landlord and/or Tenant ceases to be available on a commercially reasonable basis, then to such extent and for such periods of time, Tenant and Landlord shall be relieved of the obligation to obtain such insurance and will be deemed to have self-insured for the risks covered by such insurance.

ARTICLE 12 - DAMAGE OR DESTRUCTION

12.1         Repair of Damage to Premises by Landlord. Except in the case where Landlord or its agents are already aware of the same, Tenant shall promptly notify Landlord of any material damage to the Premises resulting from fire or any other casualty (“Casualty Damage”) promptly following the date Tenant’s management actually becomes aware of the same. If the Project, the Buildings, the Premises or any Common Areas (or any improvements contained in any of the same) serving, providing access to, or otherwise affecting Tenant’s use and enjoyment of the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to delays for insurance adjustment or other matters beyond Landlord’s control, and subject to all other terms of this Article 12, repair and restore (collectively “Restore” or “Restoration”) the Project, the Buildings, and such Common Areas (other than Tenant Improvements and Alterations within the Premises). Such Restoration shall be to materially the same condition of the Project, the Buildings and the Common Areas as the condition thereof existing immediately prior to the Casualty Damage, except for modifications required by zoning and building codes and/or other Laws or any other modifications to the Common Areas or the Project (outside of the Premises) deemed desirable by Landlord that are consistent with a first-class project, provided that the primary access to the Premises and any common restrooms serving the Premises shall not be materially and adversely affected. Promptly following the occurrence of any Casualty Damage thereto, Tenant shall, at its sole cost and expense (using contractors and subcontractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) to Restore the Tenant Improvements in the Premises to a commercially reasonable condition (which shall not be required to have the same value or configuration as the earlier Tenant Improvements). Prior to the commencement of such Restoration of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord’s review and approval (not to be unreasonably withheld, conditioned or delayed consistent with the standards of Article 10), all plans, specifications and working drawings relating to such Restoration to be conducted by Tenant. Subject to the provisions of this Lease, Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof.

12.2         Landlord and Tenant Termination Rights.

12.2.1      Landlord’s Option to Terminate. Notwithstanding any provision of this Article 12 to the contrary, in the event of any Casualty Damage to the Project, Landlord may elect not to rebuild and/or Restore the South Tower Premises, the South Tower, the Plaza Building, the Plaza Building Space and/or the Project, and instead, subject to the terms of this Section 12.2, terminate this Lease with respect to the Premises (including the South Tower

Premises and the Plaza Building Space), by notifying Tenant in writing of such termination within one hundred twenty (120) days after the date of Landlord’s discovery of the Casualty Damage in question (and such notice shall include a termination date giving Tenant ninety (90) days to vacate the Premises, which ninety (90) day period shall be subject to extension for delays due to Force Majcure (as that term is defined in Section 30.5, below)), provided, however, that Landlord may so elect to terminate this Lease only if a material portion of the South Tower Premises shall be materially damaged by Casualty Damage and one or more of the following conditions is present; (i) Restoration of the South Tower Premises and/or the South Tower cannot reasonably be completed within twelve (12) months after the date of commencement of Restoration of the Casualty Damage (when such Restoration is made without the payment of overtime or other premiums); (ii) where the primary cause of the Casualty Damage in question is earthquake, terrorism or war (“Special Risks”) and the costs of Restoration of the Casualty Damage to the South Tower (and rental abatement resulting therefrom) not covered by Landlord’s insurance (or by the type of property damage insurance Landlord is required to carry under this Lease) exceeds the Landlord Contribution (defined in this Section 12.2.l, below) and Tenant does not agree within fifteen (15) business days of receipt of Landlord’s notice of termination to fund the amount in excess of Landlord’s contribution required to complete the appropriate Restoration; or (iii) unless Tenant has exercised an Extension Option pursuant to Section 2.4 of this Lease to extend the Term beyond such fifteen (15) month period, the Casualty Damage occurs during the last fifteen (15) months of the Lease Term and the Restoration cannot, in the reasonable opinion of a contractor reasonably selected by Landlord, be completed within one hundred twenty (120) days after being commenced. At any time, from time to time, after the date occurring ninety (90) days after the date any Casualty Damage is discovered by the parties, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect’s or contractor’s reasonable opinion of the date of completion of the Restoration and Landlord shall respond to such request within thirty (30) business days. For purposes of this Section 12.2, the “Landlord Contribution” shall mean *

12.2.2      Tenant Termination Right.  If Landlord does not elect to terminate this Lease with respect to the Premises pursuant to Landlord’s termination right as provided in Section 12.2.1, above, and: (a) the Restoration of: (i) a material portion of the South Tower Premises or (ii) those portions of the Common Areas, the loss of which materially impairs Tenant’s business occupancy of the South Tower Premises or (iii) both of the areas covered in the foregoing clauses (i) and (ii), cannot be completed within twelve (12) months after being commenced, (b) where the primary cause of the Casualty Damage in question is a Special Risk and the costs of Restoration of Improvements not covered by Tenant’s insurance (or by the type of property damage insurance Tenant is required to carry under the Lease) exceeds the Tenant’s Contribution (defined in this Section 12.2.2, below) and Landlord does not agree (within fifty (15) business days of Tenant’s notice of termination) to fund the amount in excess of Tenant’s Contribution required to complete the appropriate Restoration of the Improvements in the Premises, or (c) the casualty Damage in question occurs during the last fifteen (15) months of the Lease Term and the Restoration cannot, in the reasonable opinion of an architect or contractor reasonably selected by Landlord, be completed within one hundred twenty (120) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of Tenant’s discovery of the Casualty Damage in question and not later than ninety (90) days after the date of such discovery, to terminate this Lease with respect to the Premises (including both the South Tower Premises and the Plaza Building Space) by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date on which such notice is given by Tenant. In addition, if neither Landlord nor Tenant shall elect to terminate this Lease with respect to the Premises as set forth in this Section 12.2, and there is material Casualty Damage to the South Tower Premises, and either: (i) Restoration of the Casualty Damage with respect to the South Tower Premises which is to be performed by Landlord under Section 12.1 has not been commenced within eight (8) months after the date of Landlord’s discovery of the Casualty Damage in question, or (ii) a material portion of the Restoration of the Casualty Damage to the South Tower Premises which is Landlord’s responsibility under Section 12.1 has not been satisfactorily completed within eighteen (18) months after the date of discovery of damage (which dates shall be subject to extension for Force Majeure and delays caused by Tenant), then Tenant shall have the right, within five (5) business days of the end of either such period, and thereafter during the first five (5) business days of the first day of each such calendar month following the end of such period until such time as such Restoration by Landlord is commenced or completed, as applicable, to terminate this Lease by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than five (5) business days following the end of such period or each such month, as the case may be. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the delivery by Tenant of the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the Restoration of the damage certifying that it is such contractor’s good faith judgment that the repairs shall either be commenced or shall be substantially completed, as applicable, within thirty (30) days after delivery by Tenant of the Damage Termination Notice. If repairs shall be commenced or shall be substantially completed, as applicable, prior to the expiration of such thirty (30)-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs are not commenced or substantially completed, as applicable, within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30)-day period. For purposes of this Section 12.2.2, the “Tenant’s Contribution” shall be equal to *

*

12.3         Rent Abatement.  If Tenant is prevented from using (and does not actually conduct business operations in) the Premises or any portion thereof as a result of any Casualty Damage to the Buildings, Project or Premises, then Tenant’s Rent (which for purposes of this Section 12.3 shall include Base Rent, Additional Rent, Parking Fees and all similar periodic changes contemplated hereunder) shall be abated or reduced (as the case may be) from the date of discovery of such Casualty Damage for such time as Tenant is prevented from using, and actually does not conduct business operations in, the Premises (or if only of a portion thereof, such abatement shall be in the proportion that the Rentable Area of the portion of the Premises that Tenant is prevented from using (and actually does not conduct business operations in) bears to the total Rentable Area of the Premises). However, if Tenant is prevented from conducting Tenant’s business in any portion of the Premises and the remaining portion of the Premises is not sufficient to allow (or otherwise does not permit) Tenant to effectively conduct Tenant’s business in the Premises (and Tenant actually does not conduct any business from any portion of the Premises), then Tenant’s Rent for the entire Premises shall be abated for such time during which Tenant is so prevented from effectively conducting Tenant’s business in the Premises (and actually does not conduct business in the entire Premises). If Tenant’s right to abatement occurs during a free rent period of other period during which Tenant’s Rent hereunder is abated or subject to another rent credit provision under this Lease or the Work Letter (“Overlap Period”), Tenant shall be entitled to an additional free rent credit (applicable to the rent next due and payable) equal to the free rent to which Tenant was otherwise entitled during the Overlap Period but which was not used by virtue of application of this Section 12.3.  In any case where this Lease is not terminated pursuant to this Article 12, to the extent the repair and Restoration of the damage involves work within the Premises by Tenant pursuant to the provisions of this Article 12, Tenant’s abatement period shall continue until Tenant has been provided a reasonable period to rebuild the portion of the Premises it is required to rebuild under this Article 12 (subject to extension for Force Majeure), to install Tenant’s property, furniture, fixtures, and equipment, and to move in over one (1) weekend.

12.4         Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Buildings or the Project, and any statute or regulation of the state of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Buildings or the Project.  Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Articles 12 or 13 hereof, Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable under such insurance policies (and payable to Tenant), covering damage to the Tenant Improvements together with the full amount of any deductibles payable by Tenant under such insurance polices; provided, however, that such amount to be assigned and delivered to Landlord shall not exceed the unamortized portion (based upon a straight-line amortization of the Tenant Improvement Allowance over the Initial Term and all Base Rent paid through the date of termination) of the Tenant Improvement Allowance (as defined in Section 2.1 of the Work Letter) granted to Tenant by Landlord under this Lease for that portion of the Premises subject to the damage in question.

ARTICLE 13 - CONDEMNATION

If the whole or any substantial portion of the Premises shall be permanently taken for any public or quasi-public use or purpose as a result of any taking by the power of eminent domain or condemnation by, any competent authority (or any transfer in lieu of such taking) (collectively, a “Taking”), Landlord shall have the option to terminate this Lease (as to the entire Premises effective as of the date possession is required to be surrendered to the authority (the “Taking Date”).  If, as a result of any Taking of any portion of the Premises, the Building or the Project, there is a substantial interference in Tenant’s use or occupancy of the whole or a substantial portion of the Premises for a period of time in excess of one hundred eighty (180) days, Tenant shall have option to terminate this Lease by delivery of written notice to Landlord prior to the date (“Possession Date”) possession of the portion of the Project affected is required to be surrendered to the authority (in which case this Lease shall terminate on the Possession Date).  Subject to the provisions hereof, Tenant shall not, because of such Taking assert any claim against Landlord or the authority for any compensation because of such Taking, and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to pursue and receive an award for: (i) fifty percent (50%) of the value of its leasehold interest hereunder, (ii) its relocation expenses and (iii) damages to Tenant’s personal property, trade fixtures and goodwill.  All Rent shall be apportioned as of the date of such termination.  Subject to the provisions of this Lease, Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265, 130 of the California code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a Taking of all or any portion of the Premises for a period of time of less than one hundred eighty (180) days, then this Lease shall not terminate, but the Base Rent and the Additional Rent shall be abated during the time and to the extent Tenant is prevented from using (and actually does not use) the Premises or portions thereof on the same basis as provided in Article 12 above.  In the case of any Taking where this Lease is not terminated pursuant to the provisions hereof, Landlord shall, promptly following the Taking Date or Possession Date, as applicable, restore the Premises (and all Tenant Improvements contained therein), and the Project to a complete improvement, in a condition, size, configuration, location and of a quality and with amenities as close as reasonably possible to the condition of the Premises, Building and Project in effect immediately prior to such Taking; provided that Landlord shall not be required to expand more than that portion of the award applicable to such purposes.

ARTICLE 14 - ARBITRATION

14.1         General Submittals to Arbitration.  The submittal of all matters to arbitration in accordance with the terms of this Article 14 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under Article 15 of this Lease, any other defaults by Landlord, or any default by Tenant, except for (i) all claims by either party which (a) seek anything other than enforcement of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (ii) claims relating to Landlord of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right possession to the Premises, or (c) any action by Landlord’s exercise for equitable relief and/or specific performance, which disputes shall be resolved by suit field in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable Law.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Article 14, and all attempts to circumvent the terms of this Article 14 shall be absolutely null and void and of no force or effect whatsoever.  Notwithstanding the foregoing, nothing contained herein shall limit Tenant’s rights to act in accordance with the terms of Section 9.3, above.  As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute an Event of Default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Event of Default was made in good faith.  As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute and Event of Default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest.  Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 14.

14.2         AAA.  Any dispute to be arbitrated pursuant to the provisions of this Article 14 shall be determined by binding arbitration before a real estate lawyer with significant experience in the area of office leases (the “Arbitrator”) under the auspices of the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.  Such arbitration shall be initiated by the parties, either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to AAA.  The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.  The parties may agree on any Arbitrator that is listed as an active Arbitrator (but not any lawyer who is then representing, or has previously represented within the immediately preceding five (5) year period, either party (or any lawyer in any firm that is then representing, or has previously represented within the immediately preceding five (5) year period, either party).  If they are unable to agree upon the Arbitrator within five (5) days, AAA will provide a list of three Arbitrators who are real estate lawyers and who have significant experience in the area of office leases and each party may strike one.  The remaining Arbitrator (or if there are two, the one selected by AAA) will serve as the Arbitrator.  The parties agree that discovery may occur in accordance with California Code of Civil Procedure Section 1283.05, subject to Section 14.3.1, below.

14.3         Arbitration Procedure.

14.3.1      Pre-Decision Actions.  The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues.  The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference.  The scope and duration of discovery will be within the sole discretion of the Arbitrator.  The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses.  This discretion shall be exercised in favor of discovery reasonable under the circumstances.

14.3.2      The Decision.  The arbitration shall be conducted in the City of Los Angeles, California.  Any party may be represented by counsel or any other authorized representative.  In rendering an award, the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and provisions of this Lease.  The Arbitrator’s award shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable.  The award must be based on, and accompanied by, a written statement of award explaining the factual and legal basis for the award as to each of the principal controverted issues.  The award shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2.  The Arbitrator shall award costs, including without limitation Attorneys’ Fees (defined in Article 17), and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.  The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

15.1         Restriction.  Subject to the terms of this Article 15, without the prior written consent of Landlord, which may not be withheld except as provided in this Article 15, Tenant shall not, either involuntarily or voluntarily or by operation of law or otherwise, assign, mortgage, pledge, hypothecate, encumber or permit any lien to attach to; of transfer this Lease or any interest herein, or sublet the Premises or any part thereof, or permit the Premises to be occupied by anyone other than Tenant, its Affiliates and Successors (defined in Section 15.8, below) and their employees (each a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”).  Any Transfer with respect to which Landlord’s consent is required under this Article 15, and with respect to which such consent requirement is not exempted under this Article 15 is referred to herein as a “Consent Transfer.”  Subject to the provisions of this Article 15, any Consent Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no force or effect.

15.2         Notice to Landlord.  Subject to Section 15.3, below, if Tenant desires to enter into a Consent Transfer then at least twenty (20) days (but no more than one hundred eighty (180) days) prior to the effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Consent Notice”) for Landlord’s consent, which notice shall include:

15.2.1      A statement containing: (i) the name and address of the proposed Transferee; (ii) current financial statements of the proposed Transferee; (iii) the proposed effective date of the Transfer; (iv) a description of the portion of the Premises subject to the proposed Transfer (the “Subject Space”); (v) all of the principal terms of the proposed Transfer (including a calculation of the Transfer Profits (defined in Section 15.4, below)); (vi) reasonably detailed information as to the proposed Transferor’s proposed use of the Subject Space; and (vii) any other good faith information customarily required by landlords of Comparable Buildings in connection with the review of similar Transfers.

15.2.2      Four (4) originals of the proposed assignment or sublease or other Transfer and four (4) originals of executed copies of Landlord’s form of “Landlord’s Consent to Sublease” or “Assignment and Assumption of Lease and Consent” (or some other commercially reasonable form of such documents) executed by Tenant and the proposed Transferee.

15.2.3      If following Tenant’s submission of a Transfer Consent Notice.  Tenant modifies any of the material terms and conditions relevant to a proposed Transfer specified in the Transfer Consent Notice, Tenant shall re-submit such transfer Consent Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 15.

Subject to the provisions of Section 15.3 below, Landlord shall either grant its consent or withhold or condition its consent (pursuant to the criteria set forth in Section 15.3, below) within twenty (20) days (provided that the applicable time period shall be fifteen (15) days if the applicable Transfer involves two (2) full South Tower floors (or less space)) following Landlord’s receipt of a Transfer Consent Notice conforming to the requirements of this Section 15.2; provided, however, that notwithstanding the foregoing, the applicable time period shall be within sixty (60) days with respect: (i) to any required Landlord response to a Tenant request for a Recognition Agreement (defined in Section 15.10 below) under Section 15.10, (ii) to any circumstance where Tenant and/or the proposed Transferee shall request any amendment to the provisions of this Lease, or (iii) to any circumstance where the proposed Transferee is proposing to provide substitute Credit Enhancements (defined in Section 15.3.5 below) to satisfy the requirements of Section 15.3.5.

15.2.4      Landlord’s Recapture Rights.  Notwithstanding anything to the contrary contained in this Article 15, subject to the terms hereof, in the event Tenant contemplates a Consent Transfer:  (a) of all or a portion of the Premises for substantially all of the then remaining portion of the Initial Term (or then effective Extension Term), (b) of the Plaza Building Space or (c) with respect to more than one (1) full floor of the South Tower Premises after the seventh (7th) anniversary of the First Increment Commencement Date, Tenant shall give Landlord thirty (30) days prior written notice (the “Intention to Transfer Consent Notice”) of such contemplated Consent Transfer (whether or not the contemplated Transferee or the terms of such contemplated Consent Transfer have been identified or determined).  Any Intention to Transfer Consent Notice shall specify the location and amount of square feet of Rentable Area of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date for the commencement of the contemplated Transfer (the “Contemplated Transfer Date”) and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intension to Transfer Consent Notice is delivered to Landlord pursuant to this Section 15.2.4 in order to allow Landlord to elect to recapture the contemplated Transfer Space for the term set forth in the Intention to Transfer Consent Notice.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Intention to Transfer Consent Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate or when appropriate suspend this Lease with respect to such Contemplated Transfer Space as of the Contemplated Transfer Date until the last day of the term of the contemplated Transfer Space.  Such recapture shall cancel and terminate or when appropriate suspend this Lease with respect to such Contemplated Transfer Space as of the Contemplated Transfer Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Consent Notice (provided, however, that: (i) if such last day of the contemplated Transfer is within the last twenty (20) months of the Initial Lease Term, Landlord may elect to have such recapture continue for the remainder of the Term and (ii) if the Contemplated Transfer Space is the Plaza Building Space, such recapture shall apply (in all cases) to the remainder of the Term), at which time, if the Term  has not then expired and this Lease remains in full force and effect, Landlord shall redeliver such Contemplated Transfer Space in substantially the same condition as of the date of cancellation, termination, or suspension, reasonable wear and tear excepted (or in the same condition in which Tenant would have permitted a Transferee to return such Contemplated Transfer Space) whereupon, such space shall be deemed to be part of the premises once again. Tenant acknowledges and agrees that in the event that Landlord shall recapture the Plaza Building Space pursuant to this Section 15.2.4, all of Tenant’s Tenant Plaza Building Identification Rights (defined in Section 28.5.4(ii), below) shall terminate and from such date forward shall be of no force or effect.  In the event of a recapture by Landlord, if this Lease shall be cancelled and terminated, or when appropriate, suspended, with respect to less than the entire South Tower Premises, the Rent reserved herein shall be reduced to eliminate the Base Rent and Additional Rent attributable to the Contemplated Transfer Space that has been Transferred, and this Lease, as so amended, shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute a written confirmation of the same and Landlord shall, at its sole costs and expense, construct or cause to be constructed any demising walls that are necessary with respect to the Contemplated Transfer Space.  If Landlord declines, or fails to elect in a timely manner, to recapture any Contemplated Transfer Space identified in any Intention to Transfer Consent Notice under this Section 15.2.4, then, subject to the other terms of this Article 15, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture such Contemplated Transfer Space in connection with any Consent Transfer for which Tenant delivers to Landlord a Transfer Consent Notice during the Nine Month Period, provided that any such Transfer is for the Contemplated Transfer Space and for the area described in, and otherwise is substantially on the terms set forth in the Intention to Transfer Consent Notice; provided, further, however, that any such Transfer shall be subject to the remaining terms of this Article 15.  Tenant may send additional Intention to Transfer Notices to Landlord with respect to a Contemplated Transfer space or other portions of the Premises during the Nine Month Period, and in the event that Tenant does so, Landlord shall again have a right to recapture such Contemplated Transfer Space and all of the procedures set forth herein shall be repeated, including a new start to the Nine month Period.  If such a Transfer is not so consummated, within the Nine Month Period (or if a Transfer is so consummated then upon the expiration of the term of any Transfer of such Contemplated Transfer Space that is consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Consent Notice to Landlord with respect any contemplated Consent Transfer, as provided above in the Section 15.2.4.

15.3         Landlord’s Consent; Standards; Remedies.  Subject to Section 15.2.4, Landlord’s consent to any proposed Consent Transfer shall not be withheld or conditioned except when such withholding or conditioning of consent is based upon one or more of the following reasons (provided, however, that any withholding or conditioning of Landlord’s consent, when based upon one or more of the following reasons, shall be deemed reasonably withheld or conditioned:

15.3.1      The Transferee is of a character or demonstrated reputation or engaged in a business which is materially inconsistent with quality of the Project (as judged with reference to the then existing direct tenants in the project);

15.3.2      The Transferee intends to use the subject Space for purposes which are not permitted under this Lease;

15.3.3      The Transferee is either a governmental agency or instrumentality thereof (provided, however, that Landlord shall not be entitled to disapprove a Transfer of space in the south Tower by the terms of this Section 15.3.3 if: (i) the Transfer is to a Transferee that is a governmental entity that is comparable to a governmental entity with which Landlord has voluntarily entered into a direct lease of office space in the above ground areas of the Project within the sixty (60) month period prior to the date on which Tenant delivers a Transfer Consent Notice (an “Existing comparable Governmental Tenant”), and (ii) Tenant’s Transfer of the applicable Subject Space (and the proposed use of such Subject Space by the proposed Transferee) shall comply with the requirements of Section 7.1.1, above, such that: (a) the use proposed by the Transferee is a Permitted Domestic Government Use or a Permitted Foreign Governmental Use, (b) the characteristics of the proposed Transferee are such that, the occupancy by such Transferee of space in the Project will not, in Landlord’s good faith and reasonable discretion, be more intrusive upon and/or more in conflict with the nature, size, intensity, reputation and/or impacts upon security, use of Common Areas, reputation of the Project and/or desirability of the Project to other tenants (and all other reasonably relevant characteristics specified by Landlord with respect to the use by any Existing comparable Governmental Tenant of its premises), and (c) the Subject Space to be Transferred is no larger than the above ground premises at the Project occupied by Existing Comparable Governmental Tenants as of the date on which Tenant delivers a Transfer Consent Notice (so that if, for example, the premises leased to Existing Comparable Governmental Tenants is a premises of two thousand (2,000) square feet of Rentable Area, is used as an office for executives and/or legal staff for a governmental agency and is reasonably viewed by the public (and other tenants) as being comparable to the other first class tenants in the South Tower, Tenant’s rights to Transfer any Subject Space to a Transferee that is a governmental entity proposing a Permitted Domestic Governmental Use or a Permitted Foreign Governmental Use, as the case may be, in such Subject Space shall be limited to Domestic Government Use or a Foreign Governmental Use, as applicable, of two thousand (2,000) square feet of Rentable Area or less of a comparable nature to such Domestic Government Use or Foreign Governmental Use or a Foreign Governmental Use, as the case may be, by such Comparable Existing Governmental Tenant);

15.3.4      The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

15.3.5      In the event that there has been a substantial decline in Tenant’s financial strength, the proposed Transferee does not have the financial strength (taking into account all of the Transferee’s other actual or potential obligations and liabilities) to perform its obligations with respect to the proposed Transfer or, otherwise does not satisfy Landlord’s standards for financial standing with respect to tenants under direct leases of comparable economic scope or is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested and such proposed Transferee is not willing to provide credit enhancements (“Substitute Credit Enhancements”) (such as security deposits, letters of credit and/or guaranties) to Landlord of substantially the same type and magnitude (with the form and substance of all documentation) as those which Landlord has accepted from other tenants of the Project of similar creditworthiness and financial strength to such Transferee with which Landlord has entered into direct leases within the twelve (12) month period prior thereto with respect to space of a Rentable Area comparable to the Rentable Area of the Subject Space for a term equal to the remaining Lease Term, and pursuant to which such tenant has assumed monetary obligations equal to those to be assumed under the Transfer;

15.3.6      In the event that Tenant proposes any Transfer on or before the date that is forty-eight (48) months after the Third Increment Commencement Date;

(i)            either the proposed Transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed Transferee, is currently in discussions with Landlord to lease space in the Project or has been in such discussions within the preceding sixty (60) days;

(ii)           either the proposed Transferee, or any person which directly or indirectly controls, is controlled by, or is under common control with, the proposed Transferee, is currently a tenant or a subtenant in the Project; or

(iii)          the proposed Transfer would be on economic terms (based upon the effective rental rates) more favorable to the Transferee than the economic terms then being accepted by Landlord for comparable direct leasing transactions in the Project.

Notwithstanding anything to the contrary in this Section 15.3.6, the provisions of this Section 15.3.6 shall not apply if the proposed Transfer (and all other Transfers then in effect) cover aggregate Subject Spaces (expressed in a number of aggregate square feet of Rentable Area) which does not exceed the number of square feet of Rentable Area, If any, by which [ILLEGIBLE] then effective area of the Premises (expressed in number of square feet of Rentable Area) is greater than *

*

15.3.7      In the event that Tenant proposes to Transfer the Plaza Building Space:

(i)            The proposed Transfer is for less than * Building Space; or

(ii)           The proposed Transferee is not a Permitted Plaza Building First Class Tenant (defined in Section 28.9.3 below).

15.3.8      Landlord agrees that it shall be unreasonable for Landlord to withhold its consent to a Consent Transfer on the grounds that such Consent Transfer is a sublease or assignment of a subleasehold interest.

15.3.9      Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent or otherwise acted in a manner not permitted under this Article 15, then the sole remedy of Tenant and such proposed Transferee, if such claim is determined by the Arbitrator or by a court of competent jurisdiction to be successful, shall be declaratory judgment and an injunction for the relief sought together with (x) a recovery of attorneys’ fees and costs pursuant to Article 17 and (y) any direct monetary damages or other monetary relief.  Tenant and each proposed Transferee hereby waive to the maximum extent permitted by Law any and all other remedies, including, without limitation, any right at law or equity to terminate this Lease with respect to any such claim.

15.3.10  Tenant acknowledges that Tenant’s rights under this Article 15 satisfy the conditions set forth in Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

15.4                           Transfer Profits.  Subject to the provisions of this Article 15, if Landlord consents to any Transfer, Tenant shall pay to Landlord *       of any Transfer Profits (defined below); provided, however, that Tenant shall have no obligation to pay to Landlord any portion of any Transfer Profits allocable to any period of occupancy by the Transferee under the Transfer occurring prior to July 1, 2008.  “Transfer Profits” shall mean all rent, additional rent or other material consideration received by Tenant in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer, on a per square foot of Rentable Area basis if less than all of the Premises is transferred (unless all or a portion of the subject space is subject to different Rent and Additional Rent terms, in which case, to the extent applicable, such different terms shall be applicable), after first deducting the expenses incurred or to be incurred by Tenant for the following (collectively, the “Transfer Costs”):  (i) any changes, alterations and improvements to the Subject Space in connection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing the Subject Space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions actually provided to the Transferee with respect to the Subject Space, (iv) any brokerage commissions actually paid by Tenant, or paid to Landlord, in connection with Transfer, (v) any good faith, out-of-pocket attorneys’ fees actually incurred by Tenant, or paid to Landlord, in connection with the Transfer, (vi) any lease takeover costs incurred by Tenant in connection with the Transfer, (vii) any actual, out-of-pocket costs of advertising the Subject Space, (viii) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant contracts with a reputable broker to market the Subject Space and notifies the Landlord in writing of such contract (or commences negotiations with the Transferee), and (b) the date Tenant actually vacates the entire Subject Space, until the commencement of the term of the Transfer, and (ix) any other economic concessions actually given to the Transferee.  The determination of the amount of Landlord’s applicable share of the Transfer Profits shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.  For purposes of calculating the Transfer Profits on a monthly basis, the Transfer Costs shall be allocated to the earliest portion of the term of such Transfer until such Transfer Costs are exhausted (such that Transfer Profits shall not be payable with until respect to a Transfer until Tenant has first recovered all of its Transfer Costs applicable to the applicable Subject Space).  Transfer Profits shall also include, but not be limited to, key money, bonus money or other cash consideration paid by the Transferee to Tenant in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (1) services rendered by Tenant to Transferee or (2) non-lease assets, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

15.5                           Landlord’s Costs.  With respect to each Transfer proposed to be consummated by Tenant, whether or not Landlord shall grant its consent thereto, Tenant shall pay Landlord’s actual review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) (collectively, “Review Expenses”) incurred by Landlord, within thirty (30) days after written request by Landlord to do so; provided, however, that in no event shall such Review Expenses exceed: (a) *       [ILLEGIBLE] respect to subleases of not more than 2,500 rentable square feet or space in the Premises or (b) *             other transactions, for a Consent Transfer in the ordinary course of business; provided, further, however, that none of the above dollar limitations shall apply to (A) any Consent Transfer with respect to which Tenant shall request a Recognition Agreement under Section 15.10, (B) any Transfer involving more than seventy-five thousand (75,000) square feet of Rentable Area; or (C) any Consent Transfer with respect to which Tenant or the prospective Transferee shall request documentation in addition to, or material modification of, Landlord’s standard form of “Consent to Sublease” or “Assignment and Assumption of Lease and Consent” for granting such consent.

15.6                           Continuing Liability of Tenant.  Notwithstanding the consummation or attempted consummation of any Transfer under this Article 15, Tenant shall remain as fully and primarily liable for the payment of Rent and for the performance of all other obligations of Tenant contained in this Lease to the same extent as if the Transfer had not occurred; provided, however, that any act or omission of any Transferee, other than Landlord, that violates the provisions of this Lease shall be deemed a breach of this Lease by Tenant.  If any Transferee defaults beyond applicable cure and grace periods in the performance of any of the provisions hereof, such default shall constitute an Event of Default hereunder, and Landlord may proceed directly against Tenant with respect thereto without the necessity of exhausting its remedies against such Transferee.  Landlord may consent to subsequent Transfers of this Lease by Transferees of Tenant, upon notice to Tenant, but without obtaining its or their consent thereto, and such action shall not relieve Tenant of any of its liability or obligations under this Lease.  Landlord agrees to provide Tenant with copies of any notices that Landlord delivers to Tenant’s subtenants and/or assignees pertaining to breaches or defaults under the Lease and agrees that Tenant shall have the right to cure (concurrently with such subtenants’ and/or assignees’ rights to cure) such breaches within the time periods applicable for cures under this Lease.

15.7                           Non-Waiver.  The consent by Landlord to any Transfer shall not relieve Tenant, or any person claiming through or by Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Article 15, to any further Transfer.  In the event of a Transfer, Landlord may collect rent from the Transferee when the Transferee is an assignee, or from a Subtenant if an Event of Default by Tenant is then in existence; provided, however, that Landlord shall have no right to make a “double recovery” of rent.  By collecting any such rent from a Transferee, Landlord shall not be deemed to have waived any of Landlord’s rights hereunder, and the collection of the rent from a person other than Tenant shall not be deemed a waiver of any of Landlord’s rights under this Article 15, an acceptance of any Transferee as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

15.8                           Affiliates.  Except as specifically set forth otherwise herein, this Lease may be assigned or all or any portion of the South Tower Premises and/or the entire Plaza Building Space may be sublet, in fact or by operation of law, by Tenant to any Affiliate of Tenant or to any Successor of Tenant without the consent of Landlord (i.e., such

Transfers shall be exempt from such Landlord consent requirements under this Article 15) and without being subject to the provisions of Section 15.2.4, 15.3, 15.4, and 15.5); provided, however, that any Transfer of the Plaza Building Space to an Affiliate (as opposed to a Successor) shall be subject to all of the provisions of this Article 15.  An “Affiliate” means, as to any designated person or entity, any other person or entity which Control with, such designated person or entity, or the parent of any such designated entity.  A “Successor” means any person or entity of reasonable financial standing which acquires in good faith in a single transaction or in a series of related transaction (by merger, consolidation, transfer of assets or otherwise) this Lease and all or substantially all of the other property and assets of Tenant, and/or Tenant’s parent, and which assumes by written instrument all of Tenant’s liabilities hereunder.  “Control,” as used in this Section 15.8, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity or the parent of such designated entity, and ownership, directly or indirectly, of a least fifty percent (50%) of the voting securities of, or at least fifty percent (50%) of the voting interest in, any person or entity or the parent of such entity.

15.9                           Occupancy By Others.  Except as specifically set forth otherwise herein, Tenant shall have the right, without the payment of any Transfer Profits to Landlord and without the need to obtain Landlord’s consent (i.e., such Transfers shall be exempt from such Landlord consent requirements), and without prior notice to Landlord, to permit the occupancy of portions of the South Tower Premises to any individual(s) or entities providing services onsite (exclusively) to Tenant (but not to the general public) (“Tenant’s Occupants”) on and subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the quality of the Project; (ii) the space occupied by such Tenant’s Occupants shall not be separately demised from the Premises and shall not have a separate entrance from the Premises, and (iii) in the aggregate, such Tenant’s Occupants shall not occupy more than *                 rentable square feet of space in the South Tower Premises (“Tenant’s Occupants’ Maximum Amount”); provided, however, that no occupancy of any portion of the Plaza Building Space by any Tenant Occupant (or any other individual or entity) shall be permitted pursuant to this Section 15.9 without Landlord’s prior written consent.  Tenant shall, within five (5) days, notify Landlord of any occupancy by any Tenant Occupant of any portion of the Premises pursuant to this Section 15.9 and shall supply Landlord with any documents or information reasonably requested by Landlord regarding any such Tenant Occupant within ten (10) days of Landlord’s request therefor.  Any occupancy permitted under this Section 15.9 shall not be deemed a Transfer under this Article 15.  Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability or any obligations under this Lease.

15.10                     Landlord’s Recognition of Transfers Upon Termination of Lease.  At Tenant’s request, Landlord shall execute a commercially reasonable recognition agreement (a “Recognition Agreement”), on Landlord’s form of Recognition Agreement, in favor of a Transferee under a Consent Transfer who is a subtenant of Tenant (a “Subtenant”), which provides that, in the event this Lease shall be terminated, Landlord shall recognize the sublease between such Subtenant and Tenant (the “Sublease”) and shall not disturb such Subtenant’s possession of the Premises or applicable portion thereof (the “Sublease Space”), due to such termination on the condition that: (i) at the time of Tenant’s request for Landlord’s execution of the Recognition Agreement, such Sublease shall contain the same economic terms and conditions set forth in this Lease, subject to equitable modifications based on the Rentable Area of the Sublease Space; provided, however, that: (a) the Recognition Agreement shall provide that, in the event of the termination of Tenant’s leasehold interest in the Sublease Space, the monthly base rent payable to Landlord by such Subtenant shall be the greater of: (1) the base rent rate specified in the Sublease, or (2) the Base Rent specified herein (on a per square foot of Rentable Area basis) and (b) such Subtenant shall not be entitled exercise any of Tenant’s rights with respect to Sections (or Articles) 1.3.4, 1.5.2, 1.6, 1.7, 1.8, 1.9, 1.10 (unless such Subtenant is subleasing the entire Plaza Building Space, in which case all of the provisions of Section 1.10 (except for Tenant’s Additional ATM Right) shall apply to such Subtenant), 2.4, 4.3.4, 4.4.1 (but only to the extent that it permits Tenant to pay Tenant’s Percentage Share of Landlord’s estimate of Property Taxes and of the cost of Landlord’s Insurance on anything other than a monthly basis), 4.5.1, 4.6, 6, 7.1.1 (but only to the extent that it permits Tenant to use Premises for a Permitted Domestic Government Use or a Permitted Foreign Governmental Use), 8.1.1 (but only to the extent that it specifies the After Hours HVAC Rate), 8.1.5, 8.1.7 (but only to the extent that it allows Tenant to install a security system that is not compatible with Landlord’s security system), 8.1.9, 9.3, 15.3.3 (but only to the extent that it permits Tenant to make a Transfer to a governmental entity), 15.9, 15.10, 19.2, 19.3, 20.2.3, 20.2.4, 20.2.5, 20.3, 20.4, 20.5, 28.3 (but only to the extent that it permits Tenant to require Landlord to include a reference to “City National Plaza” (or any other name) on the South Tower directory (defined in Section 28.3, below), or within the Electronic South Tower Directory (defined in Section 28.3, below)), 28.5, 28.6, 28.7, 28.8, 28.9, 29, 30.9, 30.30, or 30.31, and the provisions of such Sections or Articles (or the provisions of such Sections or Articles providing such rights) shall in no event be applicable to such Subtenant; (ii) the Sublease Space shall consist of the entire Plaza Building Space or of full floors of the Premises which are not located in between two (2) full or partial floors of the Premises; (iii) Landlord shall not be liable for any act or omission of Tenant; (iv) Landlord shall not be subject to any offsets or defenses which Subtenant might have as to Tenant or to any claims for damages against Tenant, nor shall Landlord be obligated to fund to, or for the benefit of, Subtenant, any undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions; (v) Landlord shall not be required or obligated to credit Subtenant with any rent, additional rent, security deposits, security or other amounts delivered or paid by Subtenant to Tenant; (vi) Landlord shall not be bound by any terms or conditions of the Sublease which are inconsistent with the terms and conditions of this Lease; (vii) such recognition shall be effective upon, and Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Sublease accruing after the termination of this Lease which would be obligations of Landlord if Subtenant were the tenant under this Lease; (viii) as a condition to Landlord’s obligation to enter into a Recognition Agreement with a particular Subtenant, Landlord shall have the right to reasonably approve the creditworthiness and financial strength of Subtenant, which reasonable approval shall be based upon the creditworthiness and financial strength then generally required by Landlord of a new tenant which is leasing space of a Rentable Area in the Project comparable to the Rentable Area of the Sublease Space for a term equal to the remaining Lease Term, and who is assuming the monetary obligations equal to those to be assumed under the Sublease (which may also be met by such Subtenant providing Substitute Credit Enhancements of the same type and magnitude which Landlord has accepted from other tenants of the Project of similar creditworthiness and financial strength to such Subtenant with which Landlord has entered into direct leases with respect to space of a Rentable Area comparable to the Rentable Area of the Sublease Space for a term equal to the remaining Lease Term, and pursuant to which such tenant has assumed monetary obligations equal to those to be assumed under the Sublease); and (ix) Subtenant shall make full and complete attornment to Landlord, as lessor, pursuant to written agreement executed by Landlord and

Subtenant, so as to establish direct privity of contract between Landlord and Subtenant with the same force and effect as though Sublease was originally made directly between Landlord and Subtenant.  At Landlord’s election, upon Landlord’s written request given at any time after the termination of this Lease, Subtenant shall execute a lease for the Sublease Space subject to the applicable Sublease upon the same terms and conditions as set forth in the applicable Recognition Agreement.  In the event Landlord enters into a Recognition Agreement with any particular Subtenant pursuant to the terms of this Section 15.10.  Tenant hereby acknowledges and agrees that, for purposes of calculating the damages due Landlord following Tenant’s breach and Landlord’s termination of this Lease, with respect to any such Sublease Space, Landlord shall be deemed to have adequately mitigated its damages in accordance with applicable Law.

ARTICLE 16 - DEFAULT AND REMEDIES

16.1                           Events of Default By Tenant.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (an “Event of Default”);

16.1.1                  Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of notice from Landlord to Tenant of such failure.

16.1.2                  Any failure by Tenant to execute and deliver any statement or document described in Article 18 (Subordination and Attornment) and 22 (Estoppel Certificates) requested by Landlord within the time periods specified therein, where such failure continues for three (3) business days after delivery by Landlord to Tenant of written notice of such failure; which written notice shall reference this Section 16.1.2 and state that an Event of Default will be deemed to occur if Tenant shall continue to fail to execute and deliver such statement or document.

16.1.3                  The failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, other than those described in Sections 16.1.1 and 16.1.2, above, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, an Event of Default by Tenant shall not be deemed to have occurred if Tenant: (a) agrees in a written notice delivered to Landlord within twenty (20) days after written notice of default from Landlord that it will cure such default, (b) diligently commences such cure within such twenty (20) day period and (c) thereafter diligently proceeds to rectify and cure such default in full.

The notice periods provided herein are in addition to and not in lieu of the notice requirements of California Code of Civil Procedure §1161, et seq.

16.2                           Remedies Upon Default.  Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall, subject to applicable Law, be cumulative and nonexclusive, without any notice or demand whatsoever.

16.2.1                  Landlord’s Right To Terminate Upon Tenant Default.  Upon the occurrence of an Event of Default by Tenant as provided in Section 16.1 above, Landlord shall have the right to terminate this Lease and recover possession of the Premises by giving written notice to Tenant of Landlord’s election to terminate this Lease (subject to and in accordance with applicable Laws), in which event Landlord shall be entitled to receive from Tenant:

(i)                                     The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)                              Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 16.2.1(i) and 16.2.1(ii) above, “worth at the time of award” shall be computed by allowing interest at ten percent (10%) per year.  As used in Section 16.2.1(iii) above, “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

16.2.2                  Landlord’s Right To Continue Lease Upon Tenant Default.  Upon the occurrence of an Event of Default under this Lease and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease as provided in Section 16.2.1 above, Landlord may from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease.  Without limiting the foregoing, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

16.2.3                  Right of Landlord to Perform.     All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense, except as expressly provided to the contrary under this Lease.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of thirty (30) days (except that there shall be no notice and cure period with respect to emergencies, and for purposes of this Section 16.2.3, such notice and cure period shall be ten (10) business days with respect to failures by Tenant to perform Tenant’s obligations with respect to compliance with Laws or pursuant to Article 11), Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any such failure of Tenant and without releasing Tenant from any of its obligations hereunder.  Any sums so paid by Landlord and all incidental costs, together with interest thereon at the lesson of: (i) the maximum rate permitted by Law and (ii) fifteen percent (15%) per annum (the “Default Rate”), calculated from the date of such payment by Landlord, shall be payable to Landlord as Additional Rent within thirty (30) days following Landlord’s demand therefor.

16.3                           Subleases of Tenant.  If Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 16, subject to any Recognition Agreement granted under Section 15.10, Landlord shall have right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises.

16.4                           Efforts to Relet.  For the purposes of this Article 16, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.  The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

16.5                           Non-Waiver.  Nothing in this Article 16 shall be deemed to affect Landlord’s rights to indemnification for liability or liabilities arising prior to termination of this Lease for personal injury or property damages under the indemnification clause or clauses contained in this Lease.  No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall nay endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.  The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

16.6                           WAIVER OF TRIAL BY JURY.    LANDLORD AND TENANT EACH EXPRESSLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES.  THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

16.7                           Cumulative Remedies.  In addition to the other remedies provided in this Lease, subject to applicable Law, and except as provided otherwise herein, each of Landlord and Tenant shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

16.8                           Default by Landlord.

16.8.1                  In General.  Notwithstanding anything to the contrary set forth in this Lease, but subject to the provisions of Section 9.3, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter shall diligently pursue the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

16.8.2                  Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of: (i) any entry by Landlord into the Premises, or alteration or construction in the Common Areas or affecting the Building Structure, or the Building Systems, or any other repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the First Increment Commencement Date and which is required to be performed by Landlord under the Lease, which materially interferes with Tenant’s use or occupancy of the Premises, (ii) any failure due to a reason within Landlord’s reasonable control to provide services, utilities or access to the Premises, or, unless Landlord provides reasonable replacement parking areas or spaces, the Parking Facilities, or (iii) the presence at, in, on, under or about the Project of Hazardous Materials not brought onto, into, or to the Premises or the Project by any of the Tenant Parties (any such set of circumstances as set forth in items (i), (ii) or (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for four (4) consecutive business days after Landlord’s receipt of any such notice or for nine (9) non-consecutive business days in the twelve (12) month period after Landlord’s receipt of any such notice  (the “Eligibility Period”), the Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes and all other periodic Rent payable by Tenant hereunder, and Tenant’s obligation to pay for parking shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and actually does not use, the Premises or a portion thereof, in the proportion that the Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Area of the Premises; provided, however, that in the event Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility

Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Percentage Share of excess Operating Expenses and Property Taxes and all other periodic Rent payable hereunder and all of Tenant’s obligation to pay for parking for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and actually does not use, the entire Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes (and other Rent) shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that if Landlord has not cured such Abatement Event within two hundred seventy (270) days after the later of: (a) receipt of written notice of the Abatement Event from Tenant, and (b) Tenant’s actual vacation of the area (the “Affected Area”) of the Premises directly affected by the Abatement Event, Tenant shall have the right to terminate this Lease as to the Affected Area during the first five (5) business days of each calendar month following the end of such two hundred seventy (270) day period and continuing until such time as Landlord shall have cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the “Abatement Event Termination Notice”) during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than (30) days, and not more than six (6) months, following the date on which Tenant delivers to Landlord an Abatement Event Termination Notice.  References in this Section 16.8.2 to “do not use” shall mean does not conduct business operations in or from.

ARTICLE 17 - ATTORNEYS FEES; COSTS OF SUIT

If either Landlord or Tenant shall commence any action or other proceeding against the other proceeding against the other arising out of, or relating to, this Lease, and such action or other proceeding results in an arbitration award (an “Award”) or a judgment by a court of competent jurisdiction (a “Judgment”) the prevailing party shall be entitled to recover from the losing party, in addition to any other relief, its actual attorneys fees, filing fees, court costs, reasonable copying costs, and process server costs (collectively “Attorneys’ Fees”) and expert and witness costs and fees irrespective of any court schedule of reasonable attorneys’ fees.

ARTICLE 18 - SUBORDINATION AND ATTORNMENT

18.1                           Landlord represents, and warrants to Tenant that, as of the date hereof, the only ground leases, deeds of trust, mortgages or security interests (collectively, “Security Instruments”) affecting the Project, or any part thereof, is the deed of trust held by the California State Teachers’ Retirement System, a public entity (“CalSTRS”) described on Exhibit “W” attached hereto (the “Existing Security Instrument”).  As a condition precedent of Tenant’s obligations under this Lease, Landlord shall deliver to Tenant, a non-disturbance and attornment agreement in the form of Exhibit “X” (an “SNDAA”) in favor of Tenant executed by the current holder of the Existing Security Instrument within ten (10) business days following Landlord’s and Tenant’s execution and delivery of this Lease.  In the event landlord does not deliver to Tenant such SNDAA executed by CalSTRS within such ten (10) business day period, Tenant shall have the right to terminate this Lease, exercisable at any time thereafter upon ten (10) additional business days’ written notice to Landlord, which termination shall be effective if Landlord does not provide Tenant with the applicable executed and acknowledged non-disturbance agreement within such ten (10) additional business day period.

18.2                           Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all future Security Instruments hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases (collectively, “Superior Mortgagees”), require in writing that this Lease be superior thereto, Landlord’s delivery to Tenant of commercially reasonable SNDAA(s) in favor of Tenant from any such Superior Mortgagees of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms of this Article 18.  Each such commercially reasonable SNDAA shall include the obligation of any such successor ground lessor, mortgage holder or lien holder to recognize Tenant’s rights specifically set forth in this Lease to offset amounts against Rent due hereunder.  Subject to the SNDAAs described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure (or deed in lieu thereof) of any such mortgage, or if any ground or underlying lease is terminated, to attorn, to the lien holder or purchaser or any successors thereto upon any such foreclosure sale (or deed in lieu thereof), or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease.  Tenant shall, within twenty (20) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably and in good faith deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, subject to the terms of this Article 18.

ARTICLE 19 - QUIET ENJOYMENT; NON-COMPETITION

19.1                           Quiet Enjoyment.  Provided that an Event of Default by Tenant is not then in existence, Tenant shall have and peaceably enjoy the Premises during the Term of this Lease, subject to all of the terms and conditions contained in this Lease, from and against all persons holding an interest in the Project from and through Landlord.

19.2                           Non-Competition South Tower Ground Floor.  On the condition that, and so long as Original Tenant (or a Successor of Original Tenant) shall not be subleasing *             [ILLEGIBLE] of the Premises (or more) (and shall not have assigned this Lease to any party other than to a successor or an Affiliate of Tenant), Landlord shall not lease any premises in the ground floor lobby of the South Tower to any Tenant Competitor (defined below).  Original Tenant’s right, pursuant to this Section 19.2, to restrict Landlord’s rights to lease space in the ground floor lobby of the South Tower shall be personal to Original Tenant and to any Successor of Original Tenant.  For purposes of this Lease, “Tenant Competitor” as used in this Lease shall mean:  (a) any entity which has the word “bank,” “savings,” “loan,” “trust,” or “bankcorp” or any derivation or combination thereof (such as “banking”) in its formal name, (b) any traditional bank or savings and loan association (such as Citibank, Wells Fargo, U.S. Bank, and Bank of America) or (c) any entity which actually accepts deposits at its premises in the Project, whose deposits are insured by the Federal Deposit Insurance Corporation and whose primary government regulator is not the Securities Exchange Commission.  Notwithstanding any provision of this Lease to the contrary, each of Landlord and Tenant hereby acknowledge and agree that: (i) entities such as Schwab, Merrill Lynch, UBS Paine Webber and Dean Witter Morgan Stanley, and comparable securities brokerage firms and/or investment banks (collectively, “Securities/Investment Firms”), shall in no case constitute, or be treated as, Tenant Competitors under this Lease, as long as such Securities/Investment Firm (which is a tenant in the Plaza Building) does not conduct traditional banking activities (as such activities are commonly known as of the Effective Date) as its primary business activity in its Plaza Building premises and  (ii) traditional banking activities (as used in the context of this Section 19.2) are only an incidental part of the business (and are not the primary activity) of the business operations of Schwab, Merrill Lynch, UBS Paine Webber, and Dean Witter Morgan Stanley as of the Effective Date.

19.3                           Non-Competition Plaza Building.  On the condition that, and so long as there is not outstanding a Plaza Building Operating Requirement Failure (as defined in Section 28.5.4(ii) below) and Landlord has not recaptured the Plaza Building Space pursuant to Section 7.1.2 or Section 15.2.4, Landlord shall not lease any premises in the Plaza Building to any entity which is a Tenant Competitor on the date the lease in question (with the Tenant Competitor) is executed by Landlord.  Each lease executed by Landlord after the Effective Date with any tenant of the plaza Building shall contain a restriction providing that, for so long as Tenant continues to comply with the Plaza Building Operating Requirement, such tenant, and any subtenant of such tenant, shall not conduct traditional banking activities as its primary business activities from the Plaza Building.  Original Tenant’s rights to restrict Landlord’s rights to lease space in the Plaza Building under this Section 19.3 shall be personal to Original Tenant and to any Successor of Original Tenant.

ARTICLE 20 - PARKING

20.1                           General.  The Parking Privileges (defined in Section 20.3, below) are with respect to use of the following Project parking facilities (the “Parking Facilities”): (i) the Project’s subterranean garage located on the “A” Level (the “Subterranean Garage”) and (ii) the parking annex facility located at 400 South Flower Street and commonly known as the “J-2” garage (the “J-2 Parking Annex”).  Subject to the terms and conditions of this Lease, the specific location of and areas within the Parking Facilities in which Tenant may use the Parking Privileges shall be specified by, and may, from time to time, be relocated by landlord in the exercise of its reasonable, non-discriminatory discretion.  Subject to the provisions of Section 1.4, Landlord shall have the right to modify, change, add to or delete the design, configuration, layout, size, ingress, egress, areas, method of operation, and other characteristics of or relating to the Parking Facilities at any time, and/or to make repairs or provide, on a temporary basis for, the nonuse, partial use or restricted use of portions thereof as long as Tenant’s parking rights are not materially and substantially adversely affected thereby; or if Tenant’s parking rights shall be materially and substantially adversely affected thereby; (a) as long as Landlord provides reasonable parking facilities for Tenant elsewhere (but as close to the Project as reasonably possible) (“Substitute Parking Area”), and (b) if such Substitute Parking Area is in excess of two (2) blocks from the Project, as long as Landlord provides, or agrees to pay the cost of providing, reasonable shuttle or transportation services to transport Tenant’s employees from the location of such Substitute Parking Area to the Project, and (c) so long as Landlord employs commercially reasonable efforts to make the Parking Facilities available to Tenant as soon as reasonably practical.  In the event that Landlord shall provide a Substitute Parking Area for use by Tenant, there shall be a reasonable downward adjustment of Parking Fees (defined in Section 20.3, below) payable by Tenant hereunder.

20.2                           Grant of Parking Privileges.  Landlord hereby grants to Tenant the following parking rights:

20.2.1                  A-Level Valet Parking Privileges.  Subject to Sections 20.2.3 and 20.2.5, below, as to each Increment of Space, commencing on the commencement date for such Increment of Space and continuing throughout the Term (including any applicable Extension Terms), Tenant shall rent from Landlord no less than the number of valet served parking privileges for use in the Subterranean Garage (the “A-Level Valet Privileges”) as are described in Item 7.1 of the Basic Lease Provisions with respect to such Increment of Space.  Tenant shall additionally have the right, but not the obligation, subject to availability, to rent, on a month-to-month basis, additional A-Level Valet Privileges at the Parking Fee for A-Level Valet Privileges specified herein.

20.2.2                  J-2 Unreserved Parking Privileges.  Subject to Sections 20.2.4 and 20.2.5, below, commencing on the First Increment Commencement Date and continuing throughout the Term (including any applicable Extension Terms), Tenant shall rent from Landlord that number of unreserved parking privileges for use of parking spaces in the J-2 Parking Annex (the “J-2 Unreserved Privileges”) which is equal to the total number of J-2 Unreserved Privileges that is described in Item 7.2 of the Basic Lease Provisions; provided, however that at any time after the First Increment Commencement Date and prior to the Fourth Increment Commencement Date, Tenant may, at its option, elect to rent hereunder a total number of J-2 Unreserved Privileges which is not more than the number of J-2 Unreserved Privileges set forth in Item 7.2 of the Basic Lease Provisions and which is not less than the number of J-2 Unreserved Privileges which, on the basis of *          -2 Unreserved Privilege per each 1000 square feet of Rentable Area leased, shall be attributable to all the Increments of Space within the Initial Premises for which there has then occurred, as of such date, an Increment Commencement Date.

20.2.3                  Initial Right to Reduce A-Level Parking at Commencement Date of each Increment of Space.  Notwithstanding any provision to the contrary contained herein, as to the A-Level Valet Privileges that are allocable to each Increment of Space, Tenant may, at Tenant’s option, elect to reduce the number of A-Level Valet Privileges *    [ILLEGIBLE]   ) per floor) Tenant is required to rent with respect to such increment of space (“Required A-Level Privileges”) by delivering to Landlord, prior to the date that is ninety (90) days after the commencement date with respect to such Increment of Space, written notice (“A-Level Parking Reduction Notice”) specifying: (a) the Increment of Space and that Tenant is electing to reduce the number of Required A-Level Privileges for such Increment of Space, and (b) the lesser number of Required A-Level Privileges (if any) which Tenant is electing to rent during the Term in connection with its Lease of such Increment of Space.  In the even that Tenant should fail to deliver an A-Level Parking Reduction Notice prior to the date that is ninety (90) days after the commencement date for a particular Increment of Space, Tenant shall have no further right under this Section 20.2.3 to reduce the number of such A-Level Valet Privileges to which it is committed to rent for such Increment of Space.

20.2.4                  Initial Right to Reduce J-2 Parking at Commencement Date of each Increment of Space.  Notwithstanding any provision to the contrary contained herein, as to the J-2 Unreserved Privileges that are allocable to each Increment of Space.  Tenant may, at Tenant’s option, elect to reduce the number of J-2 Unreserved Privileges *                            feet of Rentable Area to any number less *                       ) per 1,000 square feet of Rentable Area) Tenant is required to rent with respect to such Increment of Space (“Required J-2 Privileges”) by delivering to Landlord, prior to the date that in ninety (90) days after the commencement date with respect to such Increment of Space, written notice (“J-2 Unreserved Parking Reduction Notice”) specifying: (a) the Increment of Space and that Tenant is electing to reduce the number of Required J-2 Privileges for such Increment of Space, and (b) the lesser number of Required J-2 Privileges which Tenant is electing to Lease during the Term in connection with its lease of such Increment of Space.  In the event that Tenant should fail to deliver a J-2 Unreserved Parking Reduction Notice prior to the date that is ninety (90) days after the commencement date for a particular Increment of Space, Tenant shall have no further right under this Section 20.2.4 to reduce the number of such J-2 Unreserved Privileges to which it is committed to rent for such Increment of Space.

20.2.5                  Eight Year Right to Reduce Parking Commitment.  Tenant shall also have a one-time option (the “Second Parking Reduction Option”) to reduce the number of J-2 Unreserved Privileges that Tenant is obligated to rent hereunder as of the first (1st) day of the ninety-seventh (97th) calendar month of the Lease Term following the First Increment Commencement Date (the “Reduction Date”), subject to the following terms and conditions, each of which shall be a condition precedent to Tenant’s right to exercise its Second Parking Reduction Option: (i) Tenant shall, following any exercise of the Second Parking Reduction Option, be renting no less that *           J-2 Unreserved Parking Privileges per ten thousand (10,000) square feet of Rentable Area within the Premises *         *          ; (ii) Tenant shall deliver to Landlord, on or before the date that is sixty (60) days before the Reduction Date, a written notice (the “Reduction Notice”), which Reduction Notice shall: (a) indicate that Tenant is electing to exercise the Second Parking Reduction Option (and shall specifically reference this Section 20.2.5) and (b) specify the number of Required J-2 Unreserved Privileges which Tenant is electing to rent following its exercise of the Second Parking Reduction Option; provided, however, that Tenant shall have no right under this Section 20.2.5 to reduce the total number of Required J-2 Unreserved Privileges it rents to less than *             J-2 Unreserved Privileges per ten thousand (10,000) square feet of Rentable Area within the Premises; and (iii) as of the date on which Tenant delivers the Reduction Notice and as of the Reduction Date, there shall be no uncured Event of Default by Tenant under this Lease.  Any attempt by Tenant to exercise the Second Parking Reduction Option that does not satisfy all of the foregoing conditions shall, at the election of Landlord, be deemed null, void and of no force or effect and shall terminate Tenant’s right to exercise the Second Parking Reduction Option.  The Second Parking Reduction Option shall be personal to Original Tenant and its Successors.

20.3                           Parking Fees.  Commencing on the First Increment Commencement Date and continuing throughout the Term (including any applicable Extension Terms) Tenant shall pay to Landlord on the first day of each calendar month during the Term, as Additional Rent hereunder, parking fees (the “Parking Fees”) at Landlord’s then prevailing rate charged to tenants of the Project for each type of parking privilege (A-Level Valet Privileges, or J-2 Unreserved Privileges (collectively, the “Parking Privileges”)) for all of the Parking Privileges rented by Tenant for such calendar month.  Notwithstanding anything to the contrary herein, the parties acknowledge and agree that, (i) the Parking Fees charged for a particular type of Parking Privilege (A-Level Valet Privileges or J-2 Unreserved Privileges, as the case may be) from time to time during the Term shall in no case exceed the parking fee generally in force for such type of Parking Privilege as of the Effective Date (which the parties hereto stipulate to be *                   [ILLEGIBLE] Parking Privilege per month for A-Level Valet Privileges, or *                       *                   per Parking Privilege per month for J-2 Unreserved privileges), increased at a rate *                  *    per year, compounded annually, for each twelve (12) month period following the First Increment Commencement Date (the “Base Rate Standard”) and (ii) the Parking Fee charged as of any particular date during the Term for each J-2 Unreserved Privilege shall not exceed an amount equal to *                              the Base Rate Standard as of such date for a J-2 Unreserved Privilege.  Accordingly, the parties stipulate that, ([ILLEGIBLE]) as of the First Increment Commencement Date, the Parking Fees to be paid by Tenant (not including any taxes, assessments or other impositions imposed by any governmental entity) shall be: (a) *                     *                     per month for A-Level Valet Privileges and (b) *                     *      per Parking Privilege per month for J-2 Unreserved Privileges, and (2) acknowledge and agree that that such Parking Fees may be increased, from time to time during the Term, only in accordance with and subject to the limitations set forth in clauses (i) and (ii) of the immediately preceding sentence.  Landlord further agrees that the Parking Fees charged hereunder as of a particular date for each of the A-Level Valet Privileges and J-2 Unreserved Privileges shall never exceed the prevailing rate charged to tenants of the Project for such Parking Privileges as of such date.

All such Parking Fees payable by Tenant under this Section 20.3 shall be in addition to all taxes, assessments or other impositions imposed by any governmental entity (“Parking Taxes”) in connection with Tenant’s use of such Parking Privileges, which Parking Taxes shall also be paid by Tenant when due, or if required to be paid by Landlord, shall be reimbursed to Landlord by Tenant (in either case as Additional Rent) concurrently with the payment of the Parking Fees described above.

20.4                           Validated Parking.  Tenant’s business visitors may park in the Subterranean Garage on a space-available basis, upon payment of the prevailing fee for parking charged to visitors to the Project.  Commencing as of the earlier of the Plaza Building Commencement Date or the date on which Tenant commences business operations from its temporary retail bank branch in that certain area of the southwest portion of the South Tower ground floor lobby described as the “License Premises” in that certain Temporary Use License Agreement” [MISSING BEGINNING QUOTES] of even date herewith by and between Landlord (as licensor) and Tenant (as licensee), and continuing throughout the Term (including any applicable Extension Terms), so long as Tenant continues to comply with, and on the condition that Tenant continues to comply with the Plaza Building Operating Requirement (as defined in Section 28.5.4(ii), below) Landlord shall provide, at no cost to Tenant, up to *                           Validations each day during the Term; provided, however, that: (i) *                           by Tenant’s customers who are visiting the Premises for the specific purpose of conducting business at the Premises

(the “Business Customers”), (ii) the Bank Customer Free Validations shall not be used by or provided to any persons other than the Business Customers, including, but not limited to Tenant’s employees, agents or visitors, or any other person who visits or occupies the Premises for any other reason,  (iii) each such Business Customer visiting the *                      Validation on any particular calendar day, *                      may be used for parking at the Project on any particular calendar day (and any portion of such *                     ? Customer Validations allocable to any particular calendar day that are not used on such calendar day may not be used on any other calendar day).  Tenant shall additionally have the right to purchase an unlimited number of additional visitor validations (“Additional Validations”) at a rate equal to *                     ? of Landlord’s then-prevailing rate charged for validations at the Building Parking Facilities; provided, however, that such Additional Validations shall be used only by Tenant’s customers (including, but not limited to, its Business Customers) and visitors to its Premises (and the parties hereto agree that, for purposes of use of the Additional Validations only (and not for purposes of use of the Customer Free Validations), Tenant’s visitors to the Premises shall include employees of Tenant who do not have offices (on an exclusive or shared basis) at the Project), and may not be used by or provided to any other persons, including, but not limited to, any to Tenant’s agents or employees who have offices (on an exclusive or shared basis) at the Premises.

20.5                           After Hours Use of Subterranean Garage.  Landlord agrees that after the hour of 6:00 p.m. on each business day, it will allow up to *                      Tenant’s employees then renting J-2 Unreserved Privileges to relocate their cars from the J-2 Parking Annex to the Subterranean Garage for the remainder of the evening (through 5:30 a.m. the next day) at no additional charge; provided, however, that the parties hereto acknowledge and agree that such right of Tenant’s employees to relocate cars from the J-2 Parking Annex to the Subterranean Garage shall be subject to the availability of parking spaces in the Subterranean Garage.

20.6                           After Hours Escorts to J-2 Parking Facilities.  Subject to availability (which shall be consistent with the standards of the Comparable Buildings) and upon request from Tenant, between the hours of 7:00 p.m. and 6:00 a.m., Landlord’s access control personnel will accompany any employee of Tenant from the ground floor lobby of the South Tower to his vehicle at the J-2 Parking Annex.

20.7                           Month to Month Privileges.  In addition to the Parking Privileges granted to Tenant pursuant to Section 20.2, Tenant shall have the right to rent, upon delivery of not less than forty-five (45) days advance written notice to Landlord, on a month to month basis, any “J-2 Available Privileges” (defined below).  The monthly Parking Fee payable for each J-2 Available Privilege rented by Tenant shall be the same rate applicable to each J-2 Unreserved Privilege under Section 20.3. “J-2 Available Privileges” means, as to any particular calendar month, any monthly privileges for unreserved parking in the J-2 Parking Annex which Landlord has available to lease for such month after satisfaction of all rights to rent such privileges granted to all other tenants in the Project.  Tenant acknowledges and agrees that Landlord shall have the right (exercisable in Landlord’s sole and absolute discretion and without liability to Tenant) to reduce at any time, on thirty (30) days advance written notice to Tenant, the number of J-2 Available Privileges it permits Tenant to rent under this Section 20.7 for any month in order to grant rights to such privileges to other actual or prospective Project tenants or to satisfy the rights of other Project tenants.

20.8                           Rules; Transfer.  Tenant shall employ commercially reasonable efforts to cause the group of its employees and occupants utilizing Tenant’s Parking Privileges to abide by all commercially reasonable, non-discriminatory rules and regulations for the use of the Parking Facilities prescribed from time to time by Landlord.  If any individual using one of Tenant’s Parking Privileges materially violates any of the terms and conditions of this Article 20 or of such parking rules and regulations on two (2) or more occasions during any twelve (12) month period, then following notice to Tenant, Landlord may suspend for ten (10) days the license granted hereunder with respect to the particular violating party’s use of the Parking Facilities, and in the event that, within twelve (12) months after any such suspension, such individual again materially violates any of the terms and conditions of this Article 20 or of such parking rules and regulations, Landlord may, following notice to Tenant, suspend for twenty (20) days the license granted hereunder with respect to the particular violating party’s use of the Parking Facilities; provided, however, that if any individual shall, willfully, repeatedly or habitually violate any of the material terms and conditions of this Article 20 or such parking rules and regulations, then following notice to Tenant, Landlord may suspend for ninety (90) days the license granted hereunder with respect to the particular violating Party’s use of the Parking Facilities.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control allocated hereunder to the Landlord, but such delegation shall not relieve Landlord of its liabilities hereunder.  The Parking Privileges rented by Tenant pursuant to this Article 20 are provided to Tenant solely for use by officers, directors, and employees of Tenant, its Affiliates, Successors, Permitted Transferees, Tenant’s Occupants and/or any other tenant of the Project (collectively, the “Permitted Parking Transferees”) and such Parking Privileges shall not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord’s prior written approval, which approval Landlord may withhold in Landlord’s sole and absolute discretion.  Notwithstanding any transfer of Parking Privileges to any Permitted Parking Transferee, Tenant shall continue to pay to Landlord, as Additional Rent hereunder, the Parking Fees; provided, however, that notwithstanding anything to the contrary herein, if and to the extent Tenant shall transfer any Parking Privileges to any person or entity that is not an Affiliate or Successor of Tenant, a Permitted Transferee, a subtenant or assignee of Tenant under a Consent Transfer consented to by Landlord pursuant to Article 15, or one of Tenant’s Occupants, Tenant shall pay, as part of the Parking Fees, for each such Parking Privilege so transferred, the prevailing rate charged to tenants of the Projects for such Parking Privileges.

20.9                           Reserved Parking Spaces.  In the event that Landlord shall, at any time during the Term, create or designate parking spaces in the Parking Facilities that are reserved for the use of particular tenants or occupants at the Project (“Reserved Parking Privileges”), and if Landlord shall make such Reserved Parking Privileges available for rental by tenants or occupants of the Project generally (as opposed to making the same available to a few tenants of occupants in the Project).  Landlord shall offer to Tenant the right to rent up to a pro rata portion (based upon Tenant’s then effective Percentage Share of the Project) of all such Reserved Parking Privileges Landlord has elected to make available to all tenants in the Project generally, at Landlord’s prevailing Parking Fee from time to time therefor, and otherwise on the same terms, and subject to the same conditions, on which Landlord offers such Reserved Parking Privileges to the other tenants and occupants of the Project generally.  In the event that (and to the extent that) Tenant elects to rent (by notice to Landlord delivered not more than thirty (30) days after Landlord offers to rent such Reserved Parking Privileges to Tenant) any such Reserved Parking Spaces offered to Tenant by Landlord, Tenant’s rental of such

Reserved Parking Privileges shall be in addition to (and not in lieu of) Tenant’s obligations to rent Parking Privileges (both A-Level Valet Parking Privileges and J-2 Unreserved Parking Privileges) under this Lease.

ARTICLE 21 - RULES AND REGULATIONS

The “Rules and Regulations” attached hereto as Exhibit “D” are hereby incorporated by reference herein and made a part hereof.  Tenant shall comply with the Rules and Regulations and, to the extent they are not inconsistent with the rights granted to Tenant under this Lease, with any reasonable and non-discriminatory amendments, modifications and/or additions thereto as may hereafter be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order and/or cleanliness of the Premises, any Building and/or the Project, provided all future modifications of such Rules and Regulation shall be reasonable, and further provided such Rules and Regulations are not modified or enforced to unreasonably interfere with the Permitted Uses and are not discriminatorily enforced against Tenant.  Landlord shall make good faith efforts to enforce the Rules and Regulations on a consistent basis against all tenants in the Project.

ARTICLE 22 - ESTOPPEL CERTIFICATES

At any time and from time to time upon not less than fifteen (15) business days’ prior written notice by either party (the “Requesting Party”) (but no more frequently than two (2) times in any twelve (12) month period), the other party (the “Responding Party”) shall execute, acknowledge and deliver to the Requesting Party an estoppel certificate, which, as submitted by the Requesting Party, shall be substantially in the form of Exhibit “E” attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project or Transferee of Tenant’s interests, or any portion thereof, provided that the provisions thereof shall bear only on factual issues relating to this Lease and Tenant’s occupancy of the Premises), indicating therein to the actual knowledge of the Responding Party, without any duty of inquiry or investigation, any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by the Requesting Party.  Any statement delivered pursuant to this Article 22 may be relied upon by any prospective transferee of Tenant’s interest or Landlord’s purchaser of the fee of Buildings or the Project (or any portion thereof) or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Buildings or the Project (or any portion thereof).

ARTICLE 23 - ENTRY BY LANDLORD

23.1                           In General.  Subject to the provisions of Section 16.8.2 of this Lease, and provided that Landlord uses efforts consistent with Institutional Owner Practices to minimize any interference with Tenant’s use of the Premises, Landlord may enter the Premises at all reasonable times upon reasonable notice to Tenant (provided, however, that no such notice shall be required in the case of an emergency) to: make any repairs to the Premises or the Building reasonably required or deemed reasonably necessary (consistent with Institutional Owner Practices) by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs (provided that such right of entry for such repairs shall also apply to Landlord’s contractors); inspect the Premises; exhibit the Premises to prospective purchasers, lenders or, during the last twelve (12) months of the Term, tenants; determine whether Tenant is complying with all of its obligations under this Lease; supply janitorial and other services to be provided by Landlord to Tenant under this Lease; post notices of non-responsibility; and make repairs or improvements in or to the Project or the Premises; provided, however, that all work associated with such repairs or improvements shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  Subject to the terms of Section 16.8.2, Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry; provided, however, that nothing contained herein shall be construed to waive any liability of Landlord for personal injury and/or property damage resulting from Landlord’s gross negligence or willful misconduct.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated by Tenant in writing in advance pursuant to Section 23.2, below), and Landlord shall have the right to use any and all means by which Landlord may in good faith deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be deemed or construed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises.  Such entry by Landlord shall not act as a termination of Tenant’s duties under this Lease.  In connection with any entry by Landlord into the Premises, Landlord shall take action consistent with Institutional Owner Practices under the circumstances to avoid and minimize damage to the Premises and to Tenant’s property and shall, if Landlord’s entry into the Premises will materially interfere with the conduct or operation of Tenant’s business from the Premises, be performed on weekends and/or after normal business hours on weekdays, and Landlord shall clean up any mess and repair any damage to the Premises caused by Landlord and/or Landlord’s agents during such entry.  If Landlord shall be required to obtain entry in an emergency by means other than a key provided by Tenant, the cost of such entry shall be payable by Tenant to Landlord as Additional Rent.

23.2                           Secured Areas.  Tenant may, by written notice to Landlord, designate portions of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  Landlord and Landlord’s Agents may not enter such Secured Areas, except:  (a) in the event of an emergency or  (b) to perform an inspection, or perform any of Landlord’s duties or work required hereunder (unless Tenant advises Landlord that it is unnecessary to perform such duties or work and that the failure to do so does not and will not present a threat to the safety or security of the Project or the people working at or visiting the Premises, in which case Landlord shall provide Tenant with reasonable notice of the date and time of entry (except in the case of an emergency).

ARTICLE 24 - LANDLORD’S LEASE UNDERTAKINGS-EXCULPATION FROM PERSONAL LIABILITY TRANSFER OF LANDLORD’S INTEREST

24.1                           Landlord’s Lease Undertakings.  Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the “Lease Documents”), it is expressly understood and agreed by and between the parties hereto that:  (a) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to:  (i) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or (ii) any matter relating to Tenant’s occupancy of the Premises (collectively, “Landlord’s Lease Undertakings”) shall be limited solely to Landlord’s equity interest in the Project and all available insurance proceeds: (b) Tenant shall have no recourse against any other assets of Landlord ?

*

partners, members, managers or interest holders or any of their respective directors, officers, shareholders, members, employees, agents, partners, beneficiaries, trustees or representatives (each an “Owner Party” and collectively, the “Owner Parties”); (c) except to the extent of Landlord’s interest in the Project, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord or any Owner Parties; and (d) at no time shall Landlord or any Owner Party be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of Consequential Damages as the result of any actual or alleged breach by Landlord of Landlord’s Lease Undertakings.  In addition, with the exception of claims of fraud, willful misconduct or bad faith by Tenant, claims arising under the terms of Article 25, or Tenant’s actions under Section 9.3, above, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of business opportunity, or loss of goodwill, in each case, however occurring.

24.2                           Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer to a bona fide transferee in good faith who agrees to assume the obligations of Landlord under this Lease, Landlord shall automatically be released from all liability under this Lease attributable to the period of time prior to the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder attributable to the period of time after the date of transfer, and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord thereafter.  Tenant shall attorn to any such transferee.

ARTICLE 25 - HOLDOVER TENANCY

Subject to the terms of this Article 25, if Tenant holds possession of the Premises after the expiration or termination of the Term of this Lease, by lapse of time or otherwise, without the express consent of Landlord, Tenant shall become a tenant at sufferance upon all of the terms contained herein, except as to Term and Base Rent.  During any such holdover period, Tenant shall pay to Landlord (in addition to all other Rent payable hereunder), commencing on the first (1st) day of such holdover period and continuing through the ninetieth (90th) day of such holdover period, a monthly Base Rent in an amount equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last monthly rental period of the Lease Term prior to such holdover period, and commencing on the ninety-first (91st) day of the holdover period, a monthly Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent applicable during the last monthly rental period of the Lease Term prior to such holdover period.  The monthly Base Rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession.  Neither any provision hereof nor any acceptance by Landlord of any Rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover.  Notwithstanding any provision to the contrary contained herein:  (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover, and, except as provided in (b) below, the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover (provided, however, that Landlord shall not commence any such proceedings to evict Tenant on the basis of such holdover during the thirty (30) day period following the expiration date of this Lease), and (b) if Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims, Damages and Expenses, including, without limitation, all lost profits and other Consequential Damages, attorney’s fees, consultants’ fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant’s failure to so surrender the Premises in accordance with the provisions of this Lease pertaining to the period of time commencing thirty (30) days following the expiration or termination of this Lease.

ARTICLE 26 - NOTICES

All notices, demands, statements, designations, approvals, consents or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be: (a) delivered by a nationally recognized overnight courier service which provides evidence of delivery, or (b) delivered personally, addressed to the Landlord at the address for Landlord set forth in Item 10 of the Basic Lease Provisions and to Tenant at the address for Tenant set forth in Item 10 of the Basic Lease Provisions, or, from and after the Commencement Date, to the Tenant at the Premises, whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.  Any Notice will be deemed given:  (i) the date the overnight courier delivery is made, or (ii) the date personal delivery is made.  Notwithstanding any provision of this Lease to the contrary, in the case where California statutory law requires that any notice, notice to quit or pay rent, summons or complaint (or any other form of writing required in connection with the assertion of rights against Tenant, the enforcement of Tenant’s obligations under this Lease or the termination of Tenant’s rights hereunder) (collectively, “Statutory Written Notices or Complaints”) must be delivered or served in a particular form, delivered to or served on Tenant through delivery to or service on a particular representative of Tenant, delivered or served in a particular manner (or by a particular method), for purposes of determining compliance with such applicable statutory requirements, the time, manner or method of delivery of all such Statutory Written Notices or Complaints delivered to or served on all of the Tenant addresses for notices listed in Item 10 of the Basic Lease Provisions (other than the timing, manner and/or method of delivery of the Statutory Written Notice or Complaint to the First Addressee listed in Item 10) shall be disregarded (so long as copies of such Statutory Written Notice or Complaint are delivered to all such other Tenant addresses in accordance with the first sentence of this Article 26 within two (2) business days of delivery to the First Addressee listed in Item 10), and if the timing, manner and, method of delivery and form of the Statutory Written Notice or

Complaint delivered to the First Addressee listed in Item 10 shall satisfy the applicable statutory requirements, then such statutory requirements shall be deemed satisfied with respect to the timing, manner, and method of delivery and form with respect to all Tenant addresses as of the date of delivery to the First Addressee.

ARTICLE 27 - BROKERS

The parties recognize as the broker(s) who procured this Lease the firm(s) specified in Item 8 of the Basic Lease Provisions (the “Brokers”) and agree that Landlord shall be responsible for the payment of the brokerage commission (a) to Tenant’s Broker required under the separate written agreement between Tenant’s Broker and Landlord (“Commission Agreement”) and (b) to Landlord’s Broker required under the separate written agreement between Landlord and Landlord’s Broker, and that Tenant shall have no responsibility therefor.  Subject to the foregoing, if Tenant or Landlord has dealt with any other person or real estate broker (other than the Brokers) in respect to leasing, subleasing or renting space in the Building, Tenant or Landlord, as the case may be, shall be solely responsible for the payment of any fee due said person or firm claiming to represent Tenant or Landlord, as appropriate, and shall protect, indemnify, hold harmless and defend the other party from any liability in respect thereto.  If Landlord fails to pay any amounts due under the Commission Agreement, Tenant’s Broker may send written notice to Landlord and Tenant of such failure, and if Landlord fails to pay such amounts within sixty (60) days after Landlord receives said notice, Tenant shall be entitled (but not obligated) to pay any such amounts to Tenant’s Broker, and offset such amounts paid to Tenant’s Broker by Tenant against Tenant’s next rental obligations which may become due under this Lease together with interest at the Interest Rate from the date such amounts are paid to Tenant’s Broker to the date of the offset.  Any amounts so offset from Tenant’s rental obligations hereunder shall no longer be owed from Landlord to such Broker.

ARTICLE 28 - SIGNAGE AND PROJECT IDENTITY RIGHTS

28.1                           Tenant Signs On Full Floors.  On each full floor of the South Tower Premises, Tenant may, at its sole cost and expense, install identification signage in the elevator lobby of such floor as shall reasonably be determined by Tenant.

28.2                           Tenant Signs On Multi-Tenant Floors.  If other tenants occupy space on a floor of the South Tower on which a portion of the Premises is located, Tenant’s identifying signage in the elevator lobby on such floor shall be provided by Landlord, at Tenant’s sole cost and expense, and such signage shall be comparable to that used by Landlord for other similar, multi-tenant floors in the Project, and shall be consistent with the locational and other standards (consistent with Institutional Owner Practices) for multi-tenant floor tenant signage in the Project, as the same may exist and/or be modified from time to time by Landlord; provided, however, that if Tenant is leasing fifty percent (50%) or more of (but not all of) the Rentable Area on any such floor:  (a) in the case where Tenant and one other tenant shall each lease one-half (1/2) of the Rentable Area on the floor in question, each of Tenant and such other tenant shall be permitted to install (at their respective sole cost and expense) prominent elevator lobby signage (of equal size) in a form and design reasonably approved in advance by Landlord and (b) in the case where Tenant shall lease more than fifty percent (50%) of the Rentable Area on the floor in question, Tenant shall be granted the right to install (at Tenant’s sole cost and expense) a prominent identity sign in the elevator lobby of such floor in a form and design reasonably approved in advance by Landlord, and any other elevator lobby identity sign granted by Landlord to any other tenant located on such floor shall proportionally reflect (in terms of size and prominence) the smaller Rentable Area leased by such other tenant on such floor (in comparison to the Rentable Area leased by Tenant.)

28.3                           Directory Signage.  Tenant shall be permitted, at Tenant’s sole cost and expense, to use, at Tenant’s option, up to *                      per each 1,000 square feet in the South Tower Premises on or in the South Tower tenant directory located in the ground floor lobby of the South Tower (the “South Tower Directory”), if any, for the installation of Tenant’s name and the names of its Permitted Assignees, and each of the foregoing entities’ departments, officers and employees.  Notwithstanding the foregoing, Landlord may, at Landlord’s option, elect to (i) remove the existing South Tower Directory and replace the same with a computerized, electronic directory (the “Electronic South Tower Directory”) which shall be located in the ground floor lobby of the South Tower, in which case:  (a) all of Tenant’s rights to space or lines in the South Tower Directory, if any, shall terminate and be of no further force or effect and (b) Tenant shall be permitted to use up to *                     per each 1,000 square feet in the South Tower Premises in the Electronic South Tower Director, for display or Tenant’s name and the names of its Permitted Assignees, and each of the foregoing entities’ departments, officers and employees or (ii) so long as the failure to provide any tenant directory in the South Tower ground floor lobby shall be consistent with then effective Institutional Owner Practices, remove the existing South Tower Directory and not provide any replacement (electronic or otherwise) for the South Tower Directory.  Subject to the provisions of Section 28.5.3, in the event that there is a South Tower Directory or an Electronic South Tower Directory provided by Landlord in the South Tower ground floor lobby, on the condition that Tenant’s Project Name Rights shall not have terminated hereunder, effective upon the effectiveness of the grant to Tenant of the Project Name Rights (defined in Section 28.7, below) pursuant to Section 28.7, and subject to Tenant satisfying the Initial Occupancy Threshold (defined in Section 28.7, below), Landlord shall include a Tasteful (defined in this Section 28.3, below) reference to the name of the Project as “City National Plaza” on such South Tower Directory or in such Electronic South Tower Directory (and in the case of any Electronic South Tower Directory, such sign designating the name of the Project as City National Plaza may appear at any location on the screen of such Electronic South Tower Directory (or may appear only on the first “page” of such Electronic South Tower Directory)).  If following any such inclusion to “City National Plaza” on the South Tower Directory or within the Electronic South Tower Directory, Tenant’s Project Name Rights shall terminate pursuant to the provisions of Section 28.7, all rights of the Tenant under this Section 28.3 to require Landlord to include a reference to “City National Plaza” on the South Tower Directory (or within the Electronic South Tower Directory) shall also automatically terminate.  For purposes of this Article 28, signage shall be “Tasteful” only if and to the extent that such signage is approved as such by Landlord’s Project Signage Consultant (defined in this Section 28.3, below); provided, however, that Landlord’s Project Signage Consultant shall agree that at least one sign (which is large enough to be observed) designating the name of the Project as “City National Plaza” on any South Tower Directory or Electronic South Tower Directory shall be Tasteful.  The parties hereto agree, that for purposes of this Lease, “Landlord’s Project Signage Consultant” shall be Sussman/Prezja or any similarly qualified architectural or design firm selected from time to time by Landlord to replace Sussman/Prezja as Landlord’s Project Signage Consultant.  Notwithstanding any provision to the contrary contained in this Lease, the parties hereto hereby agree that Landlord shall not be required to have or maintain a South

Tower Directory or an Electronic South Tower Directory in the South Tower Lobby to the extent that the failure to have or to maintain a South Tower Directory or an Electronic South Tower Directory shall not be inconsistent with Institutional Owner Practices, and that, in the event that Landlord shall properly elect and shall continue to elect not to have or maintain a South Tower Directory or an Electronic South Tower Directory in the South Tower ground floor lobby, Tenant shall have no rights under this Section 28.3 to any lines on or in any South Tower Directory or on or in any Electronic South Tower Directory.

28.4                           Prohibited Tenant Signage and Other Items.  Except as specifically set forth in this Article 28, Tenant may not install any signs on the exterior or roof of the Project or in any area which is a part of (or is visible from) the Common Areas or from the exterior of the Premises or from the exterior of any Building in the Project.  Except as otherwise provided in this Article 28, any signs or other items visible from the Common Areas or from the exterior of the Premises or from the exterior of any Building in the Project shall be subject to the prior approval of Landlord, which approval may be withheld in Landlord’s sole and absolute discretion.  Any such signs, notices, logos, pictures, names or advertisements which are installed in the Premises and that have not been separately approved by Landlord may be removed by Landlord upon two (2) business days notice by Landlord to Tenant, at the sole cost and expense of Tenant; provided, however, that the foregoing restrictions shall not apply to customary, non-electrified retail bank signage located in the interior of the Plaza Building Space that is comparable to that installed in retail bank branch offices of other first-class banks located in the ground floors of Comparable Buildings in the downtown Los Angeles Central Business District.

28.5                           Tenant’s Exterior Signage.

28.5.1                  Tenant’s Exterior Signage Rights.  Subject to the provisions of this Article 28, commencing on the First Increment Commencement Date, and, continuing throughout the Term, including any Extension Terms, Tenant shall be entitled to install, operate and maintain the following exterior signs in connection with Tenant’s lease of the Premises (collectively “Tenant’s Exterior Signs”):

(i)                                     South Tower.  Tenant shall have the right to:  (a) designate the name of the South Tower as “City National Tower” (the “Tower Name Rights”) and (b) to install, operate and maintain the following signs on the physical exterior of the South Tower (all such signage is collectively referred to herein as the “South Tower Signs”):

(a)   Two (2) signs identifying Tenant’s name as “City National Bank,” together with Tenant’s logo, located at the top of the South Tower (the “South Tower Top Signs”), in the locations and having the dimensions, color, illumination and composition as more specifically described on Exhibit “L” attached hereto, but otherwise, if and to the extent not otherwise described on Exhibit “L”, of a composition reasonably designated by Tenant and reasonably approved by Landlord in advance in accordance with this Article 28 (taking into account the Project Exterior Signage Program (defined in Section 28.5.2, below));

(b)   Three (3) eyebrow signs identifying Tenant’s name as “City National Bank,” together with Tenant’s logo, located on the exterior granite face of the South Tower above the level of the pillar openings at the base of the South Tower and below the third (3rd) floor windows of the South Tower, on, subject to the provisions of Section 28.9.6, below, the east, south and west sides of the South Tower, and facing Flower Street, 6th Street and Figueroa Street, respectively, in the locations and having the dimensions, color, illumination and composition as more particularly set forth on Exhibit “M” attached hereto, but otherwise, if and to the extent not otherwise described on Exhibit “M”, of the composition reasonably designated by Tenant and reasonably approved by Landlord in advance in accordance with this Article 28 (taking into account the Project Exterior Signage Program) (the “South Tower Eyebrow Signs”); and

(c)   Three (3) signs reading “City National Tower” located above the main entrance door on the north side of the South Tower and above the northernmost entrance doors on the east and west sides of the South Tower in the exact locations and having the dimensions, color, and composition as more particularly set forth on Exhibit “N” attached hereto, but otherwise, if and to the extent such characteristic or characteristics are not otherwise described on Exhibit “N”, of the composition reasonably designated by Tenant and reasonably approved by Landlord in advance in accordance with this Article 28 (taking into account the Project Exterior Signage Program) (the “South Tower Entrance Signs”).

(ii)                                  Plaza Building.  Tenant shall also have the right, subject to the provisions of this Article 28, to install, operate and maintain one (1) sign identifying Tenant’s name as “City National Bank,” together with Tenant’s logo, located on the exterior of the Plaza Building (the “Plaza Building Sign”) on the east (Flower Street) side of the Plaza Building, in the location and having the dimensions, colors, illumination and composition as more specifically described on Exhibit “O” attached hereto, but otherwise, if and to the extent not otherwise described on Exhibit “O”, of the composition reasonably designated by Tenant and reasonably approved by Landlord in accordance with this Article 28 (taking into account the Project Exterior Signage Program).

(iii)                               Bank Directional Signage.  Tenant shall have the right, so long as there is not an outstanding Plaza Building Operating Requirement Failure and Landlord has not recaptured the Plaza Building Space pursuant to Section 7.1.2 or Section 15.2.4 and Tenant is Occupying the Plaza Building Space, to require Landlord to install directional signs (“Bank Directional Signs”) (providing directional assistance) for passage to the Plaza Building Space from:  (a) the valet portion of the parking area in the Subterranean Garage and (b) Figueroa Street, to the Plaza Building Space, in the locations described on Exhibit “O” attached hereto.

(iv)                              Future Pylon Signs.  Tenant shall have the right, subject to the provisions of this Article 28, effective upon the effectiveness of the grant to Tenant of the Project Name Rights pursuant to Section 28.7, and subject to Tenant’s satisfaction of the Initial Occupancy Threshold, to require Landlord to install an inscription prominently identifying the Projects as “City National Plaza” (a “CNB Project Inscription”) within the lowest of the designated signage fields (the “Designated Tenant Signage Field”), in the manner indicated on Exhibit “PP” attached hereto, on those certain four (4) pylon signs at the location shown on Exhibit “P” which

Landlord may construct (but shall not be obligated to construct) in the future at the four (4) corners of the Project (the “Future Pylon Signs”) (when and if such Future Pylon Signs are installed).  The parties hereto acknowledge and agree that:  (a) Exhibits “PP” and “P” is provided for purposes of illustration only and is not intended to and does not constitute a representation or warranty by Landlord as to the future construction, configuration, or size of the Future Pylon Signs, (b) that the locations and dimensions of the Future Pylon Signs shall be determined by Landlord in Landlord’s sole and absolute discretion, and shall be subject to modification by Landlord in Landlord’s sole and absolute discretion (provided that in all cases the CNB Project Inscription shall be a prominent inscription in the lowest Designated Tenant Signage Field of each Future Pylon Sign), and (c) that except for Tenant’s rights pursuant to this Section 28.5.1(iv) to have Landlord install the CNB Project Inscriptions on the Future Pylon Signs, Tenant shall have no rights under this Lease (or otherwise) with respect to such Future Pylon Signs, and Landlord shall have the right to grant to any other tenant or occupant of the Project identity or signage rights on such Future Pylon Signs.  If by December 31, 2008, Landlord:  (x) has not installed all of the four (4) the Future Pylon Signs in the Project, Tenant shall have the right to require Landlord to install at Tenant’s sole cost and expense additional signage or identity presentation at the Project containing a reference or inscription identifying the Project as “City National Plaza” (the “Full Pylon Substitute”), which Full Pylon Substitute (when considered together with the CNB Project Inscription(s), if any, which have been inscribed on the Future Pylon Signs, if any, that have been installed) shall be designed and located by Landlord, but shall be of such nature and in such location in the Project, and shall have such dimensions, composition, design, coloring, and illumination such that the CNB Project Inscription on the Full Pylon Substitute shall have equivalent visual impact and prominence (from the perspective of third party visitors to the Project) as the CNB Project Inscriptions would have had if all four (4) Future Pylon Signs had been constructed, and/or installed by Landlord (with each such Future Pylon Sign having had “City National Plaza” so inscribed in the lowest Designated Tenant Signage Field of each such Future Pylon Sign) (collectively, the “CNB Inscription Visual Impact”), and (y) in the event that the four (4) Future Pylon Signs are installed by Landlord in the Project, but as of December 31, 2008, due to the existence of Other Tenant Prior Rights, (defined in Section 28.5.3, below) and the operation of Section 28.5.3, a CNB Project Inscription is not located on all of the Future Pylon Signs (with the cumulative reference to all such inscriptions not installed being referred to as the “Lost CNB Inscriptions,” and with the cumulative reference to those Future Pylon Signs having CNB Project Inscriptions under circumstances where one or more Future Pylon Signs do not have CNB Project Inscriptions being referred to herein as “Partial CNB Set Pylons”), Tenant shall have the right to require Landlord to provide at Tenant’s sole cost and expense such other signage and/or identity presentation at the Project containing a reference to the Project as “City National Plaza” (the “Partial Pylon Sign Substitute”), which Partial Pylon Sign Substitute shall be designed and located by Landlord, but shall be of such a nature, in such a location in the Project, and shall have such dimensions, composition, design, coloring, and illumination such that the CNB Project Inscription on such Partial Pylon Sign Substitute, together with the CNB Project Inscriptions on the Partial CNB Set Pylons, shall have equivalent visual impact and prominence (from the perspective of third party visitors to the Project) as the CNB Project Inscriptions on the four (4) Future Pylons Signs would have had if a CNB Project Inscription had been installed on each of the four (4) Future Pylon Signs.  If at any time subsequent to the installation of the Full Pylon Substitute or the Partial Pylon Sign Substitute, Landlord is permitted to install CNB Project Inscriptions on all four (4) Future Pylon Signs (without violating other Tenant Prior Rights), Tenant shall have the right to require Landlord to install a CNB Project Inscription on each then existing Future Pylon Sign that is then without a CNB Project Inscription (provided that Landlord shall be permitted to remove the Full Pylon Substitute or the Partial Pylon Substitute, as the case may be, (and all of Tenants’ rights thereto shall terminate)), with Tenant to reimburse Landlord for all of Landlord’s Actual Costs incurred in installing the new CNB Project Inscriptions and removing the Full Pylon Substitute or the Partial Pylon Sign Substitute, as the case may be.

(v)           Other Project Signs.  Tenant shall have the right, subject to the provisions of this Article 28 and subject to Tenant’s satisfaction of the Initial Occupancy Threshold, to require Landlord to install (at Tenant’s sole cost and expense) a Tasteful (as determined by Landlord’s Project Signage Consultant) inscription identifying the Project as “City National Plaza” on those certain other existing signs and/or signs to be constructed in the future by Landlord at the Project as shown on Exhibit “OO” attached hereto (if and when such signs are constructed), which signs shall have such other purposes, and/or shall include the signs and/or logos of such other Project tenants as is described on (and otherwise shall have such Project locations as are identified on) Exhibit “OO” attached hereto (collectively, the “Other Project Signs”), in accordance with the Project Exterior Signage Program.  The parties hereto acknowledge and agree that:  (a) that the locations and dimensions of such Other Project Signs shall be determined by Landlord in Landlord’s sole and absolute discretion and shall be subject to modification by Landlord in Landlord’s sole and absolute discretion, and (b) that except for Tenant’s rights described in this Section 28.5.1(v) to have Landlord install inscriptions identifying the Project as “City National Plaza” on the Other Project Signs, Tenant shall have no rights under this Lease with respect to such Other Project Signs.

Each of Landlord and Tenant hereby acknowledge that, to the extent that (a) Tenant’s logo is permitted to be included hereunder on, and is included on, the South Tower Top Signs, the Eyebrow Signs and/or the Plaza Building Sign, and (b) Exhibit “L” (with respect to the South Tower Top Signs), Exhibit “M” (with respect to the Eyebrow Signs), and/or Exhibit “O” (with respect to the Plaza Building Sign) attached hereto does not specify the dimensions of that portion of the South Tower Top Signs, or the Plaza Building Sign which shall include Tenant’s logo, the portion of each such sign containing the Tenant’s logo shall be of a color, illumination and composition that shall be consistent with the remainder of the South Tower Top Signs, the Eyebrow Signs or the Plaza Building Sign, as applicable, and shall be of the composition reasonably designated by Tenant and reasonably approved by Landlord in accordance with this Article 28 (taking into account the Project Exterior Signage Program).

28.5.2      Landlord’s Approval Specifications and Permits.  Except as otherwise set forth on Exhibits “L”, “M”, “N”, and “O”, the graphics, materials, color, design, lettering, lighting, size, illumination, specifications and location of each of Tenant’s Exterior Signs shall (a) in all cases be consistent with the requirements of Landlord’s Project signage program attached hereto as Exhibit “P” (the “Project Exterior Signage Program”) and (b) otherwise, to the extent not specifically set forth in the Project Exterior Signage Program, shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, based upon the consistency of each such Tenant Exterior Sign with the standards for architectural compatibility of Landlord and the Comparable Buildings.  In addition, all of Tenant’s rights to install, operate and maintain each Tenant Exterior Sign shall be subject to and conditional upon (i) Tenant obtaining, at its sole cost and expense, all required governmental permits and approvals for (and applicable to) each such Tenant Exterior Sign and (ii) the continuing compliance (at Tenant’s sole cost and expense) of each of Tenant’s Exterior Signs with all applicable Laws.  Landlord shall reasonably cooperate (at no cost to Landlord (unless Tenant shall agree in writing to reimburse Landlord for its costs and shall so reimburse Landlord within ten (10) business days of Landlord’s request therefor) with Tenant in seeking to obtain all such permits and approvals.

28.5.3      Superior Signage and Identity Rights.  Tenant acknowledges and agrees that, notwithstanding any provision of this Lease to the contrary:  (a) each and all of Tenant’s rights under this Article 28 (including without limitation, each and all of Tenant’s rights to the South Tower Signs, the Plaza Building Sign, the Bank Directional Signs, the Future Pylon Signs (and/or the Full Pylon Substitute or the Partial Pylon Sign Substitute), the Other Project Signs, the Tower Name Rights, the Project Name Rights (defined in Section 28.7, below)) and all of Tenant’s rights (the “Directory Inscription Rights”) under Section 28.3 to require Landlord to include a reference to “City National Plaza” on the South Tower Directory (or within the Electronic South Tower Directory) (collectively, the “Article 28 Rights”) shall be subject and subordinate to the “Other Tenant Prior Rights” (“Other Tenant Prior Rights”) described on Exhibit “O” attached hereto, (b) Tenant’s rights to Tenant’s Exterior Signs, the Tower Name Rights, and the Directory Inscription Rights shall not apply to the extent they are inconsistent with the rights of the tenant under the BofA Lease (as defined in Exhibit “Y”), until the expiration or the sooner termination of the BofA Lease, which, as indicated on Exhibit “Y”, is scheduled to expire on September 15, 2004, (c) Tenant’s Tower Name Rights, Project Name Rights (as defined in Section 28.7, below), Directory Inscription Rights, and rights with respect to the Future Pylon Signs and the Other Project Signs shall not apply to the extent they are inconsistent with the rights of the tenant under the ARCO Lease (as defined in Exhibit “Z”) until the expiration or sooner termination of the ARCO Lease, which as indicated in Exhibit “Z”, is scheduled to expire on August 31, 2005, (d) so long as Landlord does not cause the Other Tenant Prior Rights set forth in the Lease (“Other Tenant Lease”) held by any “Other Tenant” (defined in Exhibit “AA” attached hereto) (collectively, the “Other Tenants”) to become greater in any sense that materially conflicts with Tenant’s Article 28 Rights, Landlord shall have the right to renew or extend the term of any such Other Tenant Lease and/or to modify the rights and obligations of any such Other Tenant under any such Other Tenant Lease without the need to obtain Tenant’s consent or approval, and (e) Landlord shall not, in any case, be required to take any action under this Article 28 (or otherwise relating to the rights granted to Tenant under this Article 28) which would in Landlord’s good faith judgment violate any Other Tenant Prior Right, and any failure, inability and/or delay of Landlord in providing to Tenant the benefit of any of the Article 28 Rights which is due in any way to the existence and/or superiority of any such Other Tenant Prior Rights shall not constitute any form of breach or default by Landlord under this Lease, shall not subject Landlord to any liability to Tenant, and shall not give rise to any other right or remedy in favor of Tenant under this Lease, at law or in equity.

28.5.4      Occupancy Requirements.

(i)            Generally.  Notwithstanding any provision of this Lease to the contrary, by notice (“Identity Rights Termination Notice”) delivered to Tenant, Landlord, at its option, may elect to terminate all of Tenant’s rights:  (a) with respect to the South Tower Signs, (b) with respect to the Tower Name Rights, (c) with respect to the Future Pylon Signs (and/or the Full Pylon Substitute or the Partial Sign Substitute), (d) with respect to the Other Project Signs, (e) with respect to the Project Name Rights as set forth in Section 28.7, below, and (f) with respect to the Directory Inscription Rights (collectively, the “Tenant Project Identification Rights”), at any time that Original Tenant (or any successor of Original Tenant) and its Affiliates are no longer Occupying at least *              *                                         Square feet of Rentable Area (not including any storage space) in the South Tower (the “South Tower Occupancy Requirement”); provided, however, that: (x) Landlord may only terminate Tenant’s rights to the South Tower Signs if Landlord, at the time of such termination:  (1) has granted or intends to grant to an existing   *

Prospective Identity Tenant”), rights which are inconsistent with (in whole or in part) Tenant’s rights to the South Tower Signs, and pursuant to such rights, such existing or prospective tenant is intended to place its name and/or logo on the exterior of the South Tower, including on the South Tower parapet, and (y) in the case involving a Prospective Identity Tenant where under the preceding clause (x)(2), at the time of the termination of the Tenant Project Identification Rights, Landlord has not yet executed a lease for space in the Project covering *                                            )) square feet of Rentable Area, such termination of the Tenant Project Identification Rights shall be conditional upon Landlord executing a lease for space in the Project covering *                                                square feet of Rentable Area with such Prospective Identity Tenant (or an Affiliate thereof) within six (6) months following delivery to Tenant of the Identity Rights Termination Notice.  So long as Landlord is granting Project Name Rights (or its equivalent) or rights to South Tower Top Signs to such Existing Identity Tenant or Prospective Identity Tenant, subject to the provisions of the preceding sentence, immediately upon delivery of any Identity Rights Termination Notice, all of Tenant’s Project Identification Rights shall automatically terminate, and Landlord shall be permitted to grant to one or more subsequent tenants any remaining parts of the Tenant Project Identification Rights.  Following any such termination of the Tenant Project Identification Rights:  (a) Landlord shall have the right, from that time forward, to rename the Project, (b) Landlord shall have the right, from that time forward, to rename the South Tower, (c) Landlord shall have the right to require Tenant to remove all of the South Tower Signs in accordance with the terms of Section 28.6, below (and Landlord shall have the right to remove the names “City National Plaza” and “City National Tower” from all Project signs), and (d) Landlord shall have the right to install and operate and maintain (or allow any third party to install and operate and maintain) additional signage on the South Tower and/or the Plaza Building, without being restricted by the terms of this Article 28.

(ii)           Plaza Building Operating Requirement.  Notwithstanding the terms of this Section 28.5, by written notice delivered to Tenant, Landlord, at its option, may elect to terminate:  (a) all of the Tenant’s rights to the Plaza Building Sign and the Bank Directional Signs and (b) Tenant’s rights to enforce the restrictions set forth in Section 28.9.3 below (collectively, the “Tenant Plaza Building Identification Rights”), in the event that:  (i) Landlord exercises its recapture rights with respect to the Plaza Building Space pursuant to Section 7.1.2 (a “Plaza Building Operating Requirement Failure”), or (ii) Landlord exercises its recapture rights with respect to the Plaza Building Space pursuant Section 15.2.4 hereof.  Following any such recapture of the Plaza Building Space and termination of the Tenant Plaza Building Identification Rights, Landlord shall have the right, from that time forward:  (a) to require Tenant to remove the Plaza Building Signage in accordance with the terms of Section 28.6, below, and (b) to place and maintain additional signage in, on and around the Plaza Building, without being restricted by any of the terms of this Article 28 or any of the terms of Section 19.3.

28.6         Cost and Maintenance.

28.6.1      All costs and expenses relating to the actual signs comprising Tenant’s South Tower Top Signs, the South Tower Eyebrow Signs, the South Tower Entrance Signs, the Plaza Building Sign, and the Bank Directional Signs (collectively, the “Tenant Maintained Signs”), including, without limitation, to the extent related to such signage, all installation, design, operation, alteration, removal, construction, fabrication, and permitting costs and expenses and any and all other costs to the extent associated with such Tenant Maintained Signs, including, without limitation, the cost of removing and disposing (or covering, as the case may be) ( both at the expiration or sooner termination of this Lease and/or of the Plaza Building Space and at the termination of any Tenant rights under this Article 28) of any existing signage in the locations to be occupied by the Tenant Maintained Signs.  Utility charges and book-up fees, permits, and maintenance and repairs with respect to all of the Tenant Maintained Signs, shall be the sole responsibility of Tenant; provided, however, that (a) Landlord shall reasonably cooperate (at Tenant’s sole cost and responsibility of Tenant’s use of the Project Common Areas and Building Systems (including subject to the provisions of Article 10, cooperating to provide (at Tenant’s sole cost and expense) reasonable enhancements of electricity connections and sign supports with respect to the South Tower Top Signs, the South Tower Eyebrow Signs and the Plaza Building Sign) to allow Tenant to install, operate, maintain and repair (and when appropriate, remove) the Tenant Maintained Signs; and (b) Landlord shall, on or before the First Increment Commencement Date, or as soon thereafter as is reasonably possible (and permissble under the Other Tenant Prior Rights) with respect to all signs which are subject to Other Tenant Prior Rights, at Landlord’s sole cost and expense, remove all signs existing on the Effective Date on the South Tower, the Plaza Building and the Project which are inconsistent with the signage and Project Name Rights granted to Tenant in this Article 28, and repair any damage to the Project caused by such removal and cause the areas from which all such signage was removed to be restored to a condition commensurate with a first-class office building.  Tenant shall be required to construct, maintain and operate each and all of the tenant Maintained Signs in conformity with such standards as Landlord may reasonably prescribe, consistent with the standards for sign design, operation and maintenance of the Comparable Buildings, to the extent not inconsistent with the rights granted to Tenant under this Lease.  Should any of the Tenant Maintained Signs (including any lighting with respect thereto) require repairs and/or maintenance under the foregoing standards, Landlord shall have the right to provide notice thereof to Tenant, and Tenant (except as set forth above) shall cause such repairs and/or maintenance to commence and to be performed, at Tenant’s sole cost and expense, within five (5) days after receipt of such notice from Landlord; provided, however, that if such repairs and/or maintenance are reasonably expected to require longer than five (5) day to perform, Tenant shall commence such repairs and/or maintenance within such five (5) days period and shall thereafter diligently prosecute such repairs and maintenance to completion at Tenant’s sole cost and expense.  Should Tenant fail to perform or commence such repair and/or maintenance obligations within the time periods described in the immediately preceding sentence, time being of the essence, Landlord shall have the right to cause such work to be performed for the account of Tenant and to charge Tenant as Additional Rent for the Actual Cost of such work, plus interest at the Interest Rate from the date of Landlord’s payment of such Actual Costs to the date of Tenant’s reimbursement of Landlord of such Actual Costs and interest.  Within ten (10) days following the expiration or earlier termination of this Lease, Tenant shall complete the removal of all of the Tenant Maintained Signs from the Project, including, but not limited to, from the South Tower and from the Plaza Building, and shall cause the areas in which all such Tenant Maintained Sign were located to be restored to the condition existing (to the extent commercially reasonable) immediately prior to the placement of such Tenant Maintained Signs.  If Tenant fails to timely remove all such Tenant Maintained Signs or to restore the areas in which such Tenant Maintained Signs were located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs reasonably incurred by Landlord in so performing such work, plus interest at the Interest Rate from the date of Landlord’s payment of such costs to the date of Tenant’s reimbursement of Landlord, shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor.  The terms of this Section 28.6 shall survive the expiration or earlier termination of this Lease, or of the Lease of the Plaza Building Space or the termination of Tenant’s rights under this Article 28 (as the same relates to the signs in question).

28.6.2      Except as provided otherwise herein, Tenant shall reimburse to Landlord, within ten (10) days of Landlord’s demand therefor, Tenant’s pro rata share of the Actual Costs incurred by Landlord relating to the Future Pylon Signs and the Other Project Signs, including, without limitation, to the extent related to such signage, all installation, design, operation, alteration, removal, construction, fabrication and permitting costs and expenses and any and all other costs to the extent associated with such Future Pylon Signs and/or Other Project Signs.  For purposes of this Section 28.6.2, Tenant’s pro rate share of such costs and expenses relating to the Future Pylon Signs and/or the Other Project Signs shall be equal to the portion of the area on such Future Pylon Signs and/or Other Project Signs that is designated to receive or display signage and that is devoted to signage identifying Tenant or identifying the Project as City National Plaza.

28.7         Project Name.  Effective upon the date of the Prior Tenants’ Project Identity Rights Termination (defined in this Section 28.7, below), and otherwise subject to all of the provisions of this Article 28 (including, but not limited to the provisions of Section 28.5.4), Tenant is hereby granted the right to designate the “name” of the Project (the “Project Name”) as “City National Plaza” (the “Project Name Rights”); provided, however, that Tenant’s rights to continue to enjoy and enforce the Project Name Rights hereby shall be conditional upon Tenant leasing, having completed construction of Tenant Improvements in, having commenced business operations (for at least one (1) day) in, and otherwise Occupying, on or before the date that is twelve (12) calendar months (subject to extension for Commencement Date Delays) after the date on which Landlord delivers the Fourth Increment Office Space to Tenant in Delivery Condition (the “Outside Occupancy Threshold Date”), *                                        * feet of Rentable Area (or more) in the South Tower Premises (the “Initial Occupancy Threshold”), provided, further, however, that if, on or before the Outside Occupancy Threshold Date, Tenant shall not have satisfied the Initial Occupancy Threshold, but, as of such date:  (a) the Tenant Improvements in the Fourth Increment Office Space (the “Unfinished Space”) are under construction, (b) Tenant shall have completed construction of the Tenant Improvements in, shall have commenced business operations (for at least one (1) day) in, and shall then be Occupying the entirety of the remainder of the Initial Premises (other than such Unfinished Space), and (c) for so long as (and only for so long as) Tenant shall continue to diligently prosecute construction of such Tenant Improvements in such Unfinished Space to completion, the Outside Occupancy Threshold Date shall be extended on a day for day basis for each additional day required to complete construction of such Tenant Improvements in such Unfinished Space.  In the event that, as of the Outside Occupancy Threshold Date (as such date may be extended pursuant to this Section 28.7), Tenant shall not have satisfied the Initial Occupancy Threshold, all of Tenant’s rights to the Project Name Rights shall automatically terminate, and as of such date, shall be of no further force or effect.  Subject to the provisions of this Article 28 (and after the date of the Prior Tenants’ Project Identity Rights Termination), after the initial designation of the Project Name, Tenant shall, in connection with any change in the Tenant’s Exterior Signs specifically permitted under Section 28.8, change such Project Name (and the name of the South Tower) to match or to be a direct, recognizable derivative of the new name of Tenant’s Successor on Tenant’s Exterior Signs.  Except as specifically set forth in this Article 28, Tenant shall have no rights to designate the name of any other portion of the Project (including, but not limited to, the North Tower and the Plaza Building), and, subject to the Other Tenant Prior Rights and to the rights of Tenant hereunder, Landlord shall retain the right to designate and/or to redesignate the name of the North Tower and the Plaza Building.  Landlord acknowledges and agrees that, subject to the provisions of this Article 28, including, but not limited to, such provisions relating to the Other Tenant Prior Rights, from and after the date of the Prior Tenants’ Project Identity Rights Termination, the Project Name and the identity of the Project is to be “City National Plaza.”  Accordingly, Landlord agrees that, as part of Tenant’s Project Name Rights, following the Effective Date, Landlord will not grant any signage rights to any other tenant or occupant of the Project (or to any other party) that would, in the good faith opinion of Landlord’s Project Signage Consultant, undermine the designation of the Project as “City National Plaza.” For Purposes of application of this Lease, subject to Tenant’s satisfaction of the Initial Occupancy Threshold, the “Project Name Rights” shall also include Tenant’s rights under this Section 28.7 to require Landlord to, commencing upon the day after the date on which the rights of the tenant under the ARCO Lease terminate (and if such rights terminate prior to the expiration of the BofA Lease, commencing on the day after the date on which the rights of the tenant under the BofA Lease terminate) (the “Prior Tenants’ Project Identity Rights Termination”), and continuing until such time as Tenant shall no longer satisfy the South Tower Occupancy Requirement (or until such time as such rights shall otherwise terminate under the provisions of this Section 28.7), to: (i) endeavor to cause its employees and agents to refer to the Project as “City National Plaza,” (ii) cause a substantial portion of its stationery, announcements and advertisements to identify the Project as “City National Plaza,” (iii) cause any tape recorded welcome (or expression of thanks upon departure) provided to vehicular visitors to the Project that is in existence and is being broadcast at the entrance to or the exit from the Subterranean Garage as of the Effective Date, to refer to the Project as “City National Plaza” for so long as such tape recorded welcome or expression shall continue to be provided to such visitors, and (iv) cause any security access cards provided to employees of tenants of the Project to, where reasonably possible to do so (taking into account the requirements of the card and security access system in question), hear the inscription “City National Plaza” (provided, however, that Tenant agrees that, as to the obligation of Landlord under this clause (iv), in any case where any particular Project tenant or occupant requests that such security access cards issued to the employees of such tenant or occupant not bear the inscription “City National Plaza,” Landlord shall have no obligation to provide such inscriptions on the security access cards issued to the employees of such tenant or occupant (or to any other person related to such tenant or occupant)).  For purposes of application of this Lease, subject to Tenant’s satisfaction of the Initial Occupancy Threshold, the “Project Name Rights” shall additionally include, Tenant’s rights under this Section 28.7 to require Landlord to, commencing on the Prior Tenants’ Project Identity Rights Termination and continuing until such time as Tenant shall no longer satisfy the South Tower Occupancy Requirement (or such rights shall otherwise terminate under the provisions of this Section 28.7), not to grant any tenant of the Project, other than Tenant, any right to have its name or logo displayed in any manner upon the uniforms of the Project Common Areas concierge, janitorial, maintenance and/or access control personnel (provided, however, that this obligation (and restriction) shall not apply to any uniforms worn by any personnel employed by an entity or an Affiliate of any entity: (x) which is in the business of providing such services, (y) which is a tenant at the Project, and (z) which Landlord in good faith retains to provide any of such services at the Project).

28.8         Transferability and Changes.  All of the Tenant Project Identification Rights and Tenant Plaza Building Identification Rights (and Article 28 Rights) shall be personal to the Original Tenant and shall not be transferable to (or inure to the benefit of) any third party; provided, however, that: (i) Original Tenant may assign all, but not less than all, of the Tenant Project Identification Rights to a Successor and (ii) Original Tenant and any subsequent Qualifying Plaza Subtenant (as defined in this Section 28.8, below) may assign all, but not less than all, of the Tenant Plaza Building Identification Rights to a Successor or to a subtenant of Tenant which has been duly approved by Landlord pursuant to Article 15 hereof and which subleases and Occupies one hundred percent (100%) of the Plaza Building Space (a “Qualifying Plaza Subtenant”); provided, further, however, that Original Tenant may only effectuate a transfer of its Tenant Project Identification Rights and/or its Tenant Plaza Building Identification Rights to a Successor or to a Qualifying Plaza Subtenant, as applicable, if and to the extent: (a) such assignment would not violate the terms (“Exclusive Terms”) of any then existing lease for space in the Project that grants an occupant an “exclusive” as to a particular business (provided that Tenant shall have the right to modify its use of Tenant’s Exterior Signs so as not to violate any such Exclusive Terms) and (b) such assignee does not have a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which would be objectionable to a majority of landlords of Comparable Buildings (an “Objectionable Name”).  Following any such assignment (or following any change in the name, tradename or logo of Tenant), Tenant shall have the right to use a different name on the Tenant’s Exterior Signs (and to redesignate the name of South Tower and the Project) provided such different name is the new name, tradename or logo of Original Tenant or a Successor thereof, is not an Objectionable Name, and is otherwise in substantial conformance with all of the requirements of this Article 28.  Notwithstanding any provision of this Lease to the contrary, in the event the South Tower Name and/or the Project Name is changed by Tenant pursuant to this Section 28.8, Tenant shall reimburse Landlord for all of its reasonable out of pocket expenses in modifying all Project and Building identification signage (including, but not limited to, the Future Pylon Signs and the other project signs), literature and stationery.

28.9         Additional Signage Provisions.

28.9.1      South Tower Exclusivity; Exclusive Signage Occupancy Requirement.  Subject to the provisions of this Section 28.9.1 and to the provisions of Section 28.5.4, on the condition that, and for so long as Original Tenant (or a Successor of Original Tenant) and its Affiliates continue to Occupy more than *             *                         rentable square feet in the South Tower (the “Exclusive Signage Occupancy Requirement”), except as provided otherwise herein, Landlord shall not grant or permit any other tenant or occupant in the South Tower or any other third party the right to affix or install any sign to any portion of the exterior surface of the South Tower, including its exterior cladding and windows, (which shall be deemed to include the walls of the ground floor lobby, but which does not include the South Tower Building Envelope outside of the South Tower itself).  Notwithstanding the foregoing, Landlord may, provided that such signage is consistent with comparable signage granted in accordance with Institutional Owner Practices:  (i) grant or permit any Permitted Ground Floor Lobby Tenant (defined below) the right to affix or install signage or advertising media, and Landlord may install or affix any such Permitted Ground Floor Lobby Tenants’ signage or advertising media, to any portion of the exterior of the South Tower (including its exterior cladding and windows) in the area shown on Exhibit “R” attached hereto, but below the area which is generally referred to as the “eyebrow level,” (ii) install or affix signage identifying the street address of the South Tower, (iii) in addition to the signage permitted under clause (i) above, grant or permit two (2) or more other tenants or occupants in the Project to affix or install any signage, and Landlord may install or affix any such tenants’ or occupants’ signage, to those two (2) areas of the exterior walls of the South Tower designated in Exhibit “1” attached hereto as locations for a multi-tenant sign (the “Designated Secondary Signage”), (iv) provide for one (1) or two (2) customary fixed or electronic tenant directory (or directories) within the ground floor lobby of the South Tower, and/or (v) install the “Retail Identity and Major Retail Sign” to be located by the escalator in the ground floor lobby of the South Tower.  If Tenant shall, at any time, cease to satisfy the Exclusive Signage Occupancy Requirement, all of Tenant’s rights under this Section 28.9.1 shall automatically terminate and shall be of no further force or effect.  For purposes of this Section 28.91, “Permitted Ground Floor Lobby Tenant” shall mean any tenant of South Tower ground floor space that is not a Tenant Competitor.  Notwithstanding any provisions of this Lease (including, without limitation, any provision of Section 28.9.1 and Section 28.9.2) to the contrary, in all cases Landlord shall be permitted to place (i) any sign or inscription and/or logo of a Tenant Competitor on any Future Pylon Sign, and (ii) the sign and/or logo of one (1) Tenant Competitor on the Designated Secondary Signage.  Provided, further, however, that until the South Tower is fifty percent (50%) leased, Landlord may have less than two (2) names on the Designated Secondary Signage.

28.9.2      South Tower Building Envelope Exclusivity.  Subject to the provisions of this Section 28.9.2, on the condition that, and for so long as, Original Tenant (or a Successor) and its Affiliates continue to comply with the Exclusive Signage Occupancy Requirement, Landlord shall not grant or permit any Tenant Competitor the right to affix or install any signage or advertising media, and Landlord shall not install or affix any Tenant Competitor’s signage or advertising media within any area (or in any manner) within the South Tower Building Envelope (defined in this Section 28.9.2, below).  If Tenant shall, at any time, cease to satisfy the Exclusive Signage Occupancy Requirement, all of Tenant’s rights under this Section 28.9.2 shall automatically terminate and shall be of no further force or effect.  For purposes of this Section 28.9.2, “South Tower Building Envelope” shall mean the area that is shown on Exhibit “U” attached hereto.

28.9.3      Plaza Building.  Subject to the provisions of this Section 28.9.3 and the remainder of this Article 28, on the condition that, and for so long as Tenant continues to comply with the Exclusive Signage Occupancy Requirement, there is no outstanding Plaza Building Operating Requirement Failure, and Landlord has not recaptured the Plaza Building Space pursuant to Section 7.1.2 or Section 15.2.4, except as provided otherwise herein, Landlord shall not grant or permit any other tenant or occupant in the Plaza Building or the Project or any other third party the right to affix or install any signage or advertising media, and Landlord shall not install or affix any such party’s signage or advertising media to any portion of the exterior of the Plaza Building (including its exterior cladding and windows).  Notwithstanding the above, provided that such signage is not granted to any Tenant Competitor, Landlord may: (i) grant or permit any Permitted Plaza Building First Class Tenant the right to affix or install signage or advertising media, and Landlord may install any such Permitted Plaza Building First Class Tenants’ signage or advertising media, to any portion of the exterior of the Plaza Building (including its exterior cladding and windows) and/or (ii) grant or permit any tenant or occupant of the Project or any other third party (other than any Tenant Competitor), the right to affix or install any signage or advertising media, and Landlord may install or affix any such parties’ signage or advertising media, to the parapet of the Plaza Building (“Plaza Building Parapet”) or any other portion of the Plaza Building; provided, however, that Landlord agrees that Landlord shall have no right to grant to any party any right to install any such signage on the Plaza Building Parapet if and to the extent that Landlord’s Project Signage Consultant in good faith determines that such signage is not Tasteful.  If Tenant shall, at any time, cease to satisfy the Exclusive Signage Occupancy Requirement, or if Landlord shall recapture the Plaza Building Space pursuant to Section 7.1.2 or Section 15.2.4, all of Tenant’s rights under this Section 28.9.3 shall automatically terminate and shall be of no further force or effect.  “Permitted Plaza Building First Class Tenant” shall mean any tenant of any space on the ground floor of the Plaza Building which is of a quality, character, reputation and use which is consistent with the standards for office, service, restaurant (such as California Pizza Kitchen, Cheesecake Factory, McCormick & Schmitt’s, El Torito Grill, II Fornaio, Broadway Deli, Houston’s, P.F. Chang’s, The Daily Grill, and Morton’s), banking and/or other tenants of primary ground floor space with prominent visibility in the common areas of (or space which is considered to be in the main floor lobby area of) the Comparable Buildings in downtown Los Angeles (and with such use of any such Permitted Plaza Building First Class Tenant constituting a “Permitted Plaza Building Class Use”)

28.9.4      Project; North Tower.  Except as specifically set forth in this Section 28.9, and subject to Section 28.7, there shall be no restrictions on the name given to the Project, the Plaza Building or the North Tower, or on the installation of any other signage at the Project, including, but not limited to, at the North Tower, in the Plaza, or in the subterranean levels of the Project.

28.9.5      First Class Project Signage.  Landlord agrees that Landlord shall not grant any rights to any signage at the Project which is not consistent with signage rights granted at other first-class office projects.

28.9.6      Offensive and Objectionable Entities.  Subject to the provisions of this Article 28, Landlord shall not grant any rights to any identity signage on any exterior surface of the South Tower, the North Tower, or of the Plaza Building (or in the ground floor lobby of the South Tower or of the North Tower) or in the Plaza Area, to any tenant in the Project which constitutes an Offensive and Objectionable Entity (defined in this Section 28.9.6, below) as of the date of execution of the lease for such tenant.  An entity shall constitute an “Offensive and Objectionable Entity” on a particular date if, on such date, such entity is known to Landlord to be identified by a majority of adult American citizens as an entity that either: (a) is synonymous with the propagation of racist violence or racist hatred (and holds itself out to the general public as doing so), such as the American Nazi Party or the Ku Klux Klan, or (b) as its primary business, creates and distributes to the general public pornographic materials, such as Hustler magazine.

28.9.7      Relocation of Eyebrow Sign.  Subject to the provisions of this Section 28.9.7, if, the trees (“Plaza Trees”) that would currently obstruct the view from Flower Street of an eyebrow sign located on the exterior granite face of the north (Plaza Area) side of the South Tower above the level of the pillar openings and below the third (3rd) floor windows of the South Tower (the “Prospective North Eyebrow Sign Location”) are removed, cut back or trimmed by Landlord during the three (3) year period following the Effective Date (the “Eyebrow Sign Relocation Period”), and Tenant determines that it would prefer (or for any reason (with or without the removal, cutting, and/or trimming of the Plaza Trees), Tenant determines that it would prefer) to relocate the South Tower Eyebrow Sign which is to be installed on the east (Flower Street) side of the South Tower (the “Flower Street Eyebrow Sign”) to the Prospective North Eyebrow Sign Location, then Tenant shall have the right (the “Flower Street Eyebrow Sign Relocation Right”) to elect to require Landlord to relocate the Flower Street Eyebrow Sign (at Tenant’s sole cost and expense) to the Prospective North Eyebrow Sign Location.  The Flower Street Eyebrow Sign Relocation Right may be exercised only by the delivery by Tenant to Landlord during the Eyebrow Sign Relocation Period of a notice (the “Eyebrow Sign Relocation Notice”) specifically referencing this Section 28.9.7 and notifying Landlord that Tenant is exercising the Flower Street Eyebrow Sign Relocation Right.  In the event that Tenant duly exercises the Flower Street Eyebrow Sign Relocation Right: (a) the eyebrow sign which is to be located in the Prospective North Eyebrow Sign Location (the “North Eyebrow Sign”) shall: (i) identify Tenant’s name as “City National Bank,” together with Tenant’s logo, and (b) shall be in the location and have the dimensions, color, illumination and composition as more particularly set forth on Exhibit “M” (with respect to the Eyebrow Sign which is to be located on the south (Sixth Street) side of the South Tower (the “South Eyebrow Sign”), except that the directional orientation of the applicable portion of Exhibit “M” shall be rotated one hundred eighty (180) degrees (such that north is south, south is north, east is west, and west is east), but otherwise, if and to the extent not otherwise described on Exhibit “M”, shall be of the composition reasonably designated by Tenant and reasonably approved by Landlord in advance in accordance with this Article 28 (taking into account the Project Exterior Signage Program), and (c) Tenant shall, at Tenant’s sole cost and expense, remove the Flower Street Eyebrow Sign, repair any damage to the Building caused by the removal of such sign, and cause the area in which the Flower Street Eyebrow Sign was located to be restored to the condition required under Section 28.6, above.

28.10       Use of Tenant’s Tradename, Logo or Trademark.  Neither Landlord nor any tenant shall acquire any right, title or interest in any trademark, logo or tradename of Tenant by virtue of this Lease.  Landlord may not, except as specifically required under this Lease, use Tenant’s tradename, logo, or trademark in any manner otherwise prohibited by any Law.

28.11       Use of Exterior Portion of South Tower for Promotional and Advertising Purposes.  Landlord agrees that, except for bona fide identity signage and/or logos installed on the South Tower for the benefit of bona fide tenants in the South Tower (to the extent not prohibited or restricted by this Article 28), Landlord shall not grant any rights to any tenant or other third party to utilize the exterior surfaces (or any material portion thereof) of the South Tower portion of the Project to be utilized for the purpose of advertising, promoting or identifying a person, sign, cause, project, product, service or the like by the placement of a billboard or similar advertising on the walls of the South Tower.

28.12       Arbitration of Disputes.  Any disputes or disagreements or disputes between Landlord and Tenant related to any matter arising out of, in connection with, or otherwise related to the rights and obligations of Landlord and Tenant under this Article 28 shall be subject to arbitration in accordance with Article 14, above.

ARTICLE 29 - STORAGE PREMISES

Subject to the provisions of this Article 29, at all times during the Term, Tenant shall have the right to lease from Landlord up to five thousand (5,000) usable square feet of storage space in one or more locations designated by Landlord (the “Storage Premises”); provided, however, that notwithstanding the foregoing, such right shall be conditional upon Tenant’s delivery to Landlord of written notice (a “Storage Premises Commitment Notice”) committing to the immediate leasing of such storage space pursuant to this Article 29 and stating the approximate amount of storage space (subject to the size maximum stated above) not later than June 1, 2004.  Subject to the provisions of this Article 29, Tenant shall be required to pay storage rent (“Storage Rent”), and no other rent, for Storage Premises leased by Tenant in the applicable amounts set forth below.  Subsequent to June 1, 2004, Tenant shall, to the extent that it has not already exercised its right to lease such Storage Premises, have a further right to lease the unleased portions of the Storage Premises by delivering a Storage Premises Commitment Notice to Landlord, but with respect to Storage Premises Commitment Notices received by Landlord after June 1, 2004, Landlord’s obligation to lease such Storage Premises to Tenant shall be conditioned on Landlord having such Storage Premises available for lease at such time (“Available Storage Space”).  Available Storage Space shall be defined as storage space not then subject to another tenant’s rights.  If, subsequent to June 1, 2004, at the time Landlord receives the Storage Premises Commitment Notice, there is no Available Storage Space, Landlord shall so advise Tenant, and when Available Storage Space comes into existence, Landlord shall deliver such Available Storage Space to Tenant within thirty (30) days after such space qualifies as Available Storage Space.  Subject to the provisions of this Article 29, Tenant shall be required to pay storage rent (“Storage Rent”), and no other rent, for Storage Premises leased by Tenant in the applicable amounts set forth below.

Month of Term	Monthly Storage Rent/usable square foot

*	*

Upon the commencement of any Option Term, if applicable, Landlord shall have the right, upon notice to Tenant within thirty (30) days following each such date, to increase the Storage Rent to the prevailing per square foot rate charged by Landlord to tenants for storage space.  Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Premises or of defects therein or in the fixtures or equipment related thereto.  Tenant acknowledges and agrees that Landlord shall have no obligation to provide any security for the Storage Premises.  All Storage Premises rental amounts shall be due on a monthly basis concurrent with Tenant’s payment of the Base Rent due with respect to the Premises, and shall constitute Rent under the Lease.  No Additional Rent shall be payable by Tenant to Landlord in connection with the lease of the Storage Premises; provided, however, that in the event any governmental tax shall be imposed on the storage space transaction contemplated hereunder, on the Storage Rent to be received by Tenant or on any similar basis, Tenant shall be responsible for the timely payment of the same.  All Storage Premises (to the extent there exists Available Storage Space) leased by Tenant shall be delivered to Tenant within thirty (30) days after Landlord’s receipt of the Storage Premises Commitment Notice, and shall be leased by Tenant in its present existing, “As-Is” condition and, subject to the terms of Article 12, above, Tenant shall be fully responsible for repairing any damage to the Storage Premises resulting from or relating to Tenant’s use thereof; provided, however, that such Storage Premises shall be demised, have a lockable door, have reasonably sufficient lighting, and be accessible without going up or down stairs.  Tenant shall comply with such reasonable rules and regulations as promulgated by Landlord and delivered to Tenant from time to time pertaining to the use of such Storage Premises.  Tenant’s insurance obligations under the Lease shall also pertain to Tenant’s use of the Storage Premises.  Once the Storage Premises is leased, Tenant shall have the right to terminate the Lease as to the entire Storage Premises, or if the Storage Premises is comprised of more than one separately demised unit of space, then as to one or more of such separately demised units of space within the Storage Premises, on thirty (30) days prior written notice to Landlord.

ARTICLE 30 - MISCELLANEOUS

30.1         Entire Agreement.  This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing.  Neither Landlord nor Tenant has made, and neither Tenant nor Landlord is relying upon, any warranties, or representations, promises of statements made by the other party or by any agent of the other party, except as expressly set forth herein.  This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

30.2         Amendments.  This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant.  Neither party shall have waived or released any of its rights hereunder unless in writing and executed by such party.

30.3         Successors.  Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind or inure to the benefit of Landlord and Tenant and their respective successors and assigns, provided this clause shall not permit any Transfer by Tenant contrary to the provisions of Article 15.

30.4         Sale by Landlord.  An arm’s length sale or conveyance by Landlord of the Project shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant (the “Collective Obligations”), and Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease except for Collective Obligations of Landlord hereunder that are attributable to the period of time prior to such sale or conveyance; provided such successor in interest agrees in writing to assume the Collective Obligations of Landlord hereunder.  This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, with such attornment to be effective and self-operative without the execution of any further instruments by any of the parties to this Lease.

30.5         Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor (or delays substantially beyond normal, regular and customary periods of time to obtain the same), governmental actions, civil commotions, terrorist acts, fire, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “Force Majeure”) shall excuse the performance of such party (except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease; provided, however, that the provisions of this Section 30.5 shall not operate to affect in any manner the operation or application of any provision of this Lease that expressly grants to Tenant an abatement of Rent under particular circumstances) for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however, that: (i) the provisions of this Section 30.5 shall not apply to the provisions of Sections 9.3, 12.3, or 16.8.2 (which provide for rent abatement), unless and only to the extent specific reference is made to Force Majeure therein, (ii) all references continued in this Lease or in the Work Letter to “Force Majeure Delays” shall refer to such term as defined in the Work Letter and (iii) in no case shall the provisions of this Section 30.5 apply to the determination of when a “Commencement Date” has occurred or shall occur, the commencement of or expiration of the Term, or the commencement of any form of Rent hereunder, with the parties hereto agreeing that such determination shall be governed by the terms of the Work Letter and the provisions of this Lease which specifically address such determination.

30.6         Survival of Obligations.  Any obligations of Tenant or Landlord accruing prior to the expiration of this Lease shall survive the termination of this Lease, and Tenant and Landlord shall each perform all of their respective obligations in a timely manner whether or not this Lease has expired.

30.7         Light and Air.  No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

30.8         Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the state of California, without regard to its conflict of laws rules and principles.

30.9         Qualified Prohibition Against Recording.  This Lease shall not be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.  Landlord agrees that it will execute a short form memorandum of Lease (“Memorandum of Lease”), with its signatures notarized, and allow Tenant to record the same so as to place other parties on notice as to the Premises leased, Tenant’s renewal and expansion rights, and Tenant’s signage and naming rights hereunder.  Tenant agrees that, in the event that Tenant elects to record a Memorandum of Lease pursuant to this Section 30.9, immediately following the expiration or earlier termination of this Lease (or the Project

Identification Rights or the Plaza Building Identification Rights), Tenant shall take all actions requested of by Landlord (including, without limitation, the execution and notarization of documents) to cause all record of such Memorandum of Lease to be removed from the chain of title for the Project or appropriately modified.

30.10.      Severability.  In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law.  The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

30.11       Captions.  All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

30.12       Interpretation.  Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease.  Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

30.13       Independent Covenants.  Except as specified to the contrary herein, each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant and Landlord are separate and independent covenants of Tenant and Landlord, and not dependent on any other provision of this Lease.

30.14       Number and Gender.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

30.15       Time is of the Essence.  Time is of the essence of this Lease and the performance of all obligations hereunder.

30.16       [INTENTIONALLY OMITTED]

30.17       No Offer to Lease.  The submission of this Lease to Tenant, Landlord or their respective Brokers or other agents, shall not constitute an offer to Tenant or by Tenant to lease the Premises.  This Lease shall have no force and effect until it is executed and delivered by both parties.

30.18       No Counterclaim; Choice of Laws.  It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim of whatever nature or description, unless it is a compulsory counterclaim, in any such proceeding.  In addition, each of Landlord and Tenant hereby submit to local jurisdiction in the State of California and agrees that, subject to Article 14, any action by Tenant against Landlord or by Landlord against Tenant shall be instituted in the State of California and that each of Landlord and Tenant shall have personal jurisdiction over the other for any action brought by either Landlord or Tenant against the other in the State of California.

30.19       Rights Reserved by Landlord.  Subject to Article 28 (and any other provisions of this Lease which expressly limit the rights reserved by Landlord in this Section 30.19), Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being, deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent (except as otherwise provide for in this Lease):  (i) to change the name or street address of the Buildings and/or the Project; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Project; (iii) subject to the terms of this Lease, to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items; (iv) to display the Premises and/or the Project to mortgagees, prospective mortgagees purchasers and ground lessors at reasonable hours upon reasonable advance notice to Tenant; (v) to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Buildings, provided no such change shall materially adversely affect primary access to the Premises; (vi) to grant any party the exclusive right to conduct any business or render any service in the Buildings, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Leases; (vii) to prohibit the placement of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant’s employees and visitors; (viii) to discontinue any mail chute business in the Building; (ix) to close the Buildings after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such nondiscriminatory rules and regulations as Landlord prescribes for security purposes; (x) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Buildings, provided that the same do not materially and adversely interfere with Tenant’s use or improvement of the Premises as permitted by this Lease; and (xii) subject to the terms of this Lease, to retain at all times master keys or pass keys to the Premises.

30.20       Reasonable Consent. Except for matters for which there is a standard of consent or approval specifically set forth in this Lease (other than a reasonableness standard), and except for matters which could materially and adversely affect: (i) the Building Systems, (ii) the Building Structure, or (iii) the exterior appearance of the Project or any Building, in which case Landlord shall have the right to act in its sole and absolute discretion as to the matters described in items (i), (ii) and (iii) above, any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

30.21       Authority.  If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant, as the case may be, does hereby covenant and warrant that Landlord or Tenant, as the case may be, is a duly authorized and existing entity, that Landlord or Tenant, as the case may be, has and is qualified to do business in California, that such party has full right and authority to enter into this Lease, and that each of both of the persons signing on behalf of such party are authorized to do so.

30.22       Transportation Management.  Tenant shall comply with all governmentally mandated present or future programs intended to manage parking, transportation or traffic in and around the Project.

30.23       The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, in its good faith discretion, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide: (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

30.24       Renovation of the Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project.  Except as specifically set forth in this Lease to the contrary, it is expressly understood and agreed that Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the South Tower, Plaza Building or the Project or any portion thereof.  It is further agreed and acknowledged that, except as specifically set forth in this Lease, no representations or warranties respecting the condition of the Premises, the South Tower, Plaza Building or the Project have been made by Landlord to Tenant.  Tenant acknowledges and agrees that Landlord may alter, remodel, improve and/or renovate (collectively, the “Renovation Work”) the South Tower, Plaza Building, and/or the Project, including without limitation the Parking Facilities, Common Areas, Building Systems, and Building Structure, which Renovation Work may include, without limitation (and in addition to the contemplated changes to the Common Areas identified in Section 1.4, above, and the Project Upgrades identified in Section 1.5, above): (i) the installation of sprinklers in the Project Common Areas and tenant spaces (other than the Premises), (ii) the alteration of the Common Areas and tenant spaces to comply with Laws (including Laws relating to the physically disabled, seismic conditions, and building safety and security); and (iii) the installation of new floor and wall coverings, and lighting in the South Tower and Plaza Building Common Areas, and in connection with any Renovation Work, Landlord may, among other things, erect scaffolding or other necessary structures in the South Tower and/or Plaza Building, or the Project, reasonably restrict access to portions of the Project, including portions of the Common Areas, or perform work in the South Tower, the Plaza Building and/or the Project.  Subject to the terms of this Lease, Tenant hereby agrees that such Renovation Work and Landlord’s actions in connection with such Renovation Work shall, if performed in compliance with the requirements of this Lease, in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as specifically set forth in this Lease).  Subject to Landlord’s performance of its obligations under this Section 30.24, and subject to the express provisions of this Lease, Landlord shall have no responsibility or liability to Tenant for any injury to or interference with Tenant’s business arising from any such Renovation Work, and Tenant shall not be entitled to any damages from Landlord for loss of use of the Premises, in whole or in part, or for loss of Tenant’s personal property or improvements, resulting from the Renovation Work or Landlord’s actions in connection therewith or for any inconvenience occasioned by such Renovation Work or Landlord’s actions in connection therewith.  Notwithstanding any provision of this Lease to the contrary, Landlord shall use commercially reasonable efforts, consistent with the Institutional Owner Practices applied to comparable tenants, to minimize any adverse impact on Tenant’s use of the Premises and Tenant’s business operations in the Premises in connection with any actions taken by Landlord under this Section 30.24, and shall perform such work on weekends and/or after normal business hours on weekdays if and to the extent that the performance of such work at other times would materially interface with the conduct or operation of Tenant’s business from the Premises.

30.25       No Partnership or Joint Venture.  Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than that of landlord and tenant.

30.26       Right to Lease.  Subject to the terms of Sections 1.6, 1.7, 1.8, 2.4, 19.2, and 19.3 and Article 28 of this Lease, Landlord reserves the absolute right to lease space in the Project and to create such other tenancies in the Project as Landlord, in its sole business judgment, shall determine is in the best interests of the Project.  Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Project during the Term of this Lease.

30.27       Project Name and Signage.  Subject to the provisions of this Lease, Landlord shall have the right, at any time and from time to time, to change the name of the South Tower, North Tower, Plaza Building and/or the Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and/or the Project as Landlord may so desire, in its sole and absolute discretion.

30.28       Press Release.  Each of Landlord and Tenant agree to: (a) reasonably and mutually agree on the content of any public announcement and/or press release to be issued or released by either party (or any of their respective Affiliates, contractors or agents) relating to or concerning the execution of this Lease, the tenancy of Tenant within the Project or the grant of any rights to Tenant hereunder (including, without limitation, concerning and/or relating to signage rights and/or Tenant Project Identification Rights and (b) not to issue or release (or permit the issuance or release of any such public announcement or press release by any of such party’s contractors, agent and/or Affiliates) without the prior written consent of the other party hereto (which consent may be withheld in the exercise of the sole and absolute discretion of such other party).

30.29       Window Washing Equipment.  In the event that Landlord or Landlord’s agents store and/or operate any window washing equipment along certain portions of the ledges surrounding the floor(s) of the Building on which the Premises are located, Landlord agrees that during all times that such equipment is not in use, such equipment shall be concealed from view from any and all employees, invitees and guests of Tenant from any portion of the

Premises.  Landlord further agrees that no window washing personnel shall enter the Premises in order to access the exterior of the Building, except in the event of any emergency.  Otherwise, Landlord agrees that the operation of such window washing equipment shall be conducted in a manner (and during times) consistent with the practices of Comparable Buildings.

30.30       Generator.  Landlord shall provide Tenant with approximately one hundred (100) rentable square feet of space (“Generator Space”) on the D-Level of the Project for the purpose of installing and operating an auxiliary electrical generator (the “Generator”). The Generator Space shall be considered part of the Premises, except that: (i) Tenant shall not be required to pay Rent for such Generator Space; (ii) such space shall be used only for purposes relating to the Generator; (iii) no services shall be provided to the Generator Space; and (iv) access to the Generator Space shall be reasonably limited by Landlord. Within twelve (12) years following the actual execution and delivery of this Lease, Tenant must request in writing that Landlord deliver the Generator Space and Landlord shall deliver such requested space to Tenant within sixty (60) days of such notice. If Tenant fails to deliver such request within such twelve (12) year period, Tenant’s rights under this Section 30.30 shall terminate and be of no further force or effect. Landlord shall deliver the Generator Space “As-Is,” with all faults and with no representations or warranties with respect to the quality or suitability of such space for Tenant’s purposes. Tenant shall be solely responsible for all costs and expenses and for the performance or any work required to comply with applicable Laws as may be applicable to Tenant’s installation of the Generator and the use of the Generator Space. Landlord shall use commercially reasonable efforts to provide Tenant with reasonable access to the Risers in the South Tower and/or the Plaza Building and other parts of the Project and to Building Systems for the purpose of connections (“Utility Connections”) necessary to connect the Generator with the portions of the Premises to be serviced by such Generator. No such Utility Connections shall interfere with Landlord’s operation of the Building Systems for the Project. The installation and removal of such Utility Connections shall be performed by Tenant at Tenant’s sole cost and expense in a good and workmanlike manner using quality materials and following Landlord’s reasonable approval of the plans and specifications for such work. At the end of the Lease Term, Tenant shall surrender the Generator Space to Landlord with the Generator and the Utility Connections removed and all affected areas of the South Tower, the Plaza Building and the Project restored to the condition existing prior to the installation of the Generator. Tenant, at its sole cost and expense, shall submeter the electricity, water and other Utility Connections to the Generator and shall be solely responsible for all such utility costs, and any and all taxes relating thereto.

30.31       Telecommunications Equipment.  At any time during the Lease Term, subject to the terms of this Section 30.31; Tenant may install, at Tenant’s sole cost and expense, telecommunications equipment, including satellite dishes and/or antennae (the “Telecommunications Equipment”) in up to one hundred (100) square feet of space upon the roof of the South Tower or on the South Tower mechanical floors, as selected by Landlord. The physical appearance, specifications and the size of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Landlord and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior written notice thereof and Landlord and Tenant shall execute a commercially reasonable amendment to this Lease covering the payment for installation costs, if any, of the Telecommunications Equipment, the installation and maintenance of such Telecommunications Equipment, Tenant’s indemnification of Landlord with respect thereto, Tenant’s obligation to remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease, and other related matters.

30.32       Time Periods for Performance.  Whenever the Landlord or Tenant is required to perform any obligation but a specific period of time for such performance or date for payment is not set forth, then: (a) with respect to payments, regardless of the use of words such as “promptly” or “on demand,” payment shall be due within thirty (30) days of demand and (b) with respect to performance subject to the concept of commercial reasonableness requirements, performance shall be started as soon as reasonably possible and shall be diligently prosecuted to completion.

IN WITNESS WHEREOF, this Lease is hereby executed as of the Effective Date.

LANDLORD:

TPG PLAZA INVESTMENTS, LLC
a Delaware limited liability company

By:	TPGA, LLC
a Delaware limited liability company, its Managing Member

	By:	TPG/CALSTRS, LLC
a Delaware limited liability company, its Managing Member

	By:	THOMAS PROPERTIES GROUP, LLC
a Delaware limited liability company, its Managing Member

		By:	/s/ James A. Thomas
		Print Name:	James A. Thomas
		Title:	President & CEO

TENANT:

CITY NATIONAL BANK,
a national banking association

By:	/s/ Russell Goldsmith
Print Name:	Russell Goldsmith
Title:	Chairman of the Board & CEO

By:	/s/ Frank P. Pekny
Print Name:	Frank P. Pekny
Title:	CFO

DEPICTION OF

THE PLAZA BUILDING SPACE

[GRAPHIC]

EXHIBIT “A”

DEPICTION OF THE PREMISES

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S9	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S10	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S11	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S12	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S13	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S16	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S17	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S18	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S19	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S20	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S21	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

[GRAPHIC]

[GRAPHIC]	Arco Plaza South Tower – Floor S22	© 1985-2003 Stevenson Systems, Inc.
	555 S. Flower St., Los Angeles, CA 90071	All Rights Reserved / www.stevensonsystems.com

EXHIBIT “A-1”

DEPICTION OF THE SOUTH SIDE SPACE

[GRAPHIC]

City National Lease

EXHIBIT “B”

NOTICE OF LEASE TERM DATES

To:

Re:          Office Lease dated November 19, 2003 between TPG PLAZA INVESTMENTS, LLC, a Delaware limited liability company (“Landlord”), and CITY NATIONAL BANK, a national banking association (“Tenant”) concerning Suite            on floor             of the office buildings located at 525 and 555 S. Flower, Los Angeles, California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.             Commencement of Term:

(a)                                  The First Increment Office Space is substantially completed, and, with respect to the First Increment Office Space, the Term shall commence on or has commenced on                             for a term of                        (          ) months ending on                                                .

(b)                                 The Second Increment Office Space is substantially completed, and, with respect to the Second Increment Office Space, the Term shall commence on or has commenced on                               for a term of                        (          ) months ending on                                   .

(c)                                  The Plaza Building Space is substantially completed, and, with respect to the Plaza Building Space, the Term shall commence on or has commenced on                                for a term of                        (          ) months ending on                                       .

(d)                                 The Third Increment Office Space is substantially completed, and, with respect to the Third Increment Office Space, the Term shall commence on or has commenced on                            for a term of                        (          ) months ending on                                     .

(e)                                  The Fourth Increment Office Space is substantially completed, and, with respect to the Fourth Increment Office Space, the Term shall commence on or has commenced on                                     for a term of                       (          ) months ending on                            .

2.             Rent Commencement:

(a)                                  With respect to the First Increment Office Space, Rent commenced to accrue on                        , in the amount of  $                               .

(b)                                 With respect to the Second Increment Office Space, Rent commenced to accrue on                             , in the amount of $                                .

(c)                                  With respect to the Plaza Building Space, Rent commenced to accrue on                       , in the amount of $                       .

(d)                                 With respect to the Third Increment Office Space, Rent commenced to accrue on                                , in the amount of $                            .

(e)                                  With respect to the Fourth Increment Office Space, Rent commenced to accrue on                         , in the amount of  $                                 .

3.                                       If any Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                       Your rent checks should be made payable to TPG Plaza Investments, LLC.

5.                                       Premises:

(a)                                  The exact number of stipulated rentable square feet within the First Increment Office Space is                            square feet.

(b)                                 The exact number of stipulated rentable square feet within the Second Increment Office Space is                                square feet.

(c)                                  The exact number of stipulated rentable square feet within the Plaza Building Space is                               square feet

(d)                                 The exact number of stipulated rentable square feet within the Third Increment Office Space is                            square feet

(e)                                  The exact number of stipulated rentable square feet within the Fourth Increment Office Space is                     square feet.

6.                                       Tenant’s Proportionate Share as adjusted based upon the exact number of rentable square feet within the Premises is:

(a)                                  With respect to the First Increment Office Space,                           %.

(b)                                 With respect to the Second Increment Office Space,                        %.

(c)                                  With respect to the Plaza Building Space,                          %.

(d)                                 With respect to the Third Increment Office Space,                          %.

(e)                                  With respect to the Fourth Increment Office Space,                          %.

LANDLORD:

TPG PLAZA INVESTMENTS, LLC

a Delaware limited liability company

By:	TPGA, LLC
a Delaware limited liability company, its Managing Member

	By:	TPG/CALSTRS, LLC
a Delaware limited liability company, its Managing Member

		By:	THOMAS PROPERTIES GROUP, LLC
a Delaware limited liability company, its Managing Member

By:

Print Name:

Title:

Agreed to and Accepted as
of , 20 .

TENANT:

CITY NATIONAL BANK,
a national banking association

By:

Print Name:

Title:

By:

Print Name:

Title:

EXHIBIT “C”

WORK LETTER

EXHIBIT “C”

525-555 SOUTH FLOWER STREET

WORK LETTER

PREAMBLE

This Work Letter (“Work Letter”) sets forth the terms, covenants and conditions relating to the construction of Tenant’s improvements in the Premises including for each of the First Increment Office Space (the “First Increment Tenant Improvements”), the Second Increment Office Space (the “Second Increment Tenant Improvements”), the Third Increment Office Space (the “Third Increment Tenant Improvements”), the Fourth Increment Office Space (the “Fourth Increment Tenant Improvements”) the Added Hold Space, if any, is added to the Premises (the “Hold Space Tenant Improvements”) (collectively, the “South Tower Tenant Improvements”), and the Plaza Building Space (the “Plaza Building Tenant Improvements”) (the First Increment Tenant Improvements, the Second Increment Tenant Improvements, the Third Increment Tenant Improvements, the Fourth Increment Tenant Improvements, the Hold Space Tenant Improvements (if any) and the Plaza Building Tenant Improvements, are each referred to herein as a “Tenant Improvements Increment,” and are collectively referred to herein as the “Tenant Improvements”), and to the extent that other portions of the Lease specifically refer to specific Sections of this Work Letter, the same shall apply. All references in this Work Letter to Articles or Sections of this “Lease” or the “Lease” shall mean the relevant portions of the Office Lease to which this Work Letter is attached as Exhibit “C.” and all references in this Work Letter (or in the Lease) to Sections of this “Work Letter” shall mean the relevant portions of all Sections of this Work Letter. Except as defined to the contrary, all terms used in initial capitals in this Work Letter without definition herein shall have the same definitions provided for those terms in the Lease.

SECTION 1

DELIVERY OF THE PREMISES AND PERFORMANCE OF THE BASE BUILDING WORK

1.l           South Tower Premises.

1.1.1     Initial South Tower Premises. Subject to the provisions of this Work Letter, with respect to each Increment of Space (and any Added Hold Space) located in the South Tower, Landlord has constructed, or will cause to be constructed, prior to the date on which Landlord shall actually tender delivery of possession to Tenant (the “Delivery Date”) of such Increment of Space (or Added Hold Space, as the case may be), at Landlord’s sole cost and expense, and without deduction from the Tenant Improvement Allowance (as that term is defined in Section 2.1, below), and without charge to Tenant, the “South Tower Base Building Work” (as defined in Schedule 1-B attached hereto).  With respect to each Increment of Space, Landlord shall provide to Tenant a set of Background Plans (defined in this Section 1.1.1, below) for the South Tower Base Building Work in such Increment of Space (or floors therein) (each such set of Background Plans is referred to herein as a set of “South Tower Increment Background Plans”) on or before the date specified for delivery of Background Plans for such Increment of Space (or the floors therein) in Part 1 of Schedule 1-A attached hereto. For purposes of this Work Letter, “Background Plans” shall mean complete plans and specifications in customary form for the portion of the Premises in question in shell, unoccupied condition but with all “Base Building Work” (which shall refer to South Tower Base Building Work for all increments of Space and Added Hold Space in the South Tower and to Plaza Building Base Building Work (as defined in Schedule 1-D attached hereto) the Plaza Building Space (specifically excluding the plans and specifications for reconstruction of the restrooms on each Floor to be constructed by Landlord), but without adjustment for any existing conditions thereafter discovered by Landlord (or for any changes in such Base Building Work (or such space) thereafter required by any governmental agency and/or official) in performing the Base Building Work for such space. The South Tower Base Building Work contains, or shall contain, the items and work set forth on Schedule 1-B. Notwithstanding any provision to the contrary set forth in this Work Letter (or in the Lease) (but subject to Sections 5.1.3 and 5.1.4) , with the exception of (a) the “South Tower ACM Abatement Work” (as defined in Section l(b)(i) of Schedule 1-B, below) within such Increment of Space (or Added Hold Space) and (b) the remainder of the Minimum Base Building Work (defined in Schedule 1-C attached hereto) within such Increment of Space (or Added Hold Space), Landlord shall not be required to complete construction of any item or portion of the South Tower Base Building Work in (or with respect to) such Increment of Space (or Added Hold Space) prior to the date which is sixty (60) days following the Delivery Date for such Increment of Space (or Added Hold Space), but Landlord nevertheless shall be required to substantially complete all such South Tower Base Building Work within each such Increment of Space (not including any Punch List Items (as defined in Section 5.3, below) or any window coverings described in Section l(c)(xvi) of Schedule 1-B) within sixty (60) days following the Delivery Date for such Increment of Space; provided, however, that notwithstanding any provision of the Lease or this Work Letter to the contrary, (i) with respect to each of the Second Increment Office Space, Third Increment Office Space, and Fourth Increment Office Space (and the Added Hold Space, if any) and with respect to all floors within the First Increment Office Space except for the sixteenth (16th) floor, Tenant shall have the option (the “Special Restroom Allowance Option”), exercisable by delivery of written notice to Landlord at any time prior to December 15, 2003, (June 15, 2004, in the case of the Third Increment Office Space and the Fourth Increment Office Space), to elect to receive a special tenant improvement allowance (the “Special Restroom Allowance”) to be disbursed as part of the Tenant Improvement Allowance for such Increment of Space equal to * ) per floor included in the applicable Increment of Space (i.e., if Tenant were to elect to receive the special Restroom Allowance for the entire Second Increment Office Space, the Special Restroom Allowance shall equal $ * or such floors) in lieu of having Landlord perform any work under Section l(c)(xii) (and any work under Sections l(c)(ii), (iii), (iv), (v), (viii) or (ix) specifically applicable to the restroom space on any such floor) of Schedule 1-B attached hereto or any work under Section 2 of

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Schedule 1-B attached hereto to the extent specifically applicable to the restrooms located on such floors (collectively, as to each such Floor, “Restrooms Renovation,”), (ii) in any case where Tenant shall elect to exercise the Special Restroom Allowance Option (which shall only be exercisable on a full floor by full floor basis) as to any floors in a particular Increment of Space, Tenant alone shall be obligated to perform the Restrooms Renovation with respect to such floors (for which Tenant has elected the Special Restroom Allowance Option), and Landlord shall have no obligation to perform any of the Restrooms Renovation with respect to such floors (for which Tenant has elected the Special Restroom Allowance Option), (iii) in the event Tenant shall not exercise the Special Restroom Allowance Option with respect to any floor contained in the First Increment Office Space (other than Floor 16), the Second Increment Office Space, the Third Increment Office Space or the Fourth Increment Office Space on or before December 15, 2003, (or June 15, 2004, as applicable), the Special Restroom Allowance Option shall automatically lapse as to such floor or floors, and Landlord shall perform such Restrooms Renovation with respect to such floors, and (iv) in all cases for each Base Building Work Punch List Item, Landlord shall be given a commercially reasonable period of time to perform each such Base Building Work Punch List Item. The condition in which Landlord is required to deliver a particular Increment of Space (or Added Hold Space) under this Section 1 (and Schedule 1-C) on the Delivery Date for such Increment of Space (taking into account the provisions of Schedule 1-C) is referred to herein as the “Delivery Condition” of such Increment of Space (or Added Hold Space, if any).  Tenant acknowledges and agrees that, subject to Landlord’s obligation to complete the ACM Abatement Work and the Minimum Base Building Work in (or with respect to) any Increment of Space (or Added Hold Space) (and to otherwise put the Increment of Space in question in Delivery Condition), before tendering delivery of possession of such Increment of Space (or Added Hold Space) to Tenant, following the Delivery Date for such Increment of Space (or Added Hold Space), Landlord, and/or Landlord’s contractors, agents and employees shall be permitted to have reasonable access to such Increment of Space (or Added Hold Space) for the purpose of prosecuting and completing any remaining Landlord’s South Tower Base Building Work for such Increment of Space (or Added Hold Space) at all times following the Delivery Date for such Increment of Space (or Added Hold Space).

1.1.2       Expansion Space.  Subject to the provisions of this Work Letter, with respect to any Expansion Space leased by Tenant pursuant to Section 1.7 of the Lease, (i) Landlord has constructed, or will cause to be constructed, prior to the Delivery Date for such Expansion Space, at Landlord’s sole cost and expense, and without charge to Tenant, the South Tower Base Building Work for such Expansion Space and (ii) on or before the date that is sixty (60) days before the then scheduled Delivery Date for any such Expansion Space leased by Tenant, Landlord shall provide to Tenant a set of Background Plans for the South Tower Base Building Work in such Expansion Space (each such set of Background Plans is referred to herein as “Expansion Space Increment Background Plans”). The South Tower Base Building Work contains, or shall contain, the items and work set forth on Schedule 1-B; provided, however, that notwithstanding any provision to the contrary set forth in this Work Letter (or in the Lease), with the exception of, (a) the South Tower ACM Abatement Work within or pertaining to any such Expansion Space, and (b) the Minimum Base Building Work within or pertaining to any such Expansion Space, Landlord shall not be required to complete construction of any item or portion of the South Tower Base Building Work for any Expansion Space prior to the Expansion Space Commencement Date for such Expansion Space, but Landlord nevertheless shall be required to substantially complete all such South Tower Base Building Work within each such Expansion Space (not including any Punch List Items (as defined in Section 5.3, below) or any window coverings described in Section l(c)(xvi) of Schedule 1-B) within sixty (60) days following the Delivery Date for such Expansion Space.  Tenant acknowledges and agrees that, subject to Landlord’s obligation to complete the ACM Abatement Work and the Minimum Base Building Work in (or with respect to) any such Expansion Space before tendering delivery possession of such Expansion Space to Tenant, following the Delivery Date for any such Expansion Space, Landlord, and/or Landlord’s contractors, agents and employees shall be permitted to have reasonable access to such Expansion Space for the purpose of prosecuting and completing any remaining Base Building Work for such Expansion Space.

1.2          Plaza Building Space.  Subject to the provisions of this Work Letter, with respect to the Plaza Building Space, (i) Landlord has constructed, or will cause to be constructed, prior to the Delivery Date for the Plaza Building Space, at Landlord’s sole cost and expense, without deduction from the Tenant Improvement Allowance for the Plaza Building Space and without charge to Tenant, the “Plaza Building Base Building Work” (as defined in Schedule 1-D, attached hereto) and (ii) on or before May 15, 2004, Landlord shall provide to Tenant a set of complete Background Plans for the Plaza Building Base Building Work to be performed within the Plaza Building Space (the “Plaza Building Space Background Plans”). The Plaza Building Base Building Work contains, or shall contain, the items and work set forth on Schedule 1-D; provided, however, that notwithstanding any provision to the contrary set forth in this Work Letter (or in the Lease), with the exception of, (a) the “Plaza Building ACM Abatement Work” (as defined in Section l(b)(i) of Schedule 1-D, below) within the Plaza Building Space and (b) the Minimum Base Building Work within the Plaza Building Space, Landlord shall not be required to complete construction of any item or portion of the Plaza Building Base Building Work in (or with respect to) the Plaza Building Space prior to the Plaza Building Commencement Date, but Landlord nevertheless shall be required to substantially complete all such Plaza Building Base Building Work within the Plaza Building Space (not including any Punch List Items (as defined in Section 5.3, below), any Plaza Building Base Building Work located outside the Plaza Building Space, or any window coverings described in Section l(c)(xvii) of Schedule 1-D) sixty (60) days following the Delivery Date for the Plaza Building Space.  Tenant acknowledges and agrees that, subject to Landlord’s obligation to complete the Plaza Building ACM Abatement Work and the Minimum Base Building Work before tendering delivery of the Plaza Building Space to Tenant on the Delivery Date therefor, following the Delivery Date for the Plaza Building Space, Landlord, and/or Landlord’s contractors, agents and employees shall be permitted to have reasonable access to the Plaza Building Space for the purpose of prosecuting and completing any remaining Landlord’s Plaza Building Base Building Work.

1.3          Substitutions For Base Building Work.  Subject to the provisions of Section 3.7 of this Work Letter, Tenant may, on delivery of ten (10) business days’ advance written notice (a “Base Building Substitution Notice”) to Landlord, elect to have Landlord, to the extent permitted by applicable Laws, with respect to any of the

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Base Building Substitution Items (defined in this Section 1.3, below), construct or install, as a substitute for any such Base Building Substitution Item, an item or component of equal or greater quality (each such substituted item or component is referred to herein as a “Tenant Substituted Base Building Item”), and if Tenant so elects to substitute a Tenant Substituted Base Building Item for a Base Building Substitution Item, Tenant shall pay to Landlord an amount equal to all costs and expenses actually incurred by Landlord for, and/or in connection with, the design, permitting, construction, substitution and/or installation of each such Tenant Substituted Base Building Item (on an installed basis), as reasonably estimated by Landlord (less the full cost which would have otherwise been incurred by Landlord with respect to the construction and installation of the Base Building Substitution Item for which Tenant substituted the Tenant Substituted Base Building Item). Within ten (10) business days of receipt of Tenant’s written request to do so, Landlord shall consult with Landlord’s consultants and agents (and/or contractors) and cause to be delivered to Tenant a good faith (but nonbinding) estimate of the cost of designing, engineering and installing any particular Tenant Substituted Base Building Item. For purposes of this Work Letter, the “Base Building Substitution Items” shall, as to each Increment of Space, (i) only mean any portion (or item or component) of the Base Building Work for such Increment of Space which has not been ordered, installed, performed and/or constructed by Landlord (or by any of Landlord’s contractors or subcontractors), in whole or in part, as of the date the Base Building Substitution Notice with respect to such Base Building Substitution Item is actually received by Landlord, and (ii) shall not include any of the items, components or other work described on Schedule 1-E attached hereto (the “No Substitution Items”). Notwithstanding any provision of this Work Letter or the Lease to the contrary, Tenant acknowledges and agrees that any delays in the design, permitting, commencement and/or completion of any portion of the Base Building Work and/or in the commencement, prosecution and/or completion of the design, permitting and/or construction of any portion of the Tenant Improvements hereunder resulting in any manner from any Tenant request to substitute any Tenant Substituted Base Building Item for any Base Building Substitution Item shall be the sole responsibility of Tenant hereunder (and at the sole cost of Tenant), shall (if any such Tenant requested substitution for any Base Building Substitution Item shall result in any delay in the design, permitting, commencement and and/or completion of any Base Building Work) constitute a “Tenant Delay” under Section 5.5 below, and shall in no event be the basis of any claim of Commencement Date Delay hereunder by Tenant.

SECTION 2

TENANT IMPROVEMENTS

2.1          Tenant Improvement Allowance.   Tenant shall be entitled to a tenant improvement allowance with respect to each Increment of Space as follows:

2.1.1       in an amount equal to * per square foot of Rentable Area stipulated in the Lease to be attributable to the First Increment Office Space (the “First Increment Tenant Improvement Allowance”);

2.1.2       in an amount equal to * per square foot of Rentable Area stipulated in the Lease to be attributable to the Second Increment Office Space (the “Second Increment Tenant Improvement Allowance”);

2.1.3       in an amount equal to * per square foot of Rentable Area stipulated in the Lease to be attributable to the Plaza Building Space (the “Plaza Building Tenant Improvement Allowance”);

2.1.4       in an amount equal to * ) per square foot of Rentable Area stipulated in the Lease to be attributable to the Third Increment Office Space (the “Third Increment Tenant Improvement Allowance”);

2.1.5       in an amount equal to * per square foot of Rentable Area stipulated in the Lease to be attributable to the Fourth Increment Office Space (the “Fourth Increment Tenant Improvement Allowance”); provided, however that in the event that Tenant shall delete any portion of the Initial Reduction Space from the Fourth Increment Office Space pursuant to Section 1.6.1 of the Lease, the Fourth Increment Tenant Improvement Allowance shall be reduced by an amount equal to the product of Forty Dollars ($40.00) and the number of square feet of Rentable Area contained in the Initial Reduction Space so deleted from the Premises by Tenant pursuant to Section 1.6.1.

Each of the First Increment Tenant Improvement Allowance, the Plaza Building Tenant Improvement Allowance, the Second Increment Tenant Improvement Allowance, the Third Increment Tenant Improvement Allowance and the Fourth Increment Tenant Improvement Allowance may be referred to, individually, hereinafter as an “Increment Tenant Improvement Allowance,” and collectively (and in the aggregate) hereinafter as the “Tenant Improvement Allowance.”

Subject to Tenant’s right to receive the Tenant Improvement Allowance, and subject to the Lease and the provisions of this Work Letter, (a) with respect to each Increment of Space, Tenant shall bear all of the costs of designing, constructing, installing, fixturing, furnishing and completing the Tenant Improvements Increment (and all Tenant Improvements) for such Increment of Space in accordance with the provisions of this Work Letter, and (b) except for the South Tower Base Building Work and the Plaza Building Base Building Work, and except as otherwise set forth in this Work Letter or in the Lease, Landlord shall not be obligated to make any payments or disbursements pursuant to or related to this Work Letter in a total amount which exceeds the amount of the Increment Tenant Improvement Allowance (nor shall Landlord be obligated to make such payments or disbursements pursuant to this Work Letter) for such Increment of Space.

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2.2          Use of the Tenant Improvement Allowance.    Except as otherwise set forth in this Work Letter (including in Section 2.4, below), the Increment Tenant Improvement Allowance for each Increment of Space shall be disbursed by Landlord (which disbursement shall be made pursuant to Landlord’s disbursement process set forth in Section 2.3, below) only for the following items and costs (collectively the “Tenant Improvement Allowance Items” or “Tenant Improvement Allowance Costs”) requested and approved in writing by Tenant for disbursement:

2.2.1       Payment of the fees of (i) the “Architect” and the “Engineers” (as those terms are defined in Section 3.1 of this Work Letter), and (ii) any consultants engaged by Tenant in connection with Tenant’s design, permitting, installation and/or construction of the Tenant Improvements for such Increment of Space;

2.2.2       The payment of plan check, permit and license fees relating to construction of the Tenant Improvements in such Increment of Space;

2.2.3       The cost of constructing the Tenant Improvements in such Increment of Space, including costs for carpet and floor coverings;

2.2.4       The cost of any Base Building Changes (defined in Section 3.7, below) to the South Tower and/or the Plaza Building and/or the Project (to the extent that, pursuant to this Work Letter, such costs are not required to be paid for and absorbed by Landlord without deduction from the Tenant Improvement Allowance), with such cost to include all architectural and/or engineering fees and expenses incurred in connection therewith (where the cost of such changes is to be borne by Tenant pursuant to the provisions of this Work Letter);

2.2.5       The cost of any changes to the Construction Drawings (defined in Section 3.1.1, below) or any portion of the Tenant Improvements for such Increment of Space required by applicable Laws;

2.2.6       Sales and use taxes and Title 24 fees in connection with the construction of the Tenant Improvements for such Increment of Space;

2.2.7       The cost of furniture, fixtures, freestanding work stations, reception desks, telecommunications and other equipment and related wiring, audiovisual equipment, and security systems for such Increment of Space with respect to which Tenant seeks reimbursement hereunder.

All disbursements of the Tenant Improvement Allowance shall be made by Landlord only following request by Tenant for disbursement of the same under Section 2.3.  In addition to the foregoing, Tenant shall reimburse Landlord’s direct, actual, out-of-pocket costs incurred in good faith by Landlord and paid by Landlord to a third-party in connection with Landlord’s review and approval of the Construction Drawings in accordance with Institutional Owner Practices.  By written notice to Landlord, Tenant may also elect to have such costs deducted from the Tenant Improvement Allowance.

2.3          Disbursement of Tenant Improvement Allowance.   Prior to, during and following the design, permitting, and/or construction of the Tenant Improvements for each Increment of Space, as the case may be, and with respect to the payment of any other items contemplated by Section 2.2 above, Landlord shall make monthly disbursements of the Tenant Improvement Allowance with respect to such Increment of Space for Tenant Improvement Allowance Items as follows:

2.3.1       Monthly Disbursements.

(a)           Request for Payment.   With respect to each Increment of Space, on or before the twenty-fifth (25th) day (the “Submittal Date”) of each calendar month commencing with the first calendar month following the full execution and delivery of this Lease), Tenant shall deliver to Landlord a request for payment (“Request for Payment”): (i) summarizing and enclosing invoices from all of Tenant’s agents, contractors, materialmen, laborers and suppliers which are retained by Tenant (collectively, “Tenant’s Agents”), for Tenant Improvement Allowance Items and/or labor rendered and materials delivered to (or with respect to) the applicable Increment of Space (and covered by the Request for Payment) for the applicable payment period, and, (ii) in addition to the requirements of clause (i) above, Tenant shall deliver to Landlord executed conditional mechanic’s lien releases from all subcontractors and Tenant’s Agents (who have potential mechanic’s lien rights under applicable Law), as applicable, which shall comply with the provisions of California Civil Code Section 3262(d)(1) or Section 3262(d)(3), as applicable, for all work requested to be paid for from the Tenant Improvement Allowance for the applicable Increment of Space under such Request for Payment. Landlord’s receipt from Tenant of a Request for Payment signed by Tenant shall be deemed to constitute Tenant’s authorization for Landlord to disburse the amounts requested to Tenant as set forth in the Request for Payment and to deduct such amounts from the applicable Increment Tenant Improvement Allowance. Landlord’s receipt from tenant of a Request for Payment (or of invoices from Tenant’s Agents) shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied to the Premises as set forth in Tenant’s Request for Payment vis-à-vis Landlord (but not vis-à-vis Tenant’s Agents).

(b)           Payment.   On or before the date which is twenty-three (23) days after the date on which Landlord receives a Request for Payment from Tenant (the “Payment Date”), and on the condition that Landlord shall receive the applicable information and/or materials described in subparagraphs (i) and (ii) of Section 2.3.1(a), above, and for all work requested to be paid for from the applicable Increment Tenant Improvement Allowance for the Increment of Space in question under such Request for Payment, and unconditional lien releases, if applicable, for all work paid for from such Increment Tenant Improvement Allowance on the previous Payment Date (and to the extent not previously received for any work in the Project paid for from any

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portion of the Tenant Improvement Allowance), Landlord shall deliver a check to Contractor or to Tenant, as directed by Tenant, in payment of the lesser of: (A) the amounts so requested in the Request for Payment, as set forth in Section 2.3.1(a), above, and (B) subject to the provisions of Section 2.3.2, below, the balance of any remaining available portion of the applicable Tenant Improvement Allowance for the Increment of Space in question, less (subject to the provisions of this Section 2.3.1.2) a ten percent (10%) retention (the aggregate amount of such retentions for each Increment of Space to be known as the “Final Retention” for such Increment of Space). The foregoing ten percent (10%) retention on disbursements shall be calculated so as to not be duplicative of any retention separately imposed by Tenant with respect to any payment to a Contractor.

2.3.2       Final Retention.   Tenant shall submit for Landlord’s records, copies of all requests for payments received by Tenant from the Contractor and Tenant’s Agents, through the Contractor’s final application for payment. Subject to the provisions of this Work Letter, checks for the Final Retention for each Increment of Space payable to Tenant for construction of a particular Tenant Improvements Increment shall be delivered by Landlord to Tenant within forth-five (45) days of the date following Substantial Completion (defined in Section 5.3, below) of such Tenant Improvements Increment on which Contractor or Tenant shall have delivered to Landlord properly executed copies of all unconditional mechanics lien releases (which unconditional mechanics lien releases shall comply with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) (as applicable)) from all Subcontractors and Tenant’s Agents (who have potential mechanics’ lien rights under applicable Laws) and a copy of a final invoice from the Contractor requesting payment of the amount of the Final Retention in question.

2.3.3       Rental Offset Right.   In the event that Landlord fails to fulfill its obligation to disburse an Increment Tenant Improvement Allowance in accordance with the provisions of this Section 2.3, and such failure continues for ten (10) days after written notice of such failure is delivered by Landlord to Tenant, Tenant shall have the right, in addition to any other rights or remedies available to Tenant under the Lease, or at Law or in equity, to offset against Tenant’s obligations to pay Rent next coming due under the Lease, the amount of the Increment Tenant Improvement Allowance that Landlord so fails to disburse to Tenant (“Nondisbursed Amount”), together with interest at the Interest Rate computed from the date such amount should have been disbursed by Landlord to Tenant under this Section 2.3 until the earlier of: (i) the date of the offset or (ii) the date Landlord pays such amount to Tenant.

2.4          Rent Credit.   If and to the extent the entire amount of any Increment Tenant Improvement Allowance has not been disbursed by Landlord to Tenant pursuant to Section 2.3 (or offset against Rent under Section 2.3.3), on or before the date that is sixty (60) days after Substantial Completion of the Tenant Improvements Increment for a particular Increment of Space, Tenant shall have the right to elect, in its sole discretion, exercisable by written notice given to Landlord, to apply the then remaining balance of the applicable Increment Tenant Improvement Allowance against Tenant’s obligations to pay Base Rent and Additional Rent next becoming due and payable under the provisions of the Lease.

2.5          Standard Tenant Improvement Package.   Landlord has established certain mandatory specifications (the “Specifications”) for Building standard components to be used in the construction of the Tenant Improvements (and/or other Alterations or Improvements) in the Premises, which Specifications are set forth on Schedule 2 attached hereto. The Tenant Improvements (and all Alterations and other Improvements) shall comply with such Specifications; provided, however, that: (a) except as is specifically described on Schedule 2, attached hereto (and subject to clause (b) below), Tenant may, at Tenant’s option, substitute for any item or component required under the Specifications, an item or component of substantially equal or greater quality and (b) Tenant shall have no right to (and shall not) install any locks within the Premises that are not compatible with (and do not work with) Landlord’s master key system for the Project; provided, further, however, that Tenant may: (i) cause such locks to be operated by any other mechanism or system (including key card systems) in addition to by keys that are compatible with Landlord’s master key system for the Project and (ii) install locks of any kind on any of Tenant’s Secured Areas without regard to the compatibility (or incompatibility) of such locks with Landlord’s master key system for the Project. In the event that, at any time during the Term, Tenant leases or otherwise occupies any partial floor in the South Tower or in the Plaza Building, and in connection with such lease or occupancy of such partial floor, Tenant desires to construct or perform modifications to the improvements contained within the Common Areas (the “Partial Floor Common Areas”) on such partial floor (including, but not limited to, the restrooms on such partial floor), (i) any such modifications shall require Landlord’s prior written approval under Section 3.7, below, and (ii) notwithstanding any provision of Section 3.7 to the contrary: (A) if Tenant is not leasing more than fifty percent (50%) of the Rentable Area on such floor, or if any other tenant’s tenancy on such floor predates Tenant’s tenancy on such floor and such other tenant’s lease restricts or otherwise prohibits modifications to such Common Areas (such that Tenant’s proposed modifications would violate such other tenant’s lease), Landlord may withhold such approval in the exercise of its sole and absolute discretion, and (B) in any event, such modifications shall be of a quality and quantity at least equal to Landlord’s Specifications then in effect.

2.6          Expansion Space.   If and to the extent that any allowance for construction of Expansion Space Improvements is provided for any Expansion Space leased by Tenant (any such allowance is referred to herein as an “Expansion Space Improvement Allowance”), such Expansion Improvement Allowance shall be: (i) used only for Tenant Improvement Allowance Items and (ii) shall be disbursed to Tenant by Landlord only in accordance with the provisions of Section 2.3 of this Work Letter.

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SECTION 3

CONSTRUCTION DRAWINGS

3.1          Selection of Architect/Construction Drawings.

3.1.1       Initial Premises.   Tenant shall retain an architect or space planner approved by Landlord (the “Architect”), which approval shall not be unreasonably withheld, conditioned or delayed (and Landlord hereby approves the use by Tenant of each of * , with respect to the entire Premises (or for any Increment of Space therein (or any Added Hold Space or Expansion Space leased by Tenant)) and * with respect to the Plaza Building Space only), to prepare the Construction Drawings for each Increment of Space (and any Added Hold Space or other space leased by Tenant). Tenant shall select and retain engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld, conditioned or delayed, to prepare all plans and engineered working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work for each Increment of Space (or other space) to be located within the Premises, to the extent such work is not part of the South Tower Base Building Work or the Plaza Building Base Building Work; provided, however, that notwithstanding any provision of this Work Letter to the contrary, (a) in connection with the preparation of that portion of any such Construction Drawings relating to the mechanical, electrical, and plumbing systems (“MEP Systems”), Tenant shall select * * , as the MEP Systems Engineer; (b) in connection with the preparation of that portion of the Construction Drawings (including any Expansion Space Construction Drawings) relating to structural items, Tenant shall select one of * as the Structural Engineer; and (c) with respect to design and engineering of all portions of the Tenant Improvements (including, without limitation, Expansion Space Improvements) relating to life/safety systems, Tenant shall cause its life/safety improvements to be compatible with, and fully programmable in connection with, the Base Building life/safety system, (which is a Pyrotronics XLR-63). The plans, drawings and specifications to be prepared by the Architect and the Engineers hereunder for the Tenant Improvements for the First Increment Office Space (the “First Increment Construction Drawings”), the Plaza Building Space (the “Plaza Building Construction Drawings”), the Second Increment Office Space (the “Second Increment Construction Drawings”), the Third Increment Office Space (the “Third Increment Construction Drawings”), the Fourth Increment Office Space (the “Fourth Increment Construction Drawings”),and the Added Hold Space, if any (the “Hold Space Construction Drawings”), (each, a set of “Increment Construction Drawings”), and collectively, the “Construction Drawings”. All construction Drawings shall be in a drawing format reasonably acceptable to Landlord and subject to the provisions of Section 3.4.1, all Construction Drawings and each component thereof may be submitted at one or more times and at one or more parts as to each such Increment.  Landlord’s review of the Construction Drawings for each Increment of Space as set forth in this Section 3 shall be for its sole purpose, and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding the fact that any Construction Drawings are reviewed by Landlord or its architect, engineers or any other Landlord consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s architect, engineers, or other consultants, Landlord shall have no liability whatsoever in connection therewith, shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in Section 11.1 of the Lease shall specifically apply to any such matter relating to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Background Plans for the South Tower Base Building Work and the Plaza Building Base Building Work, as applicable, for each Increment of Space, and Tenant and Architect shall be solely responsible for the same (and Landlord shall have no responsibility in connection therewith) to the extent such verification can be made by an architect’s visual inspection of the Premises (without invasive testing or penetration of columns or any of the core walls of the applicable portion of the Premises); provided, however, that if and to the extent the actual conditions behind any column or Building core wall within the Premises (which are not observable or discoverable by Tenant’s Architect without penetrating and providing for invasive testing behind any such Building column or core wall) are inconsistent with the conditions for such area (behind any such column or core wall) as indicated by the Background Plans for such portion of the Premises, Landlord shall promptly reimburse Tenant for any additional direct, out of pocket costs payable by Tenant to independent third party suppliers and/or consultants incurred in good faith by Tenant in connection with the design and/or engineering, permitting and/or construction of the Tenant Improvements for the Increment of Space in question on account of such inconsistency between such actual conditions and the conditions indicated by the Background Plans in question (which additional direct costs would not have been incurred by Tenant had the Background Plans in question not been so materially inconsistent).

3.1.2       Expansion Space.   In the event that Tenant leases any Expansion Space, the Architect shall prepare the Expansion Space Construction Drawings (defined in this Section 3.1.2, below) and the Engineers shall prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Expansion Space, as applicable, to the extent such work is not part of the South Tower Base Building Work and/or the Plaza Building Base Building Work for such Expansion Space. The plans and drawings to be prepared by the Architect and the Engineers hereunder for the Expansion Space Improvements to be constructed or installed in any such Expansion Space shall be referred to herein as the “Expansion Space Construction Drawings.” All Expansion Space Construction Drawings shall be in a drawing format reasonably acceptable to Landlord. Landlord’s review of any Expansion Space Construction Drawings as set forth in this Section 3 shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding the fact that any Expansion Space Construction Drawings are reviewed by Landlord or its architect, engineers or any other Landlord consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s architect, engineers, or other consultants, Landlord shall have no liability whatsoever in connection therewith, shall not be responsible for any omissions or errors contained in any Expansion Space Construction Drawings, and Tenant’s waiver and indemnity set forth in Section 11.1 of the Lease shall

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specifically apply to any such matter relating to the Expansion Space Construction Drawings.  Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the South Tower Base Building drawings and the Plaza Building Base Building drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith to the extent such verification can be made without testing or penetrating columns or the Building core walls components of the applicable Building.

3.1.3       Consents.   Each time Landlord is granted the right under this Work Letter to review, consent or approve the Construction Drawings, or any Expansion Space Construction Drawings, or any part or component thereof, or any Tenant Change (defined in Section 3.6, below) thereto (each such approval is referred to herein as a “Consent”), such Consent shall, except as specifically specified otherwise in this Work Letter, not be withheld by Landlord unless (and only to the extent) a Design Problem (defined in this Section 3.13, below) exists.  For purposes of this Work Letter (and the Lease), a “Design Problem” shall be deemed to exist if any portion of any Tenant Improvements (or any Expansion Space Improvements) (or other improvements by Tenants, as specified by this Work Letter): (i) affects the exterior appearance of the Project or of any Building in the Project (except with respect to signage and antennae which shall be subject to separate criteria under the Lease), (ii) affects the exterior appearance of any of the Common Areas or any views from any of the Common Areas (but not including views from (A) the Common Areas through the exterior windows or doors of the Plaza Building Space of improvements which are consistent with the improvements provided in prominent ground floor retail or other tenancies (with comparable windows and glass doors) in first class Comparable Buildings in the downtown Los Angeles Central Business District or (B) the interior of South Tower elevator cabs, or the views from Common Area corridors on multi-tenant South Tower floors into the Premises), (iii) materially and adversely affects the Building Systems or the Building Structure, (iv) requires Landlord to provide additional services (above and beyond those normally provided) to the Premises or to any other portion of the Project, or otherwise creates special maintenance problems at the Project (but, in each case, only to the extent Tenant is unwilling to agree (in a written agreement reasonably satisfactory to Landlord) to pay all incremental Actual Costs incurred by Landlord as a result thereof), (v) only in the context of Base Building Changes (defined in Section 3.7, below) outside of the Premises, could result in a higher frequency of (or more severe) injuries to persons and/or damage to property, (vi) fails to comply with any Laws, (vii) unreasonably interferes with the normal or customary business office operations of any other business office tenant or occupant of the South Tower or North Tower or with the normal or customary operations of any other tenant or occupant of the Plaza Building, (vii) reduces or affects the size or function of the Premises (or any Project installation (such as antennas or generators)) of any other tenant in the Project; (viii) adversely affects the function of any Common Area, or (ix) results in the increase in insurance costs of Landlord and/or other tenants (but, in each case, only to the extent Tenant is unwilling to agree (in a written agreement reasonably satisfactory to Landlord) to pay all incremental costs incurred by Landlord or such other tenants as a result thereof).

3.2          Preliminary Space Plans.

3.2.1       Increment Preliminary Space Plans.   Tenant and the Architect shall prepare a preliminary space plan for each Increment of Space (and any Added Hold Space) (each an “Increment Preliminary Space Plan”) and shall deliver each such Increment Preliminary Space Plan to Landlord for Landlord’s approval.  Each Increment Preliminary Space Plan shall show the contemplated layout of all Tenant Improvements in the applicable Increment of Space, or Added Hold Space, as the case may be (including, but not limited to, the approximate, contemplated locations of internal and external offices within the applicable Increment of Space (or Added Hold Space), paths of travel within the applicable Increment of Space (or Added Hold Space), and modes of ingress and egress to and from the applicable Increment of Space (or Added Hold Space)).

3.2.2       Expansion Space Preliminary Space Plan.   Tenant and the Architect shall prepare a preliminary space plan for each increment of Expansion Space leased by Tenant (each an “Expansion Space Preliminary Space Plan”), and shall deliver each such Expansion Space Preliminary Space Plan to Landlord for Landlord’s approval.  Each such Expansion Space Preliminary Space Plan shall show the contemplated layout of all Expansion Space Improvements in the applicable Expansion Space (including, but not limited to, the approximate, contemplated locations of internal and external offices within such space, paths of travel within such space, and modes of ingress and egress to and from such space).

3.2.3       Landlord Approval of Preliminary Space Plans.   Landlord shall, within five (5) business days after Landlord’s receipt of each Preliminary Space Plan (defined in this Section 3.2.3, below): (i) approve such Preliminary Space Plan, (ii) approve such Preliminary Space Plan subject to specified conditions to be complied with to eliminate a Design Problem when a Final Space Plan (defined in Section 3.3.3, below) for such Increment of Space (or other space leased by Tenant under the Lease), is submitted by Tenant to Landlord, or (iii) disapprove such Preliminary Space Plan and return the same to Tenant with a description in commercially reasonable detail of the Design Problem(s) on which such disapproval is based.  If Landlord disapproves any such Preliminary Space Plan, Tenant may resubmit such Preliminary Space Plan to Landlord at any time, and Landlord shall approve, approve with conditions or disapprove of the resubmitted Preliminary Space Plan, based upon the criteria set forth in this Section 3.2, within three (3) business days after Landlord receives such resubmitted Preliminary Space Plan.  Such procedures shall be repeated until the applicable Preliminary Space Plan is approved.  For purposes of this Work Letter, “Preliminary Space Plan” shall mean, and shall refer to each of (and any of) the Increment Preliminary Space Plans, and any Expansion Space Preliminary Space Plans.

3.3          Final Space Plan.

3.3.1       Increment Final Space Plan.   Tenant and the Architect shall prepare a final space plan for each Increment of Space (and any Added Hold Space) (each an “Increment Final Space Plan”) and shall deliver each such Increment Final Space Plan to Landlord for Landlord’s approval.  Each Increment Final Space

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Plan shall show all corridors, internal and external offices and partitions, paths of travel, and exiting within the applicable Increment of Space (or Added Hold Space).

3.3.2       Expansion Space.   Tenant and the Architect shall prepare the final space plan for any Expansion Space (the “Expansion Space Final Space Plan”) leased by Tenant, and shall deliver each such Expansion Space Final Space Plan to Landlord for Landlord’s approval.  Each such Expansion Space Final Space Plan shall show all corridors, internal and external offices and partitions, paths of travel, and exiting within the applicable Expansion Space.

3.3.3       Landlord Approval of Final Space Plans.   Landlord shall, within five (5) business days after Landlord’s receipt of each Final Space Plan (defined in this Section 3.3.3, below): (i) approve such Final Space Plan, (ii) approve such Final Space Plan subject to specified conditions to be complied with in order to avoid a Design Problem when the Construction Drawings for such Increment of Space (or other space leased by Tenant under the Lease), are submitted by Tenant to Landlord, or (iii) disapprove such Final Space because a Design Problem exists and return the same to Tenant with a description in commercially reasonable detail of the Design Problem(s) in question.  If Landlord disapproves any such Final Space Plan, Tenant may resubmit such Final Space Plan to Landlord at any time, and Landlord shall approve, approve with conditions to eliminate a Design Problem or disapprove of such resubmitted Final Space Plan (but such conditions or disapproval must specify in commercially reasonable detail why a Design Problem continues to exist) within three (3) business days after Landlord receives such resubmitted Final Space Plan.  Such procedures shall be repeated until the applicable Final Space Plan is approved.  For purposes of this Work Letter, “Final Space Plan” shall mean, and shall refer to each of (and any of) the Increment Final Space Plans or any Expansion Space Final Space Plans.

3.4          Completion of Construction Drawings.

3.4.1       Submission of Construction Drawings.   Tenant, the Architect and the Engineers shall complete the Increment Construction Drawings for each Increment of Space (or other leased space), in a form which is sufficient to obtain applicable permits for the Tenant Improvements to be constructed therein, and Tenant shall submit such Increment Construction Drawings (or any portion thereof) to Landlord for Landlord’s prior written approval; provided, however, that Tenant shall submit to Landlord only one (1) set of Increment Construction Drawings (or any portion thereof) at any one time, and shall not submit any additional sets of Increment Construction Drawings to Landlord which are duplicative in any material respect of any other Increment Construction Drawings which Landlord is then reviewing hereunder.  Tenant shall supply Landlord with four (4) completed copies of each such set of Construction Drawings, all of which shall be signed by Tenant.

3.4.2       Landlord Approval of Construction Drawings.   Landlord shall, within ten (10) business days after Landlord’s receipt of each set of Increment Construction Drawings: (i) approve such Increment Construction Drawings, (ii) approve such Increment Construction Drawings subject to specified conditions to be complied with in order to avoid a Design Problem, or (iii) disapprove such Increment Construction Drawings because a Design Problem Exists and return such Increment Construction Drawings to Tenant with a commercially reasonable description of the Design Problem(s) in question.  If Landlord disapproves any Increment Construction Drawings because a Design Problem exists, Tenant may resubmit such Increment Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove such resubmitted Increment Construction Drawings, based upon the criteria set forth in this Section 3.4, within five (5) business days after Landlord receives such resubmitted Increment Construction Drawings.  Such procedure shall be repeated until the applicable Increment Construction Drawings (for the applicable Increment of Space or for any Added Hold Space or Expansion Space leased by Tenant) are approved.  Following approval by Landlord pursuant to this Section 3.4, each such set of Increment Construction Drawings so approved shall be deemed to be “Approved Increment Construction Drawings.” Each of (and any of) the Approved Increment Construction Drawings may be referred to herein individually or collectively (as the context may require) as the “Approved Construction Drawings.”

3.5          Approved Construction Drawings.   Subject to performance of Landlord’s obligations under this Work Letter, Tenant shall cause to be obtained all applicable building and other permits required in connection with the construction or installation of: (a) the Tenant Improvements in each Increment of Space (and in any Added Hold Space) or (b) any Expansion Space Improvements in any Expansion Space leased by Tenant (collectively “Permits”).  Tenant hereby acknowledges and agrees that, subject to Landlord’s obligations with respect to Landlord’s South Tower Base Building Work and Landlord’s Plaza Building Base Building Work, which are to be completed by Landlord in accordance with the terms of Article 1, above: (i) neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits, approvals or certificates of occupancy for any Increment of Space (or for any Added Hold Space, Expansion Space leased by Tenant and/or for the Premises generally) and (ii) Tenant shall be responsible for obtaining any and all required Permits, approvals and certificates of occupancy for each and every Increment of Space (and for each and every Added Hold Space, Expansion Space leased by Tenant and/or for the Premises generally); provided, however, that Landlord shall reasonably cooperate with Tenant (at no cost to Landlord) in the performance of ministerial acts that are reasonably necessary to enable Tenant to obtain any such Permits, approvals or certificates of occupancy.  No material changes, modifications or alterations in or to any set of Approved Construction Drawings shall be made by Tenant without the prior written consent of Landlord, which consent shall not be withheld, except to the extent necessary to eliminate or avoid a Design Problem, as provided in Section 3.6.

3.6          Change Orders.   In the event Tenant desires to materially change any set of Approved Construction Drawings (or the Tenant Improvements constructed, or to be constructed thereunder), Tenant shall deliver a notice (a “Drawing Change Notice”) of such proposed change to Landlord, which Drawing Change Notice shall set forth in detail all changes (the “Tenant Changes”) Tenant desires to make to the applicable set of Approved Construction Drawings.  Landlord shall, within five (5) business days of Landlord’s receipt of any

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Drawing Change Notice either: (i) approve the Tenant Changes in question, or (ii) disapprove such Tenant Change or Changes and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if (and to the extent) the Tenant Change causes or results in a Design Problem.

3.7          Base Building Changes.   Subject to the provisions of this Work Letter, if Tenant requests work to be done in any Increment of Space (or in any other space in the Project, including, but not limited to in any other space in the Project leased by Tenant) that necessitates revisions, alterations or changes in the design or construction of the South Tower Base Building Work (including, without limitation, any portion of the exterior of the South Tower), the Plaza Building Base Building Work (including, without limitation, any portion of the exterior of the Plaza Building), the Building Structure, the Common Areas or the Building Systems, any such changes (collectively, “Base Building Changes”) shall be subject to the prior written approval of Landlord, which approval shall, subject to the provisions of Section 3.1.3, not be withheld unless a Design Problem shall exist with respect to the proposed Base Building Change in question; provided, however, that if a Design Problem shall exist with respect to a Base Building Change proposed by Tenant, Landlord may withhold its consent thereto in its sole and absolute discretion; provided, further, however, that notwithstanding the foregoing, if a Design Problem exists because: (i) a Base Building Change could result in a higher level of maintenance by Landlord of any portion of the Premises or of the Common Areas, then Landlord may condition its consent to such Base Building Change Upon Tenant’s agreement in writing (in a form and substance reasonably acceptable to Landlord) to absorb, at Tenant’s cost, the entirety of such increased, incremental costs of maintenance and (ii) any such Base Building Change could result in a higher frequency of (or more severe) injuries to persons and/or damage to property, Landlord shall advise Tenant of such problem and Tenant shall, where such requested Base Building Change could result in a higher frequency of (or more severe) injuries to (a) persons, withdraw such request or (b) property, redesign such requested Base Building Change so as to eliminate the greater likelihood of (or likelihood of greater severity of) damage to property.  Notwithstanding any provision of this Work Letter or the Lease to the contrary, Landlord may, in the exercise of its sole and absolute discretion, withhold its consent to any Base Building Change proposed by Tenant if such Base Building Change may interfere with the exercise or enjoyment of any access or other express or implied rights of other tenants in the Project or adversely impact the quality of the Project.  In all events, except as provided herein to the contrary, Tenant shall be responsible for: (i) all costs resulting from such design revisions or construction changes, including architectural and engineering charges, as such costs become due and payable, (ii) all delays resulting from such design revisions or construction changes shall constitute “Tenant Delays” under Section 5.5 and no such delays shall be deemed a Commencement Date Delay (or extend the Expansion Space Construction Period or the Available Space Construction Period), (iii) obtaining any special permits and/or paying any fees attributed thereto and (iv) all costs incurred by Landlord in restoring the Base Building Change (and the area of the Project affected thereby) to its original condition upon the expiration or sooner termination of the Term of the Lease.  Landlord understands that Tenant will need to install various supplemental HVAC systems which may require Base Building Changes and Landlord agrees that, subject to all of the terms of the Lease and of this Work Letter (including, but not limited to, this Section 3.7), Tenant may install such supplemental HVAC systems.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENT

4.1          Tenant’s Selection of Contractors.

4.1.1       The Contractors.   Tenant shall retain a licensed general contractor (i) with respect to the construction of the First Increment Tenant Improvements (the “First Increment Contractor”); (ii) with respect to the construction of the Plaza Building Tenant Improvements (the “Plaza Building Contractor”); (iii) with respect to the construction of the Second Increment Tenant Improvements, collectively, (the “Second Increment Contractor”); (iv) with respect to the construction of the Third Increment Tenant Improvements, (the “Third Increment Contractor”); (v) with respect to construction of the Fourth Increment Tenant Improvements (the “Fourth Increment Contractor”), (vi) with respect to the construction of the Hold Space Tenant improvements, if any, (the “Hold Space Contractor”), and (vii) with respect to the construction of the Expansion Space Improvements, if any, (each, an “Expansion Space Contractor”) (each a “Contractor,” and collectively, the “Contractors”).  Each of the Contractors shall be approved by Landlord, which approval shall not be unreasonably withheld and shall be granted or withheld within five (5) business days of Landlord’s receipt of Tenant’s written request for such approval; provided, however, that each of general contractors listed in Schedule 4, attached hereto, are hereby approved by Landlord.

4.1.2.      Tenant’s Agents.   Except as specified to the contrary in this Work Letter (including, but not limited to in Section 3.1.1, above, with respect to the required installation of certain aspects of the lifesafety system in the Premises), all other contractors, laborers, materialmen, and suppliers (in addition to the Contractors) used by Tenant (or any of its Contractors) in constructing each Tenant Improvements Increment (or in constructing any Expansion Space Improvements) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed and shall be granted or withheld within five (5) business days of Landlord’s receipt of Tenant’s written request for such approval.  Tenant hereby waives all claims against Landlord, and Landlord shall have no responsibility or liability to Tenant, on account of any nonperformance or any misconduct of any Contractor (or any subcontractor thereof) for any reason.  The subcontractors, laborers, materialmen or suppliers used by Tenant in connection with the construction of each Tenant Improvements Increment (and with the construction of the Hold Space Tenant Improvements (if any) or Expansion Space Improvements (if any)), as well as the Engineers, project manager, broker, Architect, laborers, materialmen, and suppliers, Contractors and all of Tenant’s employees engaged in the review of the design and construction of each Tenant Improvements Increment (and of all Hold Space Tenant Improvements (if any) or Expansion Space Improvements (if any)), shall hereafter be known collectively as “Tenant’s Agents.” The Contractors and the Contractors’ subcontractors (collectively

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“Tenant’s Contractors”) and all of their respective workers shall conduct their activities in and around the Premises, Buildings and Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers performing work in, on or about the Premises, Buildings and Project.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract.

(a)           Initial Premises.   Tenant shall enter into a construction contract and general conditions with respect to each of: (i) the First Increment Contractor (the “First Increment Contract”); (ii) the Plaza Building Contractor (the “Plaza Building Contract”); (iii) the Second Increment Contractor (the “Second Increment Contract”); and (iv) the Third Increment Contractor (the “Third Increment Contract”), (v) the Fourth Increment Contractor (the “Fourth Increment Contract”), and (vi) if applicable, the Hold Space Contractor (the “Hold Space Contract”) (each a “Contract” collectively, the “Contracts”). Promptly following Tenant’s execution of each such Contract, Tenant shall submit such Contract to Landlord for its records.

(b)           Expansion Space.   If and to the extent that  any Expansion Space Improvement Allowance is provided for any Expansion Space Leased by Tenant pursuant to Section 1.7 of the Lease, Tenant shall enter into a construction contract and general conditions with an Expansion Space Contractor for any such Expansion Space leased by Tenant (each an “Expansion Space Contract”). Promptly following Tenant’s execution of any such Expansion Space Contract, Tenant shall submit such Expansion Space Contract to Landlord for its records.

4.2.2       Tenant’s Agents.

(a)           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of each of the Tenant Improvements Increments (or of any Expansion Space Improvements) (“Tenant’s Work”) shall comply with all of the following conditions: (i) each of the Tenant Improvements Increments (or of any Expansion Space Improvements) shall be constructed in conformance with the applicable Approved Increment Construction Drawings (or with the applicable Approved Expansion Space Construction Drawings); (ii) prior to commencement of construction of any Tenant Improvements Increment (or of any Expansion Space Improvement, as applicable), Tenant and Tenant’s Agents shall use commercially reasonable efforts not to interfere with, obstruct, or delay, the work of Landlord’s South Tower and/or Plaza Building Base Building contractor and subcontractors; (iii) Tenant’s Contractors shall submit their schedules for all of their work relating to each Tenant Improvements Increment (or to any Expansion Space Improvements) to Landlord, and Landlord shall, within five (5) business days of Landlord’s receipt thereof, inform Tenant and Tenant’s Contractors of any changes (“Schedule Revisions”) which are reasonably necessary thereto (a “Revised Schedule”), in order to avoid (consistent with the Construction Rules (defined in this Section 4.2.2(a), below)) disruption of existing tenants and/or disruption of work elsewhere in the Project being performed by Landlord or any contractor thereof, and Tenant’s Contractors shall adhere to such Revised Schedule (provided, however, that if and to the extent the cumulative delay suffered by Tenant in achieving Substantial Completion of the Tenant Improvements for a particular Increment of Space as a result of Schedule Revisions required by Landlord under this Section 4.2.2(a) with respect to a particular Increment of Space exceeds a total of three (3) full days of such delay, such cumulative delay (in excess of three (3) full days per Increment of Space) shall, subject to the provisions of Section 5.13, constitute a Landlord Delay (a “Schedule Revision LL Delay”)); and (iv) Tenant shall abide by the Project Construction Rules attached hereto as Schedule 5 (the “Construction Rules”).

(b)           Indemnity. Tenant’s indemnity of Landlord and Landlord’s Indemnity of Tenant, both as set forth in Section 11.1 of this Lease shall also apply with respect to matters arising in connection with the construction of each of the Tenant Improvements Increments (and all of the Tenant Improvements) and the construction of any Expansion Space Improvements.

(c)           Insurance Requirements.

(i)            General Coverages. All of Tenant’s Agents who are one of Tenant’s Contractors shall carry worker’s compensation insurance covering all of their respective employees to the extent required by applicable Laws, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 11 of this Lease.  The policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as each Contractors and all of its subcontractors.

(ii)           Special Coverages. Subject (if and to the extent applicable) to Tenant’s rights to provide for self-insurance under Section 11.2.4 of this Lease, each Contractor (or Tenant) shall carry “Builder’s All Risk” insurance, in an amount reasonably specified by Landlord, covering the construction of the applicable Tenant Improvements Increment (or Expansion Space Improvements), it being understood and agreed that each Tenant Improvements Increment (and all Expansion Space Improvements) shall be insured (or if and to the extent applicable, self-insured to the extent permitted by Section 11.2.4 of the Lease) by Tenant Pursuant to Article 11 of this Lease immediately upon completion thereof.

(iii)          General Terms. Certificates for all insurance carried by each Contractor and/or by Tenant pursuant to this Section 4.2.2(c) shall be delivered to Landlord before the commencement of construction of the applicable Tenant Improvements Increment for each Increment of Space (or of any Expansion Space Improvements) and before such Contractor’s equipment is moved onto or into the project. All such policies of insurance must contain a provision that the company writing said policy will provide Landlord

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and Tenant with thirty (30) days prior notice of any cancellation, modification or lapse of the policy. In the event that any Tenant Improvements Increment (or any Expansion Space Improvements) is damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Each of Tenant’s Contractors shall maintain all of the foregoing insurance coverage in full force and effect until the Substantial Completion of the applicable Tenant Improvements Increment (or of any Expansion Space Improvements), except for any “Products” and “Completed Operation Coverage” insurance (which is to be carried by a Contractor only) required by Landlord, which coverage is to be maintained for the term of the policy period following Substantial Completion of the applicable Tenant Improvements Increment (or Expansion Space Improvements). The Builder’s All Risk policy maintained by each Contractor (or by Tenant) shall preclude subrogation claims by the insurer against anyone insured thereunder, and shall additionally provide that such policy is primary insurance with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

4.2.3       Governmental Compliance. Subject to the performance of Landlord’s obligations under this Work Letter (including Landlord’s obligations with respect to Base Building Work), each of the Tenant Improvements Increments (and all of the Tenant Improvements) and any all Expansion Space Improvements shall comply in all respects with all of the following: (i) all applicable Laws, including , but not limited to, building codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; and (ii) all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code.

4.2.4       Inspection by Landlord. Landlord shall have the right, upon reasonable notice to Tenant, at reasonable times, to inspect each portion of any Tenant Improvements Increment (and any Expansion Space Improvements) being constructed for or on behalf of Tenant at a particular time; provided, however, that Landlord’s failure to inspect any Tenant Improvements Increment (or any Expansion Space  Improvements) shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of any Tenant Improvements Increment (or of any Expansion Space Improvements) constitute Landlord’s approval of the same.

4.2.5                     Meetings.

(a)           Initial Premises. Commencing upon the execution of this Lease, Tenant shall hold regular meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of each of the Increment Construction Drawings and the construction of each of the Tenant Improvements Increments, which meetings shall be held at the Project (provided, however, that prior to (but not after) the date on which construction of the Tenant Improvements commences, Tenant may, by delivering written notice to Landlord no less than five (5) days prior to the date of any such meeting, insist that such meeting be held in Tenant’s downtown Los Angeles office, in which case such meeting will be held in Tenant’s downtown Los Angeles office), and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings.

(b)           Expansion space. Commencing upon the delivery of Tenant of any Expansion Exercise Notice with respect to any Expansion Space, Tenant shall hold regular meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of the Expansion Space Construction Drawings, as the case may be, and the construction of any Expansion Space Improvements, which meetings shall be  held at the Project (provided, however, that prior to (but not after) the date on which construction of the Tenant Improvements commences, Tenant may, by delivering written notice to Landlord no less than five (5) days prior to the date of any such meeting, insist that such meeting be held in Tenant’s downtown Los Angeles office, in which case such meeting will be held in Tenant’s downtown Los Angeles office), and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings.

4.3          Completion; Copy of Updated Approved Construction Drawings. Within ten (10) days after the completion of construction of each Tenant Improvements Increment (or of any Expansion Space Improvements), Tenant shall prepare, or cause to be prepared, a Notice of Completion with respect to such Tenant Improvements Increment (or Expansion Space Improvements), which, if factually correct, Landlord shall execute, and Tenant shall thereafter cause such Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, and if such failure continues for five (5) business days after receipt of notice from Landlord of such failure, Landlord may, at Tenant’s sole cost and expense, execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. At the completion of construction of each Tenant Improvements Increment (or of any Expansion Space Improvements), Tenant: (i) shall promptly deliver to Landlord a copy of all warranties, and guaranties relating to the Tenant Improvements (or the applicable Expansion Space Improvements); and (ii) shall cause the applicable Contractor: (a) to update the applicable Approved Increment Construction Drawings (or the Approved Expansion Space Construction Drawings) as to the mechanical and structural drawing portions thereof, and to provide field-grade mark-ups of the remaining portion of the applicable Approved Increment Construction Drawings (the “Updated Approved Increment Construction Drawings”) (or of the applicable Approved Expansion Space Construction Drawings (the “Updated Approved Expansion Space Construction Drawings”)) so as to reflect on such Updated Approved Increment Construction Drawings (or Updated Approved Expansion Space Construction Drawings) all changes made to the applicable Approved Increment Construction Drawings (or Approved Expansion Space Construction Drawings) during the course of construction of the applicable Tenant Improvements Increment (or Expansion Space Improvements), and (b) within thirty (30) days following issuance of a certificate of occupancy for the applicable Increment of Space (or the applicable Expansion Space), to deliver to Landlord two (2) sets of reproducible copies (and one (1) complete set of Autocad .dwg (release 13 or higher) files) of such Updated

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Approved Increment Construction Drawings (or Updated Approved Expansion Space Construction Drawings), together with any Permits, approvals, inspection reports, certificates of occupancy or similar documents issued by governmental agencies in connection with the construction of the Tenant Improvements (or the applicable Expansion Space Improvements).

SECTION 5

DELAY OF COMMENCEMENT DATE

5.1                               Commencement Date Delays.

5.1.1       Commencement Date; Delays. As specified in Section 2.2 of the Lease, the Term of the Lease shall commence on the First Increment Commencement Date.  Each of the First Increment Commencement Date, the Second Increment Commencement Date, the Plaza Building Commencement Date, the Third Increment Commencement Date and the Fourth Increment Commencement Date shall occur as provided in Item 3.4(i), Item 3.4(ii), Item 3.4(iii), Item 3.4(iv) and Item 3.4(v) of the Basic Lease Provisions, respectively, and each Expansion Space Commencement Date shall occur as provided in Section 1.7.9 of the Lease respectively; provided, however, that for purpose of determining each such Commencement Date, the Construction Period applicable to each such Increment of Space (or Expansion Space) shall be extended on a day-for-day basis for each day of delay in the design or Substantial Completion of the applicable Tenant Improvements Increment (or of the applicable Expansion Space Improvements) or Tenant’s move into the applicable Increment of Space (or Expansion Space) that is caused by a Commencement Date Delay (defined  in this Section 5.1.1, below). As used herein,  the term “Commencement Date Delay” shall mean only a Force Majeure Delay (defined in Section 5.1.2, below) or a Landlord Delay (defined in Section 5.1.3, below).

5.1.2       Force Majeure Delay.

(a)           As used herein, subject to the provisions of Section 3.7, the term “Force Majeure Delay” shall mean only an actual delay resulting from; strikes; fire; wind; terrorist acts; damage or destruction to the Project; explosion; casualty; flood; hurricane; tornado; the elements; acts of God or the public enemy; sabotage; war; invasion; insurrection; rebellion; civil unrest; riots; or earthquakes and delays in obtaining permits or other governmental approvals to the extent caused by and industry-wide, recognized delay in the issuance or processing of permits or other approvals by the applicable governmental agencies generally (for example, where due to budgetary problems, Los Angeles Department of Building and Safety reduces the hours of its staff by 50% without any compensating increase in available staffing), and not relating to the specifics of any construction Drawings, or any act or omission of Tenant (or any Tenant’s Agent) in attempting to obtain such permits or approvals.

(b)           In the case where the term “Force Majeure Delay” is used in the Lease or in this Work Letter in the context of any delay suffered or incurred by Landlord in the design, permitting, engineering, commencement, prosecution and/or substantial completion of any Base Building Work under this Lease or under this Work Letter, “Force Majeure Delay” shall, in addition to the meaning set forth in Section 5.1.2 (a), also mean any actual delay resulting from (i) any holdover in any space in the Project by any tenant (provided that to the extent Landlord does not substantially perform its obligations under Section 2.3.1 of the Lease with respect to the Commencement and prosecution of unlawful detainer proceedings with respect to such holdover tenant and such failure of performance extends the duration of such holdover, the same shall not constitute a Force Majeure Delay with respect to that portion of the holdover period which would not have occurred had Landlord substantially performed its obligations under Section 2.3.1 with respect thereto), (ii) any existing conditions in any space in the Project which becomes part of the Premises which is not actually known by Landlord’s executive management as of the date hereof, or (iii) the inability of Landlord (or its contractor) to procure services and/or materials within normal periods, other than due to the lack of credit of the Landlord (or any failure to pay by Landlord).

5.1.3       Landlord Delay. As used in this Work Letter, subject to the provisions of Section 3.7, “Landlord Delay” shall mean any actual delay that results directly from: (i) the failure of Landlord to timely approve or disapprove any Preliminary Space Plan (or Expansion Space Preliminary Space Plan), Final Space Plan (or Expansion Space Final Space Plan), Increment Construction Drawings (or Expansion Space Construction Drawings) or Change Orders or other matters which Landlord is required to approve under this Work Letter; (ii) the failure of Landlord to have removed and remediated any Pre-Delivery Hazardous Materials or Pre-Commencement Hazardous Materials (each term is define in Section 6.5.1, below) located in the Premises (or in any Expansion Space) which are required to be removed or remediated by Landlord under the provisions of Section 6.5.1 prior to the applicable Delivery Date; (iv) the existence of ACM in any particular Increment of Space, if and to the extent such delay constitutes a “Landlord Delay” under the provisions of Section 6.5.2; (v) the failure of Landlord to timely perform Base Building Work in accordance with the timing provisions of this Work Letter (and Schedule 1-B and Schedule 1-D, attached hereto) applicable thereto; (vi) any actual delays in Substantial Completion of the Tenant Improvements for any Increment of Space caused by any material errors and/or omissions in the Background Plans for such Increment of Space with respect to areas inside columns or behind core walls which are verifiable only by invasive testing or penetration; provided, however, that no Landlord Delay shall be deemed to have occurred to the extent that such errors and omissions in such Background Plans could reasonably have been discovered by Tenant or Tenant’s Architect pursuant to such parties’ verification of the applicable portion of the Background Plans pursuant to Section 3.1.1, above (the delays which constitute Landlord Delays under this clause (vi) are referred to herein as “Non-Verifiable Background Plans Conditions Delays”), (vii) the performance by Landlord of any Base Building Work within any Increment of Space following the Delivery Date (and before the Commencement Date) for such Increment of Space, which performance actually interferes with and causes an actual delay (despite the good faith efforts of Tenant and its Contractors to cooperate (which good faith cooperation shall not involve incurring any

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additional cost) with such performance) in the completion of any critical path task (as indicated on the applicable construction schedule prepared by Tenant’s Contractor with respect to such Increment of Space), but only to the extent that any such delay in the completion of any critical path task (or tasks) does in fact cause the Substantial Completion of the Tenant Improvements for such Increment of Space to be delayed beyond the scheduled Commencement Date for such Increment of Space (the delays which constitute Landlord Delays under this clause (vii) are referred to herein as “Base Building Interference Delays”), (viii) the failure of any Increment of Space to be in compliance with Laws to the extent required under Section 2 of Schedule 1-B, attached hereto, or Section 2 of Schedule 1-D attached hereto, as applicable, or (ix) and Schedule Revision LL Delay, if and to the extent provided in Section 4.2.2(a).

5.1.4       Reimbursement of Additional Tenant Design and Construction Costs Caused by Landlord Delays.

Landlord shall reimburse Tenant for any additional, incremental, out-of-pocket design and/or construction costs actually incurred by Tenant (through payment to independent, third-party contractors, suppliers, consultants or service providers) with respect to the design and construction of the Tenant Improvements for each Increment of Space as the direct result of the following forms of Landlord Delay (and if and to the extent such additional incremental out-of-pocket design and/or construction costs would not have been so incurred had there been no such Landlord Delays):

(a)           The failure of the Base Building Work for such Increment of Space to comply with the requirements of Section 2 of Schedule 1-B or Schedule 1-D, as applicable;

(b)           Non-Verifiable Background Plans Condition Delays;

(c)           Any amounts reimbursable under Section 6.5.1 (but only to the extent reimbursable thereunder) on account of any Pre-delivery Hazardous Materials or Pre-Commencement Hazardous Materials discovered in such Increment of Space (provided, however, that no amounts reimbursed under this Section 5.1.4(c) shall also be reimbursable under Section 6.5.1 (and vice versa));

(d)           Any amounts reimbursable under Section 6.5.2 (but only to the extent reimbursable thereunder) on account of any ACM discovered in such Increment of Space following the Delivery Date therefor (but prior to the Commencement Date therefor) which is required to be abated by Landlord hereunder) (provided, however, that no amounts reimbursed under this Section 5.1.4(d) shall also be reimbursable under Section 6.5.2 (and vice versa));

(e)           Base Building Interference Delays with respect to such Increment of Space; and

(f)            Schedule Revision LL Delays (provided, however that any such reimbursement of costs under this Section 5.1.4(f) with respect to a particular Increment of Space shall be limited to any actual increase in “general conditions” resulting therefrom paid to the Contractor for such Increment of Space by Tenant on account of such Schedule Revision LL Delays.)

5.2          Determination of Commencement Date Delay.  If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”), and such Delay Notice shall specifically identify the event or events which constitutes such Commencement Date Delay.  If such actions, inaction or circumstance described in the Delay Notice are not cured by Landlord on or before the end of the next business day after the day on which Landlord actually receives the Delay Notice, and if such action, inaction or circumstance otherwise qualifies as a Commencement Date Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends; provided, however, that, notwithstanding the above, with respect to the construction of any particular Increment of Space, at any time after which Tenant shall have correctly delivered ten (10) Delay Notices with respect to such Tenant Improvements Increment prior to the Substantial Completion of such Tenant Improvements Increment, and if such actions, inactions or circumstances described in the Delay Notice are not cured by Landlord within the same business day of Landlord’s receipt of the Delay Notice in question, then a commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

5.3          Definition of Substantial Completion. For purposes of this Work Letter, and with respect to any Tenant Improvements Increment (or any Expansion Space Improvements) (or Base Building Work or Minimum Base Building Work), “Substantial Completion” shall mean substantial completion of construction of such Tenant Improvements Increment (or Expansion Space Improvements) (or Base Building Work or Minimum Base Building Work) within the applicable Increment of Space (or Expansion Space), pursuant to the applicable set of Approved Construction Drawings (or Background Plans, as applicable) therefor, sufficient to allow occupany of such Increment of Space (or Expansion Space) by Tenant, as well as issuance of a certificate of occupany or a temporary certificate of occupany (or the equivalent of either) for such Increment of Space (or Expansion Space) so as to allow legal occupany of such Increment of Space (or Expansion Space) by Tenant (provided that such occupancy and certificate of occupancy requirements shall not apply in the case of Base Building Work or Minimum Base Building Work).  Substantial Completion shall not include and shall not require the completion of any Punch List Items (defined in this Section 5.3, below), but such Punch List Items shall nevertheless be completed as soon as reasonably possible.  For purposes of this Work Letter, “Punch List Items” shall mean (a) with respect to Tenant Improvements, all items of construction which entail one or more details of construction, decoration, mechanical adjustment or installation that (in the case of Tenant Improvements or Expansion Space Improvements only) do not materially and adversely affect the use and occupancy of any portion of an Increment of Space for the normal conduct

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of Tenant’s business, or (b) with respect to Base Building Work to be provided by Landlord pursuant to Schedule 1-B or Schedule 1-D, all items of construction required to correct deficiencies in the Base Building Work noted by the Landlord in its customary “punch list” review of the Base Building Work (as the same shall occur from time to time) or communicated to Landlord by Tenant during the parties, Punch List Inspection (defined in this Section 5.3, below) for the Increment of Space in question or thereafter discovered by Tenant communicated to Landlord by Tenant during the construction of the Tenant Improvements for the Increment of Space in question.  Prior to, or reasonably promptly following, the Delivery Date for each Increment of Space, Landlord, Tenant and Tenant’s Architect shall jointly conduct a customary visual punch list inspection of the Base Building Work for such Increment of Space (the “Punch List Inspection”).  Landlord shall complete all Punch List Items indicated by the Punch List Inspection for a particular Increment of Space within sixty (60) days of the Delivery Date for such Increment of Space.

5.4          Landlord’s Right to Remedy Commencement Date Delays.  Notwithstanding anything contained in this Section 5 to the contrary, Landlord and Tenant agree that, to the extent that Landlord is able (through the payment of overtime wages to Tenant’s Agents, the hiring of additional contractors, subcontractors or other work force, or other incentives) to eliminate, and does in fact eliminate (and Tenant will cooperate with Landlord to achieve such result) any actual delay in the Substantial Completion of any Tenant Improvements Increment (or any Expansion Space Improvements), which delay would otherwise be deemed to be a Commencement Date Delay pursuant to the terms of this Section 5, a Commencement Date Delay shall not be deemed to have occurred.

5.5          Tenant Delay.  For purposes of the Lease and this Work Letter, “Tenant Delay” shall mean any actual delay incurred by Landlord as a result of (i) a Tenant request for a Base Building Change or for substitution of a Tenant Substituted Base Building Item for a Base Building Substitution Item, (ii) breach of this Work Letter by Tenant, or (iii) any other event specified to be a Tenant Delay in this Work Letter (including, but not limited to in Section 6.4, below).

SECTION 6

MISCELLANEOUS

6.1          Tenant’s Representative.  Tenant has designated *                                         as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

6.2          Landlord’s Representative.  Landlord has designated *                                         is its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

6.3          Time of the Essence in This Work Letter.  Unless otherwise indicated, all references in this Work Letter to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval there of shall be repeated until the document is approved by Landlord.

6.4          Tenant Work Letter Default.  Notwithstanding anything to the contrary contained in this Lease, (a) if at any time on or before the Substantial Completion of any Tenant Improvements Increment (or any Expansion Space Improvements), an Event of Default shall have occurred under the Lease, then: (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the applicable Contractor to cease construction of all Tenant Improvements then under construction (in which case, such work stoppage shall not be deemed a Commencement Date Delay), and (ii) all other obligations of Landlord under this Work Letter shall be suspended until such time as such Event of Default is cured pursuant to the provisions of the Lease (and/or any amendments to the Lease in connection with any election by Tenant to lease any Expansion Space), in which case, Tenant shall be responsible for any delay (as a Tenant Delay) in the Substantial Completion of the applicable Tenant Improvements Increment that is caused by such inaction by Landlord, and (b) if at any time prior to Substantial Completion of the Tenant Improvements for a particular Increment of Space, Landlord shall fail to disburse to Tenant under Section 2.3.1 or Section 2.3.2 an amount or amounts which are properly disbursable to Tenant under Section 2.3 from the Tenant Improvement Allowance for such Increment of Space aggregating to              ), and such failure to disburse shall continue for sixty (60) days or longer following delivery by Tenant to Landlord of written notice of such failure, Tenant shall have the right to cease construction of the Tenant Improvements for such Increment of Space.  Notwithstanding any other provisions of this Lease, if an Event of Default is cured, forgiven or waived, Landlord’s suspended obligations under this Work Letter shall be fully reinstated and resumed, effective immediately.

6.5          Presence of Hazardous Materials.

6.5.1       Hazardous Materials Other than ACM.

Landlord shall:   (i) cause all Pre-Delivery Hazardous Materials located within a particular Increment of Space to be remediated in accordance with all Laws then in effect applicable to such remediation prior to delivery of possession of such Increment of Space to Tenant for commencement of Tenant Improvements construction, and (ii) cause all Pre-Commencement Hazardous Materials located within a particular increment of Space to be promptly remediated in accordance with all Laws then in effect applicable to such remediation; provided, however, that notwithstanding any provision of the Lease or this Work Letter to the contrary, (i) the obligations of Landlord under this Section 6.5.1 shall not apply to any Hazardous Materials: (x) which were brought into (or otherwise introduced into) such Increment of Space by Tenant, any Contractor of Tenant, any Tenant’s Agent or any Tenant Party or (y) the need for remediation of which under applicable Laws was caused by the acts or

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omissions of Tenant, any Contractor of Tenant, any Tenant’s Agent or any Tenant Party following notice by Landlord to Tenant of the existence and location of such Hazardous Materials (under circumstances where the Hazardous Materials in question were of a nature and condition which prior to such acts or omissions did not require remediation under applicable Laws) (collectively, “Tenant Caused HazMat Problems”).  Landlord agrees:  (i) to bear any increased, out-of-pocket Actual Costs actually incurred by Tenant (through payments to independent third-party contractors, suppliers, consultants or service providers) in the design or construction of any Tenant Improvements Increment to the extent such increased Actual Costs result from (and would not have been otherwise incurred by Tenant without);  (A) the presence of any Pre-Delivery Hazardous Materials in a particular Increment of Space as of the date on which Tenant commences construction of such Tenant Improvements Increment or (B) the presence of any Pre-Commencement Hazardous Materials ( or the existence of which was the subject of a written notice delivered by Tenant to Landlord) during the construction of Tenant Improvements (and prior to the Increment Commencement Date for the Increment of Space in question) (with Tenant agreeing that it shall notify Landlord of the existence of such Hazardous Materials with reasonable promptness  following its discovery of the same), but only if and to the extent such incurred out-of-pocket costs (under clause (A) or (B)) shall not relate in any manner to any Tenant Caused HazMat Problems in, on, at, under or upon any part of the Project and (ii) to reimburse Tenant for any additional, out-of-pocket Actual Costs actually incurred by Tenant in the construction of any Tenant Improvements Increment that result directly from the presence of any Pre-Commencement Hazardous Materials in such Increment of Space during the period following the date on which Tenant commences construction of such Tenant Improvements Increment, but only if and to the extent such Actual Costs shall not relate in any manner to any Tenant Caused HazMat Problems in, on, at, under or upon any part of the Project.  Any reimbursement of Tenant by Landlord under this Section 6.5.1 shall be payable by Landlord to Tenant within thirty (30) days of Landlord’s receipt from Tenant of: (A) Tenant’s written itemization and reasonable description of the Actual Costs involved and the basis for Tenant’s right to reimbursement under this Section 6.5.1 and (B) reasonable evidence of such Actual Costs.  For purposes of this Lease, “Pre-Delivery Hazardous Materials” means any Hazardous Materials (other than ACM) which: (1) are discovered to exist within a particular Increment of Space by Landlord (or written notice of which is received by Landlord from Tenant) prior to the Delivery Date for such Increment of space and (2) is known to Landlord to require remediation under applicable Laws as of the Delivery Date for such Increment of Space.  For Purposes of this Lease, “Pre-Commencement Hazardous Materials” means any Hazardous Materials (other than ACM) which: (1) is discovered to exist within a particular Increment of Space by Landlord (or written notice of which is received by Landlord from Tenant) following the Delivery Date for a particular Increment of Space and (2) is known to Landlord to require remediation under applicable Laws as of a date prior to the Commencement Date for such Increment of Space.

6.5.2       ACM.

(a)           Landlord shall cause to be abated and/or remediated in accordance with Landlord’s Asbestos Abatement Plan and applicable Laws, all ACM (other than any Permissible Residual ACM (defined in Section 1(b)(i) of Schedule 1-B) or any Permitted ACM (defined in this Section 6.5.2, below)) discovered by Landlord (or written notice of which is received by Landlord from Tenant) in a particular Increment of Space following the Delivery Date for such Increment of Space; provided, however, that Landlord shall have no obligation whatsoever under this Section 6.5.2 with respect to any ACM which:  (i) constitutes Permissible Residual ACM or Permitted ACM or (ii) becomes located in another area of such Increment of Space or otherwise is disturbed or made friable (under circumstances where such ACM was Permitted ACM and not friable prior to such disturbance) as the result of any act or omission of Tenant, any Contractor or Tenant, any Tenant’s Agent or any Tenant Party affecting the Known Encapsulation/Enclosure Areas (defined in Section 1(b)(ii) of Schedule 1-B, attached hereto) (included in the South Tower known Encapsulation/Enclosure Areas (defined in Section 1(b)(ii) of Schedule 1-B, attached hereto) and the Plaza Building Known Encapsulation/Enclosure Areas (defined in Section 1(b)(ii) of Schedule 1-D attached hereto)) (collectively, “Tenant Disturbed ACM”).  For purposes of this Lease, “Permitted ACM” is any ACM present at any location in the Project which constitutes a “Known Encapsulation/Enclosure Area” under Schedule 1-B or Schedule 1-D, as applicable.

(b)           Landlord agrees:  (i) to bear any increased out-of-pocket Actual Costs in the design or construction of any Tenant Improvements Increment actually incurred by Tenant (through payments to independent, third-party contractors, suppliers, consultants or service providers) as the direct result of the existence of any ACM (other than Permissible Residual ACM, Permitted ACM or Tenant Disturbed ACM) within a particular Increment of Space following the Delivery Date for such Increment of Space that is discovered by Landlord prior to the Commencement Date for such Increment of Space or is discovered by Tenant and described in a written notice delivered by Tenant to Landlord (which Tenant agrees to promptly deliver) prior to the Substantial Completion of the initial Tenant Improvements Increment constructed by Tenant), which increased, out-of-pocket Actual Costs would not have been incurred had such ACM not existed (“LL ACM Costs”); and (ii) to reimburse Tenant for any LL ACM Costs actually incurred by Tenant in the construction of any Tenant Improvements Increment; provided, however, that Landlord shall have no obligation to bear or reimburse Tenant for any increased or additional costs if such increased or additional costs are related to:  (a) the presence of ACM at the Project as a result of the introduction of ACM into, onto or about the Project by Tenant, any Contractor of Tenant, any Tenant’s Agent or any Tenant Party, (b) the presence of any Permissible Residual ACM, Permitted ACM or Tenant Disturbed ACM, (c) any desire by Tenant to remove or abate any Permitted ACM, or (d) the disturbance (either intended or unintended) by Tenant, any Contractor of Tenant, any Tenant’s Agent, or any Tenant Party of any Permitted ACM during the construction and/or installation of any Tenant Improvements (or Expansion Space Improvements).  Landlord further agrees that any delays encountered by Tenant in the Substantial Completion of any Tenant Improvements Increment that result directly from the presence of any ACM in such Increment of Space (other than Permissible Residual ACM, Permitted ACM or Tenant Disturbed ACM) as of the date on which Tenant commences construction of such Tenant Improvements Increments shall, subject to the provisions of Article 5, be deemed a Landlord Delay; provided, however, that no Commencement Date Delay shall be deemed to have occurred if such delay relates to:  (a) all presence of ACM at the Project as a result of the introduction of ACM into, onto or about the Project by Tenant, any Contractor of Tenant, any Tenant’s Agent, or any Tenant Party, (b) the presence of

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Permissible Residual ACM, Permitted ACM or Tenant Disturbed ACM at any location in the Project, (c) any desire by Tenant to remove or abate any Permitted ACM, or (d) the disturbance (either intended or unintended) by Tenant, any Contractor of Tenant, any Tenant’s Agent, or any Tenant Party of any Permitted ACM during the construction and/or installation of any Tenant Improvements (or Expansion Space Improvements).  In the event that any increase in the cost of the design, construction or installation of any Tenant Improvements Increment or any delay in the Substantial Completion of any Tenant Improvements Increment is caused  by:  (a) the presence of ACM at the Project as a result of the introduction of ACM into, onto or about the Project by Tenant, any Contractor of Tenant, any Tenant’s Agent, or any Tenant Party, (b) the presence of Permitted ACM (or Tenant Disturbed ACM) at any location in the Project, (c) any desire by Tenant to remove or abate any Permitted ACM, or (d) the disturbance (either intended or unintended) by Tenant, any Contractor of Tenant, any Tenant’s Agent,  or any Tenant Party of any Permitted ACM during the construction and/or installation of any Tenant Improvements (or Expansion Space Improvements), then to such extent, such increased costs shall be borne by Tenant (at Tenant’s sole cost and expense) and no such delays shall, to such extent, be deemed to be any form of Commencement Date Delay.

6.6          Cleaning.    Each Increment of Space (and by Expansion Space leased by Tenant) shall be periodically cleaned by (and shall be kept clean by) Tenant’s Contractors during the construction of each Tenant Improvements Increment (or the Expansion Space Improvements), and upon Substantial Completion of any Tenant Improvements Increment (or of any Expansion Space Improvements), the applicable Contractor shall cause all construction related debris and materials to be removed from the applicable Increment of Space (or Expansion Space) and shall further cause such Increment of Space (or Expansion Space) to be in a broom clean condition.  Upon the completion of such cleaning by Tenant’s Contractor, and upon commencement of the Lease with respect to each Increment of Space (or Expansion Space), each such Increment of Space (or Expansion Space)  shall be customarily cleaned by Landlord in conformance with Landlord’s then effective janitorial specifications immediately following Tenant’s move into such Increment of Space (or Expansion Space).  The costs of the cleaning provided by Landlord pursuant  to this Section 6.6 shall not be deducted from the Tenant Improvement Allowance (or from the applicable Expansion Allowance, if any).

6.7          Services During Construction.   During the Construction of each Tenant Improvements Increment (or of any Expansion Space Improvements), and during Tenant’s move into any Increment of Space (or any Expansion Space), Landlord shall provide, in the applicable Increment of Space, and only in such Increment of Space (or in the applicable Expansion Space, and only in such Expansion Space), and neither Tenant nor Tenant’s Agents shall be charged for: (i) HVAC service during Business Hours, (ii) freight elevator service to such Increment of Space (including freight elevator service) during Normal Construction Hours (defined in this Section 6.7, below), (iii) electricity, (iv) water and (v) access to Project loading docks during Normal Construction Hours.  Landlord shall provide on reasonable advance notice, freight elevator service to any Increment of Space (or to any Expansion Space) after Normal Construction Hours, subject to reimbursement on demand by Tenant to Landlord for all of Landlord’s actual, out-of-pocket costs (as reasonably estimated by Landlord) incurred by Landlord in so providing such freight elevator services.  Except as expressly set forth in this Work Letter or in the Lease (or any amendment thereto), Landlord shall not charge Tenant any overhead, profit or other fees in connection with Tenant’s construction of Tenant Improvements (or of any Expansion Space Improvements).  For purposes of this Work Letter, “Normal Construction Hours” shall mean 6:00 a.m to 6:00 p.m, on Monday through Friday and 9:00 a.m. through 6:00 p.m. on Saturdays.

6.8          Consistency.   In the event of any inconsistency between the provisions of this Work Letter and the provisions of the Construction Rules, the provisions of this Work Letter shall control.

6.9          Move-In Priority.   During Tenant’s move into each Increment of Space (or into any Expansion Space), Landlord shall grant Tenant reasonable priority in usage of the Project freight elevators, subject to Landlord’s reasonable requirements in accommodating other Tenants and occupants of the South Tower and/or Plaza Building, and Landlord’s general maintenance and operation requirements in the South Tower and/or Plaza Building.

6.10        Access to Premises Prior to Construction.   Except to the extent such space is not accessible due to the nature of ongoing Base Building Work, Tenant and its Architect, Engineers, consultants and Contractors shall have full access to the First Increment Office Space at all times prior to the First Increment Delivery Date for the purposes of planning Tenant’s Work in such space.

6.11        Staging Area.   During the period following December 31, 2003 and prior to the Substantial Completion by Tenant of all of its Tenant Improvements in the Fourth Increment Office Space, Tenant shall have the right, without the obligation to pay Rent (except as expressly otherwise provided in this Section 6.11), to use, and Landlord shall provide, subject to availability, one (1) full floor in the South Tower (or on “D” level) selected by Landlord in its sole discretion (the “Staging Area”) for the sole purpose of storing and staging Tenant’s furniture and equipment in such Staging Area (and for no other purpose).  With respect to this free Staging Area, Tenant shall be responsible for providing all insurance and for providing any necessary fencing, security or other protective facilities, Tenant shall defend, and hold Landlord harmless and shall indemnify Landlord from and against any and all Claims, Damages and Expenses in any manner arising out of or incurred by Landlord in connection with the use of such Staging Area by Tenant.  In addition, all of the provisions of the Lease as to insurance and indemnification to be provided by Tenant shall apply (as if such Staging Area were part of the Premises); provided, however, that notwithstanding any provision of the Lease or this Work Letter to the contrary, in no case whatsoever (including, without limitation any circumstance involving any form of negligence by Landlord or any Landlord Party) shall Landlord have any liability to Tenant in the event any of Tenant’s furniture and/or equipment stored in the Staging Area shall be damaged, lost or stolen, and Tenant hereby waives all Claims, Damages and Expenses it may now or hereafter hold against Landlord on account of such loss, damage or theft.  Tenant shall be obligated to remove all of the stored materials and its fencing and other facilities from the Staging Area within ten (10) days of Tenant’s

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receipt of written notice from Landlord stating that such Staging Area is needed by Landlord for any reason, in which event comparable space in the South Tower, to the extent such space is available, shall be made available by Landlord to Tenant as a substitute Staging Area.  Landlord shall not be required to provide any security or other services (other than elevator service) or utilities (other than electricity) to the Staging Area, but Landlord shall be promptly reimbursed by Tenant for any and all costs incurred by Landlord on account of any use by Tenant of the Staging Area hereunder.  Upon the date five (5) days following the Fourth Increment Commencement Date, all of Tenant’s rights under this Section 6.11 shall automatically terminate.

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SCHEDULE 1-A TO EXHIBIT C

Part I

Delivery Dates for Delivery of Background Plans

1.	First Increment Office Space:	November 15, 2003

2.	Second Increment Office Space:	December 15, 2003

3.	Third Increment Office Space:	December 31, 2003

4.	Fourth Increment Office Space:	December 31, 2003

5.	Plaza Building Space:	May 15, 2004

Part II

Delivery Dates for Delivery of Restroom Plans

1.	First Increment Office Space (provided, that no Restroom Plans shall be delivered for Floor 16):	December 15, 2003

2.	Second Increment Office Space:	December 15, 2003

3.	Third Increment Office Space:	May 15, 2004

4.	Fourth Increment Office Space:	May 15, 2004

5.	Plaza Building Space:	Not applicable

All Restroom Plans will be “permit ready” and provide for a level of quality and quantity for the restrooms which shall be equal to, or better than, the restrooms reflected described in the Standard Restroom Plans defined in Section 1cc) (xii) of Schedule 1-B to Exhibit C.

SCHEDULE 1-A TO
EXHIBIT C

1

SCHEDULE 1-B TO EXHIBIT C

SOUTH TOWER BASE BUILDING WORK

1.             Base Building Work.

With respect to each Increment of Space (and any Added Hold Space (if any)) located in the South Tower, Landlord shall perform the following work in a first class manner and in accordance with Section 2 hereof (the “South Tower Base Building Work”) with respect to such Increment of Space.

(a)           Demolition Work.

(i)                                     First Increment Office Space.  Landlord shall complete the demolition and removal of existing tenant improvements (so as to return each such floor to core and shell condition in accordance with and to the extent provided in the South Tower Increment Background Plans for the First Increment Office Space) on Floors 16, 18, 19, and 21, as well as the demolition of the existing restrooms on Floors 18, 19, and 21.

(ii)                                  Second Increment Office Space.  Landlord shall complete the demolition and removal of existing tenant improvements (so as to return each such floor to core and shell condition in accordance with and to the extent provided in the South Tower Increment Background Plans for the Second Increment Office Space) (as well as the demolition of the existing restrooms on Floors 20 and 22) on Floors 20 and 22.

(iii)                               Third Increment Office Space.  Landlord shall complete the demolition and removal of existing tenant improvements (so as to return each such floor to core and shell condition in accordance with and to the extent provided in the South Tower Increment Background Plans for the Third Increment Office Space) (as well as the demolition of the existing restrooms and Floors 13 and 17) on Floors 13 and 17.

(iv)                              Fourth Increment Office Space.  Landlord shall complete the demolition and removal of existing tenant improvements (so as to return each such floor to core and shell condition in accordance with and to the extent provided in the South Tower Increment Background Plans therefor) (as well as demolition of existing restrooms on Floors 12, 11, 10 and 9) on Floors 12, 11, 10 and 9.

(v)                                 Added Hold Space.  In the event that Tenant elects to lease any Hold Space pursuant to Section 1.6 of the Lease, Landlord shall complete the demolition and removal of existing tenant improvements (so as to return each such floor to core and shell condition in accordance with and to the extent provided in the South Tower Increment Background Plans for any such Added Hold Space) (as well as demolition of any existing Restrooms) in such Added Hold Space.

(b)           Asbestos Abatement.

(i)                                     If and to the extent such work has not already been performed as of the date hereof, as part of the South Tower Base Building Work for each Increment of Space (and each portion of each Increment of Space), Landlord shall, prior to the Delivery Date for each Increment of Space cause all ACM in such Increment of Space to be abated in accordance with Landlord’s Asbestos Abatement Plan (defined in this Section 1(b)(i), below) (or, subject to subparagraph (b)(ii) below, if and to the extent Landlord’s Asbestos Abatement Plan calls for enclosure and/or encapsulation of ACM in particular locations, to be enclosed and/or encapsulated) in accordance with Landlord’s Asbestos Abatement Plan, the ACM Scope and all applicable Laws such that following such abatement, no ACM shall remain in the applicable Increment of Space  (or Added Hold Space) other than ACM enclosed and/or encapsulated in accordance with Landlord’s Asbestos Abatement (c) Plan (and residual airborne ACM (“Permissible Residual ACM”) at levels which are permissible (and do not require abatement) under either applicable Laws or Landlord’s Asbestos Abatement Plan) (such work to be so performed is referred to herein as the “South Tower ACM Abatement Work”).  For purposes of this work Letter, as to any particular portion of the Premises with respect to which ACM is to be abated therefrom following the Effective Date, “ACM Scope” shall mean (i) removal and disposal of all accessible ACM and ACM fireproofing from the following south Tower floor core areas: toilet rooms, janitor’s rooms, telephone rooms, storage/vending rooms, freight lobbies and passenger lobbies, (ii)  removal of fireproofing from the South Tower floor decking, I-bearns, spandrel beams, cross bracing and interior columns, (iii) removal of al ACM floor tile and mastic, all carpet glue containing ACM and all TSI piping and elbow material, (iv) installation of perimeter sheet metal panels at the void between existing columns at the window pockets (where the ACM cannot feasible be removed) and (v) compliance with the requirements of Attachment I-B(1) attached hereto (entitled  “Project Closeout”, “Work Area Clearance” and “Removal of Asbestos-containing Materials”.

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(ii)                                  In addition, prior to the Delivery Date for each Increment of Space, Landlord shall provide Tenant with an asbestos abatement report (“South Tower Asbestos Abatement Report”) in form and substance consistent with customary commercial practices, which report shall state the locations (the “Known Encapsulation/Enclosure Areas”) of any ACM in such Increment of Space that has been enclosed or encapsulated in accordance with Landlord’s Asbestos Abatement Plan.  As used herein, “Landlord’s Asbestos Abatement Plan” is that certain asbestos abatement plan in effect from time to time and available for review by Tenant at the Project Management Office; provided, however, that in all cases of South Tower ACM Abatement Work, Landlord’s Asbestos Abatement Plan shall mean, at a minimum: (A) removal of all ACM from the ceiling and exposed interior core columns, (B) enclosure of all ACM contained on window columns and (C) encapsulation of all ACM located under or behind the perimeter HVAC induction units.  Those areas of each floor of the South Tower Premises where, pursuant to Landlord’s ACM Abatement Plan, ACM (other than Permissible Residual ACM) shall remain (in an enclosed or encapsulated state) are:  (1) the exterior window columns described in clause (B) of the preceding sentence, (2) under and/or behind the perimeter HVAC induction units, (3) behind core walls, (4) on the interior side of all beams running through the stairwells, elevator shafts and the main air/mechanical shafts and (5) on the outer aspect of the spandrel beams (collectively, “South Tower Known Encapsulation/Enclosure Areas”).

(c)           Base Building/Systems and Equipment.

Subject to the provisions hereof, as part of the South Tower Base Building Work, for each Increment of Space, Landlord shall, on or before the applicable Commencement Date (subject to Sections 1.1.1) and cause the following items to be in place in and about such Increment of Space, and as appropriate, in and about the South Tower (all of which shall be considered part of the South Tower Base Building Work).  In addition, where such items are within (or are intended to service) a particular Increment of Space and are intended to operate or function in a particular manner, such items shall be placed in good working condition.

(i)                                     South Tower Shell.             The South Tower shell and exterior, including perimeter window frames, seals, mullions and glazing in good condition.

(ii)                                  South Tower Core.              The South Tower core, including, without limitation, mechanical, electrical, fire sprinkler, plumbing, and/or life-safety systems in accordance with applicable Codes (defined in Section 2, below) and as required for connection of Tenant’s distribution in such Increment of Space.

(iii)                               Drywall. Drywall (fire taped, unpainted and ready for paint) at core and perimeter walls and columns and in conformance with applicable fire ratings.

(iv)                              Doors.    Project standard door, frame and hardware assemblies at core locations including stairwells, restrooms, and electrical, telephone, mechanical, and janitorial rooms (“Core Service Rooms”). The Core Service Rooms shall have concrete or finished floors (per Project Standards) and lighting and convenience electrical power as specified in the South Tower Increment Background Plans for each Increment of Space.

(v)                                 Public Access.     Public stairwells and associated legal paths of egress shall be as required under the Codes, and shall be delivered clean and well lighted.

(vi)                              Core Electrical Rooms.      Core electrical rooms shall be complete with all required feeders, transformers, panels, and associated equipment as required to provide electrical service in accordance with the Lease, suitable for distribution by Tenant within such Increment of Space.  Each floor of such Increment of Space shall have at least two (2) 277/480 volt, 42 circuit and two (2) 120/208 volt, 42 circuit panelboards and one (1) 75 KVA transformer in good working condition to provide service on such floor; provided, however, that Landlord shall not demolish (and shall leave in place) any additional panels or transformers located in or about such Increment of Space.

(vii)                           Fire Sprinkler System.      Primary fire sprinkler system consisting of main piping, control valves, and lateral piping and sprinkler heads as required to meet Codes for an unoccupied premises and capable of accommodating Tenant’s distribution within such Increment of Space, subject to the terms of Section 2, below.

(viii)                        Fire/Life Safety System.    Life safety systems as required by applicable building codes on a core only basis, including all required exit signs; alarm and communication systems within the janitor’s closet, telephone and electrical rooms, service elevator lobby area, stairwells, toilet rooms; life safety terminal cabinets, with terminal cabinets ready for book-up by Tenant; and electrical power necessary for Tenant’s strobes, speakers and smoke detectors, etc. to the extent the quantity of such devices is consistent with that found in tenant spaces in Comparable Buildings.

SOUTH TOWER
BASE BUILDING
WORK

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(ix)                                Floors.   Concrete floors, level to one-quarter (1/4) inch variation per ten linear feet on a non-cumulative basis (the “Level Standard”), prepared to accept installation of standard tenant improvement floor finishes without further treatment (and areas of significant damage to the floor shall be patched so as to prepare such areas to accept standard tenant improvement floor finishes).  Subject to the provisions of this subparagraph, if Tenant shall, during its inspection of an Increment of Space (or Added Hold Space or Expansion Space) identify any areas of any concrete floor within such Increment of Space (or Added Hold Space or Expansion Space) with significant, material deviations from the Level Standard, and if Tenant shall within ten (10) days following the Delivery Date for such Increment of Space (or Expansion Space) correctly notify Landlord in writing of the existence of such material variation (a “Floor Variation Notice”), then Landlord shall, at Landlord’s expense, perform the work necessary to cause such concrete floor in such area to be leveled to a standard of one-quarter (1/4) inch variation per twenty feet (the “Floor Leveling Work”).  Notwithstanding any provision of the Lease or this Work Letter to the contrary, Tenant’s failure to deliver a Floor Variation Notice for a particular Increment of Space (or any such significant material variation contained therein) within such ten (10) day period shall automatically and conclusively be deemed to be a waiver by Tenant of any further rights of Tenant under this subparagraph (ix) with respect to such Increment of Space; provided, however, that notwithstanding the above, if Tenant shall deliver a Floor Variation Notice after such ten (10) day period notifying Landlord: (a) of the presence of an area (or areas) of any concrete floor within any Increment of Space (or Expansion Space) where there is a significant, material deviation from the Level Standard and (b) that such materially deviation will unreasonably interfere with Tenant’s construction or installation of its Tenant Improvements in such Increment of Space (or Expansion Space), then Landlord shall, at Landlord’s expense, within a commercially reasonable time after Landlord’s receipt of such Floor Variation Notice, perform the Floor Leveling Work with respect to such area and, except to the extent that Landlord does not perform such Floor Leveling Work within a commercially reasonable time following Landlord’s receipt of such Floor Leveling Notice, no Commencement Date Delay shall be deemed to have occurred and Landlord shall not be responsible for any increased construction or other costs incurred by Tenant with respect to such Tenant Improvements Increment (or Expansion Space Improvements) as a result of Landlord’s performance of the Floor Leveling Work in such Increment of Space (or Expansion Space).

(x)                                   HVAC Interior Systems.   Multiple supply air ducts within such increment of Space, capable of supplying cooled and heated air to tenant space; supply and return air for elevator lobby; and supply and exhaust air for toilet rooms.  Pneumatic control loop around core for control of tenant spaces.

(xi)                                Common Elevator Lobbies.  Common elevator lobbies for each floor within such Increment of Space, including finished elevator doors, emergency egress signage, Braille floor numbering signs, call lanterns, call buttons fire alarm devices, and fire department connections.

(xii)                             Restrooms.  Mens’ and Womens’ restrooms on each floor of such Increment of Space completed in accordance with those certain restroom renovation drawings and specification for Floor 44 of the South Tower (a copy of which Tenant acknowledges has been provided to Tenant) (“Standard Restroom Plans”), with plumbing fixtures, ceramic tile floors, recessed accessories, partitions/dividers, ceiling and lighting, and running warm and cold water, all modified to provide for full compliance with all applicable Codes; provided, however, that Landlord reserves the right to substitute (for purposes of the Standard Restroom Plan) finishes and/or fixtures and other equipment of equal or greater quality than that shown on the Standard Restroom Plans delivered to Tenant.

(xiii)                          Exit Signage.        Illuminated exit signage at stairwells and elevator lobbies (with not less than two (2) power sources for each exit sign) and otherwise as required for compliance with all applicable Codes for an unoccupied premises.

(xiv)                         HVAC Induction Units.  For all portions of such Increment of Space with HVAC perimeter induction units, the HVAC perimeter induction units shall be in good working order.  In addition to the foregoing (for those portions of any Increment of Space not intended to be served by the HVAC perimeter induction units), the internal space HVAC system, inclusive of control loops and control systems, shall be in good working order.

(xv)                            Telecommunications.  As to such Increment of Space, telecommunications riser capacity reasonably sufficient and available for normal office tenant telecommunications cable use (without further charge by Landlord) from the MPOE (minimum point of entry) as to the South Tower to the main telephone terminal located in the telephone/electrical room on each floor of such Increment of Space and available for branching by Tenant of lines throughout such Increment of Space.

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(xvi)                         Window Coverings.  Window coverings for each floor within each Increment of Space of the type specified in the Specifications (Schedule 2).  Notwithstanding any provision to the contrary contained in the Work Letter or this Schedule to the contrary, Tenant acknowledges and agrees that Landlord shall not be required to install the window coverings until after Tenant has finished construction of all partitions (and related work) but not before the installation of Tenant’s floor finishes within a particular Increment of Space and Landlord’s work with respect to window coverings may proceed without interference or the possibility of a claim of Landlord Delay.

(xvii)                      Core Service Room Signage.  All Base Building core service rooms shall contain such signage as is required by all applicable Laws.

2.             Compliance with Law.

For each increment of Space (and any Added Hold Space) located in the South Tower, the South Tower Base Building, as constructed by Landlord, shall be in compliance with applicable building codes, life-fire safety codes, physical disability codes, and other applicable laws (collectively, “Codes”) applicable to the South Tower Base Building Work, to the extent that such compliance is required (or would be required) to comply with Codes in effect (and as enforced) (for unoccupied space, without tenant improvements) as of the date of Substantial Completion of the Tenant Improvements in each such Increment of Space (or Added Hold Space) (or the Commencement Date for such Increment of Space, whichever date is earlier) as required to obtain a certificate of occupancy, a temporary certificate of occupancy, or any writing permitting legal occupancy of such Increment of Space by Tenant; provided, however, that (with respect to any obligation of Landlord for compliance with Codes or Laws set forth in this Work Letter) Landlord may utilize any exemptions, variances and/or grandfather provisions contained in any Code to effect compliance therewith; provided, further, however, that to the extent that Landlord utilizes any such exemptions, variances and/or grandfather provisions to effect compliance with Codes applicable to the South Tower Base Building Work in any Increment of Space (or Added Hold Space), and Tenant is, in the future, required to perform remedial work (because Tenant is going to make subsequent Alterations or repairs, or because of a governmental requirement) with respect to any of the South Tower Base Building Work (“Remedial South Tower Base Building Work”) in such Increment of Space (or Added Hold Space) in order to comply with applicable Codes  which were in effect as of the date of Substantial Completion of the Tenant Improvements in such Increment of Space (or Added Hold Space), and which Tenant would not otherwise have been required to perform but for the use by Landlord of such exemptions, variances and/or grandfather provisions, Landlord shall, at Landlord’s election, (a) perform such Remedial South Tower  Base Building Work or (b) reimburse Tenant (after receipt of reasonably detailed invoices therefor) for Tenant’s reasonable, out-of-pocket costs incurred in performing such Remedial South Tower Base Building Work.  In addition, Landlord shall, at Landlord’s expense, perform any modifications required to the vertical penetrations in the South Tower core and in the South Tower Base Building and Common Areas on floors of the South Tower on which any Increment of Space in the South Tower Premises is located, to the extent such modifications are required to obtain a certificate of occupancy, a temporary certificate of occupancy, or its equivalent for each such Increment of Space as of the date of Substantial Completion of the Tenant Improvements in such Increment of Space.  Landlord shall not be required to make upright any fire sprinkler heads or to replace any elevator fire doors removed by Tenant.

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SCHEDULE 1-C TO EXHIBIT C

Minimum Base Building Work

1.                                      All Space.

As to each Increment of Space and all Added Hold Space, “Minimum Base Building Work” shall mean (a) all South Tower ACM Abatement Work (as to the South Tower Space in question) and all Plaza Building ACM Abatement Work (as to all Plaza Building Space), and (b) demolition of existing tenant improvements in the Increment of Space (or Added Hold Space) in question substantially in accordance with the Background Plans for such space.

2.                                      Restroom Renovation.

With respect to the First Increment Office Space only, Minimum Base Building Work shall also include the renovation of the restrooms with respect to all floors (other than Floor 16) within such First Increment Office Space described in Section (c)(xii) of Schedule 1-B attached to the Work Letter.

3.                                      Specific Exceptions to Minimum Base Building Work.

Notwithstanding any provision of the Lease, the Work Letter or this Schedule to the contrary, Minimum Base Building Work shall specifically not include any of the following:

(a)                                  Except as provided in Paragraph 2 above, any Restroom Renovation;

(b)                                 Window covering installation (subject to the provisions of Schedule 1-B Section 1(c)(xvi) and Schedule 1-D Section 1(c)(xvii)); and

(c)                                  Closure of any stairwell openings on floors within any such Increment of Space deemed unnecessary by Tenant.  Stairwell openings will be closed unless Tenant notifies Landlord that it desires to keep one or more open stairwells prior to the Delivery Date with respect thereto.

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SCHEDULE 1-D TO EXHIBIT C

PLAZA BUILDING BASE BUILDING

1.                                      Base Building Work.

With respect to the Plaza Building Space, Landlord shall perform the following work in a first class manner and in accordance with Section 2 hereof (the “Plaza Building Base Building Work”) with respect to the Plaza Building Space:

(a)                                  Demolition Work in the Plaza Building Space.  Landlord shall complete the demolition and removal of existing improvements in the Plaza Building Space (so as to return the Plaza Building Space to core and shell condition in accordance with and to the extent provided in the Plaza Building Space Background Plans).

(b)                                 Asbestos Abatement.

(i)                                     Landlord shall, prior to the Plaza Building Delivery Date, cause all ACM in the Plaza Building Space to be abated (or, subject to subparagraph (b)(ii) below, if and to the extent Landlord’s Asbestos Abatement Plan calls for enclosure or encapsulation of ACM in particular locations, to be enclosed and/or encapsulated) in accordance with Landlord’s Asbestos Abatement Plan, and all applicable Laws such that following such abatement, no ACM shall remain in or about the Plaza Building Space other than Permissible Residual ACM or ACM enclosed or encapsulated in accordance with Landlord’s Asbestos Abatement Plan.  Landlord’s Asbestos Abatement Plan shall (A) be consistent with the ACM Scope for the South Tower Premises set forth in Schedule 1-B (to the extent, such standards would be applicable under ACM abatement best practices, taking into account the differences in the nature of the Plaza Building Space and the differences, if any, in the location of the ACM in the Plaza Building Space with all areas of ACM selected for enclosure and/or encapsulation to be selected on a basis consistent with such selection under the South Tower Asbestos Abatement Plan and the ACM Scope and (B) to the extent applicable to conditions and/or ACM locations which are not comparable to that found in the South Tower Premises, shall reflect the same level of best ACM industry and compliance with Laws as is provided the ACM Scope.  Landlord shall identify with precision All Known Encapsulation/Enclosure Areas in (as with respect to) the Plaza Building Space (the “Plaza Building Space Known Encapsulation/Enclosure Areas”) in a written notice (“Known ACM Areas Notice”) delivered to Tenant not later than thirty (30) days prior to the Delivery Date for the Plaza Building Space.

(ii)                                  In addition, prior to the date that is thirty (30) days prior to the Plaza Building Space Delivery Date, Landlord shall provide Tenant with (in addition to the Known ACM Areas Notice) an asbestos abatement report (the “Plaza Building Asbestos Abatement Report”) in form and substance consistent with customary commercial practices, which report shall state in reasonable detail the location of any ACM in or adjacent to the Plaza Building Space that has been encapsulated in accordance with Landlord’s Asbestos Abatement Plan (and which shall be consistent with the Known ACM Area Notice).

(c)                                  Base Building/Systems and Equipment.  As part of the Plaza Building Base Building Work, Landlord shall cause the Plaza Building Space to have the following items in place in and about the Plaza Building Space; In addition, where such items are within the Plaza Building and are intended to operate or functions in a particular manner, such items shall be placed in good working condition.

(i)                                     Plaza Building Shell.  The Plaza Building shell and exterior, including perimeter window frames, seals, mullions and glazing in good condition.

(ii)                                  Demising Walls.  All walls and all other alterations required to demise the Plaza Building Space, which shall, where applicable, will include slab to slab metal studs with rated, double dry wall or drywall as required by applicable Codes.

(iii)                               Plaza Building Core Areas.  The Plaza Building core areas, including, without limitation, mechanical, electrical, fire sprinkler, plumbing, and/or life-safety systems in accordance with applicable Codes and as required for connection of Tenant’s distribution within the Plaza Building Space.

(iv)                              Drywall.  Drywall (fire taped, unpainted and ready for paint) at core, demising and perimeter walls and columns and in conformance with applicable fire ratings.

(v)                                 Doors.  Project standard door, frame and hardware assemblies at core locations including stairwells, restrooms, and electrical, telephone, mechanical, and janitorial rooms (“Core Service Rooms”), and leading from the interior of the Plaza Building Space directly to the outside Plaza Area.

(vi)                              Core Service Room.  The Core Service Rooms shall have concrete or finished floors (per Project Standards) and lighting and convenience electrical power.

(vii)                           Public Access.  Public stairwells and associated legal paths of egress shall be as required under the Codes, and shall be delivered clean, well lighted and with a fresh coat of paint.

(viii)                        Core Electrical Rooms.  The common core electrical room shall be complete with all required feeders, transformers, panels, and associated equipment as required to provide electrical service in accordance with the Lease, suitable for distribution by Tenant within the Plaza Building Space.  The common core

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electrical room shall have 277/480 volt panelboards and 120/208 volt panelboards.  Emergency power will be available to provide for Code required lighting.

(ix)                                Fire Sprinkler System.  Primary fire sprinkler system consisting of main piping, control valves, and lateral piping and sprinkler heads as required to meet Codes for an unoccupied premises and capable of accommodating Tenant’s distribution within the Plaza Building Space, subject to the terms of Section 2, below.

(x)                                   Fire/Life Safety System.  Life safety systems as required by applicable building codes on a core only basis, including all required exit signs; alarm and communication systems within the telephone and electrical rooms, stairwells, toilet rooms; life safety terminal cabinets, which terminal cabinets shall be ready for hook-up by tenant; and electrical power necessary for tenant’s strobes, speakers and smoke detectors, etc. to the extent the quantity of such devices is consistent with that found in tenant spaces in Comparable Buildings.

(xi)                                Floors.  Concrete floors level to within one-quarter (1/4) inch variation per ten (10) linear feet on a non-cumulative basis, prepared to accept installation of normal tenant improvement floor finishes without further treatment (except that areas of significant damage to the floor shall be patched so as to prepare such areas to accept normal tenant improvement floor finishes); provided, however, that Tenant acknowledges that (a) in all cases Landlord shall be permitted to leave in place (and shall not be required to perform any floor leveling work with respect to those portions of the Plaza Building Space which are currently covered with granite floor covering and (b) following demolition of the other floor coverings in the Plaza Building Space (other than the granite floor covering), there shall remain a difference in floor level between the area covered by the granite floor and all other areas, which difference in level Tenant agrees to accept (and to not require work by Landlord to equalize).

(xii)                             HVAC.  Existing air-conditioning unit AC-87 supplied cooling to the Plaza Level northeast portion branch bank space.  Unit has a maximum air handling capacity of 26,700 cfm and nominal 90 tons of cooling capacity.  Unit includes supply fan, chilled water cooling coil, and 85% efficiency filters.  Additionally, the ventilation outside air has charcoal filters for removal of pollutants in the ventilation air.  Heating is by hot water reheat coils in the tenant furnished terminal air units.  Source of hot water is building heating hot water boilers.  Hot water supply and return pipes are provided within the tenant space.  Main supply air ducts are existing in the space.  Control is pneumatic.

(xiii)                          Restrooms.  Restrooms shall not be part of the Plaza Building Base Work; Tenant has agreed to construct necessary restrooms within its Plaza Building Space as part of its Tenant Improvements therein.

(xiv)                         Exit Signage.  Illuminated exit signage at stairwells (with not less than two (2) power sources for each exit sign) and otherwise as required for compliance with all applicable Codes for an unoccupied premises.

(xv)                            Telecommunications.  As to the Plaza Building Space, telecommunications riser capacity reasonably sufficient and available for Tenant’s telecommunications cable use (in accordance with SBC standards and without further charge by Landlord) from the MPOE (minimum point of entry) to the main telephone terminal locations in the Plaza Building Space and available for branching by Tenant of lines throughout the Plaza Building Space.

(xvi)                         Entry Doors.  Double door glass entry doors conforming to the specifications for the adjacent Plaza Building’s entry doors.

(xvii)                      Window Coverings.  Window coverings for the Plaza Building Space of the type specified in the Specifications (Schedule 2).  Notwithstanding any provision to the contrary contained in the Work Letter on this Schedule to the contrary, Landlord shall not be required to install the window coverings until after Tenant has finished construction of all partitions (and related work), but not before the installation of Tenant’s floor finishes within the Plaza Building Space, and Landlord’s work with respect to window coverings may proceed without interference or the possibility of a claim of Landlord Delay.

2.                                       Compliance with Law.

The Plaza Building Space, as constructed by Landlord, shall be in compliance with applicable Codes applicable to the Plaza Building Base Building Work, to the extent that such compliance is required (or would be required) to comply with Codes (for unoccupied space, without tenant improvements) in effect (and as enforced) as of the date of Substantial Completion of the Plaza Building Tenant Improvements (or the Commencement Date therefore, if earlier) as required to obtain a certificate of occupancy, a temporary certificate of occupancy or any writing permitting legal occupancy of such Plaza Building Space by Tenant; provided, however, that (with respect to any obligation of Landlord for compliance with Codes or Laws set forth in this Work Letter) Landlord may utilize any exemptions, variances and/or grandfather provisions contained in any Code to effect compliance therewith; provided, further, however, that to the extent that Landlord utilizes any such exemptions, variances and/or grandfather provisions to effect compliance with Codes applicable to the Plaza Building Base Building Work, and Tenant is, in the future, required to perform remedial work (because Tenant is going to make subsequent Alterations or repairs or because of a government requirement) with respect to any of the Plaza Building Base Building Work (“Remedial Plaza Building Base Building Work”) in the Plaza Building Space in order to comply with applicable Codes which were in effect as of the date of Substantial Completion of the Plaza Building Tenant Improvements, and which Tenant would not otherwise have been required to perform but for the use by Landlord of such exemptions, variances and/or grandfather provisions, Landlord shall, at Landlord’s election, (a) perform such Remedial Plaza Building Base Building Work or (b) reimburse Tenant (after receipt of reasonably detailed invoices therefor) for Tenant’s reasonable, out-of-pocket costs incurred in performing such Remedial Plaza Building Base

PLAZA BUILDING
BASE BUILDING

2

Building Work.  In addition, Landlord shall, at Landlord’s expense, perform any modifications required to the vertical penetrations in the Plaza Building and in the Plaza Building Base Building and Common Areas on the ground floor of the Plaza Building, to the extent such modifications are required to obtain a certificate of occupancy, a temporary certificate of occupancy, or its equivalent for the Plaza Building Space as of the date of Substantial Completion of the Plaza Building Tenant Improvements.  Landlord shall not be required to make upright any fire sprinkler heads or to replace any elevator fire doors removed by Tenant.

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SCHEDULE 2 TO EXHIBIT C

TENANT IMPROVEMENT SPECIFICATIONS

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Thomas Properties Group, LLC

TENANT IMPROVEMENT SPECIFICATIONS

FOR THE SOUTH TOWER

CAUTION — ARCO Plaza contains asbestos.  Any work, which may come in contact with asbestos, must be coordinated through the Office of the Building.  An independent air monitoring company and a building approved asbestos removal contractor must be present during all work in asbestos-containing areas.

1.               Demising Partition

1.               2 1/2" – 25 gauge metal studs at 24" on center from floor slab to slab above.

2.               5/8" drywall.  One layer on each side.

3.               1 1/2" batt insulation between studs (R-8 rated).

4.               Partition taped, mudded, and sanded smooth to receive paint or wall covering (three-coat application).

5.               Partition to be fire taped to underside of ceiling to slab above.

6.               All demising walls will need access opening for return air.  Contractor shall frame as required.  Air flow quantities through the return air openings/sound traps should include all air that must get to the main R.A. shafts and be sized at 500 F.P.M. free area.

7.               All return air openings will have a sound trap supplied and installed by the HVAC contractor.

2.               Interior Partition

1.               2 1/2" - 25 gauge metal studs at 24" on centers.

2.               5/8" drywall.  One layer on each side.

3.               Partition taped and sanded smooth to receive paint or wall covering.

4.               Height from floor slabs to ceiling grid approximately 8'-10".  Floors 13, 37, 49, 50 & 51 are higher.

5.               Partitions to be diagonally braced per code.

6.               Any partition that butts into the exterior window walls must be finished on the side that meets the window glass to match the existing dark anodized aluminum window mullions.

3.               Corridor and Interior Door Assembly

1.               3' x full height x 1 3/4" solid core white oak rift cut door, 20-minute fire rating (UL labeled).  Landlord shall permit in “back of the house” areas (which are not expected to be used for public traffic or for normal customer contact) “p-lam” doors to be substituted for Building Standard doors.

2.               3' x full height anodized bronze frame.  Western Integrated Materials, Inc., 9859 E. Alpac, South El Monte, CA 91733, (818) 443-0715 with 20 minute fire rating (UL labeled).

3.               HINGES Two pair of 4 1/2" x 4" ball bearing butt hinges.  McKinney #TA 2731, 613 finish Interior door hinges to be two pair 4 1/2" x 4" McKinney #T-2731, 613 finish.

4.               ENTRY LOCK SET to be SCHLAGE #L9453, lever 06, finish 613.

5.               INTERIOR LOCKSETS to be SCHLAGE L9050, 613 finish, lever 06, 3 3/4" backset.

6.               LOCK KEYWAYS to be: (SCHLAGE)

7.               FIRE EXIT STAIRWAY DOOR LOCKSETS to be SCHLAGE L9060, 613 finish, lever 06.

8.               LATCHSETS to be SCHLAGE L9010, 613 finish, lever.

9.               Restroom doors to have SCHLAGE L9060 LOCKSET, 613 finish, lever 06.

10.         DOOR CLOSERS to be LCN 4040 smoothie, 613 finish.  DOOR CLOSERS for handicap doors to be LCN 4041 smoothie, 613 finish.

11.         Door stop. Quality #331 ES, 10B finish.

12.         The BUILDING LOCKSMITH will do all keying of lock cylinders.  Contractor must have all lock cylinders and key/tenant drawing information in the hands of the building locksmith at least 10 working days prior to move in of tenants.

4.               Magnetically Held Doors (which form part of the fire rated existing corridors)

Revised November 18, 2003

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1.               All magnetically held doors throughout the entire tenant space must release when any alarm device is activated on the floor.  All doors held open by magnetic devices shall be acceptance tested by AHJ.  Fire exit doors along the egress path of travel, require special attention to this detail.

2.               Contractor responsible for furnishing and installing wiring, conduit and boxes required for item 1 above and shall coordinate the door closure with the Building’s Fire Alarm contractor.  Door holders shall be suitable for connection with the base building fire alarm system.

5.               Ceiling System

1.               Donn Fineline with Armstrong Cirrus Travertone #9760 24" x 24" tiles.

2.               Hard Ceilings:
Hard Ceilings may not be installed without written permission from the Office of the Building.

3.               Access doors are required at all Damper Motors, VAV boxes, Fire Life Safety junction boxes, A/C duct access doors, duct damper handles, etc.

If Hard Ceilings are approved by the Office of the Building, all mechanical or electrical equipment including mixing dampers, VAV boxes, electrical junction boxes, Life Safety Speakers, etc. must be moved out of the area above the Hard Ceiling or access doors must be installed at all of the above mentioned locations.

The Office of the Building must inspect all areas above the Hard Ceiling area before any Hard Ceiling areas can be installed.

6.               Painting

1.               Flat finish interior latex paint by Sinclair Colors to be selected from Building Standards.

2.               All paints and stain must be water-based materials only.

3.               All painting is to be done after normal business hours to contain odors.  Prior written approval by the Owner will be required to paint during normal business hours.

7.               Wall Base

1.               4" vinyl base (Roppe or Burke).

2.               Colors to be selected from Building Standards.

8.               Floor Covering (Building Standard)

1.               Vinyl composition tile 3/22" Axrock or Kentile.

2.               Carpet - Bentley Winchester 32 oz.  Ultron 3D Premium yarn either glue down or padding.

3.               Color to be selected from Owner’s standard samples.

4.               It is strongly suggested that Carpet Tiles be used over the Walker Duct areas to allow for access.

9.               Window Coverings

1.               Roller Shades –

a.               Screencloth – 3G Mermet, Super twill 300, Charcoal - Pewter

b.              Mechanism/Clutch – Nysan Chain Operator, lift assist, stainless steel chain

10.         Glass Sections and Sidelights

1.               Use Western Integrated Materials, Inc.  Part numbers 315–1 through 315–7 x, as needed.  All glass to be safety glass per code.

11.         Lighting Fixtures

1.               Building Standard Fluorescent Fixtures:

a.               2' x 4' recessed fixture with 3" high, 18 cell, low iridescent, diffuse parabolic louver; with two or three F32T8, 3500 degree K lamps, CRI 90 or higher; electronic ballast with 10% THD.  Metalux Cat. No. 2EP3S (2 or 3) 32T8S361EB or equivalent products of Columbia, Lightolier or Lithonia.

b.              2'x2' recessed fixture with 3" high, 9 cell, low iridescent diffuse parabolic louver; with two or three F32T8-U6, 3500 degree K lamps, CRI 90 or higher; electronic ballast with 10% THD.

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Metalux Cat. No. 2EP3SX (2 or 3) U6T8S33IEB or equivalent products of Columbia, Lightolier or Lithonia.

c.               Compact fluorescent recessed downlight with 7-3/8 inch aperture, 32 watt triple fluorescent lamp and electronic ballast.  Halo No. C7032-7050 or equivalent products of Lightolier or Lithonia.

d.              Compact fluorescent recessed wall wash fixture with 7-3/8 inch aperture, 32 watt triple fluorescent lamp and electronic ballast.  Halo No. C7032-7010 or equivalent products of Lightolier or Lithonia.

2.               Emergency lighting shall be provided as required by code and connected to building emergency circuits.

3.               Non-standard fluorescent fixtures shall have T-8 lamps and electronic ballasts.  The building is not responsible for maintaining non-standard lighting or replacing lamps in non-standard fixtures.

4.               Where 2'x4' recessed building standard fixtures are visible from outside the building, they shall be placed with the four foot dimension in the east-west direction.

5.               Building standard exit signs shall be Lithonia Precise, edge lighted, with 6-inch high green letters on clear background, LED lamps, two-circuit for connection to building normal and emergency power systems.

12.         Light Switching

1.               Lighting in all areas shall be controlled by occupancy sensors.  Wall mounted sensors shall be Novitas #01-400 single or dual level; ceiling mounted sensors shall be Novitas of the required type.

13.         Receptacle and Telephone Outlets

1.               Duplex wall receptacles shall be 20 amp, 120 volt, NEMA 5-20R, Leviton No. 16362-HGW, white decora with white plastic plate.

2.               Pedestal service fittings on cellular decking system shall be Wiremold of the desired configuration.

3.               Receptacles shall be installed in 4/S box, minimum size.

4.               Telephone outlets shall be installed in minimum 4/S box with EMT conduit, 3/4 inch minimum size, up to ceiling space.  Cover plates shall be white plastic.

14.         Electrical Wiring System

1.               All wiring shall be installed in code-approved conduit system, except that wiring for recessed lighting in demountable ceilings may be relocatable, plug-in type of a manufacturer approved by the building.

2.               Conduit installed above demountable ceilings shall be supported independent from the ceiling system.

3.               New panelboards and transformers if required shall be G.E. to match existing.

4.               Existing cellular decking system may be used for tenant power and telephone wiring if desired.

5.               No tenant electrical or telephone equipment can be installed in building electrical or telephone rooms.

6.               No tenant equipment other than required emergency lighting and exit signs can be connected to the building emergency system.

15.         Fire Alarm System Additions shall be Pyrotronics equipment and installed by the building approved contractor.  All fire alarm wiring shall be installed in conduit, except that wiring for speakers and strobes may be installed with approved plenum rated cable.

16.         Power Metering

1.               Power for all over-standard equipment such as computers, telephone switches, supplementary air condition, food service equipment, etc., shall be separately metered by the Tenant.

2.               Meters shall be E-MON D-MON with meters located in the building electrical room.

17.         HVAC Tenant Design Criteria

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1.               General:  The design of the tenant HVAC system shall comply with the Uniform Building code as amended by the City of Los Angeles, City of Los Angeles Fire Code, California Title 24 Energy Conservation Code for office buildings and other applicable codes and industrial safety orders.

2.               Tenant Zones – (Typical Floors excluding Ground Floor):

a.               Private offices and open office areas are not to be connected to the same zone.  Applicable to interior zones.

b.              If there is a high heat loan for a room, it shall have a separate zone and a supplementary cooling system, if needed.

c.               Lunch rooms, pantry and coffee rooms shall have separate zones and ducted exhaust.

d.              Do not locate acoustically sensitive areas next to duct shafts or elevator.

3.               Design Conditions:

		Summer	Winter
a.	Outside Dry Bulb:	99°F	41°F
	Outside Wet Bulb:	72°F	—
	Inside Dry Bulb:	75°F	70°F
	Inside Relative Humidity:	30%-60%	30%-60%
	Mean Daily Range:	21°F	—

b.              Minimum Ventilation: Per ASHRAE Standard 62-1989 or 15.0 CFM/100 square feet, whichever is higher.

c.               Maximum Air Supply: Maximum average air supply rate of 0.8 CFM/square foot of conditioned space in interior zones.

4.               Interior Loads:

a.               Lights:  1.5 watts/square foot maximum.  1.2 watts/square foot average.

b.              Miscellaneous Equipment:  Maximum continuous heat output equal to 2.0 watts/square foot (6.6 BTU/square foot of conditioned space.)

c.               People:  150 square feet/person.

5.               Air Handling System:

a.               Perimeter zones of building – induction units: Each unit with a thermostatically controlled valve for cooling and heating control.  Ventilation outdoor air to these units is from the primary air system.  Induction units will provide cooling and heating to offset solar, transmission, lighting, power and people load for a perimeter zone depth of 15 feet maximum.

b.              Interior zones of building: Multiple central station air handler units located in mechanical equipment floors.  Each unit has duct riser serving multiple floors.  Total of five riser outlets per floor.  Tenant HVAC designer to ensure uniform loading of each riser takeoff on each tenant floor.

6.               Return Air:

a.               Any room with a door, which is larger than a 4' X 6' closet, must have a Return Air grill; in exterior rooms, this must be a 1 1/2 " wide continuous slot or 2' X 2' return grills as close as possible to the windows.  In concealed-spline ceilings and lay-in tile ceilings, Return Air grills shall be 2' X 2' minimum.

b.              No rooms adjacent to the areas of the core that have main Return Air stubs or intake opening are allowed to have the walls that go slab-to-slab.  Additionally, communication, telephone, computer and data rooms are prohibited in these locations.

c.               If exterior room or interior room walls are slab-to-slab, the drywall may not go above the ceiling on the door side.  Alternatively, a Return Air opening from the room ceiling plenum to the common ceiling plenum shall be provided.  The opening shall be sized at no more than 300 fpm return air velocity.  Where an acoustical boot is required at the Return Air opening, size the boot at no more than 0.01" wg pressure loss.

18.         Mechanical Air Conditioning Specifications: Demolition and Removal

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1.               All unused or abandoned ductwork and piping within the tenant remodel areas shall be removed back to the next tap upstream and blanked off or capped.  Use sheet metal screws to secure cap and duct sealer, duct tape not allowed.  Unwanted fire dampers and other devices in re-used existing ductwork shall be removed and ductwork put back together and sealed airtight.

19.         Ductwork: Shall Be Galvanized Sheet Metal, meeting ASTM 526 64T

1.               All ducts shall be constructed and installed according to the latest “SMACNA” manual, or Chapter 10 of the Uniform Mechanical Code, whichever is the most stringent.  Ductwork downstream of terminals shall be 2" wg class.  Ductwork upstream of terminal units shall be 3" wg class.

2.               Flexible ducts:

a.                    General: Factory pre-insulated, spiral helix spring permanently bonded to an interior liner and sheathed in an exterior vapor barrier-jacket.

a.               Thermal Rating: R4 minimum

b.              Fire Rating: U.L. 181, Class I.

b.                   Low Pressure Type: Thermaflex M-KA, Johns Manville Micro-Aire J/FLX SL, Owens-Coming fiberglass Valuflex, CertainTeed flexible air duct, or Casco flex.

a.               Rating: Up to 1-1/2" w.g. positive or 1/2" w.g. negative pressure, 2,500 FPM maximum velocity.

b.              Application: Final connection to diffusers or grilles.

c.               Maximum Length: Not to exceed 7 feet.

c.                    High-Pressure Type: Johns Manville Micro-Aire J/FLX SL with high-pressure attachments; CertainTeed, Certaflex or Thermaflex M-KC.

a.               Rating: Up to 6" w.g. positive or 1-1/2" w.g. negative pressure, 4,000 FPM maximum velocity

b.              Application: Upstream connections to air terminal units.

c.               Maximum Length: Not to exceed 5 feet.

3.               Elbows for ducts with a width or 12 inches and less shall be radius type with the throat radius equal to the duct width.

4.               Ductwork Accessories:

a.                    Hardware: Ventlok or equal.

b.                   Access Doors and Panels:

c.                    Large Doors: Fabricate per SMACNA details for double wall insulated type where used in insulated systems; single wall type in non-insulated systems.

d.                   Small Doors or Panels: Same as for large doors or Ventlok, Air Balance, Inc., or United Sheet Metal pre-manufactured type with transparent vision element.

e.                    Duct Tape: Not allowed.

f.                      Duct Sealant: Tuff-Bond No. 12, United McGill Corporation “Uni-Grip” duct sealant, or equal.

g.                   Flexible Connectors: Neoprene coated glass fabric having flame spread rating of 20 and smoke development rating of 40.  Ventglas-LA or equal.  Minimum clearance 2" between metal parts.

5.               Duct Materials:

a.                    Ductwork: Galvanized sheet steel.  Use of rigid fiberglass duct is strictly prohibited.  Do not submit for approval.

b.                   Bracings, Angles, Bars and Straps: Galvanized steel.

c.                    Screws and Bolts: Cadmium plated.

d.                   Round Ductwork and Fittings: Spiral or seam welded construction, manufactured by United Sheet Metal, Peabody and Wind, Spiromatic, or approved equal.

e.                    Corrugated, Flexible Metal Duct: Strictly prohibited.

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20.         Miscellaneous HVAC Specifications

1.               All duct tape to be removed from joints and connections on existing ducts, Tuff-Bond No. 12, United McGill Corporation “Uni-Grip” duct sealant, Teledyne-105, or equivalent to be used in lieu of said duct tape, except on duct troffers connections.

2.               On existing ductwork, all joints are to be inspected and sealed with specified duct sealant if there is any indication of a leak.  Existing high-pressure access doors at the mechanical shafts to have new seals installed if existing are leaking.

3.               All hangers shot to the slab above are to be one piece construction forming a trapeze to support the duct and screwed to the duct and sealed.  Hanger wires may be used to support the duct if two 12 GA.  wires with clips are shot to slab and attached to each side of the duct with standard hanger straps.

4.               Where metal ducts are touching, insulation shall be placed between the ducts to insure against vibration and noise.

5.               Where flex duct joins the metal duct, spin-ins, or other metal fittings, these ducts shall be screwed, banded and sealed with Air-Bol, Teledyne-105 or equivalent.  Nylon bands not allowed.  Spin-ins allowed on 2" wg class ducts only.

6.               Where flex duct is hung, a larger piece of metal shall be used as a sleeve between the flex duct and the hanger strap to insure against collapsing of the flex duct.

7.               Two pieces of flex duct joined together is not acceptable.

8.               All ductwork is to be supported independently with hangers’ shot to the slab above, and no ductwork is to be supported from another duct, conduit, pipe, or other handy piece or equipment.

9.               Room thermostats to be Johnson T4002-201, two pipe, direct acting fully proportional type, and equipped with concealed set point covers.  Where 1-pipe stats were used reused mixing boxes must be converted from 1 pipe to 2-pipe operation.

10.         All a/c zone control boxes must be controlled in the NORMALLY CLOSED position.

11.         Controls contractor shall submit a control drawing for approval.  All pneumatic control lines on the floor must be connected as per the approved control drawing.

12.         Thomas Properties Group, LLC to be notified of any variance form the plans prior to construction.  Any variance from the plans are to be clearly and accurately noted on a plan and to be given to the Chief Engineer upon job completion this drawing to be marked “as-built”.

13.         For tenant auxiliary air conditioning, use air-cooled condensers or dry coolers with circulating pumps, located in mechanical equipment rooms.  Locating air-cooled condensers in ceiling space of tenant floors is not allowed.

14.         All conference rooms shall have their own zone and thermostat.

15.         Manual dampers with handles are to be provided in all supply ducts before attaching flex duct to air troffers.

16.         No combustible materials are allowed in ceiling return air plenums as per code.

17.         All supply ductwork in the ceiling plenum area is to be insulated with 2" glass fiber flexible blanket insulation with vapor barrier facing of UL rated aluminum foil scrim Kraft.  Insulation 0.75 PCF, J. M. “Microlite”.

18.         Pipe insulation is required on all chilled water; hot water and condensate drain piping.  1" thick glass fiber heavy density sectional pipe insulation with factory applied all-purpose vapor barrier jacket or equal must be used.

19.         Sufficient clearance must be left in front of all window induction air units to allow for periodic maintenance and repairs of the equipment.

21.         Linear Diffusers

1.               Ceiling supply diffusers (LD): Titus Series ML-38.  Frame to match ceiling.

2.               Ceiling return: to match supply.  Every room must have a return grille and a return air path.  Acoustic boots, where required, shall be low velocity (300 fpm maximum) and low pressure drop 0.03" wg.

22.         Return Air Exhaust Fan

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1.               Penn inline model TDA’s Zephyr’s with speed control and timer.

23.         Auxiliary Air Conditioning Units

1.               The Landlord prior to any work being started must specifically approve the use of auxiliary air conditioning units in tenant spaces.

2.               Auxiliary air conditioning units must be electrically sub-metered with a meter installed in the main electrical room.

3.               Tenant must maintain auxiliary air conditioning units at tenant’s expense with a service contract through a LA CITY Licensed HVAC contractor.

4.               Auxiliary HVAC units must have an access panel large enough for the routine service (such as filter and belt replacement) and removable access to drop the unit down per code.

5.               All ceiling hung auxiliary air conditioning units are to be provided with separate secondary condensate pans, larger than air handler unit itself, suspended independently of the air handler.  Air handler drain to drain into an indirect waste line with condensate piping sized per code and with insulation.  Secondary pan drain to spill to visible location.

6.               Cabinet: Cabinet shall be horizontal console type fabricated of continuous galvanized steel and finished with paint.  All panels shall be insulated with 1" neoprene coated glass fiber insulation.  Discharge angle shall be equipped with duct collar.  Back panel shall have a 2" filter frame with bottom filter across and be complete with duct collar.

7.               Fans: Fans shall be DWDI, forward curved, centrifugal type dynamically balanced and mounted on solid steel fan shaft.  Shaft bearings to be grease able from the exterior of the cabinet.

8.               Coils: Coils shall be of the extended surface plate fin and staggered tube type construction of 1/2" OD seamless copper tubing and rippled aluminum fins.

9.               Drain Pan: Drain pan shall be fabricated of continuous galvanized steel, insulated with closed cell insulation.

10.         Motor and Drive: Motor mount shall be a hinged type for simple belt tension adjustment and be securely fastened to unit frame.  Motor to be supplied with ball bearings.

11.         Supply air and return Air Smoke Detectors are required for all fan coil units.  All air handling devices must have automatic contorls connected to the Fire Life Safety system to enable automatic shut off upon any floor alarm.  (See Fire Alarm Section.)

12.         Auxiliary air conditioning units to have vibration isolators and seismic restraints.

13.         Do not locate return grilles close to auxiliary air-conditioning units.

24.         Air Terminal Units (VAV Boxes)

1.               The noise criteria (NC) ratings shall not be more than NC35.  The units shall be capable of 100% shut-off.

2.               Furnish and install Titus ESV-3000 or Tempmaster single duct, variable volume air distribution assemblies with attenuates and normally closed action.  Velocity controllers shall be Stafa Controls VCV 2500-300 controllers.  No reversing relays on normally open boxes will be excepted.

3.               The assemblies shall be pressure independent and shall operate between zero and the maximum catalogued CFM, at an inlet velocity of 2000 FPM, the differential static pressure for any size shall not exceed 0.15" WG for the basic assembly or .25" with factory furnished attenuates.

4.               All VAV boxes must operate NORMALLY CLOSED.

5.               All VAV boxes flexible supply duets shall not exceed five (5) feet in length and shall be one size larger than box inlet size.  Provide three diameters length of rigid straight duct; same size as box inlet size at box inlet.  Provide concentric reducer between flexible duct and rigid duct.

25.         Testing and Balancing Air Distribution Systems

1.               Contractor shall procure the services of an independent air balance and testing agency, which is a member of the Associated Air Balance Council, to balance, adjust, and test all equipment, relating to the air distribution and exhaust systems.

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2.               Perform testing and balancing in accordance with AABC National standards for field measurement and instrumentation.

3.               Balance and testing shall not begin until systems have been completed and is in full working order.

4.               Compile test data upon completion, and submit one copy of complete test data to contractor for forwarding to Office of the Building for approval.

5.               Air Balancing: Perform following tests, and balancing system in accordance with following requirements:

a.               Adjust all main supply and return air ducts to design CFM.

b.              Adjust all zones to design CFM, supply and return.

c.               Test and adjust each diffuser, grill, and register to within +/- 5% of design requirements.

d.              Modify, as needed any existing boxes for 0 minimum air, including blanking of minimum air valves as needed.

6.               Air balance reports are to be in the Chief Engineer’s office within 10 days after job completion.

26.         Piping Materials

1.               Condense Drain: Type “M” hard drawn copper tubing with wrought copper fittings.

2.               Hot & Cold Water: Type “L” hard drawn copper tubing with wrought copper fittings.

3.               Soil, Waste & Vent: No hub cast iron soil pipe and fittings.

4.               Chilled Water or condenser water: Type “L” hard drawn copper tubing with wrought copper fittings.

5.               Do not connect tenant chilled water piping to building chilled water system.  Tenant hot water reheat coil piping may be connected to building hot water system only upon Landlord approval.

27.         Values

1.               Ball Valves – 2 1/2" and Smaller: Nibco T-580-M bronze ball value, screwed.

2.               Abandoned plumbing must be removed back to the source or to where it enters the area under construction and capped.

3.               Check Values - 2" and Smaller: Nibco T413-Y bronze swing check, screwed.

28.         Piping Specialties

1.               Strainers: Muessco #11 for 2" and smaller, Muessco #751 and #752 for 2 1/2"and larger, Sarco, Bailey, Zurn, Armstrong or Muessco.

29.         Fire Sprinkler System

1.               ARCO Plaza has had its basic fire fighting water supply system upgraded to conform to current retrofit codes.  These systems were completed in 1989.

30.         Fire Extinguisher

1.               2A/40 BC rated Dry Chemical or Halon, UL Listed and rechargeable.

2.               Fire extinguisher enclosures to be semi-recessed or recessed.

31.         Plumbing

1.               Drinking Fountains – If drinking fountains are to be used on a floor, they must be HAWS Model #1118 handicap drinking fountains.

2.               All plumbing fixtures installed in the building must comply with all WATER CONSERVATION REGULATIONS.

32.         Freight Elevators

1.               All material stocking or demo removal must be coordinated between contractor and the Building Office.

2.               Freight elevator lobby doors should not be blocked at any time nor should combustibles be stored in the lobby.

3.               All large deliveries that require the use of the freight elevator (such as carpet, drywall, studs, furniture,

8

etc.) must be delivered and moved after hours.

4.               Contractor is responsible for placing “walk-off carpet mats”, keeping them wetted, in the freight elevator lobby to prevent the tracking of drywall dust in the freights and throughout other areas of the building.

5.               Contractor is responsible for cleaning up the loading dock in the area where contractor is doing any work or is loading or disposing of miscellaneous materials.

33.         Demolition and Corridor Protection

1.               Contractor to coordinate with the Office of the building on the Building requirements for demolition procedures.

2.               Contractor to coordinate through the Office of the Building for trash removal and containers.

3.               All deemed materials remain the property of the Owner.  The contractor shall provide for removal of all items or building reserves the right to keep any deemed material, such as, but not limited to, aluminum, phone and electrical wire, lead sheeting, etc.

4.               Deliver to the Owner’s designated location such items as may be salvageable.

5.               Carpet floors are to be lined with fire retardant poly and then Masonite is to be installed on all public corridor carpets from the freight elevator lobby to construction entrance points.  The sheets of Masonite are to be taped together, stopping their movement.  Floor to the restrooms must be covered.

6.               Walls of public corridors are to be covered with fire retardant poly taped from top to bottom.

7.               Freight elevator lobby entrance doors are to be covered with Masonite.

8                  A tall corridor and change in direction of the walls and corners shall be protected with poly and Masonite.

9.               No materials, tools or carts are to be stored in any public corridor, passenger elevator lobby or freight elevator lobby at any time.

10.         All public corridors, passenger elevators and freight elevator lobbies must be kept clean at all times.

11.         Contractor to supply fire extinguishers on job site while construction is in progress.

12.         When doing a complete demo, caution must be taken not to demo the existing Fire/Life Safety System devices or their conduits.

13.         Contractor to notify Chief Engineer 24 hours prior to commencement of demo, so return air filters can be installed and smoke detectors can be disabled.

14.         When a full floor is to be deemed, all passenger elevators are to be sealed with fire retardant poly and Masonite.

15.         Passenger elevators are not permitted to be used for access to or from construction floors.  If any construction workers or personnel use the passenger elevators for transportation of materials, said contractors will be banned from the Building until such time as the Owner may decide.

16.         Stairwell doors are not to be blocked open nor the operation of the magnetic door releases inhibited in any way.

17.         Prior to any demolition within your suite, please notify the Office of the Building so an all clear can be granted if hazardous materials are present, i.e., lighting ballasts, asbestos, lead.

34.         Plans

1.               At the completion of the project, provide to the Office of the Building, two (2) complete sets of blue line as-built drawings and one (1) complete set of AutoCAD .dwg (release 13 or higher) as-built files, of architectural, specifications and engineered plans.

END OF SECTION

9

Thomas Properties Group, LLC

TENANT IMPROVEMENT SPECIFICATIONS

FOR THE PLAZA BUILDING

CAUTION – ARCO Plaza contains asbestos.  Any work, which may come in contact with asbestos, must be coordinated through the Office of the Building.  An independent air monitoring company and a building approved asbestos removal contractor must be present during all work in asbestos-containing areas.

1.               Demising Partition

1.               5 1/2" - 20 gauge metal studs at 24" on center from floor slab to slab above.

2.               5/8" drywall. two layers on each side.

3.               1 1/2" batt insulation between studs (R-8 rated).

4.               Partition taped, mudded, and sanded smooth to receive paint or wall covering (three-coat application).

5.               Partition to be fire taped to underside of ceiling to slab above.

6.               All demising walls will need access opening for return air.  Contractor shall frame as required.  Air flow quantities through the return air openings/sound traps should include all air that must get to the main R.A. shafts and be sized at 500 F.P.M. free area.

7.               All return air openings will have a sound trap supplied and installed by the HVAC contractor.

2.               Interior Partition

1.               2 1/2" - 25 gauge metal studs at 24” on centers.

2.               5/8" drywall. One layer on each side.

3.               Partition taped and sanded smooth to receive paint or wall covering.

4.               Height from floor slabs to ceiling grid approximately 8'-10", Floors 13, 37, 49, 50 & 51 are higher.

5.               Partitions to be diagonally braced per code.

6.               Any partition that butts into the exterior window walls must be finished on the side that meets the window glass to match the existing dark anodized aluminum window mullions.

3.               Corridor and Interior Door Assembly

1.               3' x full height x 1 3/4" solid core white oak rift cut door, 20-minute fire rating (UL labeled).  Landlord shall permit in “back of the house” areas (which are not expected to be used for public traffic or for normal customer contact) “p-lam” doors to be substituted for Building Standard doors.

2.               3' x full height anodized bronze frame.  Western Integrated Materials, Inc., 9859 E. Alpac, South El Monte, CA 91733, (818) 443-0715 with 20 minute fire rating (UL labeled).

3.               HINGES Two pair of 4 1/2" x 4" ball bearing butt hinges.  McKinney #TA 2731, 613 finish Interior door hinges to be two pair 4 1/2" x 4" McKinney #T-2731, 613 finish.

4.               ENTRY LOCK SET to be SCHLAGE #L9453, lever 06, finish 613.

5.               INTERIOR LOCKSETS to be SCHLAGE L9050, 613 finish, lever 06, 3 3/4" backset.

6.               LOCK KEYWAYS to be: (SCHLAGE)

7.               FIRE EXIT STAIRWAY DOOR LOCKSETS to be SCHLAGE L9060, 613 finish, lever 06.

8.               LATCHSETS to be SCHLAGE L9010, 613 finish, lever.

9.               Restroom doors to have SCHLAGE L9060 LOCKSET, 613 finish, lever 06.

10.         DOOR CLOSERS to be LCN 4040 smoothie, 613 finish.  DOOR CLOSERS for handicap doors to be LCN 4041 smoothie, 613 finish.

11.         Door stop.  Quality #331 ES, 10B finish.

12.         The BUILDING LOCKSMITH will do all keying of lock cylinders.  Contractor must have all lock cylinders and key/tenant drawing information in the hands of the building locksmith at least 10 working days prior to move in of tenants.

Revised November 18, 2003

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4.               Ceiling System

1.               Donn Fineline with Armstrong Cirrus Travertone #9760 24" x 24" tiles.

2.               Hard Ceilings:

Hard Ceilings may not be installed without written permission from the Office of the Building.

3.               Access doors are required at all Damper Motors, VAV boxes, Fire Life Safety junction boxes, A/C duct access doors, duct damper handles, etc.

If Hard Ceilings are approved by the Office of the Building, all mechanical or electrical equipment including mixing dampers, VAV boxes, electrical junction boxes, Life Safety Speakers, etc. must be moved out of the area above the Hard Ceiling or access doors must be installed at all of the above mentioned locations.

The Office of the Building must inspect all areas above the Hard Ceiling area before any Hard Ceiling areas can be installed.

5.               Painting

1.               Flat finish interior latex paint by Sinclair Colors to be selected from Building Standards.

2.               All paints and stain must be water-based materials only.

3.               All painting is to be done after normal business hours to contain odors.  Prior written approval by the Owner will be required to paint during normal business hours.

6.               Wall Base

1.               4" vinyl base (Roppe or Burke).

2.               Colors to be selected from Building Standards.

7.               Floor Covering (Building Standard)

1.               Vinyl composition tile 3/22" Axrock or Kentile.

2.               Carpet - Bentley Winchester 32 oz.  Ultron 3D Premium yarn either glue down or padding.

3.               Color to be selected from Owner’s standard samples.

4.               It is strongly suggested that Carpet Titles be used over the Walker Duct areas to allow for access.

8.               Window Coverings

1.               Roller Shades –

a.               Screencloth – 3G Mermet, Super twill 300, Charcoal - Pewter

b.              Mechanism/Clutch – Nysan Chain Operator, lift assist, stainless steel chain

9.               Glass Sections and Sidelights

1.               Use Western Integrated Materials, Inc. Part numbers 315–1 through 315–7 x, as needed.  All glass to be safety glass per code.

10.         Lighting Fixtures

1.               Lighting fixtures shall utilize F32T8 lamps where possible.  All fluorescent fixtures shall have electronic ballasts with 10% THD.

2.     Emergency lighting shall be provided as required by code and connected to building emergency circuits.

3.               Building standard exit signs shall be Lithonia Precise, edge lighted, with 6-inch high green letters on clear background, LED lamps, two-circuit for connection to building normal and emergency power systems.

11.         Light Switching

1.               Lighting in all areas shall be controlled by occupancy sensors.  Wall mounted sensors shall be Novitas #01-400 single or dual level; ceiling mounted sensors shall be Novitas of the required type.

12.         Receptacle and Telephone Outlets

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1.               Duplex wall receptacles shall be 20 amp, 120 volt, NEMA 5-20R, Leviton No. 16362-HGW, white decora with white plastic plate.

2.               Pedestal service fittings on cellular decking system shall be Wiremold of the desired configuration.

3.               Receptacles shall be installed in 4/S box, minimum size.

4.               Telephone outlets shall be installed in minimum 4/S box with EMT conduit, 3/4 inch minimum size, up to ceiling space.  Cover plates shall be white plastic.

13.         Electrical Wiring System

1.               All wiring shall be installed in code-approved conduit system, except that wiring for recessed lighting in demountable ceilings may be relocatable, plug-in type of a manufacturer approved by the building.

2.               Conduit installed above demountable ceilings shall be supported independent from the ceiling system.

3.               New panelboards and transformers if required shall be G.E. to match existing.

4.               No tenant electrical or telephone equipment can be installed in building electrical or telephone rooms.

5.               No tenant equipment other than required emergency lighting and exit signs can be connected to the building emergency system.

14.         Fire Alarm System Additions shall be Pyrotronics equipment and installed by the building approved contractor.  All fire alarm wiring shall be installed in conduit, except that wiring for speakers and strobes may be installed with approved plenum rated cable.

15.         Power Metering

1.               All electrical service, including power for air conditioning equipment, shall be sub-metered.

2.               Meters shall be E-MON D-MON with meters located in the building electrical room.

16.         HVAC Tenant Design Criteria

1.               General:   The design of the tenant HVAC system shall comply with the Uniform Building code as amended by the City of Los Angeles, City of Los Angeles Fire Code, California Title 24 Energy Conservation Code for office buildings and other applicable codes and industrial safety orders.

2.               Tenant Zones

a.                    Private offices and open office areas are not to be connected to the same zone.

b.                   If there is a high heat load for a room, it shall have a separate zone and a supplementary cooling system, if needed.

c.                    Lunch rooms, pantry and coffee rooms shall have separate zones and ducted exhaust.

d.                   Do not locate acoustically sensitive areas next to duct shafts or elevator.

3.               Design Conditions:

		Summer	Winter

a.	Outside Dry Bulb:	99ºF	41ºF
	Outside Wet Bulb:	72ºF	—
	Inside Dry Bulb:	75ºF	70ºF
	Inside Relative Humidity:	30%-60%	30%-60%
	Mean Daily Range:	21ºF	—

b.                   Minimum Ventilation:  Per ASHRAE Standard 62-1989 or 15.0 CFM/100 square feet, whichever is higher.

c.                    Maximum Air Supply:  Maximum average air supply rate of 0.8 CFM/square foot of conditioned space in interior zones.

4.               Interior Loads:

a.                    Lights:  1.5 watts/square foot maximum.  1.2 watts/square foot average.

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b.                   Miscellaneous Equipment:  Maximum continuous heat output equal to 2.0 watts/square foot (6.6 BTU/square foot of conditioned space.)

c.                    People:  150 square feet/person.

5.               Air Handling System:

a.                    A dedicated air handling unit provides supply and return air for the tenant demised bank branch.

4.               Return Air:

a.                    Any room with a door, which is larger than a 4' X 6' closet, must have a Return Air grill; in exterior rooms, this must be a 1 1/2" wide continuous slot or 2' X 2' return grills as close as possible to the windows.  In concealed-spline ceilings and lay-in tile ceilings, Return Air grills shall be 2' X 2' minimum.

b.                   No rooms adjacent to the areas of the core that have main Return Air stubs or intake opening are allowed to have the walls that go slab-to-slab.  Additionally, communication, telephone, computer and data rooms are prohibited in these locations

c.                    If exterior room or interior room walls are slab-to-slab, the drywall may not go above the ceiling on the door side.  Alternatively, a Return Air opening from the room ceiling plenum to the common ceiling plenum shall be provided.  The opening shall be sized at no more than 300 fpm return air velocity.  Where an acoustical boot is required at the Return Air opening, size the boot at no more than 0.01" wg pressure loss.

17.         Mechanical Air Conditioning Specifications: Demolition and Removal

1.               All unused or abandoned ductwork and piping within the tenant remodel areas shall be removed back to the next tap upstream and blanked off or capped.  Use sheet metal screws to secure cap and duct sealer, duct tape not allowed.  Unwanted fire dampers and other devices in re-used existing ductwork shall be removed and ductwork put back together and sealed airtight.

18.         Ductwork: Shall Be Galvanized Sheet Metal, meeting ASTM 526 64T

1.               All ducts shall be constructed and installed according to the latest “SMACNA” manual, or Chapter 10 of the Uniform Mechanical Code, whichever is the most stringent.  Ductwork downstream of terminals shall be 2” wg class.  Ductwork upstream of terminal units shall be 3" wg class.

2.               Flexible ducts:

a.                    General:  Factory pre-insulated, spiral helix spring permanently bonded to an interior liner and sheathed in an exterior vapor barrier-jacket

a.               Thermal Rating:  R4 minimum

b.              Fire Rating:  U.L. 181, Class I.

b.                   Low Pressure Type:  Thermaflex M-KA, Johns Manville Micro-Aire J/FLX SL, Owens-Corning fiberglass Valuflex, CertainTeed flexible air duct, or Casco flex.

a.               Rating:  Up to 1-1/2" w. g. positive or 1/2" w. g. negative pressure, 2,500 FPM maximum velocity.

b.              Application:  Final connection to diffusers or grilles.

c.               Maximum Length:  Not to exceed 7 feet.

c.                    High-Pressure Type:  Johns Manville Micro-Aire J/FLX SL with high-pressure attachments; CertainTeed, Certaflex or Thermaflex M-KC.

a.               Rating:  Up to 6" w. g. positive or 1-1/2" w. g . negative pressure, 4,000 FPM maximum velocity

b.              Application:  Upstream connections to air terminal units.

c.               Maximum Length:  Not to exceed 5 feet.

3.               Elbows for ducts with a width of 12 inches and less shall be radius type with the throat radius equal to the duct width.

4.               Ductwork Accessories:

a.                    Hardware:  Ventlok or equal.

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b.                   Access Doors and Panels:

c.                    Large Doors:  Fabricate per SMACNA details for double wall insulated type where used in insulated systems; single wall type in non-insulated systems.

d.                   Small Doors or Panels:  Same as for large doors or Ventlok, Air Balance, Inc., or United Sheet Metal pre-manufactured type with transparent vision element.

e.                    Duct Tape:  Not allowed.

f.                      Duct Sealant:  Tuff-Bond No. 12, United McGill Corporation “Uni-Grip” duct sealant, or equal.

g.                   Flexible Connectors:  Neoprene coated glass fabric having flame spread rating of 20 and smoke development rating of 40.  Ventglas-LA or equal.  Minimum clearance 2" between metal parts.

5.               Duct Materials:

a.                    Ductwork:  Galvanized sheet steel.  Use of rigid fiberglass duct is strictly prohibited.  Do not submit for approval.

b.                   Bracings, Angles, Bars and Straps:  Galvanized steel.

c.                    Screws and Bolts:  Cadmium plated.

d.                   Round Ductwork and Fittings:  Spiral or seam welded construction, manufactured by United Sheet Metal, Peabody and Wind, Spiromatic, or approved equal.

e.                    Corrugated, Flexible Metal Duct:  Strictly prohibited.

19.         Miscellaneous HVAC Specifications

1.               All duct tape to be removed from joints and connections on existing ducts, Tuff-Bond No. 12, United McGill Corporation “Uni-Grip” duct sealant, Teledyne-105, or equivalent to be used in lieu of said duct tape, except on duct troffers connections.

2.               On existing ductwork, all joints are to be inspected and sealed with specified duct sealant if there is any indication of a leak.  Existing high-pressure access doors at the mechanical shafts to have new seals installed if existing are leaking.

3.               All hangers shot to the slab above are to be one piece construction forming a trapeze to support the duct and screwed to the duct and sealed.  Hanger wires may be used to support the duct if two 12 GA. wires with clips are shot to slab and attached to each side of the duct with standard hanger straps.

4.               Where metal ducts are touching, insulation shall be placed between the ducts to insure against vibration and noise.

5.               Where flex duct joins the metal duct, spin-ins, or other metal fittings, these ducts shall be screwed, banded and sealed with Air-Bol, Teledyne-105 or equivalent.  Nylon bands not allowed.  Spin-ins allowed on 2" wg class ducts only.

6.               Where flex duct is hung, a larger piece of metal shall be used as a sleeve between the flex duct and the hanger strap to insure against collapsing of the flex duct.

7.               Two pieces of flex duct joined together is not acceptable.

8.               All ductwork is to be supported independently with hangers’ shot to the slab above, and no ductwork is to be supported from another duct, conduit, pipe, or other handy piece of equipment.

9.               Room thermostats to be Johnson T4002-201, two pipe, direct acting fully proportional type, and equipped with concealed set point covers.  Where 1-pipe stats were used reused mixing boxes must be converted from 1 pipe to 2-pipe operation.

10.         All a/c zone control boxes must be controlled in the NORMALLY CLOSED position.

11.         Controls contractor shall submit a control drawing for approval.  All pneumatic control lines on the floor must be connected as per the approved control drawing.

12.         Thomas Properties Group, LLC to be notified of any variance from the plans prior to construction.  Any variance from the plans are to be clearly and accurately noted on a plan and to be given to the Chief Engineer upon job completion this drawing to be marked “as-built”.

13.         For tenant auxiliary air conditioning, use air-cooled condensers or dry coolers with circulating pumps, located in mechanical equipment rooms.  Locating air-cooled condensers in ceiling space of tenant floors is not allowed.

14.         All conference rooms shall have their own zone and thermostat.

15.         Manual dampers with handles are to be provided in all supply ducts before attaching flex duct to air troffers.

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16.         No combustible materials are allowed in ceiling return air plenums as per code.

17.         All supply ductwork in the ceiling plenum area is to be insulated with 2" glass fiber flexible blanket insulation with vapor barrier facing of UL rated aluminum foil scrim Kraft.  Insulation 0.75 PCF, J. M. “Microlite”.

18.         Pipe insulation is required on all chilled water; hot water and condensate drain piping.  1" thick glass fiber heavy density sectional pipe insulation with factory applied all-purpose vapor barrier jacket or equal must be used.

19.         Sufficient clearance must be left in front of all window induction air units to allow for periodic maintenance and repairs of the equipment.

20.         Linear Diffusers

1.               Ceiling supply diffusers (LD): Titus Series ML-38.  Frame to match ceiling.

2.               Ceiling return: to match supply.  Every room must have a return grille and a return air path.  Acoustic boots, where required, shall be low velocity (300 fpm maximum) and low pressure drop 0.03” wg.

21.         Return Air Exhaust Fan

1.               Penn inline model TDA’s Zephyr’s with speed control and timer.

22.         Auxiliary Air Conditioning Units

1.               The Landlord prior to any work being started must specifically approve the use of auxiliary air conditioning units in tenant spaces.

2.               Auxiliary air conditioning units must be electrically sub-metered with a meter installed in the main electrical room.

3.               Tenant must maintain auxiliary air conditioning units at tenant’s expense with a service contract through a LA CITY Licensed HVAC contractor.

4.               Auxiliary HVAC units must have an access panel large enough for the routine service (such as filter and belt replacement) and removable access to drop the unit down per code.

5.               All ceiling hung auxiliary air conditioning units are to be provided with separate secondary condensate pans, larger than air handler unit itself, suspended independently of the air handler.  Air handler drain to drain into an indirect waste line with condensate piping sized per code and with insulation.  Secondary pan drain to spill to visible location.

6.               Cabinet:  Cabinet shall be horizontal console type fabricated of continuous galvanized steel and finished with paint.  All panels shall be insulated with 1" neoprene coated glass fiber insulation.  Discharge angle shall be equipped with duct collar.  Back panel shall have a 2" filter frame with bottom filter across and be complete with duct collar.

7.               Fans:  Fans shall be DWDI, forward curved, centrifugal type dynamically balanced and mounted on solid steel fan shaft.  Shaft bearings to be grease able from the exterior of the cabinet.

8.               Coils:  Coils shall be of the extended surface plate fin and staggered tube type construction of 1/2" OD seamless copper tubing and rippled aluminum fins.

9.               Drain Pan:  Drain pan shall be fabricated of continuous galvanized steel, insulated with closed cell insulation.

10.         Motor and Drive:  Motor mount shall be a hinged type for simple belt tension adjustment and be securely fastened to unit frame.  Motor to be supplied with ball bearings.

11.         Supply air and return Air Smoke Detectors are required for all fan coil units.  All air handling devices must have automatic controls connected to the Fire Life Safety system to enable automatic shut off upon any floor alarm.  (See Fire Alarm Section.)

12.         Auxiliary air conditioning units to have vibration isolators and seismic restraints.

13.         Do not locate return grilles close to auxiliary air-conditioning units.

23.         Air Terminal Units (VAV Boxes)

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1.               The noise criteria (NC) ratings shall not be more than NC35.  The units shall be capable of 100% shutoff.

2.               Furnish and install Titus ESV-3000 or Tempmaster single duct, variable volume air distribution assemblies with attenuates and normally closed action.  Velocity controllers shall be Stafa Controls VCV 2500-300 controllers.  No reversing relays on normally open boxes will be excepted.

3.               The assemblies shall be pressure independent and shall operate between zero and the maximum catalogued CFM, at an inlet velocity of 2000 FPM, the differential static pressure for any size shall not exceed 0.15" WG for the basic assembly or .25" with factory furnished attenuates.

4.               All VAV boxes must operate NORMALLY CLOSED.

5.               All VAV boxes flexible supply duets shall not exceed five (5) feet in length and shall be one size larger than box inlet size.  Provide three diameters length of rigid straight duct; same size as box inlet size at box inlet.  Provide concentric reducer between flexible duct and rigid duct.

24.         Testing and Balancing Air Distribution Systems

1.               Contractor shall procure the services of an independent air balance and testing agency, which is a member of the Associated Air Balance Council, to balance, adjust, and test all equipment, relating to the air distribution and exhaust systems.

2.               Perform testing and balancing in accordance with AABC National standards for field measurement and instrumentation.

3.               Balance and testing shall not begin until systems have been completed and is in full working order.

4.               Compile test data upon completion, and submit one copy of complete test data to contractor for forwarding to Office of the Building for approval.

5.               Air Balancing:  Perform following test, and balancing system in accordance with following requirements:

a.                    Adjust all main supply and return air ducts to design CFM.

b.                   Adjust all zones to design CFM, supply and return.

c.                    Test and adjust each diffuser, grill, and register to within +/- 5% of design requirements.

d.                   Modify, as needed any existing boxes for 0 minimum air, including blanking of minimum air values as needed.

6.               Air balance reports are to be in the Chief Engineer’s office within 10 days after job completion.

25.         Piping Materials

1.               Condense Drain:  Type “M” hard drawn copper tubing with wrought copper fittings.

2.               Hot & Cold Water:  Type “L” hard drawn copper tubing with wrought copper fittings.

3.               Soil, Waste & Vent: No hub cast iron soil pipe and fittings.

4.               Chilled Water or condenser water:  Type “L” hard drawn copper tubing with wrought copper fittings.

5.               Do not connect tenant chilled water piping to building chilled water system.  Tenant hot water reheat coil piping may be connected to building hot water system only upon Landlord approval.

26.         Valves

1.               Ball Valves – 2 1/2" and Smaller:  Nibco T-580-M bronze ball value, screwed.

2.               Abandoned plumbing must be removed back to the source or to where it enters the area under construction and capped.

3.               Check Valves - 2" and Smaller:  Nibco T413-Y bronze swing check, screwed.

27.         Piping Specialties

1.               Strainers:  Muessco #11 for 2" and smaller, Muessco #751 and #752 for 2 1/2" and larger, Sarco, Bailey, Zurn, Armstrong or Muessco.

28.         Fire Sprinkler System

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1.               ARCO Plaza has had its basic fire fighting water supply system upgraded to conform to current retrofit codes.  These systems were completed in 1989.

29.         Fire Extinguisher

1.               2A/40 BC rated Dry Chemical or Halon, UL Listed and rechargeable.

2.               Fire extinguisher enclosures to be semi-recessed or recessed.

30.         Plumbing

1.               Drinking Fountains – If drinking fountains are to be used on a floor, they must be HAWS Model # 1118 handicap drinking fountains.

2.               All Plumbing fixtures installed in the building must comply with all WATER CONSERVATION REGULATIONS.

31.         Freight Elevators

1.               All material stocking or demo removal must be coordinate between contractor and the Building Office.

2.               Freight elevator lobby doors should not be blocked at any time nor should combustibles be stored in the lobby.

3.               All large deliveries that require the use of the freight elevator (such as carpet, drywall, studs, furniture, etc.) must be delivered and moved after hours.

4.               Contractor is responsible for placing “Walk-off carpet mats”, keeping them wetted, in the freight elevator lobby to prevent the tracking of drywall dust in the freights and throughout other areas of the building.

5.               Contractor is responsible for cleaning up the loading dock in the area where contractor is doing any work or is loading or disposing of miscellaneous materials.

32.         Demolition and Corridor Protection

1.               Contractor to coordinate with the Office of the Building on the building requirements for demolition procedures.

2.               Contractor to coordinate through the Office of the Building for trash removal and containers.

3.               All deemed materials remain the property of the Owner.  The contractor shall provide for removal of all items or building reserves the right to keep any deemed material, such as, but not limited to, aluminum, phone and electrical wire, lead sheeting, etc.

4.               Deliver to the Owner’s designated location such items as may be salvageable.

5.               Carpet floors are to be lined with fire retardant poly and then Masonite is to be installed on all public corridor carpets from the freight elevator lobby to construction entrance points.  The sheets of Masonite are to be taped together, stopping their movement.  Floor to the restrooms must be covered.

6.               Walls of public corridors are to the covered with fire retardant poly taped from top to bottom.

7.               Freight elevator lobby entrance doors are to be covered with Masonite.

8.               A tall corridor and change in direction of the walls and corners shall be protected with poly and Masonite.

9.               No Materials, tools or carts are to be stored in any public corridor, passenger elevator lobby or freight elevator lobby at any time.

10.         All public corridors, passenger elevators and freight elevator lobbies must be kept clean at all times.

11.         Contractor to supply fire extinguishers on job site while construction is in progress.

12.         When doing a complete demo, caution must be taken not to demo the existing Fire/Life Safety System devices or their conduits.

13.         Contractor to notify Chief Engineer 24 hours prior to commencement of demo, so return air filters can be installed and smoke detectors can be disabled.

14.         When a full floor is to be deemed, all passenger elevators are to be sealed with fire retardant poly and Mansonite.

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15.         Passenger elevators are not permitted to be used for access to or from construction floors.  If any construction workers or personnel use the passenger elevators for transportation of materials, said contractor will be banned from the Building until such time as the Owner may decide.

16.         Stairwell doors are not to be blocked open nor the operation of the magnetic door releases inhibited in any way.

17.         Prior to any demolition within your suite, please notify the Office of the Building so an all clear can be granted if hazardous materials are present, i.e., lighting ballasts, asbestos, lead.

33.         Plans

1.               At the completion of the project, provide to the Office of the Building, two (2) complete sets of blue line as-built drawings and one (1) complete set of AutoCAD .dwg (release 13 or higher) as-built files, of architectural, specifications and engineered plans.

END OF SECTION

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SCHEDULE 3 TO EXHIBIT C

INTENTIONALLY DELETED

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SCHEDULE 4 TO EXHIBIT C

APPROVED CONTRACTORS

Environmental Contracting Corp.

Illig Construction

Swinerton & Walberg

Turner Construction Co.

Innerspace Construction

McCarthy Construction

Webcor Construction

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SCHEDULE 5 TO EXHIBIT C

CONSTRUCTION RULES

1.                                      Prior to Start of Construction

(a)                                  Provide the Office of the Building with drawings as required by the Work Letter.  Prints to include the following plans, as applicable:

(i)                                     DEMOLITION

(ii)                                  CONSTRUCTION

(iii)                               ELECTRICAL

(iv)                              PLUMBING

(v)                                 HVAC

(vi)                              REFLECTED CEILING

(vii)                           FINISH

(viii)                        CABINET ELEVATIONS AND SECTIONS

(ix)                                FIRE SPRINKLERS

(x)                                   FIRE & LIFE SAFETY SYSTEMS

(xi)                                OTHER

(b)                                 Construction “Kick-Off Meeting” with tenant, general contractor, building staff and key sub-contractors, no less than five (5) working days prior to start of construction, to review the following:

(i)                                     Review approved plans, work letter, building standards and building construction regulations.

(ii)                                  Receive list of sub-contractors, foreman of job and telephone numbers.

(iii)                               Receive start date and work schedule.

(iv)                              Receive a delivery schedule of materials.

(v)                                 Discuss the protection of common corridors and elevators.

(vi)                              Receive CERTIFICATE OF INSURANCE from general contractor and all subcontractors naming additionally insured as follows:  TPG Plaza Investments, LLC as Owner, Thomas Properties Group, and California State Teachers’ Retirement System (without this correctly completed certificate, no site presence is allowed).

(vii)                           Provide a copy of the construction permit.

2.                                      During Construction

(a)                                  At start of construction, provide walk-off mats at entrance to construction area as well as entrance to all elevators & in all other area’s where tracking of dirt & dust is possible.  Mats shall be kept damp at all times.  Footprint clean ups will be back charged to the contractor.

(b)                                 Job foreman to contact Chief Engineer/Locksmith at the start of construction for instructions on the building key and hardware schedule.

(c)                                  Debris boxes/roll-off bins may be delivered only after permission from Building Manager or Dockmaster.

(d)                                 All material delivery/debris removal will be made at the loading dock through the Dock Manager as expeditiously as possible.

(e)                                  Any work involving any exposure or possible exposure to asbestos must be coordinated and approved through the Building Construction Manager and in accordance with the building asbestos procedures, prior to starting.

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(f)                                    Isolate the construction site from the adjacent occupied areas.  You may use fire retardant plastic, drywall or Masonite as conditions indicate or allow.  The objective is to prevent dust from entering other tenant occupied areas.

(g)                                 All work is to be performed in accordance with all applicable city, county, state and federal laws, regulations and codes and to building standards and restrictions.

(h)                                 Any materials, tools, boxes, equipment, etc., are subject to inspection by Security when entering and being removed from specific areas within the facility.

(i)                                     The Owner reserves the right to inspect the job site at any time.

(j)                                     The Owner must approve any changes from the originally approved working drawings.  Drawings must be submitted as required.

(k)                                  The Owner with Contractor will conduct periodic progress walk-through.

(l)                                     All lighting ballasts removed form the building must be disposed of as hazardous materials unless they are marked “This ballast does not contain PCB’s.”

(m)                               All lighting fluorescent lamps removed from the building must be disposed of as hazardous materials.

3.                                      General Building Rules

(a)                                  Smoking is not permitted at the Project, this includes the job-site.

(b)                                 Roof hatches in freight elevators will not be opened without prior approval from the Office of the Building and the cost for elevator mechanics assistance shall be borne by the tenant/Contractor.

(c)                                  All work requiring an open flame, cutting, welding, sawing, spark producing or any other work that could possibly set off a fire alarm must be coordinated through security dispatch located on “D” level.  Some of the fire alarm systems on your construction floor must be taken out of service and the contractor will be required to act as a fire watch during the time when the alarms are offline.  The contractor must go to security dispatch on “D” level and sign a logbook to remove the fire alarms from service.  The contractor is required to promptly return to security dispatch and sign the logbook at the completion of its work so the engineers can put the system back into service.

(d)                                 All heating, ventilation and air conditioning controls to be building standard.  The Building Management Office must approve any variation.

(e)                                  All hardware is to be building standard.  The Building Management Office must approve any variation.

(f)                                    All electrical panel labeling is to be performed in accordance to acceptable industry standards.  Exterior plastic labels with 1/2" high letter shall be provided.  Interior circuit I.D. cards shall be typewritten.  Existing I.D. Cards are not to be removed from the building.

(g)                                 All fluorescent light tubes must be F-34, warm white, supersavers, with two (2) tubes per fixture if existing fixtures are reused or (3) tubes per fixture on all new fixtures.  T-8 lighting is acceptable, however, all ballets must be magnetic, or Howard Electronic #EL-323-IS-277, EL-332-IS-277 or EL-432-IS-277.

(h)                                 All oil base painting, staining and other similar odor producing applications must be done after Business Hours.  The contractor will schedule all such work with the Office of the Building no less than 3 working days prior to the date the scheduled work is to take place.  Prior to the start of this work, the contractor must provide the building construction department with a copy of the material safety data sheets (MSDS) for all chemicals, paints, solvents, glues or any other products that will be used for this job.

(i)                                     Workmen are to use freight elevators only.  No material deliveries are to be done via passenger elevators.

(j)                                     Construction sites are to be kept clean and free of debris.

(k)                                  All major demolition is to be done after normal building working hours.

(l)                                     Any work requiring entry into another tenant’s suite must be coordinated through the Building Management Office.

(m)                               Any work causing offensive odors, dust, or noise, must be done after normal operating hours.

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4.                                      At Completion of Construction

(a)                                  Clean inside of all exterior windows.

(b)                                 Clean inside and outside of all light fixtures and lenses.

(c)                                  Completely rebalance heating, ventilation and air conditioning systems.  Provide written balance report to the Building Management Office.

(d)                                 Clean and vacuum lint screen and coil of perimeter air handler (induction units).

(e)                                  Provide two (2) full size sets of as-built prints and one (1) set of Mylar as built reproducible to be forwarded to the Building Management Office.

(f)                                    Contractor is responsible for cleaning, reworking, repairing, and re-hanging all existing window coverings in the construction area.

(g)                                 Job superintendent to walk the completed construction with the Building Construction Manager and tenant and Owner, and tenant and Owner will produce a deficiency list.

(h)                                 Contractor to complete all deficiencies item on list and request re-confirmation.

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CONTRACTOR RULES & REGULATIONS

(CONTRACTOR TO POST SIGNED-OFF COPY OF THIS IN ITS ENTIRETY IN THE SUITE/AREA
UNDER CONSTRUCTION)

Owner: TPG Plaza Investments, LLC
Project:
Property Manager: Thomas Properties Group
Suite/Work Location:

The General Contractor/Contractor/Vendor/Supplier (“Contractor”) must assemble and submit prior to obtaining building permits when required and commencing construction, the following for review by Owner:

a.                                       Certificate of Insurance naming Thomas Properties Group in addition to the Owner above (general liability & workman’s compensation).

b.                                      List of Trades and corresponding subcontractors.

c.                                       Schedule of construction.

d.                                      Complete and current set of the approved construction/contract documents.

e.                                       Building Permits and other Governmental clearances.

f.                                         Name and Emergency telephone number(s) of the responsible Project Manager for the project.

g.                                      Foreman/Field Superintendent’s home phone and pager number.

Contractor shall advise all subcontractors, suppliers, etc., of the following building rules and regulations concerning their proper conduct within the building.  It is the Contractor’s responsibility to ensure everyone reads and understands these rules and regulations.  Ignorance of it is not a waiver of liability or responsibility.  Failure to comply with any of these rules may result in your contract being canceled, your people being asked to leave the job site and/or fines given to the Contractor.  The Contractor is ultimately responsible for the conduct of its subcontractors, suppliers, employees, etc.

1.                                       No one shall be allowed to endanger the Project or Building, its premises or its occupants in any manner whatsoever.  If such a situation occurs, the Contractor, Subcontractor, Supplier, etc. shall immediately take steps to correct and eliminate the hazardous condition.  In the event that the Contractor’s personnel fail to perform in a satisfactory manner, the Owner reserves the right to immediately take steps to remedy the hazard at the Contractor’s expense.  All work shall be performed after normal business hours of 6:00 AM to 6:00 PM unless approved in advanced by the Building Management Office.

2.                                       In the event that the building is equipped with a freight elevator to serve all floors, all Contractors and Contractor personnel are to use only the freight elevator for transportation of men, materials and equipment.  No personnel or equipment are permitted within the finished passenger cabs (unless written permission is given); these are reserved for occupants of the Project or Buildings and their guests.  If any Contractor personnel are found in the passenger cars with tool belts, material, equipment or tool chests, the elevators will be immediately inspected for damage and Contractor shall be required to repair such damage.  The individual may be required to leave the site.

3.                                       All Contractors and all personnel shall enter and exit through the loading dock at all times or other locations as determined by Building Property Management.  All Contractors shall sign in at the Security Desk located in the lobby upon entering the Building.

4.                                       All deliveries are to be accepted, moved and delivered to the work area by 6:00 a.m.  When accepting deliveries, masonite must be laid to protect floor finishes.  It is the Contractor’s responsibility to keep public areas clean at all times.

5.                                       All material deliveries shall be made at the loading/service dock.  Contractor, where applicable, shall coordinate any and all deliveries with the Building Management Office.  Contact Security if you have any concerns regarding the size of the vehicle.  Material will be brought through the loading dock to the freight elevator.  Hazardous material is not allowed on site, without prior written notification of type and quantity and authorization by the Building Management Office.  All deliveries consisting of bulk material must be made between the hours of 6:00 p.m. and 6:00 a.m., and must be scheduled with the Building Management Office.  If deliveries are to be made at other times, approval must be obtained from the Building Management Office.  At no time will material be transported through the building lobby or public areas unless specifically authorized in writing.

6.                                       All construction waste and debris shall be removed via the freight elevator to the loading dock.  Construction waste and debris shall only be removed between the hours of 6:00 p.m. to 6:00 a.m.  No construction waste or debris may be placed in the building dumpster/compactor.  The Contractor will provide for removal of waste and debris from the building at its own expense.  If a dumpster is required (space allowing), the location shall be authorized by Building Management office.  The Contractor will keep the loading dock free from debris.

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7.                                       Construction personnel shall, at all times, maintain the highest level of project cleanliness.  All construction debris shall be removed through the service elevator on a daily basis and shall never be allowed to produce a fire hazard.  In the event that the Contractor fails or refuses to keep the demised premises free of accumulated waste, the Building Management Office reserves the right to enter said premises and remove the debris at the Contractor’s expense.  In addition, all public areas, i.e., corridors, restrooms, janitor’s closets, etc. shall be maintained and kept free of construction debris, dust, etc.  Contractor shall provide moistened walk-off mat at all exits from the construction site to the common corridor.  Any flammable or hazardous materials (i.e., paint) may only be stored on the premises with prior permission of the building management office that shall designate an area for such storage.

8.                                       Pre-filters shall be installed over regular air filters on all return air openings on floors under construction.  Pre-filters will be replaced every 14 days.  If building filters or equipment requires replacement or cleaning due to construction dust, the Contractor will be charged.  Contractor will temporarily install filters in any demising firewall damper.  Contractor is to remove these filters at the end of the job, prior to final punch list walk.

9.                                       All entrance and exit doors are to be kept closed to restrict the movement of dust, dirt, and noise.  Close off temporary openings with polyurethane.   Due to local fire codes, no openings may be made on an occupied floor to the corridor unless the premise is “firewatched.”  See Nos. 15 and 16 for firewatch procedures and penalties.  All corridor doors must remain closed unless materials are being delivered to the construction site.  All HVAC filters in fan rooms shall also be delivered in operable condition at time of completion (thus a temporary filter should be added to the existing filter).

10.                                 Specific Restrooms will be designated for Contractor use.  Anyone found using Restrooms (other than those specified), or janitorial closets, will be subject to dismissal.  Said restroom, any/all sinks and/or drinking fountains will NOT be used for disposing of anything or washing of anything.  Contractor will be fined $300.00 per offense, and the person will be asked to leave the project.  No one is permitted to use the janitorial closets without management’s permission.  Upon completion of each Owner improvement, the Contractor will be responsible for restoring the facility to its original state.

INITIAL

11.                                 All corrective work or work performed in occupied spaces at any time must be scheduled and approved by the Building Management Office and must be immediately cleaned up by the workmen prior to their leaving the job or at the end of the business day if the project is on-going.  The Contractor shall be responsible for all costs incurred by the Building Management Office if this clean-up work is not performed satisfactorily.

12.                                 All traffic control, flagmen, barricades, etc., as may be necessary or required by any agency having jurisdiction, shall be the sole responsibility of and at the expense of Contractor.

13.                                 All Contractors are to take precautions to prevent the accidental tripping of the fire alarm system.  False alarms shall be fined to the Contractor at $ 300.00 each offense.

INITIAL

14.                                 No gasoline-operated devices, i.e., concrete saws, coring machines, welding machines, etc., shall be permitted within the Project and Building premises.  All work requiring such devices shall be by means of electrically operated substitutes.

15.                                 All welding equipment (gas and oxygen canisters), will be pre-approved by Building Management Office, and shall be properly chained and supported to eliminate all potential hazards.  Welding will only be done with a qualified, properly equipped firewatch present.  Violation of this will result in a $1,000.00 fine to Contractor.  All area around any welding will be protected from spark.  Contractor is to notify Building Management Office 24 hours in advance to any welding.  At the completion of use, said containers shall be removed from the building.

INITIAL

16.                                 Please contact the Building Management Office 24 hours in advance to schedule work on the following building systems:  (Any disruption of services will be scheduled at the Building Management Office’s discretion.)

(a)                                  Domestic water.

(b)                                 Fire Life Safety System (alarm, speaker, or strobe) installation, tie-ins or testing.  All FLS final ties-ins will be done by Building Owners approved FLS contractor at Contractors expense.  Twenty-four hours notice to the Building Management Office is required.  Testing will be done between 6:00 pm and 6:00 am.

(c)                                  Electrical tie-ins to base building or the addition of equipment to any area other than the Owner suite except sub panels located within the Owner premises.

(d)                                 Sprinkler system.

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(e)                                  Telecommunication and Satellite Dish.

(f)                                    Any work that will take place outside the demised space (i.e., floor coring, electrical, etc.) requires 48 hours advance notice.

(g)                                 Any tie-ins that may affect other spaces.

(h)                                 Noise or odor producing work.

Note:  If a utility or building alarm is to be turned off for Contractor’s work, Contractor must notify the Building Management Office so security can disarm the system.  Any system that is turned off will need a person to stand guard as firewatch.  If it is discovered that a firewatch is not posted, the Building Management Office will post a security guard at market rate around the clock.  Said expense will be deducted from the Contractors contract along with a $1,000.00 penalty.

INITIAL

17.                                 Construction personnel are not permitted to block open any entry door, stairway doors and electrical room doors.  These doors provide the fire protection required by code.  Continued violation of this provision shall be subject to a $200.00 fine and/or removal of subcontractor from site.  Janitorial doors shall be kept closed at all times on occupied floors.

INITIAL

18.                                 Contractors shall provide and keep available the required amount, based upon square footage, of fire extinguishers, within the demised premises during construction.

19.                                 Contractor/Subcontractor shall inaugurate and maintain an accident prevention program and an employee safety-training program.

20.                                 All employees on the job, regardless of whose direct payroll they are on, shall be required to respond to safety and emergency (i.e., evacuation) instructions, including alarms, from the Contractor’s supervision.  Persons who do not respond shall be removed from the job.

21.                                 Respect must be shown to the Building Tenants and personnel at all times.  Rude and obscene behavior, including foul and abusive language, will not be tolerated.  All clothing will be appropriate and non-offensive.  Offenders will be asked to remove themselves from the premises and shall not be permitted to return.

22.                                 Any persons not on the approved Contractor list will be denied access to the property - no exceptions.  All Contractors, vendors, employees, guests, invitees, agents, etc., must sign in with Security at their desk in the main lobby.

23.                                 All workers are required, when and where applicable, to wear on their person the Building Management Office approved vendor badges.  These badges can be checked out on a daily basis from the Building Management Office.  Contractor will be charged $25.00 for each badge not returned from his trades.

24.                                 No tobacco smoking or chewing will be permitted in the building.

25.                                 No radios or other sound producing equipment will be permitted in the building or parking structure.

INITIAL

26.                                 “Wet Paint” signs must be posted in all public areas when appropriate.

27.                                 All exterior/site and interior common areas, near or adjacent to Construction area(s), shall be protected from all damage during the course of construction.  The Contractor shall erect barriers and take other practical measures to assure protection of these areas.  Areas to protect include, but are not limited to:

(a)                                  Paved parking areas, sidewalks, planters, or landscaping.

(b)                                 Building shell surfaces, building entries/exits, building systems service rooms.

(c)                                  Building lobby, corridors, elevators, elevator lobbies, and stairways.

(d)                                 Building toilet facilities, telephone access rooms, signage/directories.

Soiled surfaces and/or damages occurring as a result of negligence or carelessness, on part of construction personnel, shall be immediately remedied or returned to it’s original condition at the Contractor’s sole expense.

28.                                 Contractor shall provide temporary electrical devices within the demised premises for their Subcontractor’s use.  Contractor will not be permitted to run extension cords through public space (i.e., across corridors) on occupied floors or through occupied spaces.

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29.                                 The Contractor shall use reasonable measures to minimize energy consumption in the construction area when possible.  The Building shall pay for normal electrical consumption during the construction process.  All lights and equipment must be extinguished at the end of the Contractor’s business day.  In the event that the Contractor continues to leave lights and equipment on during off-hours, the Building Management Office reserves the right to receive just compensation for excessive electrical consumption.

30.                                 Loading Dock parking will only be used for temporary loading or unloading of equipment and supplies.  Any vehicles found in unauthorized spaces will be subject to posted parking rates/regulations.

31.                                 No Contractor shall be allowed to start any work at the Project or in any Building without having a current Certificate of Insurance on file with the Building Management Office.  Contractor must keep current insurance certificates on all Subcontractors.  Any Contractor or Subcontractor performing work without a current insurance certificate will be immediately ordered off the premises.  Contractors shall list the following, in addition to the building owner as additionally insured:  It’s agents, employees, partners, and shareholders.

32.                                 Contractor/Subcontractor shall obtain and pay for a City Business License, if required.

33.                                 The Contractor/Subcontractor shall obtain at its own expense, all permits and licenses necessary to perform the work and shall comply with all laws, ordinances, and regulations of the state and federal government, and/or of any agency, board or commission or other duly qualified body.

34.                                 All work shall be performed in accordance with all applicable laws and the rules and regulations of all City, State and Federal agencies having jurisdiction over the work.

35.                                 Loading Dock doors may only be opened for delivery of material after hours, otherwise, the dock doors will be locked down.

36.                                 The Owner and/or the Building Management Office reserves the right to inspect work, stop work and/or have a worker removed from the job at any time during the contract.

37.                                 No work is to be performed, nor materials stored in any area other than the premises under construction without prior written authorization.  Any material found in any location, other than the premises under construction, will be confiscated and disposed (this includes electrical and telephone rooms).  No staging of trucks or materials will be allowed in areas, which may affect traffic flow to the adjoining properties.

38.                                 Ceiling spaces shall be left clear of all debris.  No debris, equipment, or materials shall be allowed to rest on the ceiling grid or tiles.  Contractor shall inspect for and remove any debris found on the ceiling grid or tiles.  This shall include residual ceiling tiles or cuttings.

39.                                 Access to the roof and electrical rooms of the building shall be permitted only with prior consent of the Building Management Office.

40.                                 Any penetrations of the drywall below or above the ceiling shall be patched in such a manner as to maintain the fire rating of the wall and to leave no opening.  Any penetration through fire rated areas must be sealed with an approved fire rated sealant and conduit intended for that application.

41.                                 All space above the ceiling is an HVAC return air plenum.  As such, PVC and other flammable material that does not display a factory label stating an intended use in such an area or an acceptable flame/smoke rating shall not be installed in that space.  Therefore, only plenum rated wire or cabling will be allowed in this area.  Rating must be factory stamped and must read “CMP 4 with 100% FEP wire insulation” or equivalent on the insulation jacket.  The only acceptable alternative is to provide EMT conduit and encase the non-rated cable within.

42.                                 Exposed plenum rated cabling shall not rest on ceiling tile, fire sprinkler lines, ductwork, VAV boxes, air conditioning units, or electrical conduit.  Subject cabling shall be supported from the deck above by properly anchored hangers.  Under no circumstances will cabling run through dampers.  Cabling shall not penetrate rated walls without conduit enclosure and rated caulking or approved fire block.

43.                                 All equipment or conduit in the ceiling spaces that can be viewed through a return air grill shall be painted flat black.  Ensure all HVAC controls are properly masked off during texturing and painting.

44.                                 Service access to existing equipment shall not be hampered or obstructed by added equipment or newly constructed numbers.

45.                                 Contractor is responsible for implementing Indoor Air Quality (IAQ) as set forth by the Building Management Office.  All return air to the building air system shall be covered with proper filter media prior to any construction and removed after all construction is completed.

46.                                 Building Management’s selected roofing contractor shall seal all roof penetrations.  Contractor shall remain responsible for watertight integrity of any penetration until sealed.

47.                                 EMT conduit is not to contact or to be supported by HVAC units, dusts, or piping.

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48.                                 If hazardous material or dangerous conditions are suspected, the Contractor is required to advise the Building Management Office before disturbing the subject material.

49.                                 Should there be a need to deviate from any of the regulations contained in this document, only the Building Management office is authorized to allow such changes.

50.                                 All Contractors working over the weekend and after the normal hours shall provide the building management office a list of workers 24 hours prior to any workers being on site or they will be denied access.  The list should also include an estimated time the Contractors will be working, the location of the work to be done, the number of employees and the working Supervisor who will be present in the building during the performance of the work.

51.                                 Rubber, non-marking wheels are required on all vehicles transporting materials in the Building or floors shall be protected.  Said wheels and vehicles will be kept clean and free of debris that could be tracked onto common areas.

52.                                 The Contractor will be required to furnish the building management office with a list of Subcontractors prior to commencement of the job.  This list will include phone numbers and contacts for each Contractor/Subcontractor, including home and emergency telephone numbers.

Corporate Officer	Home/Emergency Phone No.

General Superintendent	Home/Emergency Phone No.

Project Superintendent	Home/Emergency Phone No.

53.                                 Contractor and Subcontractor are not allowed to smoke, eat, or drink in the premises under construction or in any part of the building, unless written permission is given.  Contractor shall not bother or remove any personal items from the Tenant’s desk, furniture, etc., unless instructed by the Building Management Office.  Contractor shall not enter into any Tenant’s refrigerator or use any appliances such as microwave ovens, toasters, coffee machines, etc., nor should they consume any food or beverage that is the property of the Tenant.

54.                                 The Contractor, or his agent, shall provide safety barricades or cables at floor penetrations.  Such penetrations will be firewatched as described in No. 15.

55.                                 Any existing vertical and/or horizontal area separation is required to remain intact during construction.  If any separations are compromised and not immediately sealed, a fire watch will be required.  See Nos. 15 and 16 for firewatch procedures and penalties.

56.                                 Contractor will exercise construction noise and abatement by the use of proper scheduling practices.  The peaceful enjoyment of existing, adjacent tenants and occupants (in premises above, below, or to the sides) shall not be disturbed as a result of the contractors work.  Noisy and odor producing work, (such as, but not limited to hammer or drilling, core drilling, shooting of studs, carpet tack strips, painting, wall covering, or other disturbances.), will only be allowed between the hours of 6:00 p.m. to 6:00 a.m., Monday through Friday.  All work of this nature must be selected twenty-four (24) hours in advance with the Building Management Office.  Contractor will be asked to leave if this is violated.

57.                                 Prior to the commencement of work, this guideline must be initialed and signed by Contractor.

Signature:	Date:	.

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GENERAL INFORMATION
Company Name:
Address
City State Zip Code
Telephone Number ( )	Fax Number ( )
Ownership Structure (Please check one)

☐ Sole Proprietorship	☐ Partnership	☐ Corporation	☐ Joint Venture	☐
Other:

Description of Service(s) Provided

Contractor’s License #

RESPONSIBLE CONTRACTOR STATUS (Refer to definitions on next page)

Please check one of the following boxes:

1. ☐  Meets all Responsible Contractor requirements

2. ☐  Meets none of the Responsible Contractor requirements

3. ☐  Meets certain of the Responsible Contractor requirements (provide explanation below)

If you have checked box 3 above, please provide an explanation below (attach additional pages if necessary):

Explanation:

OWNER’S CERTIFICATION OF RESPONSIBLE CONTRACTOR STATUS

On behalf of the above-named company, the undersigned certifies that the information and response provided therein are true, complete and accurate as of this date, and he/she is aware that any intentionally misrepresented or falsified information may result in disqualification from future contracting opportunities.

Signature	Date
Name (please print)	Title

This form was prepared for use in compliance with the Responsible Contractor Program Policy of the California State Teachers’ Retirement System (“CalSTRS”).

Any contractor or subcontractor with a minimum contract size of $25,000 should complete this form.

DEFINITIONS:

Responsible Contractor:           A contractor or subcontractor who pays workers a fair wage and a fair benefit as evidenced by payroll and employee record.  “Fair Benefits” are defined as including, but not limited to, employer paid family health care coverage, pension benefits, and apprenticeship programs.  What constitutes a “fair wage” and “fair benefit” depends on the wages and benefits paid on comparable real estate projects based upon local market factors, that include the nature of the project (e.g., residential or commercial, public or private) comparable job or trade classification, and the scope and complexity of the services provided.

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PUBLIC CORRIDOR PROTECTION

It is a Project and Building requirement that all Contractors and their sub-contractors protect the Building and the Project when construction work is conducted on a specific floor.  The Building Management Office requires the Contractor to protect all public corridors and any and all other areas in the Project and all Buildings that are used by their sub-contractors.

Public Corridor Protection Requirements:

1.                                       Full width, wet walk-off mats are to be placed in front of each freight elevator door and corridor exits from all construction areas.  The walk-off mats are to be cleaned daily and kept wet.

2.                                       Carpet floors are to be lined with paper and then masonite is to be installed on all public corridor entrance points and to men’s bathrooms.  The sheets of masonite are to be taped together, stopping their movement.

3.                                       Walls of public corridors are to be covered with fire retardant plastic, taped from top to bottom.

4.                                       Freight elevator lobby entrance doors are to be covered with Masonite.

5.                                       At all corridor/lobby changes in direction, the walls and corners shall be protected with Masonite and poly.

6.                                       No materials, tools or carts are to be stored in any public corridor, passenger elevator lobbies or freight elevator lobbies at any time.

7.                                       All public corridors, passenger elevators and freight elevator lobbies must be kept clean at times.

8.                                       No fire exit stairwell doors shall be propped or shimmed open for any reason.

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LOADING DOCK & FREIGHT ELEVATORS RULES

Loading Dock hours:	Monday – Friday 5:00 a.m. – 9:00 p.m.

Freight Elevators hours:	Monday – Friday 6:00 a.m. – 6:00 p.m.

Requests for use of facilities outside of the above listed hours will be handled on a case by case basis.  As a reminder, any access to the building or use of the facilities, outside of normal operating hours (6 a.m. - 6 p.m., Monday-Friday), will require submitting a request for after hours access/facility use.  Holiday schedule will be the same as the Sunday schedule.

The Building Management Office must receive all requests for access and facility use no later than 2:00 p.m. Office hours are 8:00 a.m. - 5:00 p.m., Monday through Friday.  All facility use requests will be handled on a first come, first serve basis.  You should follow up with the Loading Dock Manager to assure approval.

We require that any large deliveries such as furniture, drywall, ceiling tile, and floor tile deliveries at the loading dock not be made between the hours of 6:00 a.m. and 6:00 p.m.

DOCK RESTRICTIONS

1.                                       Loading dock access restrictions are 13' high and 40' maximum length.

2.                                       All vehicles will be given a one (1) hour time restriction for loading and unloading at all docking locations; any extension of time will be at the discretion of the Loading Dock Manager.

3.                                       Extended docking privileges will be given only after the Building Management Office has granted written permission.

4.                                       Moving vans under contract of office tenants will be scheduled in advance by the Loading Dock Manager to avoid congestion in the Loading Dock.

Moving vans, contractors and vendors must exercise extreme care so as to protect the Project’s common areas, work and service corridors.  Specifically, such companies are to provide protection for existing carpets and wall coverings in the public corridor between the freight elevators and the work area.  Carpets shall be completely covered with Masonite or similar material.  Moving vans, contractors and vendors shall be responsible for all damages resulting from any damages/work performed at the Project.

5.                                       All delivery truck operators will leave ignition keys with loading dock personnel to enable every vehicle to be relocated by the Dock Jockey.

6.                                       All delivery truck operators will be responsible to furnish their own dollies, carts, and man power to load and unload cargo and remove all pallets, cartons, shipping material from dock area.

7.                                       We request that construction deliveries at the Loading Dock NOT be made between the hours of 10:00 a.m. and 2:00 p.m.

8.                                       Loading and unloading on the Loading dock during normal business hours (6:00 a.m. to 5 p.m.) is restricted to one vehicle per company/vendor at a time up to one hour (unless prior written permission has been given by the Loading Dock Manager).

9.                                       All deliveries, which require Dock parking in excess of one hour, must be scheduled between the hours of 6:00 p.m. and 6:00 a.m. and must be approved in writing by the Loading Dock Manager.

10.                                 All correspondence and request for approval must be forwarded to the attention of the Loading Dock Manager.

11.                                 No Motorcycle are allowed in the loading Dock

12.                                 Anyone working in the building for a one (1) week period, or longer, must contact the Loading Dock Manager for a Project identification badge.

NOTE:          DOCK PRIVILEGES MAY BE REVOKED FROM ANYONE NOT FOLLOWING THESE POLICIES.

If you have any questions, please call of the Office of the Building at (213) 485-9595.

Thomas Properties Group, LLC

Ellisa Irving	Temika Stewart
Property Manager	Loading Dock Manager
Plaza

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Gentlemen:

You have requested our approval for the performance of certain work in the Premises in the Building as shown on plans and specifications submitted by you.  We hereby consent to your proceeding with the work, subject to the following conditions:

1.                                       All costs and expenses in connection with or arising out of the performance of the work shall be borne by you and all payments therefor shall be made by you promptly as they become due, and evidence of such payments shall be furnished to us on request.  At no time shall you do or permit anything to be done whereby the Project, the Building or the land upon which it is located may by subjected to any mechanic’s or other liens or encumbrances arising out of work, and our consent herein shall not be deemed to constitute any consent or permission to do anything which may create or be the basis of any such lien or charge.  You shall notify us in writing not less than ten (10) days prior to the commencement of any work in order to afford us an opportunity to post and record appropriate notices of non-responsibility with reference to all aspects of such work.  Prior to the commencement of any work, and from time to time during the work whenever requested by us, and promptly upon completion of work, by each original contractor and each sub-contractor, you will deliver to us waivers of mechanic’s liens duly executed by all contractors and all laborers or material men concerned with said work.  At any time so requested by us you will, at your expense, and as we require, provide and furnish to us either:  (a) surety company bond, or (b) court order discharging lien, or (c) other form of protection against any such liens or encumbrances which may be filed, or (d) secure the release and/or discharge of any claim alleged to constitute such lien or encumbrance, and will hold us harmless against the same.

2.                                       All materials as well as methods and processes used in the performance of the work shall conform to the standards of the Project of the Building and you hereby assure us that each of your contractors is or will be entirely familiar with such requirements prior to commencement of any work.

3.                                       You will perform this work in a safe and lawful manner, using only contractors approved by us, and complying with applicable laws and all regulations and requirements of municipal or other governmental or duly constituted bodies exercising authority, and this compliance shall include the filing of plans and other documents as required, and the procuring of any required licensor permits at your sole cost and expense.  You shall notify us in writing not less than ten(10) days prior to the commencement of any work as to name, telephone number and responsible party for each and every contractor and/or sub-contractor who is about to commence work.

4.                                       You hereby indemnify and agree to defend and hold us harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workmen’s compensation) based on personal injury or property damage caused in or contract claims (including but not limited to claims for breach of warranty) arising for the performance of this work by you, your employees, agents, servants, or contractors engaged by you; and you will repair or replace, or at our election, reimburse us for the cost of repairing or replacing, any portion of the Project or the Building or item of its equipment, or any of our real or personal property so damaged, lost or destroyed in the performance of this work.

5.                                       Insurance.  During the entire term of this Agreement, Contractor shall maintain, at its sole cost and expense, insurance as set forth below with a licensed insurer qualified to conduct business in the state in which the property is located, with a minimum Best Rating of AVII or better, and otherwise reasonably acceptable to TPG Plaza Investments, LLC (“Owner”), and shall deliver to owner certificates of insurance in form satisfactory to Owner concurrently with the execution of this Agreement and shall deliver to Owner certificates of insurance or renewals thereof at least thirty (30) days before the expiration of any such policies.

(a)                                  Commercial General Liability Insurance against bodily and personal injuries and death and property damage with a combined single limit of not less than *    per occurrence, *    general aggregate, *    products/completed operations aggregate, and *    personal injury and advertising injury, including contractual liability insurance specifically insuring the indemnifying portions of this Agreement, naming Owner and Thomas Properties Group as additional named insured (to the extent of the indemnification set forth in Section 9 hereof);

(b)                                 Umbrella Liability Insurance in the amount of *    excess over the primary Comprehensive Liability Insurance of *    the following form endorsement naming Owner and Thomas Properties Group as additional named insured (to the extent of the indemnification set forth in Section 9 hereof);

(c)                                  Worker’s Compensation Insurance in limits of not less than *    bodily injury by accident – each accident, $*    bodily injury by disease – each employee, and $*     injury by disease – policy limit, and Employers Liability Insurance with limits of not less than $*

(d)                                 Comprehensive Automobile Liability Insurance covering owned, non-owned and hired vehicles against personal and bodily injury and death and property damage with a combined single limit of not less than $*    per occurrence, naming Owner and Thomas Properties Group as additional named insured (to the extent of the indemnification set forth in Section 9 hereof);

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(e)                                  Comprehensive Crime Bond in limits of not less than *    per occurrence covering all dishonest acts of servants, employees, agents and representatives of Contractor while performing services hereunder; and

(f)                                    In the event that Contractor is to park motor vehicles as a part of the Services herein, Contractor shall continuously maintain Garage Keeper’s Legal Liability Insurance in an amount of not less than *   ) and Garage Liability Insurance in an amount not less than *    ) (plus the *    ) Umbrella Liability Insurance required above) naming Owner and Thomas Properties Group as additional named insured (to the extent of the indemnification set forth in Section 9 hereof) in both such policies, which insurance may be subject to a deductible provision not to exceed *    ? occurrence.

The certificates of insurance to be provided by Contractor pursuant to this Section 8 shall be endorsed to provide that such policies shall not be materially changed or cancelled until at least thirty (30) days prior notice thereof by Registered Mail is given to Owner.  Contractor agrees that the provisions set forth herein above and in Section 6 shall be imposed upon, assumed and performed by each of its subcontractors, if any.

6.                                       Indemnification.  Contractor shall indemnify and save harmless Owner and Thomas Properties Group, and Owner’s and Thomas Properties Group’s officers, directors, shareholders, partners, agents, employees and contractors from and against any and all losses, expenses (including, without limitation, reasonable attorneys’ fees and costs), damages, costs, liabilities and claims asserted against or suffered by Owner or Thomas Properties Group arising from or in any manner related to the negligence, misconduct or other fault of Contractor, its servants, agents, contractors or employees (i) because of bodily or personal injuries, including death at any time resulting therefrom (“injuries”), sustained by any employee of Contractor while at the Property, or elsewhere, while engaged in the performance of the Services under this Agreement, or (ii) because of injuries sustained by any person or persons other than employees of Contractor while at the Property, or elsewhere, or (iii) because of injury to or destruction or loss of property; provided that Contractor shall not be required to indemnify Owner or Thomas Properties Group to the extent any such losses, expenses, damages, costs, liabilities and claims are caused by the negligence or willful misconduct of Owner or Thomas Properties Group.  Contractor, without limiting the generality of the foregoing, agrees that the policies of insurance referred to in Section 5, above, shall each (where applicable) contain clauses insuring Owner and Thomas Properties Group against any loss resulting from a breach by Contractor and covering Contractor’s liability to Owner in respect to any and all of the foregoing indemnification.  Owner waives any claims it may hereafter have against Contractor for damage, loss or injury to the Property to the extent such damage, loss or injury is covered by insurance covering the Property; and Owner’s policy of casualty insurance covering the Property shall be endorsed to provide that the insurer waives its rights of subrogation against Contractor.

Contractor agrees to completely defend (or cause its insurance companies to completely defend) promptly and diligently, at its or their sole cost and expense, any claim, action, demand or proceeding brought against any of the persons referred to in this Section 6 by any person or entity with respect to any of the matters contained in Section 5 and/or Section 6 (the legal counsel for which must be reasonably satisfactory to Owner) and to pay, upon demand, any and all attorneys’ fees, investigation costs, and all other costs, expenses and liabilities to the extent that the same is not actually paid by one or more of Contractor’s insurance companies.  It is expressly understood and agreed that the provisions of this Section 6 and of Section 5 shall survive the termination of this Agreement.

7.                                       We shall have no responsibility for or in connection with the work and you will remedy at your own expense and be responsible for any and all defects in all such work that may appear during or after the completion thereof whether the same shall affect the premises in particular or any parts of the building in general.

8.                                       If the performance of this work shall require that additional services or facilities (including but not limited to extra elevator services, hoisting, cleanup or other cleaning services, trash removal, field supervision or ordering of materials) be provided, you shall pay us a reasonable charge therefor, together with 20% for our supervision and overhead.  If you employ us at your expense to perform any portion of the work and thereafter elect to yourself (through a sub-contractor selected by you but approved by us) perform any component of such portion (including, but without limiting the generality of the foregoing, finishes or over-standard items), then you shall pay us 10% of such sub-contractors total bill as and for our supervision and overhead.

9.                                       All of your sub-contractors, employees, servants and agents must work in harmony with, and shall not interfere with, any labor employed by us, or our mechanics, engineers or contractors or by any other tenant or its contractors.

10.                                 All work shall be performed on weekdays, Monday through Friday.  Any work to be performed at other times shall be performed only after submitting an after-hours access form to the Office of the Building.

11.                                 All Contractors and their personnel, workmen and agents are to use the freight elevator only.

12.                                 All demolition of partitions or removal of rubbish, or both, shall be done between the hours of 7:00 p.m. and 6:00 a.m.  All such materials shall be taken to “B” level by use of the freight elevator and from there removed from the Building through the loading dock.

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13.                                 All electrical and power panel balancing shall be maintained during the entire work period.

14.                                 All core drilling and concrete cutting shall be performed between the hours of 7:00 p.m. and 6:00 a.m.

15.                                 An employee or agent of ours must accompany all workmen performing work in adjacent tenant areas or entering adjacent tenant areas.  You shall reimburse us for the cost of any such employee or agent.

16.                                 If any shut down or plumbing, electrical, or air conditioning equipment becomes necessary, you shall notify us and we will determine when such shut down may be made, and any such shut down shall be done only if an agent or employee of ours is present.  You will reimburse us for the expense of any such employee or agent.

17.                                 You agree neither to demolish nor to remove any structural element of the Building without our prior written approval.

18.                                 Smoking is not permitted in the Project, including the job site.  Smoking is only permitted outside of the building.

19.                                 Supplementing Paragraph 8 hereof, you will provide for and pay all costs and expenses of cleaning that construction area and for any clean-up required in adjacent areas as a result of the construction work.

20                                    Any noise from adjacent space areas or smell complaints by tenants shall be remedied immediately or all operations are to cease until said noise or smell is abated.

21.                                 You agree to be entirely responsible for the maintenance of the balancing of any heating, ventilating or air conditioning system or equipment installed by you and/or for maintenance of lighting fixtures, partitions, doors, hardware, or any other installations made by you.  Only a contractor or sub-contractor, approved in writing, in advance, by the Building Management Office shall perform such maintenance.

22.                                 Any hardware, light fixtures, or any heating, ventilating or air conditioning installations now installed in the premises which you remove and not reinstall, shall be stored by you where directed by us in our premises.  No such removal may be made unless shown on the plans and specifications approved by us.

23.                                 You shall follow all Building Rules and Regulations during construction.

24.                                 Contractor must have a current Injury & Illness Prevention Plan (IIPP) in force as required by state law.

25.                                 We expressly reserve the right to revoke this consent upon notice to you in the event of the breach of any of the terms or conditions hereof, in which event all work shall immediately cease (except as otherwise directed by us).

26.                                 Nothing herein contained shall be constructed as:  (i) constituting you as our agent (you to do the work herein as principal) or (ii) a waiver by us of any of the terms or provisions of any related lease, our consent and approval as aforesaid being hereby expressly made subject thereto.  However, any default by you with respect to any portion of this letter shall, at our option, be deemed a breach of said lease and as to which we shall have all remedies as in the case of a breach of the applicable lease.

CONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED AND REGULATED BY, THE CONTRACTORS’ STATE LICENSE BOARD.  ANY QUESTIONS CONCERNING A CONTRACTOR MAY BE REFERRED TO THE REGISTER OF THE BOARD WHOSE ADDRESS IS:

CONTRACTORS’ STATE LICENSE BOARD

1020 “N” STREET

SACRAMENTO, CALIFORNIA 95814

This consent shall have no force or effect unless and until you have signed and returned to us the enclosed copy acknowledging your agreement with the foregoing within (5) days from the date hereof.

Sincerely,

Confirmed and Agreed:

Plaza

By:
(Title)

Date:

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Tenant/Contractor:

By:
(Title)

Date:

Please sign and return to:

Thomas Properties Group

515 South Flower Street, Suite 1100

Los Angeles, CA 90071

Attn:  Ellisa Irvin

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EXHIBIT “D”

RULES AND REGULATIONS

Tenant shall observe and comply with the following Rules and Regulations.  Subject to Article 21 of the Lease, Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  To the extent any part of these Rules and Regulations are contrary to, or inconsistent with, any provision of the Lease, the provisions of the Lease shall, to such extent, supercede these Rules and Regulations.

1.               The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress.  Provided, however, Tenant may use of the South Tower staircases to travel between the floors of its South Tower Premises (and only between such floors) and (subject to the terms of the Lease, including, without limitation, paragraph 8 of these Rules and Regulations and Section 2.5 of the Work Letter) may install special access control systems for the doors leading to its Premises to the extent a Design Problem is not created and no applicable laws are violated.

2.               No awnings or other projection shall be attached to the outside walls of the Project without Landlord’s prior written consent.

3.               The sashes, sash doors, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed, nor shall any objects or articles be placed on the windowsills or in the windows, except as permitted under the Lease.  The window coverings must be of such uniform shapes, colors, materials and makes as may be designated by Landlord as “Building Standard” in the Work Letter.  Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent.

4.               Except as expressly provided, permitted or conditioned by Article 28 of the Lease (including, with respect to signs that may be placed in the Plaza Building Space in accordance with Section 28.4 of the Lease), no sign, advertisement or notice shall be exhibited, painted or affixed by Tenant or any part of, or so as to be seen from the outside of, its Premises or the Project without Landlord’s prior written consent.  In the event of Tenant’s violation of the foregoing, which violation remains uncured for five (5) days after notice to Tenant from Landlord, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant.  All signs whether on doors, directory tablets or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

5.               Any of Tenant’s rights pursuant to the Lease, to use the South Tower Directory or the Electronic South Tower Directory in the ground floor lobby of the South Tower, if any, will be provided exclusively for the display of the name and location of Tenant and Tenant’s Permitted assignees and subtenants only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon the South Tower Directory or in the Electronic South Tower Directory, shall be subject to Landlord’s prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenant).  Provided, however, that, subject to Section 28.3 of the Lease, Tenant shall be allocated one (1) line on any such South Tower Directory or Electronic South Tower Directory for each 1,000 rentable square feet in its South Tower Premises (“Minimum Allotment”), and subject to, in accordance with, and to the extent permitted under Section 28.3 of the Lease, a reference to “City National Plaza” shall be placed on the South Tower Directory, if any (or in the Electronic South Tower Directory, if any).  Any such listings or representations, once installed (or input), shall be subject to relocation or removal upon Landlord’s written request for any nondiscriminatory reason uniformly applicable to all tenants of the South Tower (except that any such relocations or removals at Landlord’s request, unless such request is based upon Tenant’s breach of the Lease, of which these Rules and Regulations are a part, shall be paid for by Landlord and no such removal shall permanently reduce the number of lines allocated to Tenant below the Minimum Allotment), and Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises.  Pursuant to Section 28.3 of the Lease, in the event that Landlord replaces the South Tower Directory with an Electronic South Tower Directory, Tenant shall be afforded the same number of lines in the Electronic South Tower Directory as it is entitled to on the South Tower Directory.

6.               All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

7.               Subject to Articles 9 and 10 of the Lease and to the Work Letter, Tenant shall not drill or bore into, cut or string wires in, lay linoleum or other floor coverings in, or in any way deface any part of its Premises or the Project, except with Landlord’s prior written consent and as Landlord may direct.

8.               All security access keys or cards to the Parking Facilities and entrances to the Project and Buildings shall be obtained from Landlord, and shall, subject to requirements of, and to the extent required by Section 28.7 of the Lease (and all of the provisions of Article 28 of the Lease), include a reference to the name of the Project as “City National Plaza” for so long as Tenant shall retain the Project Name Rights.  Tenant may install locks of any kind upon any of the doors to the Premises on the condition that such locks shall be compatible with (and shall work with) Landlord’s master key system for the Project; provided, however, that Tenant may install locks of any kind on any of Tenant’s Secured Areas without regard to the compatibility (or incompatibility) of such locks with Landlord’s master key system for the Project.  Tenant shall provide extra keys to the non-secured parts of its Premises to Landlord.  Tenant must, upon the termination of its tenancy, give to Landlord all keys pertaining to the Premises and the Project, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing the same or changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.

9.               Subject to Articles 9 and 10 of the Lease and to the Work Letter, no window or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord’s prior written consent.

10.         The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein.

11.         Subject to the Work Letter, all removals from, or carrying in or out of, the Project of any safes, freight, furniture, heavy or bulky matter of any description, must take place only between the hours of 9:00 and 11:00 a.m., and 2:00 and 4:00 p.m. of days other than Saturdays, Sundays and holidays (no moving being permitted on Saturdays, Sundays or holidays without special permission) and must be made upon previous written notice to Landlord and under its supervision, and the persons employed by Tenant for such work must be acceptable to Landlord.  Tenant shall be responsible for any damage to the Project caused by any such activity.  Landlord reserves the right to inspect all heavy or bulky equipment or articles to be brought into the Project and to exclude from the Project all such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Project is designed (unless Tenant reinforces such floors, at Tenant’s sole cost and expense, to the extent deemed reasonably necessary by Landlord), or such equipment or articles as may violate any of the provisions of the Lease of which these Rules and Regulations are a part.  Tenant shall not use any machinery or other bulky articles in the Premises, even though its installation may have been permitted, which causes any noise, or jar, or tremor to the floors or walks which unreasonably interferes with the normal business office operations of other tenants or occupants of the South Tower and/or North Tower or with the normal business operations of any tenant or occupant of the Plaza Building, or which by its weight might cause injury to the floor of the Project (unless Tenant reinforces such floors, at Tenant’s sole cost and expense, to the extent deemed reasonably necessary by Landlord).

12.         Neither Tenant nor its employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material that is reasonably necessary for the conduct of Tenant’s business.

13.         Tenant’s Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of such Premises.  Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of its Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or (except to hire its own employees for employment at the Premises) as an employment bureau.  The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

14.         Tenant shall not make, or permit to be made, any loud disturbing noises, or disturb or interfere with occupants of the Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise.  Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or down the passageways.

15.         No bicycles, vehicles or animals (except for seeing eye dogs that are trained or are in the process of being trained) of any kind shall be brought into or kept in or about Tenant’s Premises, and no cooking shall be done or permitted by Tenant in its Premises, except that the preparation of coffee, tea, hot chocolate and similar items (and to the extent contemplated by the Lease, the cooking and service of food) for Tenant, its employees and visitors shall be permitted; provided, however, that such activities shall be permitted only if and to the extent that they do not otherwise violate the Lease of which these Rules and Regulations are part.  Tenant shall not cause or permit any unusual or objectionable odors to emanate from its Premises.

16.         These shall not be used in any space, or in the public halls of the building, any hand trucks except those equipped with rubber tires and side guards.

17.         No vending or coin operated machines (except for ATMs (as permitted by the Lease) or machines that count coins) shall be placed by Tenant within the Premises without Landlord’s prior written consent, except for those that serve Tenant’s employees and visitors.

18.         No person shall be employed by Tenant to do janitorial work in the Project (except in Tenant’s retail banking branch office located in the Plaza Building Space or in Tenant’s Secured Areas or except as otherwise specifically permitted by the Lease), or maintenance, construction or similar work in any part of the Project without Landlord’s prior written consent.  Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord’s consent shall, while in the Project, be subject to reasonable rules imposed by Landlord or its agent or representative, and Tenant shall be responsible for all acts of such persons.

19.         Landlord shall have the right to prohibit any advertising by Tenant (except to the extent that such advertising is specifically permitted by the Lease) which identifies the Project or which, in Landlord’s good faith opinion, tends to impair (i) the reputation of the Project or (ii) the Project’s desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20.         Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same; provided, however, that this rule shall not prohibit Tenant from seeking to obtain the retail banking business of tenants or occupants of the Project by normal advertising or promotional programs which are comparable to those generally used by first class retail banking institutions and which are conducted solely in and from Tenant’s retail bank branch office in the Plaza Building Space.

21.         Landlord reserves the right to control access to the Project by all persons after reasonable hours or generally recognized business days and at all hours on Sundays and legal holidays.  Tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons.  Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission of any unauthorized person to the Project; except to the extent that the admission of any such person to the Project shall constitute gross negligence on the part of Landlord.

22.         Landlord reserves the right to exclude or expel from the Project, (a) any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or (b) (to the extent that Landlord in good faith believes there is a potential for damage to property or injury to person) who shall in any manner do any act in violation of the Rules and Regulations of the Project.

23.         It is understood and agreed between Landlord and Tenant that no assent or consent to any waiver of any part hereof by Landlord in spirit or letter shall be deemed or taken as made except if same is done in a writing signed by Landlord.  Any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to Tenant.

24.         Subject to Article 21 of the Lease, Landlord reserves the right, at any time, to change or rescind any one of more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Project, and for the prevention of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance of the Rules and Regulations by any other tenant or other person.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

25.         Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as nonsmoking areas.

26.         Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

27.         Tenant assumes all risks from theft or vandalism and agrees to keep the Premises locked as may be required.

PARKING RULES

The following parking rules and regulations (“Parking Rules”) shall be in effect at the Project.  Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the Parking Rules by written notice to Tenant.  In the case of any conflict between these Parking Rules and the Lease, the Lease shall control.

1.               Parking areas shall be used only for parking vehicles no larger than full size, passenger automobiles (including vehicles commonly known as “SUVs” (which SUVs shall include Mercedes Benz G500 wagons and GMC Hummers); provided, however, that no such SUVs shall park in any parking spaces in the Parking Facilities designated as parking for “compact” vehicles) herein called “Permitted Size Vehicles.”  Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2.               Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Tenant shall instruct Tenant’s employees, suppliers, shippers, customers, or invitees that vehicles that belong to, or that are controlled by such parties shall not be unloaded, or parked in areas other than those designated by Landlord for such activities.

3.               Parking stickers, access cards or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges.  Tenant shall pay to Landlord refundable deposits on such devices as reasonably established by Landlord from time to time.  Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devises.

4.               Landlord reserves the right to suspend the privilege to park in the Parking facilities granted to any person who refuses or complies with the applicable rules, regulations, laws and/or agreements relating to the uses of the Parking Facilities, and subject to the provisions of the Section 20.8 of the Lease, in the case of persons who willfully, repeatedly or habitually violate such rules, regulations, laws and/or agreements, further reserves the right to revoke such persons’ privileges to park in the Parking Facilities (and to refuse the sale of monthly identification devices and/or parking access cards to such persons).

5.               Landlord reserves the right:   (a) to the extent permitted by the Lease, to relocate, on a reasonable and non-discriminatory basis, all or a part of the Parking Privileges:  (i) from one location within the Project to another location within the Project and/or (ii) to reasonably adjacent offsite location(s), and (b) to reasonably allocate the parking spaces within the Parking Facilities between compact and standard size spaces, so long as the same complies with applicable laws, ordinances and regulations.

6.               Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7.               Unless otherwise instructed, every person using the parking area is required to park and lock his or her own vehicle.  Landlord will be responsible or liable to Tenant for any damage to vehicles, injury to persons or loss of property, except to the extent such damage or injuries are caused by the gross negligence of Landlord.

8.               Parking validation, will be permissible only by such method or methods as Landlord and/or its licensee may establish, and at the rates specified in the Lease.

9.               The Parking Facilities shall be used only for parking Permitted Size Vehicles.  The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas of the Project is prohibited.  Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Facilities, nor shall Tenant make any alteration to the Parking Facilities.

10.         Tenant shall employ commercially reasonable efforts to cause the group of all of its employees, agents and invitees to comply with all applicable parking rules, regulations, laws and agreements.

11.         Such parking use as is herein provided is intended only as a license, and no bailment is intended or shall be created hereby.

12.         In no event shall Tenant or its employees park in any reserved spaces leased to other tenants or in any stalls within the designated visitor parking zones.

13.         Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees’ names and of Tenant’s and its employees’ vehicle license numbers.  Tenant agrees to notify its employees of these Parking Rules as the same are modified from time to time.  Subject to compliance with applicable Laws, Landlord may tow away from the Project and/or the Parking Facilities any vehicle belonging to any person that is parked in violation of these Parking Rules, and/or may attach violation stickers or notices to any such vehicles.

14.         Persons using the Parking Facilities shall observe all directional signs and arrows and any posted speed limits.  Unless otherwise posted, in no event shall the speed limit of five (5) miles per hour be exceeded in the Parking Facilities.  All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as “no parking” or on ramps, driveways and aisles.  Only one (1) vehicle may be parked in a parking space.  In no event shall Tenant interfere with the use and enjoyment of the Parking Facilities by other tenants of the Building or their employees or invitees.

15.         Should any parking spaces be allotted by Landlord or Tenant, either on a reserved or unreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises, or subject to the terms of the Lease (including, without limitation, Section 20.8, by granting a license to others to use Parking Privileges that Tenant is obligated to lease but cannot use).

16.         Landlord reserves the right to modify these rules and regulations and to adopt such other reasonable and non-discriminatory rules and regulations as it may from time to time deem necessary for the proper operation and safety of the parking area.  Tenant agrees to abide by these and any such other rules and regulations.

Landlord reserves the right, at any time, to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them (and, to the extent required herein, to instruct or employ commercially reasonable efforts to cause its employees, agents, suppliers, shippers, customers, visitors, and/or invitees to comply with these Rules and Regulations) as a condition of its occupancy of the Premises.

EXHIBIT “E”

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned as [Tenant] [Landlord] under that certain Office Lease dated November 19, 2003 (the “Lease”) between TPG PLAZA INVESTMENTS, LLC, a Delaware limited liability company, as landlord, and CITY NATIONAL BANK, a national banking association, as tenant, for Premises located on a portion of (i) the first (1st) floor of the Office Building located at 525 South Flower Street, Los Angeles, California and (ii) floors [      ,       ,       ,       ,       ,       ,       ,       ,       ,       and       ] of the Office Building located at 555 South Flower Street, Los Angeles, California, certifies as follows:

1.               True, correct and complete copies of the Lease and all amendments, modifications and supplements thereto are attached hereto and the Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property (all terms in initial capitals herein not otherwise defined herein shall have the meanings ascribed to such terms in the Lease).  There are no amendments, modifications or supplements to the Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement)

                                    .

2.               Occupancy and Commencement:

a.               Tenant commenced occupancy of the First Increment Office Space described in the Lease, currently occupies the First Increment Office Space, and the First Increment Commencement Date occurred on                         , 200      .

b.              Tenant commenced occupancy of the Second Increment Office Space described in the Lease, currently occupies the Second Increment Office Space, and the Second Increment Commencement Date occurred on                         , 200      .

c.               Tenant commenced occupancy of the Plaza Building Space described in the Lease, currently occupies the Plaza Building Space, and the Plaza Building Commencement Date occurred on                         , 200      .

d.              Tenant commenced occupancy of the Third Increment Office Space described in the Lease, currently occupies the Third Increment Office Space, and the Third Increment Commencement Date occurred on                             , 200       .

e.               Tenant commenced occupancy of the Fourth Increment Office Space described in the Lease, currently occupies the Fourth Increment Office Space, and the Fourth Increment Commencement Date occurred on                         , 200      .

3.               Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

.

4.               Base Rent:

a.               With respect to the First Increment Office Space, became payable on                         , 200   .

b.              With respect to the Second Increment Office Space, became payable on                         , 200   .

c.               With respect to the Plaza Building Space, became payable on                         , 200   .

d.              With respect to the Third Increment Office Space, became payable on                         , 200   .

e.               With respect to the Fourth Increment Office Space, became payable on                         , 200   .

5.               Rent Commencement:

a.               In accordance with the Lease, Rent for the First Increment Office Space commenced to accrue on                         , 20     .

b.              In accordance with the Lease, Rent for the Second Increment Office Space commenced to accrue on                         , 20     .

City National Lease

c.               In accordance with the Lease, Rent for the Plaza Building Space commenced to accrue on                         , 20     .

d.              In accordance with the Lease, Rent for the Third Increment Office Space commenced to accrue on                         , 20     .

e.               In accordance with the Lease, Rent for the Fourth Increment Office Space commenced to accrue on                         , 20      .

6.               The Term of the Lease expires on                           .

7.               The Lease provides for four (4) options to extend the term of the Lease, each for five (5) years, for all of or a certain minimum portion of the Premises pursuant to Section 2.4.1 of the Lease.  The rental rate for such extension term is as follows: * [ILLEGIBLE] Extension Premises in the event of any extension of the Term by Tenant and * [ILLEGIBLE] or the Extension Premises in the event of any extension of the Term by any Permitted Assignee.  Except as expressly provided in the Lease, and other documents attached hereto, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property.

8.               To the best of the undersigned’s actual knowledge, with no duty of inquiry or investigation with respect to the other party’s conduct, all conditions of the Lease to be performed by [Landlord][Tenant] necessary to the enforceability of the Lease have been satisfied and [Landlord][Tenant] is not in default thereunder.  All space and improvements leased by Tenant have been completed and furnished and all of Landlord’s Work has been completed in accordance with the provisions of the Lease, except as noted below, and Tenant has accepted and taken possession of the Premises.

9.               To the best of the undersigned’s actual knowledge, with no duty of inquiry or investigation with respect to the other party’s conduct, there are no offsets or credits against rentals currently due and payable or scheduled under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows:

                                                                                                                                        .

10.         All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                              .  The current monthly installment of Base Rent is $                    .

11.         The undersigned acknowledges that this Estoppel Certificate may be delivered to [Landlord’s prospective mortgagee, or a prospective purchaser, or to an entity that may acquire, merge with or consolidate with Landlord] [a prospective assignee or sublessee of Tenant or an entity that may acquire, merge with or consolidate with Tenant] and acknowledges that it recognizes that if same is done, said [mortgagee, prospective mortgagee, or prospective purchaser or entity] [assignee, sublessee or entity] will be relying upon the statements contained herein in [making the loan or acquiring the property of which the Premises are a part and accepting an assignment of the Lease as collateral security, or in acquiring, merging with or consolidating with Landlord] [accepting an assignment of the Lease from Tenant, subleasing the Premises (or any portion thereof) from Tenant or acquiring, merging, with or consolidating with Tenant], and that receipt by it of this certificate is a condition of [the making of such loan, such acquisition of such property or of such acquisition, merger or consolidation] [the accepting of such assignment or sublease or of such acquisition, merger or consolidation].

12.         Each individual executing this Estoppel Certificate on behalf of the undersigned hereby represents and warrants that the undersigned is a duly formed and existing entity qualified to do business in California and that the undersigned has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of the undersigned is authorized to do so.

Executed at                                on the                      day of                         , 20      .

[“Tenant”:

CITY NATIONAL BANK,

a national banking association

By:
Name:
Its:

By:
Name:
Its:	]

[“Landlord”

TPG PLAZA INVESTMENTS, LLC
a Delaware limited liability company

By:	TPGA, LLC
a Delaware limited liability company, its Managing Member

	By:	TPG/CALSTRS, LLC
a Delaware limited liability company, its Managing Member

		By:	THOMAS PROPERTIES GROUP, LLC
a Delaware limited liability company, its Managing Member

By:
Name:
Its: ]

EXHIBIT “F”

SUPERIOR RIGHT AND SUPERIOR RIGHT HOLDERS
WITH RESPECT TO THE POTENTIAL FIRST RIGHT SPACE

1.                                       BofA

[GRAPHIC]

EXHIBIT “G”

TENANT’S PLAZA BUILDING ATM LOCATION

EXHIBIT “H”

TENANT’S B-LEVEL ATM LOCATION

The location of Tenant’s ATMs on the B-Level shall be in a high visibility location on the reconfigured B-Level where there is significant pedestrian traffic as reasonably and mutually agreed by Tenant and Landlord.  Tenant shall have the right to initially install its ATMs at the current location of the BofA ATMs; provided, however, that (i) Landlord shall have the right upon delivery of reasonable advance written notice to Tenant, to relocate any such location to another location (or locations) conforming to the requirements of this Exhibit “H”, and (ii) in the case where Landlord shall require relocation of such ATMs pursuant to the preceding clause (i), Landlord shall reimburse Tenant for Tenant’s Actual Costs incurred by Tenant in physically removing such ATMs, transporting such ATMs to the new ATM location, designing the new ATM location and installing the ATMs in the new location.

EXHIBIT “I”

CALIFORNIA ASBESTOS NOTICE

In 1988, California enacted Legislation (specifically, Chapter 10.4 of the Health and Safety Code, Section 25915 et seq.) requiring landlords and tenants of commercial buildings constructed prior to 1979 to notify certain people, including each other and their respective employees working within such building, of any knowledge they may have regarding any ACM (as defined in Section 7.3.2 of the Lease) in the Building.  This notification is being given to provide the information required under this Legislation in order to help you avoid any unintentional contact with ACM, to assure that appropriate precautionary measures are taken before disturbing any ACM, and to assist you in making appropriate disclosures to your employees and others.

1.                                       Background Information.   Structural steel fireproofing and other building materials containing asbestos were widely used in construction from the 1950’s through the mid-1970’s.  This Building was built before 1979 and certain asbestos-containing materials are located in the Building.

2.                                       ACM Survey and Operations Plan.   We have engaged qualified ACM consultants to survey the property for ACM and to assist in implementing an ACM management plan that includes, among other things, periodic inspection and surveillance, air monitoring, information and training programs for building engineering and maintenance staff, cleaning procedures, emergency fiber release procedures, work procedures and other measures to minimize potential fiber release occurrences.

3.                                       Information Regarding Exposure.   We have no reason to believe that the ACM in the Building is currently in a condition to release asbestos fibers which would pose a significant health hazard to the Building’s occupants; this should remain so if such ACM is properly handled and remains undisturbed.  You should take into consideration that our knowledge as to the absence of health risks is based solely upon general information, and that we have no special knowledge concerning potential health risks resulting from exposure to ACM in the Building.  We are therefore required by the above-mentioned legislation to encourage you to contact the County Departments of Health Services, the Federal or State Occupational Safety and Health Administration, or other public agencies if you wish to obtain a better understanding of the potential impacts resulting from exposure to ACM.

4.                                       Notification Procedures for Construction Activities.   Because any tenant alterations or other work at the property could disturb ACM and possibly release asbestos fibers into the air, we must require that you obtain our written approval prior to beginning such projects.  This includes not only major alterations, but also such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors or walls, removing ceiling tiles or other work which might disturb ACM.  In many cases, such activities will not affect ACM, but you are required to notify the Property Management Office in advance at the address set forth on Schedule 1, and receive approval, in each and every case.  The Property Management Office will make available such instructions as may be required.  Any such work shall not be attempted by an individual or contractor who is not qualified to handle ACM.  In the areas specified in Schedule 1, you must avoid touching or disturbing the ACM in any way.  If you observe any activity which has the potential to disturb ACM, you should report the same to the property manager immediately.

5.                                       Building Safety Rules Pertaining to ACM.   In connection with the foregoing, we have adopted the following policies (which shall be considered rules under tenant leases):

(1)                                  The owner, and representatives of the owner, including, without limitation, the owner’s ACM consultant, are entitled upon reasonable prior notice, except in emergencies (in which event no prior notice is required), to enter into the premises of any tenant to inspect for ACM, perform air tests and abatement; and

(2)                                  Any tenant, contractor, subcontractor or other party must obtain the owner’s prior written approval before performing any alterations on any tenant space, or performing any other work at the property that might disturb ACM or involve exposure to asbestos fibers as described above.

6.                                       Further Information.   At this time, we are unaware of specific handling restrictions or procedures which might be necessary in any particular situation to avoid exposure to the ACM in the Building.  We are therefore required by the above-mentioned legislation to encourage you to contact local, state or federal public health agencies if you wish to obtain further information regarding handling procedures and restrictions.

SCHEDULE 1

TO

EXHIBIT “I”
CALIFORNIA ASBESTOS NOTICE

BUILDING:	525-555 South Flower Street, Los Angeles, California

PROPERTY MANAGER:	Thomas Properties Group, LLC

ADDRESS OF BUILDING OFFICE:	515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Telephone: (213) 613-1900

SPECIFIC LOCATIONS WHERE ACM MAY BE PRESENT IN ANY QUANTITY

1.                                       Sprayed-on fireproofing on the structural steel and overspray on the ceiling above the suspended ceilings.

2.                                       Floor tiles and associated mastic.

3.                                       Drywall joint compound.

4.                                       Thermal systems insulation.

5.                                       Encapsulated in window column enclosures.

6.                                       Underneath HVAC induction units between structural floor slabs.

EXHIBIT “J”

Cleaning and Janitorial Specifications

1.                                      Nightly Services.

All nightly services shall be performed Monday through Friday, fifty-two (52) weeks per year, except on holidays.

Janitorial Specifications.

1.1   Janitorial Service Specifications for Tenant Suite and Common Areas on Tenant Floors.

Nightly Services.

1.1.1.1.   Secure all lights as soon as possible each night.

1.1.1.2.   Vacuum all carpets as required.

1.1.1.3.   Dust mop all resilient and composition floors with treated dust mops.  Damp mop to remove spills and water stains as required.

1.1.1.4.   Dust all horizontal surfaces on desks and office furniture.  (Papers, folders and personal items on desks are not to be removed.)

1.1.1.5.   Spot clean doors, frames, glass partitions, light switches, wipeable walls and surfaces.  (Flat paint cannot be cleaned.)

1.1.1.6.   Empty all waste paper baskets and wipe clean if necessary.

1.1.1.7.   Remove all trash from floors.

1.1.1.8.   Return chairs and waste baskets to proper positions.

1.1.1.9.   Clean drinking fountains (if applicable).

1.1.1.10.   Hand dust and clean tenant stairwells interconnecting floors and hand rails weekly.

1.1.1.11.   Clean and remove debris from all metal door thresholds weekly.

1.1.1.12.   Wipe clean smudged bright work weekly.

1.1.1.13.   Spot clean all carpets, resilient and composition floors weekly.

1.1.1.14.   Vacuum under and around all desks and office furniture weekly.

1.1.1.15.   Dust all vinyl base weekly.

Monthly Services.

1.1.2.1.   Wipe clean and polish all common area bright work.

1.1.2.2.   Edge all carpeted areas.

1.1.2.3.   Dust all high-reach areas including, but not limited to, tops of door frames, furniture ledges, tops of partitions, picture frames, graphs and similar wall hangings.

1.1.2.4.   Dust all low-reach areas including, but not limited to, chair rungs, furniture ledges, baseboards, wood paneling moldings, etc.

1.1.2.5.   Clean and spray buff all flooring.

1.1.2.6.   Brush or vacuum upholstered furniture.

Periodic Services.

1.1.3.1.   Scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor twice per year.

1.1.3.2.   Dust or vacuum window blinds or curtains as required, but not less than once per year.

1.1.3.3.   Dust light fixtures inside and out when replacing lamps or not less than once per year.

2.   Restroom Service Specifications.

2.1.   Nightly Services.

Restock all restrooms with supplies, including paper towels, toilet tissue, seat covers and hand soap as required.

Restock all sanitary napkin dispensers as required.

Clean all mirrors, dispensers, faucets, flushometers and bright work.

Wash and sanitize all toilets, toilet seats, urinals and sinks.  Wipe dry all sinks.

Mop all restroom floors with disinfectant germicidal solution.

Empty all waste and sanitary napkin receptacles.

Remove all restroom trash.

Spot clean finger prints, marks and graffiti from walls, partitions, glass, aluminum and light switches where required.

2.2.   Weekly Services.

Dust all low reach and high reach areas including, but not limited to, ledges, mirror tops, partition tops and edges.

2.3   Periodic Services.

Wipe down all tile walls and metal partitions.  Partitions shall be left in an unstreaked condition after this work.

Thoroughly clean all ceramic tile floors when required.

3.   Day-Cleaning Services.

3.1  Vacuum clean elevator cab floors daily.

3.2  Wipe clean and remove finger marks from all metal bright work throughout public areas and up to hand reach daily.

3.3.   Check men’s washrooms for toilet tissue replacement.

3.4.   Check ladies’ washrooms for toilet tissue and sanitary napkin replacements.

4.   General.

4.1.   Clean and treat as necessary interior and exterior of elevator car including hatch doors (and saddles) serving Premises.

4.2  Wipe all interior window frames, mullions and other painted or unpainted interior metal surfaces of the perimeter walls of the Building each time the interior of the windows is washed.

4.3.   Wipe down mail depositories nightly.

4.4.   Wipe clean and polish all metal hardware fixtures and other bright work as needed.

4.5.   Keep in a clean condition all public telephones and their enclosures.

4.6.   Clean all directory boards as required, remove fingerprints and smudges nightly.

4.7.   Maintain Building lobby, corridors and other public areas in a clean condition.

5.   Window Cleaning.

5.1.   Exterior surfaces of exterior windows shall be cleaned three times per year.

5.2.   Interior surface of exterior windows shall be cleaned once per year.

EXHIBIT “K”

INTENTIONALLY DELETED

NOTE: Use GE Plastics (tel 800-451-3147) Lexan® UV- Resistant extruded polycarbonate sheeting #SG-300-112 with UV protective coating for sign surface. Front-lit 9" deep channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY North Elevation-Top of Building 11.12.03

1/32" = 1'-0" [S P LOGO]

EXHIBIT “L”

SOUTH TOWER TOP SIGNS

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NOTE: Use GE Plastics (tel 800-451-3147) Lexan® UV- Resistant extruded polycarbonate sheeting #SG-300-112 with UV protective coating for sign surface. Front-lit 9" deep channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY South Elevation Top of Building 11.12.03

1/32" = 1'-0" [S P LOGO]

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NOTE: Use Sepp leaf Products, Inc. German Leaf - 24kt Finegold for sign surface. 6" deep back-lit channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY Figueroa Elevation 11.12.03

1/16" = 1'-0" [S P LOGO]

EXHIBIT “M”

SOUTH TOWER EYEBROW SIGNS

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NOTE: Use Sepp leaf Products, Inc. German Leaf - 24kt Finegold for sign surface. 6" deep back-lit channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY 6TH STREET Elevation 11.12.03

1/32" = 1'-0" [S P LOGO]

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NOTE: Use Sepp leaf Products, Inc. German Leaf - 24kt Finegold for sign surface. 6" deep back-lit channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY Flower Elevation 11.12.03

1/16" = 1'-0" [S P LOGO]

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NOTE: The dimentional letters should match the depth and finish of the gold-plated existing entry signs

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY Plaza Elevation 11.12.03

1/4" = 1'-0" [S P LOGO]

EXHIBIT “N”

SOUTH TOWER ENTRANCE SIGNS

NOTE: Use Sepp leaf Products, Inc. German Leaf - 24kt Finegold for sign surface. 6" deep back-lit channel letter sign.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY Flower Elevation 11.12.03

3/32" = 1'-0" [S P LOGO]

EXHIBIT “O”

PLAZA BUILDING SIGNS

AND BANK DIRECTIONAL SIGNS

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Bank Directional Signs:  See Exhibit “P”, pages A2-4.

EXHIBIT “O”

PLAZA BUILDING SIGNS

AND BANK DIRECTIONAL SIGNS

2

EXHIBIT “P”

PROJECT EXTERIOR SIGNAGE PROGRAM

City National Lease

[GRAPHIC]

EXHIBIT “P”

PROJECT EXTERIOR
SIGNAGE PROGRAM

3

[GRAPHIC]

4

[GRAPHIC]

5

[GRAPHIC]

6

[GRAPHIC]

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*30 Pages Omitted

EXHIBIT “R”

PERMITTED GROUND FLOOR TENANT SIGNAGE AREAS

The areas where signage may be placed for a Permitted Ground Floor Tenant signage shall be:

(i)                                     Any area on the east, south and west facing exterior walls of the South Tower below the level of Tenant’s Eyebrow Signs; and

(ii)                                  Any portion of the South Tower Building Envelope (outside of the South Tower footprint).

City National Lease

EXHIBIT “S”

INTENTIONALLY DELETED

City National Lease

EXHIBIT “T”

DEPICTION OF LOCATIONS FOR

DESIGNATED SECONDARY SIGNAGE

See Exhibit “P”, where the Designated Secondary Signage are described as “Tenant Directory” (and on which the two (2) locations on the South Tower are shown).

City National Lease

EXHIBIT U: SOUTH TOWER BUILDING ENVELOPE

[GRAPHIC]

EXHIBIT “V”

INTENTIONALLY DELETED

EXHIBIT “W”

EXISTING SECURITY INSTRUMENTS

Deed of Trust, Security Agreement, Assignment of Rents, and Fixture Filing dated as of January 28, 2003, by and between TPG Plaza Investments, LLC, as borrower and as trustor, California State Teachers’ Retirement System, a public entity, as lender and as beneficiary, and Stewart Title Guaranty Company, as trustee, recorded on January 28, 2003 in the official records of Los Angeles County, California as Document No. 03-0253759.

City National Lease

EXHIBIT “X”

FORM OF NONDISTURBANCE AGREEMENT

City National Lease

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

California State Teachers’ Retirement System

c/o Cox, Castle & Nicholson LLP

2049 Century Park East

Suite 2800

Los Angeles, California 90067

Attention:  Amy H. Wells, Esq.

(Space Above This Line for Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”), is dated as of November     , 2003, among CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Lender”), CITY NATIONAL BANK, a national banking association (“Tenant”), and TPG PLAZA INVESTMENTS, LLC, a Delaware limited liability company (“Borrower” or “Landlord”).

W I T N E S S E T H:

WHEREAS, Borrower is the owner of certain real property situated in the City of Los Angeles, County of Los Angeles, State of California more particularly described on Exhibit “A” attached hereto (the “Property”);

WHEREAS, pursuant to that certain Promissory Note (“Note”) in the principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000.00) (“Principal Amount”) dated January 28, 2003 made by Borrower in favor of Lender, as amended by that certain Amendment to Promissory Note dated August 1, 2003 made by Borrower in favor of Lender, and secured by that certain Deed of Trust, Security Agreement, Assignment of Rents, and Fixture Filing dated as of January 28, 2003, by and between Borrower, as trustor, Lender, as beneficiary, and Stewart Title Guaranty Company, as trustee (the “Deed of Trust”), recorded on January 28, 2003 in the Official Records of Los Angeles County, California as Document No. 03-0253759, the Lender has made a loan (“Loan”) to the Borrower in the Principal Amount, upon the terms and subject to the conditions set forth in the Note (as amended) and the Deed of Trust;

WHEREAS, TENANT is concurrently with the execution of this Agreement entering into a lease of certain space in the project located at the Property as more particularly described on Exhibit “B” attached hereto (“Premises”) from Borrower pursuant to that certain Office Lease (“Lease”), dated as of November     , 2003 by and between Borrower, as landlord, and Tenant, as tenant;

WHEREAS, Lender has required that the Lease and all rights of Tenant thereunder be subordinated to the Deed of Trust and all of the rights of Lender thereunder as provided herein; and

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WHEREAS, Tenant wishes to obtain a non-disturbance agreement from Lender so as to be assured of continued possession of the Premises if the Deed of Trust is foreclosed.

NOW, THEREFORE, for valuable consideration, Lender, Borrower and Tenant agree as follows:

1.             Incorporation of Recitals.  The parties hereto agree that the recitals set forth above are incorporated into this Agreement by this reference for all purposes.  Except as expressly provided herein, capitalized terms not defined herein shall have the respective meanings set forth in the Lease.

2.             Subordination.  Tenant’s rights and interests under the Lease in the Premises and the Property are and shall continue to be subject and subordinate in all respects to the lien of the Deed to Trust, to all of the terms thereof, to all advances made or to be made thereunder and any renewals, modifications, consolidations, replacements, increases, substitutions and extensions thereof and/or thereto, subject to the terms and conditions of this Agreement.

3.             Nondisturbance.  If foreclosure proceedings (each, a “Foreclosure”) are instituted under the Deed of Trust (or if Borrower’s interest in the Property is transferred to Lender as the result of foreclosure, deed or assignment in lieu of foreclosure, or otherwise) and an Event of Default under Section 16.1 of the Lease is not then in existence, then:  (a) the Lease shall not be terminated; (b) the Lease shall remain in full force and effect; and (c) Tenant’s right of possession of the Premises shall not be affected or disturbed by such Foreclosure.

4.             Attornment.  Upon the completion of a Foreclosure and the sale of the Property, or if Lender should otherwise acquire possession of the Property, Tenant shall attorn to the purchaser at foreclosure or to Lender (such successor to Borrower, together with its successor and assigns, being collectively referred to as the “New Landlord”), as the case may be, and shall recognize (and be bound to) the New Landlord as Tenant’s landlord under the Lease (subject to the terms and conditions of this Agreement) and New Landlord shall recognize (and be bound to) the Tenant as the New Landlord’s tenant under the Lease.  The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto.  Tenant agrees, however, from time to time upon the request of the New Landlord, to execute and deliver any instrument reasonably requested by New Landlord to confirm such attornment.

5.             Waiver/Payment of Rent.  Tenant waives the provisions of any statute or rule of law now or hereafter in effect, which accords Tenant any right of election to terminate the Lease or to surrender possession of the Premises if foreclosure proceedings are instituted.  Tenant shall, upon demand of any receiver in foreclosure, pay such receiver all base rent, additional rent and all other charges becoming due under the Lease after such demand.

6.             Rights of New Landlord/Limitation of Liability.  Upon the occurrence of an event of default under the Deed of Trust, New Landlord (either acting directly or through an agent or representative or a receiver appointed by a court of competent jurisdiction at the request of New Landlord) shall be entitled to exercise the claims, rights, powers, privileges, options and remedies of the Borrower, as landlord, under the Lease and shall be further entitled to the

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benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease.  Unless or until Lender (or a New Landlord) takes title to the Property, and then, only to the extent provided herein, Lender shall not, by virtue of the Deed of Trust or this Agreement, or by virtue of any actions taken hereunder, thereunder or otherwise, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.  Lender shall not be deemed a mortgagee in possession for any purpose.

7.                                       New Lease and Further Instruments.  If the Lease is rejected pursuant to Section 365 of the Bankruptcy Code, 11 U.S.C § 101, et seq. or any similar provisions of law, or in any legal action or proceeding whatsoever, immediately upon request by the New Landlord or by the Tenant, Tenant and New Landlord shall enter into (i) a new written lease (the “New Lease”) for the remainder of the term of the Lease (as it may be extended pursuant to the terms of the Lease) on the same terms and conditions as the Lease, except for any changes made necessary because of the substitution of New Landlord in place of Borrower, as landlord, and (ii) a new written subordination agreement in substance comparable to this Agreement whereby Tenant agrees to subordinate the New Lease to the liens of the Deed of Trust which continue to encumber the Property and New Landlord and its lender agree that so long as an Event of Default by Tenant is not in existence under the New Lease, Tenant’s possession of the Premises will not be disturbed.

8.                                       Continuation of Lease:  Upon attornment by Tenant pursuant to Section 4 of this Agreement, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant, upon all of the terms of the Lease, except that:  (a) notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Deed of Trust or if Lender should otherwise acquire possession of the Property, the liability of the New Landlord shall be limited to its or their interest in the Property; and (b) the New Landlord shall not:

(i)                                     be liable for any previous act, omission or default of the landlord under the Lease except to the extent specifically set forth in Section 11 of this Agreement; or

(ii)                                  except as specifically set forth in Section 11 of this Agreement, be subject to any offset or defenses which shall have theretofore accrued to Tenant against the landlord under the Lease; or

(iii)                               be bound by any prepayment of more than one month’s base rent, additional rent or other charges due under the Lease unless such prepayment shall have been approved, in writing, by New Landlord, and such prepayment shall have been actually received by New Landlord; or

(iv)                              Except with respect to amendments or modifications to the Lease documenting Tenant’s unilateral exercise of its rights (collectively, “Space/Extension Rights”) with respect to (A) the reduction options under Section 1.6.1 and 1.9.1 of the Lease, (B) the Hold Space Option (as defined in Section 1.7.1 of the Lease), (D) the RFO Rights (as defined in Section 1.8.1 of the Lease), and (E) the Extension Options (as defined in Section 2.4.1 of the Lease), be bound by any modification or

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amendment of the Lease or by any cancellation or surrender of the Lease, unless the same shall have been approved, in writing, by New Landlord; or

(v)                                 be liable to Tenant for any deposit, rental security or any other sums deposited with the landlord under the Lease and not delivered to New Landlord at foreclosure; or

(vi)                              be liable to Tenant for any work required to be performed to prepare the Property or Premises for Tenant’s occupancy or for payment of any allowances or contributions to the cost of any such work; or

(vii)                           be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Property, or any part thereof resulting from a fire or other casualty occurring prior to the date that the New Landlord shall have acquired title to the Property; or

(viii)                        be liable to Tenant for any Lease buy-out agreements or obligations; or

(ix)                                be bound by any warranty or representation relating to work performed by the landlord under the Lease or to title to the Property.

9.                                       Collection of Rent.  Tenant acknowledges that pursuant to the Deed of Trust, Borrower has granted to Lender, as Borrower’s assignee, the right to direct Tenant to pay to Lender (or Lender’s designee) the rents due under the Lease.  Tenant shall, within two (2) business days after receipt of a notice from Lender directing Tenant to pay such rentals to Lender (or Lender’s designee), pay all base rent, additional rent or other charges payable under the Lease to Lender (or Lender’s designee) until five (5) business days after Lender notifies Tenant to resume payment to Borrower.  Borrower joins in the execution of this Agreement for the purpose of irrevocably directing Tenant to make such rental payments in accordance with Lender’s directions, as set forth in this Section 9.  In complying with the provisions of this Section 9, Tenant shall be entitled to rely solely upon the notices given by Lender which are referred to in this Section 9.  Tenant shall be entitled to full credit under the Lease for any rents paid to Lender (or its designee) in accordance with the provisions of this Section 9 to the same extent as if such rents were paid directly to Borrower.

10.                                 Certification and Estoppel.  Tenant and Landlord each hereby certify to Lender that as of the date hereof, (i) to their actual knowledge, there are no breaches or defaults on the part of the other party under the Lease and no event has occurred that but for the giving of notice or passage of time, or both, would constitute a breach or default under the Lease; (ii) the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises and there are no other agreements or understandings (including, without limitation, side letters or oral agreements) between Landlord and Tenant with respect to the Lease or the Premises; (iii) the Lease is in full force and effect; (iv) all conditions to the effectiveness and continuing effectiveness of the Lease required to be satisfied as of the date hereof (other than execution and delivery of this Agreement) have been satisfied; (v) no rent under the Lease has been paid more than thirty (30) days in advance of its due date under the Lease; and (vi) the Lease has not been

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amended, modified, or assigned.  Lender, however, acknowledges that this Agreement is being entered into concurrently with the execution of the Lease.

11.                                 Tenant’s Offset Rights.  If New Landlord shall have acquired title to the Property, then, if, as between Tenant, as tenant under the Lease, and Borrower, as landlord under the Lease (i) Tenant shall, pursuant to the provisions of Section 9.3 of the Lease, be entitled to offset against payment of rental obligations next due and owning under the Lease, certain unpaid repair costs (together with interest at the Interest Rate), (ii) Tenant shall, pursuant to the provisions of Article 27 of the Lease, be entitled to offset against payment of rental obligations next due and owing under the Lease, certain amounts paid by Tenant to Tenant’s Broker (together with interest at the Interest Rate) or (iii) Tenant shall, pursuant to the provisions of Section 2.3.3 of the Work Letter attached to the Lease as Exhibit “C”, be entitled to offset against payment of rental obligations next due and owing under the Lease, certain Nondisbursed Amounts (as defined in Section 2.3.3 of the Work Letter) (together with interest at the Interest Rate), New Landlord shall recognize the rights of offset referenced in this Section 11 (provided that the parties hereto acknowledge that, except as specifically set forth in this Section 11, New Landlord shall not be required to recognize or otherwise give effect to any other rights of offset which Tenant may have against Borrower attributable to the period of time prior to the date New Landlord shall have required title to the Property, whether under the Lease or otherwise).

12.                                 Amendments of Lease.  Except as provided in Section 8(iv) hereof, Borrower and Tenant each agree that any amendment, modification, surrender and/or cancellation taken without Lender’s written approval shall not be effective, except for cancellation or termination (i) on account of an Event of Default by Tenant or (ii) pursuant to the express provisions of Article 12 of the Lease, in the case of a casualty event, or of Article 13 of the Lease, in the case of a Taking; provided, however, that nothing contained herein shall reduce any rights of Tenant or Borrower under applicable laws or at equity to terminate the Lease on account of the default of the other party.

13.                                 Notice to Lender.  Tenant agrees that if there occurs a default by the landlord under the Lease, a copy of each notice given to the landlord pursuant to the Lease shall also be given to Lender, and no such notice shall be effective for any purpose under the Lease unless so given to Lender.  Tenant shall permit Lender to cure any such default by the Landlord under the Lease, subject to the cure period set forth in the Lease.

14.                                 Amendment/Entirety of Agreement/Binding Nature of Agreement.  This Agreement may not be modified orally or in a manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.  This Agreement contains the entire understanding between Borrower, Lender and Tenant, and may not be changed except by an instrument signed by the party to be charged.  This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and Tenant and their respective successors and assigns.

15.                                 Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (a) delivered by a nationally recognized overnight courier or (b) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Lender, Tenant or Borrower, as the case may be, at the addresses set forth

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below, or to such other place as Lender, Tenant or Borrower may from time to time designate in a Notice to the other parties hereto at the addresses set forth herein, or to such other places as a party hereto may from time to time designate in a Notice to the other parties hereto.  Any Notice will be deemed given (i) the date the overnight courier delivery is made or (ii) the date personal delivery is made.

To Lender:

California State Teachers’ Retirement System

7667 Folsom Boulevard, Suite 250

Sacramento, California 95826

Attention: Mr. Michael Thompson and Douglas C. Wills, Esq.

With a copy to:

California State Teachers’ Retirement System

c/o Cox, Castle & Nicholson LLP

2049 Century Park East

Suite 2800

Los Angeles, California 90067

Attention: Amy H. Wells, Esq.

To Tenant:

City National Bank

555 South Flower Street

Suite 1100

Los Angeles, California 90071

Attention: Senior Vice President and Manager of Corporate Real Estate

With a copy to:

City National Bank

400 N. Roxbury Drive

Beverly Hills, California 90210

Attention: General Counsel

And with a copy to:

Pillsbury Winthrop LLP

725 S. Figueroa Street

Suite 2800

Los Angeles, California 90017

Attention: Michael Meyer, Esq.

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To Borrower:

TPG Plaza Investments, LLC

c/o Thomas Properties Group, LLC

515 South Flower Street

6th Floor

Los Angeles, California 90071

Attention: John Sischo

With a copy to:

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street

25th Floor

Los Angeles, CA 90071-2228

Attention: Patrick A. Ramsey, Esq.

16,                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

17.                                 Attorneys’ Fees.  In the event any legal proceeding is commenced to interpret or enforce the terms of this Agreement, or to recover damages for the breach hereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, charges, costs and expenses incurred by the prevailing party.

18.                                 Interpretation.  In the event any provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  The headings hereof are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.  This Agreement shall be governed by and construed in accordance with California law applicable to contracts made and to be performed entirely with such state.

[Signatures on following page]

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IN WITNESS WHEREOF, Lender, Borrower and Tenant have executed this Agreement as of the day and year first above written.

LENDER:

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

a public entity

By:
Name:
Title:

TENANT:

CITY NATIONAL BANK

a national banking association

By:
Name:
Title:

BORROWER:

TPG PLAZA INVESTMENTS, LLC

a Delaware limited liability company

By:	TPGA, LLC
a Delaware limited liability company, its Managing Member

	By:	TPG/CALSTRS, LLC
a Delaware limited liability company, its Managing Member

		By:	THOMAS PROPERTIES GROUP, LLC
a Delaware limited liability company, its Managing Member

By:
Print Name:
Title:

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EXHIBIT “A”

Legal Description

That certain real property located in the City of Los Angeles, County of Los Angeles, State of California, more particularly described as follows:

PARCEL 1:

LOTS 4, 5, 8, 9, 10, 13 TO 19 IN BLOCK 104 OF BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE NORTHERLY PORTION OF LOT 10 INCLUDED WITHIN THE LINES OF FIFTH STREET, AS NOW ESTABLISHED (60 FEET WIDE), AS CONDEMNED FOR THE OPENING AND WIDENING OF SAID FIFTH STREET, BY FINAL DECREE OF CONDEMNATION ENTERED IN CASE NO. B-94954, SUPERIOR COURT OF SAID COUNTY, BEING A STRIP OF LAND APPROXIMATELY 48/100THS FOOT WIDE AT THE EASTERLY END AND 28/100THS FOOT WIDE AT THE WESTERLY END THEROF, A CERTIFIED COPY OF SAID DECREE BEING RECORDED IN BOOK 5179 PAGE 357, OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THAT PORTION OF LOT 20 IN BLOCK 104 OF BELLEVUE TERRACE, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID LOT 20 IN THE SOUTHEASTERLY LINE OF FIGUEROA STREET; THENCE SOUTHEASTERLY ALONG THE SOUTHWESTERLY LINE OF SAID LOT 20, 165 FEET, MORE OR LESS, TO THE MOST SOUTHERLY CORNER OF SAID LOT; THENCE NORTHEASTERLY ALONG THE SOUTHEASTERLY LINE OF SAID LOT, 59.72 FEET TO THE SOUTHWESTERLY LINE OF PROPOSED FIFTH STREET, AS DESCRIBED IN THE INTERLOCUTORY DECREE OF CONDEMNATION IN LOS ANGELES COUNTY, SUPERIOR COURT CASE NO. B-94954; THENCE NORTHWESTERLY ANONG SAID SOUTHWESTERLY LINE, 165 FEET, MORE OR LESS, TO THE SOUTHEASTERLY LINE OF FIGUEROA STREET; THENCE SOUTHWESTERLY ALONG FIGUEROA STREET, 59.92 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

THE EASTERLY 75.04 FEET OF LOTS 1 AND 2, THE EASTERLY 75.04 FEET OF THE SOUTHERLY 10 FEET OF LOT 3 AND THE NORTHERLY 50 FEET OF SAID LOT 3,

BLOCK 104 OF BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; ALSO LOT “B” OF TRACT NO. 3084, IN SAID CITY, COUNTY AND STATE, AS PER MAP RECORDED IN BOOK 31 PAGE 57 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT 1; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LOTS 1, 2, 3, 180 FEET TO THE MOST EASTERLY CORNER OF SAID LOT 3; THENCE WESTERLY ALONG THE NORTHERLY LINE OF SAID LOT 3, 165 FEET, MORE OR LESS, TO THE MOST NORTHERLY CORNER THEREOF; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID LOT 3, 50 FEET, TO THE MOST NORTHERLY CORNER OF LOT “A”, 46.31 FEET TO THE MOST NORTHERLY CORNER OF LOT “B” OF SAID TRACT; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID LOT “B”, 130 FEET TO THE MOST WESTERLY CORNER THEREOF, THENCE EASTERLY ALONG THE SOUTHERLY LINE OF SAID LOT “B” AND SAID LOT 1, 121.35 TO THE PLACE OF BEGINNING.

EXCEPT THEREFROM THE SOUTHERLY 5 FEET THEREOF CONDEMNED BY THE CITY OF LOS ANGELES FOR WIDENING OF SIXTH STREET.

PARCEL 4:

PART OF LOT 12, BLOCK 104 OF BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 462, OF MISCELLANEOUS RECORDS AND IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE EASTERLY LINE OF FIGUEROA STREET, DISTANT NORTHERLY ALONG THE SAME, 80 FEET FROM ITS INTERSECTION WITH THE NORTHERLY LINE OF SIXTH STREET, SAID POINT BEING THE MOST NORTHERLY CORNER OF SAID LAND CONVEYED TO A.C. LOCKWOOD, BY DEED RECORDED IN BOOK 193 PAGE 443 OF DEEDS; THENCE EASTERLY ALONG THE NORTHERLY LINE OF SAID LAND CONVEYED TO SAID LOCKWOOD AND ITS EXTENSION EASTERLY, 82.5 FEET, MORE OR LESS, TO THE WESTERLY LINE OF THE LAND CONVEYED TO OLIVER E. ROBERTS AND EMMA ROBERTS, BY DEED RECORDED IN BOOK 1549 PAGE 76 OF DEEDS; THENCE NORTHERLY ALONG SAID LAST MENTIONED LINE, 40 FEET, MORE OR LESS, TO THE NORTHERLY LINE OF SAID LOT 12; THENCE WESTERLY ALONG SAID NORTHERLY LINE OF SAID LOT 12, 82.5 FEET, MORE OR LESS, TO THE EASTERLY LINE OF FIGUEROA STREET; THENCE SOUTHERLY ALONG SAID EASTERLY LINE OF FIGUEROA STREET, 40 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL 5:

LOTS “A” AND “B” OF TRACT NO. 2026, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 29 PAGES 22 AND 23 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE SOUTHERLY 5 FEET THEREOF CONDEMNED BY THE CITY OF LOS ANGELES FOR WIDENING OF SIXTH STREET.

PARCEL 6:

THAT PORTION OF BLOCK 104 OF BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1 PAGE 462 OF MISCELLANEOUS RECORDS AND IN BOOK 2 PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF LOT “B” OF TRACT NO. 2026, AS RECORDED IN BOOK 29 PAGES 22 AND 23 OF MAPS, RECORDS OF SAID COUNTY; THENCE NORTH 37 DEGREES 51 MINUTES EAST, ALONG THE SOUTHEASTERLY LINE OF SAID LOT “B”, 120 FEET, TO THE MOST EASTERLY CORNER OF SAID LOT “B”; THENCE SOUTH 52 DEGREES 06 MINUTES 00 SECONDS EAST, ALONG THE SOUTHEASTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF LOT “B”, 45.09 FEET TO THE NORTHWESTERLY LINE OF LOT “A” OF TRACT NO. 3084, SHOWN ON MAP RECORDED IN BOOK 31 PAGE 87 OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTH 37 DEGREES 50 MINUTES 43 SECONDS WEST, ALONG SAID NORTHWESTERLY LINE, 120 FEET TO THE MOST WESTERLY CORNER OF SAID LOT “A”, THENCE NORTH 52 DEGREES 06 MINUTES WEST 45.09 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THE SOUTHERLY 5 FEET THEREOF CONDEMNED BY THE CITY OF LOS ANGELES FOR WIDENING OF SIXTH STREET.

PARCEL 7:

LOT “A” OF TRACT NO.3084, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 31 PAGE 87 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM THE SOUTHERLY 5 FEET AS CONDEMNED BY THE CITY OF LOS ANGELES FOR WIDENING OF SIXTH STREET.

PARCEL 8:

LOTS 6 AND 7, IN BLOCK 104, BELLEVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP

RECORDED IN BOOK 2 PAGES 585 OF MISCELLANEOUS RECORDS , IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 9:

PARCEL 2, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP L.A. NO. 1896, FILED IN BOOK 24 PAGE 21 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM, THOSE BUILDINGS AND IMPROVEMENTS ON PORTIONS OF SAID LAND MORE PARTICULARLY DESCRIBED AS PARCEL B IN A DIAGRAM ATTACHED TO A PURCHASE AGREEMENT AND A SALE AGREEMENT, RECORDED AUGUST 28, 1985 AS INSTRUMENT NOS. 85-997376 AND 85-997377, BOTH OFFICIAL RECORDS, RESPECTIVELY; TOGETHER WITH THE RIGHT TO USE AND OCCUPY AIRSPACE PORTION OF SAID LAND, AS DESCRIBED IN A MEMORANDUM OF AGREEMENT AFFECTING REAL PROPERTY, AND AN UNRECORDED ENABLING AGREEMENT DISCLOSED THEREIN, RECORDED FEBRUARY 25, 1985 AS INSTRUMENT NO. 85-210026.

ALSO, EXCEPT THEREFROM ANYAND ALL PORTIONS OF FLOWER STREET, FOURTH STREET AND OF HOPE STREET, ALL AS SHOWN ON SAID PARCEL MAP L.A. NO. 1896, WHICH MIGHT OTHERWISE PASS WITH A CONVEYANCE OF SAID PARCEL 2.

ALSO, EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPEINING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY MARIE A. HUNTER, A WIDOW, IN DEED RECORDED JANUARY 31, 1964, AS INSTRUMENT NO. 2086 IN BOOK D-2343 PAGE 324, OFFICIAL RECORDS.

ALSO, EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO, ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE

THEREOF, AS RESERVED BY EVA AREVALO AND LEON J. AREVALO, IN DEED RECORDED OCTOBER 9, 1961, AS INSTRUMENT NO. 1288 IN BOOK D-1380 PAGE 795, OFFICIAL RECORDS.

ALSO, EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106 OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY SUNKIST GROWERS, INC., A CORPORATION, WHICH ACQUIRED TITLE AS CALIFORNIA FRUIT GROWERS EXCHANGE, A CORPORATION, IN DEED RECORDED JUNE 1, 1964, AS INSTRUMENT NO. 1248 IN BOOK D-2492 PAGE 255, OFFICAL RECORDS.

ALSO, EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY PACIFIC ELECTRIC RAILWAY COMPANY, A CORPORATION, IN DEED RECORDED JUNE 15, 1962 IN BOOK D-1650 PAGE 756, OFFICIAL RECORDS, AS INSTRUMENT NO. 2623.

ALSO EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO, ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-355 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS EXCEPTED IN DECREE OF CONDEMNATION LOS ANGELES COUNTY, SUPERIOR COURT CASE NO. 838425, A CERTIFIED COPY THEREOF BEING RECORDED MARCH 10, 1966, AS INSTRUMENT NO. 3385 IN BOOK D-3233 PAGE 383, OFFICIAL RECORDS.

ALSO EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT

HEREINAFTER REFERRED TO ALL OIL, GAS, WATER OR MINERAL RIGHTS, BUT WITHOUT ANY RIGHT TO PENETRATE, USE OR DISTURB THE PROPERTY WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY THE CITY OF LOS ANGELES, A MISSOURI CORPORATION, IN DEED RECORDED JANUARY 30, 1969, AS INSTRUMENT NO. 123 IN BOOK D-4263 PAGE 544, OFFICAL RECORDS.

ALSO EXCEPT FROM THAT PORTION OF SAID LAND LYING WITHIN THE BOUNDARIES OF THE PARCEL OF LAND DESCRIBED IN THE DEED NEXT HEREINAFTER REFERRED TO, ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED BY GREATER LOS ANGELES PLANS, INC. A NON-PROFIT ORGANIZATION, IN DEED RECORDED MAY 16, 1961, AS INSTRUMENT NO. 1598 IN BOOK D-1222 PAGE 589, OFFICAL RECORDS.

ALSO EXCEPT FROM THE REMAINDER OF SAID PARCEL 2, ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT, OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED IN BOOK M-335 PAGE 106, OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF AS RESERVED BY UNITED CALIFORNIA BANK FORMERLY CALIFORNIA BANK, A CORPORATION, IN DEED RECORDED OCTOBER 5, 1961 AS INSTRUMENT NO. 1664 IN BOOK D-1377 PAGE 996, OFFICIAL RECORDS.

EXHIBIT “B”

Description of the Premises

That certain Premises as more specifically described in the Lease by and between Landlord and Tenant.

1

EXHIBIT “Y”

DEFINITION OF BofA LEASE

Plaza Pavilion Lease dated on or about September 16, 1986 (the “Original Plaza Lease”) by and between Shuwa Investments Corporation, a California corporation (“Shuwa”), predecessor-in-interest to Landlord, as landlord, and Bank of America National Trust and Savings Association, a national banking association (“BofA”), as tenant, as amended by that certain First Amendment to Plaza Pavilion Lease dated on or about September 15, 1992 (the “Plaza First Amendment”) by and between Shuwa and BofA. The Original Plaza Lease as amended by the Plaza First Amendment are collectively referred to herein as the “BofA Plaza Lease.”

Office Building Lease dated on or about September 16, 1986 (the “Original South Tower Lease”) by and between Shuwa, as landlord, and BofA, as tenant, as amended by that certain (i) First Amendment to Office Building Lease and First Amendment to Guaranty Agreement (Short Term Space) dated on or about September 13, 1989 (the “South Tower First Amendment”) by and between Shuwa and BofA, (ii) Second Amendment to Office Building Lease and Second Amendment to Guaranty Agreement (Short Term Space) dated on or about December 26, 1989 (the “South Tower Second Amendment”) by and between Shuwa and BofA, (iii) Third Amendment to Office Building Lease and Third Amendment to Guaranty Agreement (Short Term Space) dated on or about January 19, 1990 (the “South Tower Third Amendment”) by and between Shuwa and BofA, (iv) Fourth Amendment to Office Building Lease dated on or about September 15, 1992 (the “South Tower Fourth Amendment”) by and between Shuwa and BofA, and (v) fifth Amendment to Lease dated on or about December 11, 1998 (the “South Tower Fifth Amendment”) by and between Shuwa and BofA. The Original South Tower Lease as amended by the South Tower First Amendment, the South Tower Second Amendment, the South Tower Third Amendment, the South Tower Fourth Amendment and the South Tower Fifth Amendment are collectively referred to herein as the “BofA South Tower Lease.”

The BofA Plaza Lease and the BofA South Tower Lease are collectively referred to herein as the “BofA Lease.”

EXHIBIT “Z”

DEFINITION OF THE ARCO LEASE

Office Building Lease dated on or about September 16, 1986 (the “Original Lease”) by and between Shuwa Investments Corporation, a California corporation (“Shuwa”), predecessor-in-interest to Landlord, as landlord, and Atlantic Richfield Company, a Delaware corporation (“ARCO”), as tenant, as amended by that certain (i) Amendment to Office Lease dated on or about May 31, 1995 (the “First Amendment”) by and between Shuwa and ARCO, (ii) Second Amendment to Lease dated on or about March 5, 1997 (the “Second Amendment”) by and between Shuwa and ARCO, (iii) Third Amendment to Leased dated on or about June 13, 2001 (the “Third Amendment”) by and between Shuwa and ARCO, and (iv) Fourth Amendment dated on or about June 21, 2001 (the “Fourth Amendment”) by and between Shuwa and ARCO. The Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are collectively referred to herein as the “ARCO Lease.”

EXHIBIT “AA”

OTHER TENANT LEASES

1.                                       BofA Lease (as defined in Exhibit “Y”);

2.                                       ARCO Lease (as defined in Exhibit “Z”);

3.                                       Paul Hastings Lease (as defined in Exhibit “Q”);

4.                                       US Trust Lease (as defined in Exhibit “Q”); and

5.                                       DMJM Lease (as defined in Exhibit “Q”).

EXHIBIT BB

Rentable Area of Full Floors

South Tower

Floor	USF	RSF
SOUTH TOWER
South 3	21,713	24,979
South 4	21,713	24,979
South 5	21,713	24,979
South 6	21,713	24,979
South 7	21,713	24,979
South 8	21,713	24,979
South 9	21,713	24,979
South 10	21,713	24,979
South 11	21,713	24,979
South 12	21,713	24,979
South 13	21,687	24,962

Mechanical Floors

South 16	22,186	25,485
South 17	22,186	25,485
South 18	22,186	25,485
South 19	22,186	25,485
South 20	22,224	25,531
South 21	22,224	25,531
South 22	22,224	25,531
South 23	22,224	25,531
South 24	22,224	25,537
South 25	22,224	25,531
South 26	22,224	25,531
South 27	21,891	25,129
South 28	21,891	25,075
South 29	23,027	26,386
South 30	23,027	26,386
South 31	23,027	26,386
South 32	23,027	26,386
South 33	23,027	26,386
South 34	23,027	26,386
South 35	23,027	26,386
South 36	23,027	26,386
South 37	23,027	26,386

Mechanical Floors

South 40	23,885	27,280
South 41	23,885	27,280
South 42	23,885	27,280
South 43	23,885	27,280
South 44	23,885	27,280
South 45	23,885	27,280
South 46	23,885	27,280
South 47	23,885	27,280
South 48	23,885	27,280
South 49	23,885	27,280
South 50	23,885	27,280
South 51	23,851	27,243

South Tower Totals	1,020,747	1,170,416

EXHIBIT “CC”

Project Upgrades

1.                                       Upgrade Project Name: Main Ground Floor Lobby Upgrades at the North South Towers.

(a)                                  Estimated Start Date:                                 May 2003; Estimated completion date: December 2004

(b)                                 Project Description:                                       This Project Upgrade includes, without limitation, in both North South Tower main building ground lobbies, installation of securtiy barriers using card reader controlled optical turnstiles and two new security consoles. These security upgrades will allow Landlord to reopen the existing entrances on the plaza side of each Tower ground floor lobby. The new security consoles are designed to wrap around the existing granite consoles to minimize the demolition of the original building design. The new visitor access management check-in system has been incorporated into the consoles that will extend wider than the originals to accommodate security personnel and provide better check-in for visitors to the building. Recoat Main Lobby ground floor window mullions at exterior surfaces. Additionally, lighting upgrades are being evaluated to enhance the overall lobby appearance.

2.                                       Upgrade Project Name: Lower Level Lobbies and Valet Drop Off Area Upgrade Project.

(a)                                  Estimated start date:                                    April 2003; estimated completion date: December 2005.

(b)                                 Project Description:                                       This Project Upgrade includes, without limitation, the upgrade of the driveways in and to the A Level garage with the introduction of new way finding and lighting treatments to assist with directional and visual enhancements. The valet drop off area will be upgraded with new signage and way finding graphics.

3.                                       Upgrade Project Name: Plaza Upgrade Program

(a)                                  Estimate start date: January 2004; Estimated completion date: December 2007.

(b)                                 Project Description: This Project Upgrade includes, without limitation, installation of large pylon signage elements at the four corners of the property. These elements will be lit at night. The pylons will accommodate future major and secondary tenant signage as well as plaza identification signage at the bottom of each pylon. The pylon portion of this Project Upgrade shall be limited to * conceptual design of the Plaza also includes upgrades to the existing fountain, as well as the introduction of new shade canopies, seating and wireless interned access. An architectural light installation by a selected artist is being considered to bring the two Towers together visually.

4.                                       Upgrade Project Name: Retail Renovation Project

(a)                                  Estimated start date: January 2004; Estimated completion date: December 2008.

(b)                                 Project Description: This Project Upgrade includes, without limitation consolidation of all “C” Level retail stores onto the B-Level. The existing atrium opening between levels B and C will be closed. Selective areas will be upgraded with new storefronts, lighting, graphics and floor materials. This Project Upgrade shall be limited to*

5.                                       Intentionally Omitted.

6.                                       Upgrade Project Name: Elevator Modernization Program

(a)                                  Estimated start date: December 2003; Estimated completion date: December 2006.

(b)                                 Project Description: This Project Upgrade includes, without limitation, renovation of elevator cab interiors and installation of new security card readers. To the extent appropriate, upgrade controls, realign vertical rails and adjust timing and floor stop leveling. Such Project Upgrade may include ACM abatement specifically related to said work.

7.                                       Intentionally Omitted.

8.                                       Upgrade Project Name: Visitor Management System

(a)                                  Estimated start date: September 2003; Estimated completion date:  November 2003.

(b)                                 Project Description: This Project Upgrade includes, without limitation, a new security access management system to control card reader points of entry. The system is compatible with the existing HID card access system at the garage entries and will be extended into the future optical turn-styles at the main building lobbies. This system upgrade will allow tenants to prearrange visitor access through a website in order to expedite the check-in process more efficiently.

9.                                       Intentionally Omitted.

10.                                 Intentionally Omitted.

11.                                 Upgrade Project Name: Domestic Water Riser Replacement Project

(a)                                  Estimated start date:  June 2004; Estimated completion date: December 2006

(b)                                 Project Description:  This Project Upgrade includes, without limitation, upgrading the domestic water supply main vertical risers and domestic water pumps in both towers.

12.                                 Upgrade Project Name: Central Plant Upgrade Program

(a)                                  Estimated start date:  July 2004; Estimated completion date: December 2008.

(b)                                 Project Description:  This Project Upgrade includes, without limitation, chiller retrofits to provide power cost savings and reduce the actual cost of providing after-hours HVAC.

[GRAPHIC]

EXHIBIT “DD”

DEPICTION OF CONTEMPLATED CHANGES
TO THE PLAZA AREA

2

[GRAPHIC]

3

[GRAPHIC]

4

EXHIBIT EE

[GRAPHIC]

[GRAPHIC] CONTEMPLATED CONVERSION AREA

EXHIBIT FF

[GRAPHIC]

[GRAPHIC] CONTEMPLATED CONVERSION AREA

EXHIBIT GG

[GRAPHIC]

[GRAPHIC] PEDESTRIAN PASSAGEWAYS

EXHIBIT HH

[GRAPHIC]

[GRAPHIC] PEDESTRIAN PASSAGEWAYS

[GRAPHIC]

[GRAPHIC]	= Continuing Lobby Areas

PLAZA LEVEL SOUTH TOWER

	PROJECT:	DATE:

[DMJM DESIGN LOGO]	ARCO PLAZA	11/10/03
515 SOUTH FLOWER STREET, 8TH FLOOR, LOS ANGELES, CA 90071
[ILLEGIBLE] 213. 593.8100 F; 213. 593.8608 www.dmjm.com	SCALE: 1" = 30'– 0"

EXHIBIT “II”

DEPICTION OF THE CONTINUING
LOBBY AREAS

1

[GRAPHIC]

[GRAPHIC]	= Continuing Lobby Areas

PLAZA LEVEL SOUTH TOWER

	PROJECT:	DATE:

[DMJM DESIGN LOGO]	ARCO PLAZA	11/10/03
515 SOUTH FLOWER STREET, 8TH FLOOR, LOS ANGELES, CA 90071
[ILLEGIBLE] 213. 593.8100 F; 213. 593.8608 www.dmjm.com	SCALE: 1" = 30'– 0"

2

EXHIBIT “JJ”

TENANT’S SOUTH TOWER A-LEVEL ATM AREA

The South Tower A-Level ATM Area shall be any area in the lobby/vestibule of the A-Level directly below the South Tower, as mutually and reasonably agreed to by Tenant and Landlord.

[GRAPHIC]

[GRAPHIC]	= North Tower Ground Floor Lobby ATM Area

PLAZA LEVEL NORTH TOWER

	PROJECT:	DATE:

[DMJM DESIGN LOGO]	ARCO PLAZA	11/10/03
515 SOUTH FLOWER STREET, 8TH FLOOR, LOS ANGELES, CA 90071
[ILLEGIBLE] 213. 593.8100 F; 213. 593.8608 www.dmjm.com	SCALE: 1" = 30'– 0"

EXHIBIT “KK”

DEPICTION OF THE
NORTH TOWER GROUND FLOOR LOBBY
ATM AREA

[GRAPHIC]

[GRAPHIC]	= South Tower Ground Floor Lobby ATM Area

PLAZA LEVEL NORTH TOWER

	PROJECT:	DATE:

[DMJM DESIGN LOGO]	ARCO PLAZA	11/10/03
515 SOUTH FLOWER STREET, 8TH FLOOR, LOS ANGELES, CA 90071
[ILLEGIBLE] 213. 593.8100 F; 213. 593.8608 www.dmjm.com	SCALE: 1" = 30'– 0"

EXHIBIT “LL”

DEPICTION OF THE
SOUTH TOWER GROUND FLOOR LOBBY
ATM AREA

[GRAPHIC]

EXHIBIT “MM”

DEPICTION OF THE PORTION OF THE
DOWNTOWN LOS ANGELES CENTRAL BUSINESS DISTRICT
FOR LOCATION OF COMPARABLE BUILDING

EXHIBIT “NN”

OPERATIONAL CRITERIA FOR HVAC SERVICE

Base Building HVAC System Design and Performance Criteria

1.               Design Conditions:

		Summer	Winter
a.	Outside Dry Bulb:	99°F	41°F
	Outside Wet Bulb:	72°F	—
	Inside Dry Bulb:	75°F	70°F
	Inside Relative Humidity:	30%-60%	30%-60%
	Mean Daily Range:	21°F	—

b.              Minimum Ventilation: Per ASHRAE Standard 62-1989 but not less than 15.0 CFM/100 square feet.

c.               Air Supply Rate:

a.               Maximum air supply rate of 0.8 cfm/square foot of air-conditioned space in the interior areas.

b.              Primary air supply rate of 0.7 cfm/square foot in the perimeter zones at the induction units.  Total air movement from induction units including the primary air and induced air will be close to 1.5 cfm square feet or higher.

2.               Interior Loads:

a.               Lights: 1.5 watts/square foot maximum. 1.2 watts/square foot average.

b.              Miscellaneous Equipment: Maximum continuous heat output equal to 2.0 watts/square foot (6.6 BTU/square foot of conditioned space.)

c.               People: 150 square feet/person.

3.               Air Handling System:

a.               Perimeter zones of building–induction units: Each unit with a thermostatically controlled valve for cooling and heating control. Ventilation outdoor air to these units is from the primary air system. Induction units will provide cooling and heating to offset solar, transmission, lighting power and people load for a perimeter zone depth of 15 feet maximum.

b.              Sixty-eight induction units per floor around the build perimeter.

c.               Unit  cooling capacity and heating capacity varies for each exposure. Capacities vary from 6,000 BTU/hour to 9,000 BTU/hour per unit.

d.              Interior zones of building: Multiple central station air handler units located in mechanical equipment floors. Each unit has duct riser serving multiple floors. Total of five riser outlets per floor. Tenant HVAC designer to ensure uniform loading of each riser takeoff on each tenant floor.

e.               Units shall supply cooled air at 55°F minimum to 65°F maximum as needed to meet the interior space cooling loads.

4.               Cooling Capacity per Floor:

a.               Total cooling capacity per floor which includes the perimeter induction units and interior system shall be no less than 80 tons per floor.

5.               Refrigeration System:

a.               Building has four water chillers, two chillers rated at 3100 tons each, one chiller rated at 2200 tons and one rated at 1600 tons. Chillers are located in the basement chiller room. Chillers produce chilled water at 42°F for distribution to the air handling system.

6.               Building Heating System:

a.               Building’s heating is by hot water with steam to hot water heat exchangers. Primary source of heat is two steam boilers located in basement boiler room.

b.              Hot water is distributed to air -handler units and reheat coils throughout the building. Total installed boiler capacity is slightly more that 1000 HP.

7.               Tenant Supplementary Cooling:

a.               Base building does not have provisions to supply chilled water to tenants for supplementary cooling or 24 hours cooling at this time.

1

EXHIBIT “NN”

OPERATIONAL CRITIERA FOR HVAC SERVICE

b.              Mechanical equipment rooms on the 14-15 floors or 38-39 floors can accommodate tenant supplementary cooling equipment, such as dry coolers, cooling towers or chillers subject to space availability.

END OF SECTION

2

EXHIBIT “OO”

PAYMENTS UNDER ANY DECLARATIONS, COVENANTS, CONDITIONS
AND RESTRICTIONS OR INSTRUMENTS PERTAINING TO THE OPERATION
OF THE PROJECT OR THE MAINTENACE OF ANY EASEMENT,
LICENSE OR OPERATING AGREEMENT OR SIMILAR
INSTRUMENT WHICH AFFECTS THE PROJECT

None.

[GRAPHIC]

CITY NATIONAL BANK NAMING RIGHTS STUDY	OPTION A2 11.12.03	1/4" = 1' -0"	[SP LOGO]

EXHIBIT “PP”

FUTURE PYLON SIGNS

EXHIBIT “QQ”

LOCATION OF OTHER PROJECT SIGNS

The location of the “Other Project Signs” are generally shown on:

(i)  Page A3-1(a) of Exhibit “P” as “City National Plaza Parking ID” and “City National Plaza Parking Information”;

(ii)  Page A2-4 of Exhibit “P” as “City National Plaza – Parking ID and Info” and “City National Tower”;

(iii)  Page A2-3 of Exhibit “P” (all signs shown); and

(iv)  Page A2-6 of Exhibit “P” (all signs shown).